    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1997


                                                      REGISTRATION NO. 333-11789
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2
                                       TO

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BEVERAGE WORKS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

             CALIFORNIA                             2000                             95-4550937
     (STATE OF JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                     9800 SOUTH SEPULVEDA BLVD., SUITE 720
                         LOS ANGELES, CALIFORNIA 90045
                                 (310) 642-5643
                         (ADDRESS AND TELEPHONE NUMBER
                        OF PRINCIPAL EXECUTIVE OFFICES)


                                   LYLE MAUL

                     9800 SOUTH SEPULVEDA BLVD., SUITE 720
                         LOS ANGELES, CALIFORNIA 90045
                                 (310) 642-5643
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:


               CHARLES J. HECHT, ESQ.                              RICHARD F. DAHLSON, ESQ.
               HECHT & STECKMAN, P.C.                              JACKSON & WALKER, L.L.P.
           60 EAST 42ND STREET, SUITE 5101                        901 MAIN STREET, SUITE 6000
            NEW YORK, NEW YORK 10165-5101                          DALLAS, TEXAS 75202-3797


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.


                    CALCULATION OF AMENDED REGISTRATION FEE

--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                                                   PROPOSED         PROPOSED
                                                                                    MAXIMUM          MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF                                      AMOUNT TO BE     OFFERING PRICE        AGGREGATE   REGISTRATION
SECURITIES TO BE REGISTERED                                 REGISTERED(1)   PER SECURITY(2)   OFFERING PRICE            FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value(3).............................    1,725,000         $ 6.00         $  10,350,000   $   3,568.97
---------------------------------------------------------------------------------------------------------------------------
Class A Warrants to purchase Common Stock(4)..............    1,725,000         $ 0.15         $     258,750   $      89.22
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, underlying Class A Warrants...    1,725,000         $ 6.00         $  10,350,000   $   3,568.97
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, offered by Selling
  Securityholders.........................................      728,229         $ 6.00         $   4,369,374   $   1,506.68
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, underlying Class E Warrants
  offered by Selling Securityholders......................      892,000         $ 6.00         $   5,352,000   $   1,715.17
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, underlying Class B Warrants
  offered by Selling Securityholders......................       70,000         $ 6.00         $     420,000   $     144.83
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, in Representative's Purchase
  Option..................................................      150,000         $ 7.20         $   1,080,000   $     372.41
---------------------------------------------------------------------------------------------------------------------------
Representative's Warrants in Representative's Purchase
  Option..................................................      150,000         $ 0.18         $      27,000   $       9.31
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, underlying Warrants in
  Representative's Purchase Option........................      150,000         $ 7.20         $   1,080,000   $     372.41
---------------------------------------------------------------------------------------------------------------------------
Total......................................................................................    $  33,260,129   $  11,347.91
---------------------------------------------------------------------------------------------------------------------------
Amount previously paid......................................................................................   $  17,252.48
---------------------------------------------------------------------------------------------------------------------------
Amount due..................................................................................................   $       0.00
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers such additional indeterminate number of shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in the Representative's Purchase Option and the Class A Warrant, Class B Warrant and Class E Warrant Agreements.

(2) Estimated for purposes of computing the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933.

(3) Includes 225,000 shares of Common Stock issuable pursuant to the Representative's over-allotment option.


(4) Includes 225,000 Class A Warrants issuable pursuant to the Representative's over-allotment option.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE TABLE


ITEM       INFORMATION REQUIRED IN PROSPECTUS                   LOCATION OR CAPTION
NO.                  UNDER FORM SB-2                               IN PROSPECTUS
----   -------------------------------------------  -------------------------------------------
  1    Front of Registration Statement and Outside
         Front Cover Page of Prospectus...........  Outside Front Cover Page
  2    Inside Front and Outside Back Cover Pages
         of Prospectus............................  Inside Front Cover Page; Outside Back Cover
                                                      Page
  3    Summary Information and Risk Factors.......  "Prospectus Summary"; "Risk Factors"
  4    Use of Proceeds............................  "Use of Proceeds"
  5    Determination of Offering Price............  "Underwriting"
  6    Dilution...................................  "Dilution"
  7    Selling Security Holders...................  Alternate Pages
  8    Plan of Distribution.......................  "Underwriting"
  9    Legal Proceedings..........................  "Business -- Legal Proceedings"
 10    Directors, Executive Officers, Promoters
         and Control Persons......................  "Management"
 11    Security Ownership of Certain Beneficial
         Owners and Management....................  "Principal Stockholders"
 12    Description of Securities..................  "Description of Securities"
 13    Interest of Named Experts and Counsel......  "Experts"
 14    Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..............................  "Undertakings" (Part II)
 15    Organization within Last Five Years........  "Management -- Certain Transactions"
 16    Description of Business....................  "Business"
 17    Management's Discussion and Analysis or
         Plan of Operations.......................  "Management's Discussion and Analysis of
                                                      Financial Condition and Results of
                                                      Operations"; "Business -- Plan of
                                                      Operation/Business Strategy"
 18    Description of Property....................  "Business -- Properties"
 19    Certain Relationships and Related
         Transactions.............................  "Management -- Certain Transactions"
 20    Market for Common Equity and Related
         Stockholder Matters......................  "Risk Factors -- Shares Available for
                                                    Future Sale; -- Dividend Policy";
                                                      "Description of Securities -- Dividends"
 21    Executive Compensation.....................  "Management -- Executive Compensation"
 22    Financial Statements.......................  "Selected Financial Data"; "Financial
                                                      Statements"
 23    Changes In and Disagreements with
         Accountants on Accounting and Financial
         Disclosure...............................  Not Applicable

                                EXPLANATORY NOTE



     This Registration Statement covers the registration of (i) 1,500,000 shares of Common Stock and 1,500,000 Class A Warrants ("Class A Warrants") to be offered by the Company, plus 225,000 shares of Common Stock and 225,000 Class A Warrants available from the Company pursuant to the Underwriters' over-allotment option (the "Offering"); (ii) 1,500,000 shares of Common Stock, plus 225,000 shares of Common Stock pursuant to the Underwriters' over-allotment option, issuable upon exercise of the Class A Warrants ("Class A Warrant Shares"); (iii) 892,000 shares of Common Stock issuable upon exercise of the Class E Warrants issued by the Company originally in October 1995 as amended December 1996 ("Class E Warrant Shares"); (v) 728,229 shares of Common Stock previously issued by the Company ("Issued Shares"); (vi) 70,000 shares of Common Stock issuable upon exercise of Class B Warrants issued by the Company in April 1996 and December 1996 ("Class B Warrant Shares").



     The Issued Shares (the "Selling Shareholders"), the Class E Warrant Shares (the "Class E Warrantholders"), the Class B Warrant Shares (the "Class B Warrantholders") are being offered by certain holders of such securities (collectively the "Selling Securityholders") and not for the account of the Company. See "Underwriting." Following the Prospectus included in this Registration Statement are certain pages of the Prospectus relating to the Issued Shares, the Class E Warrant Shares, the Class B Warrant Shares, including alternate front and back cover pages, an alternate "The Offering" section of the "Prospectus Summary," and sections entitled "Concurrent Sales by Company" and "Selling Securityholders." All other sections of the Prospectus for this Offering, other than "Underwriting," are used in the Prospectus relating to the Issued Shares, the Class E Warrant Shares and Class B Warrant Shares. All references in this Prospectus to the "Offering" or "this Offering" will be changed to the "Company Offering" in the Prospectus relating to the Issued Shares, the Class E Warrant Shares, and the Class B Warrant Shares. In addition, cross-references in this Prospectus shall be adjusted to refer to the appropriate alternate Prospectus pages.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION DATED JANUARY 13, 1997



                        1,500,000 SHARES OF COMMON STOCK


                           1,500,000 CLASS A WARRANTS



                              BEVERAGE WORKS, INC.



     Beverage Works, Inc., a California corporation ("Company"), is offering ("Offering") 1,500,000 shares ("Shares") of its common stock, no par value ("Common Stock") and 1,500,000 Class A Warrants. See "Description of Securities." The Shares and Class A Warrants are purchased separately and will be transferable immediately following completion of this Offering. Each Class A Warrant entitles the holder to purchase one share of the Company's Common Stock at an exercise price of $6.00, subject to adjustment during the five-year period commencing from the date of this Prospectus. At any time that the Class A Warrants are exercisable, the Class A Warrants are also subject to redemption by the Company on not less than 30 days notice at $0.05 per Class A Warrant, provided the closing bid price of the Common Stock (or the average of the last reported sales price if the Common Stock is traded on a national securities exchange) exceeds $12.00 per share (200% of the Shares' offering price) for ten consecutive trading days ending within five days prior to the date on which notice is sent. This Prospectus also relates to the shares of Common Stock issuable upon exercise of the Class A Warrants. See "Description of Securities." Prior to the Offering, there has been no public market for the Common Stock or the Class A Warrants of the Company. The price and other terms of the Offering have been determined by negotiation between the Company and First London Securities Corporation, as Representative of the Underwriters. See "Underwriting."



THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK
     AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                               ESTIMATED        UNDERWRITING
                                                MAXIMUM        DISCOUNTS AND      PROCEEDS TO
                                            PRICE TO PUBLIC    COMMISSIONS(2)      COMPANY(3)
------------------------------------------------------------------------------------------------
Per Share.................................       $6.00             $0.60             $5.40
------------------------------------------------------------------------------------------------
Per Warrant...............................       $0.15             $0.015            $0.135
------------------------------------------------------------------------------------------------
Total(1)..................................     $9,225,000         $922,500         $8,302,500


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The Company has granted to the Representative a 30-day option to purchase up to 225,000 additional Shares and 225,000 additional Class A Warrants solely to cover over-allotments, if any. If the Representative exercises its option in full, the Price to Public will total $10,608,750, Underwriting Discounts and Commissions will be $1,060,875 and Proceeds to Company will be $9,547,875 (before deduction of expenses -- see Note (3) below). See "Underwriting."



(2) The Company has agreed to pay the Representative a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering to the Company. The Company has also sold to the Representative an option to purchase 150,000 shares of Common Stock at $7.20 per share and 150,000 warrants to purchase Common Stock at $7.20 per share exercisable for a period of four years commencing one year from the date of this Prospectus ("Representative's Purchase Option"). The Company has agreed to indemnify the Underwriters for certain liabilities, including liabilities under the Securities Act of 1933, as amended ("1933 Act"). See "Underwriting."



(3) Before deduction of expenses payable by the Company estimated at $756,002.



     The Shares and Class A Warrants are offered by the several Underwriters named herein when, as and if delivered to and accepted by the Underwriters and subject to their right to reject any order in whole or in part. It is expected that delivery of certificates representing the Shares and Class A Warrants will
be made against payment therefor on or about             , 1997.


                            ------------------------
                      FIRST LONDON SECURITIES CORPORATION

              The date of this Prospectus is                , 1997

     The Company is not a reporting company under the Securities Exchange Act of 1934. The Company intends to furnish its stockholders with annual reports containing financial statements audited by independent certified public accountants and such other reports as the Company deems appropriate.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY



     The following summary is qualified in its entirety and should be read in conjunction with the more detailed information and Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all share and financial information in this Prospectus assumes no exercise of the Representative's over-allotment option to purchase up to 225,000 shares of Common Stock and 225,000 Class A Warrants, no exercise of any warrants or options previously issued by the Company or the Class A Warrants made in this Offering, no exercise of the Representative's Purchase Option to purchase up to 150,000 shares of Common Stock and 150,000 warrants and no exercise of stock options by employees and others to purchase up to 2,433,500 shares of Common Stock. See "Business," "Management -- Executive Compensation," "Description of Securities," "Management -- Incentive Stock Option Plan," "Management -- Nonqualified Stock Option Plan," "Management -- Director Compensation" and "Underwriting."



                                  THE COMPANY



     Beverage Works, Inc. ("the Company") was formed on August 2, 1995 as a California corporation, for the purpose of creating a multi-brand, multi-regional specialty beer company that is capable of assuming a leadership role in the increasingly consolidating, competitive craft brewing industry. Craft breweries are mostly small to medium sized independent brewing companies that generally use only traditional brewing processes and ingredients. These include regional specialty brewers, microbrewers and brewpub restaurants. The Company's growth strategy is distinctly different from most other companies in the craft brewing industry that have recently raised capital through initial public offerings. Rather than allocating resources and capital towards the development or improvement of a single local or regional brand and brewing facility, the Company's growth strategy focuses on acquiring a variety of existing regional brands with growth potential and existing production capacity, and/or entering strategic alliances with key industry players. The Company plans to allocate resources towards creating operating efficiencies by consolidating production capacity, sales and marketing operations, distribution channels, and effective multi-brand management. Thus the Company expects to achieve competitive strength and operating efficiencies in line with leaders in the craft brew industry, and use its capital to spur revenue growth by effectively marketing its portfolio of existing and new products and services in targeted local and regional markets nationwide. Where appropriate to its strategy, the Company will acquire and operate other specialty beverage companies and brewpub restaurants. See "Business -- Plan of Operation/Business Strategy."



     The Company has acquired one Southern California-based craft brewery and, as soon as practicable after the date of this Prospectus, the Company will have consummated the acquisition of an additional Southern California-based craft brewery and entered into a partnership with one Northern California-based brewery (the "Breweries"). The Company will market a total of 26 beer brands, a number of which have won awards, utilizing a combined brewing capacity among the Breweries of approximately 82,000 barrels per year. In addition, the Company will operate as a contract brewery for a number of brands owned by other brewers. See "Business -- Products" and "-- Breweries."



     The Company has acquired, in a stock for stock transaction, approximately 95% of the outstanding capital stock of Heritage Brewing Company ("Heritage" or "HBC") of Lake Elsinore, California, for 142,276 of the Company's Common Stock. See "Business -- Breweries -- Heritage Brewing Company."



     The Company has also entered into an agreement to acquire all of the outstanding capital stock of Orange Empire Brewing Company ("OEBC"), the parent of Riverside Brewing Company ("Riverside" or "RBC") of Riverside, California, effective upon the close of this Offering. RBC operates both a brewpub restaurant with a 5,000 barrel per year capacity, and a separate 35,000 barrel per year brewery. Under the terms of the Share Purchase Agreement, the Company will issue to the shareholders of OEBC 141,063 shares of Common Stock and, if certain operating criteria are obtained, an additional 155,000 shares of Common Stock. The Company has also entered into a Debt Exchange Agreement with certain debtholders of OEBC which provides that such debtholders agree to cancel approximately $644,000 of debt owned to them by OEBC in return for $301,000 cash, 24,125 shares of the Company's Common Stock and 50,000 warrants. The Company will issue, concurrently with the closing of the OEBC acquisition, 27,618 shares of Common Stock to two former shareholders of OEBC for assuming $220,940 of the principal amount of a loan to OEBC by Riverside National Bank. The Company and OEBC will assume the balance of the loan in the approximate amount of $313,000. See
"Business -- Breweries -- Riverside Brewing Company."



     BWI-St. Stan's, Inc. ("BWISS"), a wholly owned subsidiary of the Company, has entered into a partnership agreement with Prost Partners, L.P. ("Prost") forming BWI-Prost Partners (the "Partnership"), to own and operate St. Stan's Brewing Company ("St. Stan's") of Modesto, California. BWISS will own 51% of the capital and profits interest in the Partnership and will effectively control the business of the Partnership. As its capital contribution, BWISS will assume approximately $1,128,000 of the debt of Prost and contribute approximately $1,167,000 cash over the next 36 months. This cash contribution will be distributed to Prost. Prost will contribute all of its assets, including all of the operating assets of St. Stan's. The Company anticipates advancing $100,000 to $250,000 over the next twelve months to the Partnership for working capital and marketing. See "Use of Proceeds." Over the next three years, BWISS has the option to acquire Prost's interest in the Partnership by paying $2,205,000 plus any unpaid required capital contributions. See "Risk Factors -- St. Stan's Brewing Company Partnership" and "Business -- Breweries -- St. Stan's Brewing Company."



     Initially, the Company's profitability will be adversely affected as the result of its acquisition and financing strategies. The Company has incurred, and will continue to incur, substantial expense pursuant to its acquisition strategy. Until the consummation of the acquisition and partnership agreements concurrent with this Offering, the Company has limited influence on the operations of these companies, and is restricted in achieving certain operating efficiencies and income growth. Furthermore, until such time that a certain number of craft breweries have been acquired or joint ventured and functioning according to the Company's operating performance standards and consolidation and marketing strategies, the Company's profitability will be adversely affected.

                                  THE OFFERING



Securities Offered...............    1,500,000 shares of Common Stock, no par
                                     value (the "Shares") and 1,500,000 Class A
                                     Warrants to purchase Common Stock at an
                                     exercise price of $6.00 subject to
                                     adjustment. See "Description of
                                     Securities."



Price per Share..................    $6.00



Price per Class A Warrant........    $0.15



Common Stock Outstanding Prior to
  the Offering(1)................    1,670,453 Shares



Class A Warrants Outstanding
  Prior to the Offering..........    None



Common Stock to be Outstanding
  upon Completion of the
Offering(1)(2)...................    3,170,453 Shares



Class A Warrants to be
  Outstanding
  Upon Completion of the
Offering.........................    1,500,000 Class A Warrants



Use of Proceeds..................    Acquisition of Riverside Brewing Company,
                                     Formation of St. Stan's Partnership;
                                     Expansion of product lines; Marketing and sales; Repayment of notes and other indebtedness; Acquisition of capital equipment; Costs of consolidation of operations; Working capital. See "Use of Proceeds."



Proposed Nasdaq Common Stock
  Symbol.........................



Proposed Nasdaq Class A
  Warrant Symbol.................

---------------

(1) Includes 141,063 shares of Common Stock to be issued as soon as practical after this Offering to shareholders of OEBC pursuant to the Share Purchase Agreement, 10,000 shares of Common Stock to be issued under the Brewpub Management Agreement, 24,125 shares of Common Stock to be issued pursuant to the Debt Exchange Agreement, 60,000 shares of Common Stock to be issued to Brewery Leasing Company pursuant to the equipment lease agreement amendment and brewing equipment consulting agreement, and 27,618 shares of Common Stock to be issued to certain former OEBC shareholders to assume a portion of the Riverside National Bank Loan. Excludes up to 155,000 shares of Common Stock to be issued to shareholders of OEBC under the earnout provisions of the Share Purchase Agreement See "Business -- Breweries -- Riverside Brewing Company." Includes 30,000 shares of Common Stock to be issued pursuant to the tentative settlement agreement with Tamkin Capital Partners. See "Business -- Legal Proceedings."



(2) Excludes 225,000 shares and 225,000 Class A Warrants issuable pursuant to the Underwriter's over-allotment option. See "Underwriting."

           SUMMARY OF HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


     The following summary of financial data is derived from and should be read in conjunction with the historical and pro forma financial statements of the Company, Orange Empire Brewing Company and the St. Stan's Brewery and Brewpub Operations, as listed on the "Index to Financial Statements" included elsewhere in this Prospectus. See also "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                               HISTORICAL
                                ----------------------------------------                 PRO FORMA
                                                       AUGUST 2, 1995 TO    -----------------------------------
                                                         DECEMBER 31,              NINE             YEAR ENDED
                                                             1995              MONTHS ENDED        DECEMBER 31,
                                                       -----------------    SEPTEMBER 30, 1996         1995
                                                                            ------------------     ------------
                                       NINE                                    (UNAUDITED)         (UNAUDITED)
                                   MONTHS ENDED
                                SEPTEMBER 30, 1996
                                ------------------
                                   (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
Net sales...................       $    195,552           $    44,810          $  3,903,084        $  4,975,962
                                     ==========            ==========            ==========          ==========
Net loss....................       $ (2,273,654)          $  (548,761)         $ (3,835,098)       $ (2,496,317)
                                     ==========            ==========            ==========          ==========
Net loss per share..........       $      (0.85)          $     (0.23)         $      (1.13)       $      (0.82)
                                     ==========            ==========            ==========          ==========
Common shares and
  equivalents outstanding...          2,687,359             2,362,806             3,384,390           3,059,837
                                     ==========            ==========            ==========          ==========



                                                           HISTORICAL
                                               -----------------------------------         PRO FORMA
                                                                      DECEMBER 31,     ------------------
                                                                          1995         SEPTEMBER 30, 1996
                                                                      ------------     ------------------
                                               SEPTEMBER 30, 1996                         (UNAUDITED)
                                               ------------------
                                                  (UNAUDITED)
Working capital (deficiency)...............       $ (1,573,444)        $  814,541         $  3,637,337
Total assets...............................          2,473,429          2,665,591           14,124,210
Total liabilities..........................          2,699,011          1,086,850            5,915,414
Stockholders' equity (capital deficiency)             (225,582)         1,578,741            8,208,796

                                  RISK FACTORS


     INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. PRIOR TO THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY, A PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED ELSEWHERE HEREIN:



     Absence of Combined Operating History and Future Combined Operating Results. The Company has acquired one of the Breweries, and, simultaneously with the completion of the Offering, the Company will consummate and finalize the transactions with the other two Breweries. Although each of the Breweries has been in business for some time, the Company has no operating history and there can be no assurance that the Company will be able to successfully integrate the Breweries, operations or assets of the Breweries, or of any other businesses it may subsequently acquire. See "Business -- Breweries." Furthermore, results of operations of the Breweries for the year ended December 31, 1995 and the nine-months ended September 30, 1996, which are reflected in the historical and pro forma financial statements included elsewhere herein, will likely significantly change as the Breweries are integrated into the Company's strategy. There can be no assurance that the actual results of operations will not reflect adverse developments in revenues, expenses or net loss of any of the Breweries. There can be no assurance that, following any transaction, the Company will be able to operate the Breweries or future brewery joint ventures or acquisitions on a profitable basis.



     Determination of Offering Price. The public offering prices of the Shares and Class A Warrants have been determined by negotiation between the Company and the Representative and is not necessarily related to the Company's asset value, net worth or other established criteria of value. See "Underwriting."


     No Prior Trading Market. Prior to this Offering, there has been no public market for the Company's Common Stock or Class A Warrants and there can be no assurance that an active market will develop or be sustained. The Company believes factors such as announcements of financial condition, liquidity, results of operations and new products by the Company and its competitors may cause the market price of the Common Stock and Class A Warrants to fluctuate, perhaps substantially. In addition, in recent years the stock market in general, and the securities of first time public issuers in particular, have experienced extreme price fluctuations. These broad market and industry fluctuations may adversely affect the market price of the Company's Common Stock and Class A Warrants.


     Ability to Manage Growth; Expansion Into New Markets. The Company's future success will depend in part on its ability to manage potentially rapid growth as it attempts to increase its production capacity and broaden distribution of its products to new markets. In attempting to expand distribution, the Company will be required to establish and manage relationships with distributors, retailers and consumers in numerous new markets. Consumer tastes may vary from market to market and, therefore, there can be no assurance that the Company will be successful in entering new markets or in maintaining its share of existing markets. Continued expansion of the Company's business will require recruiting and hiring several additional key employees, such as sales, brewery and brewpub managers, and will require further upgrading of the Company's information systems. There can be no assurance that the Company will be able to hire such persons when needed or on favorable terms, that any such new employees will be successfully assimilated into the Company's management, or that any such information systems upgrade would be successfully accomplished.


     Increased Competition for Specialty Beers. The beer industry is highly competitive. Although there is an overall trend of declining beer sales in the United States, domestic sales of craft beers have increased at an average annual rate of 39% from 1990 through 1994, and in 1995 sales for the U.S. craft-brewing industry grew by 50% (The New Brewer, May-June, 1996). The Company expects competition in the craft segment of the beer industry to increase as new craft brewers emerge and existing craft brewers expand their capacity. In addition, the large national domestic brewers are expected to increase efforts to position products in the craft brew category. Although the sale and consumption of craft brewed beer has increased dramatically in recent years, there can be no assurance that the demand for craft brewed beer will continue to grow at present rates or at all. Many of the Company's competitors, including national and regional domestic brewers, foreign brewers and more established craft and microbrewers, have greater financial, production, distribution and marketing resources than the Company.


     Acquisitions; Need for Capital; Construction of New Regional
Breweries. The Company's expansion strategy involves acquisitions, strategic alliances and internal growth. There can be no assurance that suitable acquisition candidates will be found, that acquisitions will be consummated on favorable terms or that any such acquisitions will be successfully integrated into the Company's operations. The Company intends to finance future acquisitions, if any, by using cash and debt or equity securities, including shares of its Common Stock. The Company will need additional debt or equity financing to implement its acquisition strategy. There can be no assurance that the Company will be able to obtain financing for such purposes on terms acceptable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Plan of Operation/Business Strategy." Successful expansion of the Company's production capacity will require careful management of various factors associated with the construction of new, or the expansion of existing, facilities, including site selection, local land use requirements, adequacy of municipal infrastructure, environmental uncertainties, possible cost estimation errors or overruns, construction delays, the availability or cost of financing and other factors, many of which are beyond the Company's control. The Company believes it will also be faced with various organizational challenges typically associated with commissioning new brewing facilities and increasing production to maximum designed capacity levels, as well as the challenges of establishing and maintaining management control over numerous geographically separated facilities.



     St. Stan's Brewing Company Partnership. BWI-St. Stan's, Inc. ("BWISS"), a wholly-owned subsidiary of the Company has entered into a partnership agreement with Prost Partners, L.P. ("Prost") doing business as St. Stan's Brewing Company to form the partnership BWI-Prost Partners ("Partnership"). In addition to the initial capital contribution to the Partnership, which includes assumption of approximately $1,128,000 of Prost's debt, BWISS is required to contribute to the Partnership approximately $1,167,000 over the next 36 months. In the event BWISS fails to make such payments, Prost may acquire BWISS' interest in the Partnership based on (i) the fair market value of the Partnership's tangible assets plus (ii) the Partnership's modified net income for the preceding twelve months multiplied by three less (iii) accrued and contingent liabilities. This amount would likely be substantially less than the amount contributed by BWISS.



     BWISS may buy-out Prost's interest in the Partnership by paying $2,205,000 within three years, plus any of the approximately $1,167,000 required additional capital contribution not made at the date of the buy-out ("Option"). If BWISS does not exercise the Option within three years, Prost has the first right to acquire BWISS's interest in the Partnership based on the fair market value of the Partnership's net assets. If Prost does not exercise its right of first refusal, BWISS shall have the right to buy-out Prost on the same terms. If neither Prost or BWISS exercises its right to buy-out the other partner, the Partnership shall be dissolved. There can be no assurance that the Company or BWISS will be able to make the Option payment or otherwise acquire Prost's interest in the Partnership. In such case, the assets of the Partnership will be liquidated, which BWISS may or may not desire, or be in the financial position, to purchase, and the return to BWISS will likely be substantially less than its contribution.



     In addition, the Partnership will obtain nearly all of its future working capital from BWISS, unless generated from the Partnership's sales. Prost has limited financial resources to provide the Partnership with meaningful working capital. The Partnership agreement provides for either partner to loan money to the Partnership. However, repayment of such loans shall be made only from the assets of the Partnership and the lending partner may not seek repayment from the other partner. As such, repayment of any advance made by BWISS to the Partnership, which Management anticipates will be between $100,000 and $250,000 over the next twelve months, is subject to the Partnership's assets exceeding its other liabilities. See "Business -- Breweries -- St. Stan's Brewing Company."


     Product Liability Risk. The Company's operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging. The occurrence of such a problem could result in a costly product recall and serious damage to the Company's reputation for product quality. There is no assurance that any such contamination will not occur and, if it does, the Company's business will likely be materially and adversely affected. Although the Breweries have product liability insurance, such insurance may not fully cover losses that may be incurred from such contamination and may have a material adverse effect on the Company because of the potential impact on market share and other factors. The Company's operations are also subject to certain injury and liability risks normally associated with the operation and possible malfunction of brewing and other equipment. Although the Company maintains insurance against certain risks under various general liability and product liability insurance policies, there can be no assurance that the Company's insurance will be adequate.


     Government Regulation; Taxation. The manufacture and sale of alcoholic beverages is regulated by both federal and state authorities. Brewery, wholesale and retail operations require various federal, state and local licenses, permits and approvals. Violation of such regulations can result in the loss or revocation of existing licenses. The loss or revocation of any existing licenses, permits or approvals, failure to obtain any additional or new licenses, permits or approvals or the failure to obtain approval for the transfer of any existing permits or licenses could have a material adverse effect on the ability of the Company to conduct its business. Because of the many and various state and federal licensing and permitting requirements, there is a risk that one or more regulatory authorities could determine that the Company has not complied with applicable licensing or permitting regulations or does not maintain the approvals necessary for it to conduct business within their jurisdictions. There can be no assurance that any such regulatory action would not have a material adverse effect upon the Company or its operating results. Congress and many state legislatures are considering various proposals to impose additional excise taxes on the production and sale of alcoholic beverages including beer. Any increase in the taxes imposed on beer can be expected to have an adverse impact on overall sales of such products. Each of the Breweries enjoy the benefit of the small brewers exemption from the $18 per barrel federal excise tax. See "Business -- Taxation." There is no assurance that federal regulators will not consider the Company as a single brewer and that it will not lose the small brewers exemption.

     Public Attitudes. The alcoholic beverage industry has become the subject of considerable societal and political attention in recent years due to increasing public concern over alcohol-related social problems, including drunk driving, underage drinking, and health consequences from the misuse of alcohol, including alcoholism. As an outgrowth of these concerns, the possibility exists that advertising by beer producers could be restricted, that additional cautionary labeling or packaging requirements might be imposed, or that there may be renewed efforts to impose increased excise or other taxes on beer sold in the United States. If beer consumption in general were to come into disfavor among domestic consumers, or if the domestic beer industry were subjected to significant additional governmental regulations, the Company's business could be materially adversely affected.


     Dependence on Management. The Company is dependent on the efforts of its management. See "Management." The Company intends to obtain key person life insurance, in an amount of $1 million each, covering its chief executive officer and chief financial officer. However, the Company cannot determine if, and there is no assurance that, such coverage, if available, would be sufficient to offset the financial loss to the Company in the event of the loss of such officers.



     History of Losses, Going Concern Considerations. The Company, since its inception, and its acquisition target, Orange Empire Brewing Company and its proposed partner, Prost Partners, L.P., doing business as St. Stan's Brewing Company, have, and continue to incur, substantial losses from operations. The report of the Company's certified public accountants includes an explanatory paragraph which expresses substantial doubt concerning the Company's and Orange Empire Brewing Company's ability to continue as a going concern. Management's plans are described elsewhere in this prospectus. See "Managements Discussion and Analysis of Financial Condition and Results of Operations." There are no assurances that Management's plans can be effected within a reasonable period of time.


     Dependence on Distributors. The Company sells its products to independent distributors for distribution to retailers and ultimately consumers. Sustained growth will require it to maintain such relationships and possibly enter into agreements with additional distributors. See "Business -- Distribution." No assurance can be given that the Company will be able to maintain or secure additional distributors on terms favorable to the

Company. The Company has distribution agreements with several distributors, including significant relationships with Southern Wine and Spirits of America, Inc. and Wine Warehouse. The loss of either or both as distributors would have a material adverse effect on the Company's ability to bring its products to market in California and therefore adversely effect its sales and results of operations. The Company's distribution agreements are generally terminable by the distributor on short notice. While these distribution agreements contain provisions regarding the Company's enforcement and termination rights, some state laws prohibit the Company from exercising these contractual rights. The Company's ability to maintain existing distribution agreements or enter new distribution agreements may be adversely affected by the fact that many distributors are reliant on one of the major beer producers for a large percentage of their revenue and, therefore, may be influenced by such producers to restrict distribution of the Company's products.



     Shares Eligible For Future Sale. The 1,500,000 Shares and 1,500,000 Class A Warrants being sold in the Offering (without giving effect to any exercise of the over-allotment option) will be freely tradeable unless acquired by affiliates of the Company. The market price of the Common Stock and Class A Warrants could be adversely affected by the sale of substantial amounts of Common Stock in the public market following this Offering. Of the Company's 3,170,453 shares of Common Stock that will be outstanding upon completion of this Offering, 942,224 shares are "restricted securities" under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Ordinarily, under Rule 144, a person who has held restricted securities for a period of two years may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares without any quantity limitations by a person who is not an affiliate of the Company and has satisfied a three-year holding period. Of the 942,224 restricted shares, officers and directors hold an aggregate of 365,213 shares. Of the remaining restricted securities, 135,000 shares have demand registration rights which grant the holders the right to demand the Company to register these shares (thereby making such shares eligible
for sale) within      days of the date of this Prospectus, and           shares
will be eligible for sale under Rule 144 within      days from the date of this
Prospectus. Sale of Common Stock pursuant to Rule 144 or subsequently registered under the Securities Act may have a depressive effect on the market price of the Common Stock.



     The Company has reserved 2,433,500 shares of Common Stock for issuance to key employees and officers, pursuant to the Company's Nonqualified Stock Option Plan and Incentive Stock Option Plan, and options for 933,500 and 1,091,000, respectively, of such shares are granted as of the date of this Prospectus. See "Management -- Nonqualified Stock Option Plan" and " -- Incentive Stock Option Plan." The Company has further reserved 892,000 shares of Common Stock issuable upon exercise of the Class E Warrants, 70,000 shares of Common Stock issuable upon exercise of the Class B Warrants, 300,000 shares of Common Stock issuable upon exercise of the Representative's Purchase Option and Warrant, 80,583 shares of Common Stock issuable upon exercise of other outstanding options and warrants, and 155,000 shares for issuance to certain former stockholders of OEBC, subject to Riverside Brewing Company's achievement of certain financial goals. Other than the Company's Class A Warrants, and Class E Warrants and Class H Warrants, substantially all of these options and warrants have an exercise price that is substantially less than the offering price of the shares in this Offering. The existence of such options and warrants may hinder future equity financing by the Company. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. The 892,000 shares of Common Stock issuable upon exercise of the Class E Warrants and 70,000 shares of Common Stock issuable upon exercise of the Class B Warrants which are registered along with the Offering may not be sold or otherwise disposed of for 180 days after the effective date of the registration statement without the prior written consent of the Representative. Upon expiration of this period or if consent is given, such shares shall be freely transferable. See "Description of Securities" and "Underwriting."



     Holders of 728,229 shares of Common Stock (approximately 23% of the shares of Common Stock to be outstanding immediately following completion of this Offering or 21% if the over-allotment option is exercised in full) which are registered along with this Offering have agreed with the Company and the Representative not to sell or otherwise dispose of any such shares of Common Stock for a period ranging from sixty days to thirteen months after the date of this Prospectus without the prior written consent of the Representative. Upon expiration of this period or if consent is given, such shares shall be freely transferable and may be sold. See "Description of Securities -- Registration Rights." The Company expects that it will issue shares of Common Stock and warrants to purchase Common Stock in connection with future acquisitions. Such shares of Common Stock, including shares issuable upon exercise of warrants, will become eligible for sale in the public market from time to time in the future. See "Business-Plan of Operation/Business Strategy -- Acquisitions."



     Dividend Policy. The Company has never paid dividends and does not anticipate paying dividends in the foreseeable future. See "Description of Securities -- Dividends."



     Preferred Stock Authorized. The Company's Articles of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock which rights, preferences and privileges are to be determined by the Company's Board of Directors. Although the Company has no intention at the present to issue any preferred stock, the Company may issue and sell preferred stock which will likely have dividend, distribution and liquidation preferences senior to common shareholders and voting rights which may dilute the common shareholder voting rights. See "Description of Securities -- Preferred Stock."


     Effect of Anti-Takeover Provisions. Certain provisions of the Company's Articles of Incorporation, By-Laws and certain executive employment agreements could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of the Company, and limit the price that certain investors might be willing to pay in the future for the Company's Common Stock. In addition, the provisions of certain executive employment agreements and stock option agreements may result in economic benefits to the holders thereof upon the occurrence of a change in control. See "Management -- Employment Agreements," " -- Nonqualified Stock Option Plan," and " -- Incentive Stock Option Plan."


     Part of Net Proceeds From This Offering Not Specifically
Allocated. Approximately 24% of the net proceeds which are to be derived from this Offering are allocated to working capital reserves, and their uses have not been specifically identified by Management. These proceeds will be applied to cover negative cash flow from operations and as business exigencies arise, none of which Management may presently anticipate. Decisions as to the application of these funds will be made without shareholder input; thus, investors in this offering will be entrusting this portion of their funds to Management without any commitment as to their use. See "Use of Proceeds."


     Business and Revenues of Company are Seasonal in Nature. The Company's business is seasonal in nature and is subject to economic fluctuations. As a result of this seasonality, the Breweries have historically reported lower sales and larger losses in the first and second quarters and higher sales and smaller losses in the third and fourth quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     Inability to Exercise Class A Warrants May Result In Loss of Value In Class A Warrants. The Company must have an effective registration statement on file with the Commission before any Class A Warrant may be exercised or redeemed. It is possible that the Company may be unable to cause a registration statement covering the Common Stock underlying the Class A Warrants to be effective. It is also possible that the Class A Warrants could be acquired by persons residing in states where the Company is unable to qualify the Common Stock underlying the Class A Warrants for sale. In either event the Class A Warrants may expire unexercised, which would result in the holders losing all of the value of the Class A Warrants. See "Description of Securities -- Class A Warrants."



     Immediate and Substantial Dilution Will Be Suffered By Investors In This Offering. Purchasers of Shares will suffer an immediate, substantial dilution of approximately 77% in the net tangible book value of their shares of Common Stock since the purchase price of the Shares substantially exceeds the current tangible book value per share of Common Stock. See "Dilution."


     Disclosure Relating to Penny Stocks. The Securities may be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934. The "penny stock rules" apply to companies whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000 ($2,000,000 if the Company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stocks" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.


     Limited Protection For Intangible Assets; Realization of Goodwill. The Company and the Breweries have trademarks and tradenames registered with the Federal Patent and Trademark Office and/or California Secretary of State, including "Beverage Works" and "St. Stan's" tradenames and several of the Breweries' beers' tradenames. Although the Company is unaware of claims or potential claims by third parties as to the use of such names, there is no assurance that such claims may not be made in the future or that such claims will not be successful. The Company has limited protection for its other intangible assets. Thus, the Company is relying upon common law protection for those assets. There is no assurance the Company would be successful in any suit to protect its intangible assets. Any loss of the exclusive right to the use of these assets would result in increased competition to the Company and have a negative effect on cash flows and revenues. See "Business -- Trademarks." In addition, the Company will have substantial goodwill relating to its acquisition of Orange Empire Brewing Company and future acquisitions. There can be no assurances that the Company will be able to realize such goodwill through future operations.



     Potential "Dram Shop" Liability. Some states have enacted "dram shop" laws and legislation which impose criminal and civil liability on licensed alcoholic beverage servers for injuries or damages caused by their negligent service of alcoholic beverages to a visibly intoxicated person or to a minor, if such service is the proximate cause of the injury or damage and such injury or damage is reasonably foreseeable. California has enacted legislation granting broad immunity to servers of alcoholic beverages from civil liability, except for the sale of alcoholic beverages to minors, but does not extend such immunity to criminal liability. While the Company maintains liquor liability insurance as part of its comprehensive general liability insurance which management believes is adequate to protect against such liability, there can be no assurance that the Company will not be subject to a judgment or fine in excess of such insurance coverage or that it will be able to continue to maintain such insurance coverage at reasonable costs or at all. The imposition of a judgment or fine substantially in excess of the Company's insurance coverage would have a material adverse effect on the Company. Similarly, the failure of the Company to obtain and maintain insurance coverage could also materially and adversely affect the Company. See "Business -- Regulation."

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of September 30, 1996, (i) on a historical basis (unaudited) and (ii) on a pro forma condensed consolidated basis (unaudited) to reflect: (A) the Offering (based on an initial Offering price of $6.00 per Share of Common Stock and $0.15 per Class A Warrant), (B) the issuance of 141,063 shares of Common Stock to acquire OEBC (which includes the assumption of certain indebtedness) valued at $719,421, and the related payment of $301,000 in cash and the issuance of 51,743 shares of Common Stock in satisfaction of $795,133 of OEBC indebtedness, the issuance of 20,000 shares pursuant to an OEBC related management and an OEBC related consulting agreement, and the issuance of 50,000 shares of Common Stock to reduce $500,000 in principal on an OEBC capital lease due a related party,
(C) the assumption of $668,927 and the related partial repayment of $168,927 of certain notes payable, the assumption and full repayment of notes payable to related parties totaling $459,120, and to establish minority interest of $304,116 and a distribution payable of $1,166,953 in connection with the consummation of BWI-Prost Partners Partnership Agreement, (D) the establishment of $750,000 and repayment of $1,250,000 of bridge notes used for working capital purposes, (E) the establishment and repayment of $175,000 of a note payable to a related party used for working capital purposes, (F) the establishment and repayment of advances up to $150,000 from a related party used for working capital purposes, (G) the issuance of 60,000 shares of Common Stock under a consulting agreement, (H) the issuance of 30,000 shares relating to a legal settlement, (I) the retirement of 1,160,216 shares of Common Stock, and (J) the issuance of 20,000 shares of Common Stock related to a bridge note extension. The information set forth in the following table should be read in conjunction with the historical and pro forma financial statements and notes thereto, listed on the "Index to Financial Statements" elsewhere in this Prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                          SEPTEMBER 30, 1996
                                                                       ------------------------
                                                                         ACTUAL     AS ADJUSTED
                                                                       ----------   -----------
Short-term debt......................................................  $  640,133   $   628,837
                                                                        =========    ==========
Long-term obligations................................................  $  363,089   $ 2,567,704
                                                                       ----------   -----------
Minority interest....................................................          --       304,116
                                                                       ----------   -----------
Stockholders' equity:
  Preferred Stock, no par value;
     5,000,000 shares authorized; no
     shares issued or outstanding....................................          --            --
  Common Stock, no par value;
     20,000,000 shares authorized;
     2,457,863 shares issued and outstanding
     (and 3,170,453 shares as adjusted)(1)...........................   2,596,833    12,110,640
  Accumulated deficit................................................  (2,822,415)   (3,901,844)
                                                                       ----------   -----------
          Net stockholders' equity...................................    (225,582)    8,208,796
                                                                       ----------   -----------
          Total capitalization.......................................  $  137,507   $11,080,616
                                                                        =========    ==========


---------------

(1) Excludes 1,500,000 shares of Common Stock reserved for future issuance under the Company's Incentive Stock Option Plan. See "Management -- Incentive Stock Option Plan." Excludes 933,500 shares of Common Stock reserved for future issuance under the Company's Non-Qualified Stock Option Plan. See "Management -- Nonqualified Stock Option Plan." Excludes 155,000 shares of Common Stock reserved for future issuance under the earnout provisions and 50,000 shares of Common Stock reserved for issuance under exercise of warrants in the debt repayment provisions in the acquisition of Orange Empire Brewing Company. See "Business -- Breweries -- Riverside Brewing Company." Excludes 892,000 shares of Common Stock reserved for issuance under the Class E Warrant Agreement, 15,583 shares of Common Stock reserved for issuance under the Class C Warrant Agreement, 70,000 shares of Common Stock reserved for issuance under the Class B Warrant Agreement, 15,000 shares of Common Stock reserve for issuance under the Class H Warrant Agreement, 100,000 shares of Common Stock reserved for issuance under the Directors' Compensation Plan, and 1,500,000 shares of Common Stock reserved for issuance under the Class A Warrants included in this Offering. See "Description of Securities" and "Management -- Director Compensation." Also excludes up to 225,000 shares and 225,000 shares reserved for issuance under the warrants under the Underwriter overallotment and 300,000 shares for issuance under the Representative's Purchase Option. Excludes retirement of 1,160,216 shares of Common Stock on November 22, 1996. See "Underwriting."

                                    DILUTION


     The unaudited net tangible book deficiency of the Company on a historical cost basis as of September 30, 1996 was approximately $(903,547), or $(0.37) per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock then outstanding. After giving effect to (A) the sale by the Company of the 1,500,000 shares of Common Stock offered by the Company herein (after deduction of underwriting discounts and commissions, and estimated offering expenses payable by the Company), (B) the issuance of 141,063 shares of Common Stock to acquire OEBC, the issuance of 51,743 shares of Common Stock in satisfaction of $494,133 of OEBC indebtedness and the issuance of 20,000 shares pursuant to an OEBC related management and an OEBC related consulting agreement,
(C) the issuance of 60,000 shares of Common Stock pursuant to a consulting agreement, (D) the issuance of 50,000 shares of Common Stock in connection with the $500,000 reduction to a capital lease obligation due to a related party (E) the issuance of 30,000 shares of Common Stock in connection with a legal settlement, (F) the issuance of 20,000 shares of Common Stock in connection with the extension of a bridge note, and (G) the retirement of 1,160,216 shares of Common Stock. The Company's pro forma tangible book value at September 30, 1996 would have been $4,349,167 (which consists of pro forma stockholders' equity of $8,208,796 less goodwill and other intangible assets of $3,859,629), or $1.37 per share of Common Stock. This represents an immediate increase in net tangible book value of $1.74 per share to existing stockholders and an immediate dilution of $4.63 per share (or 77%) to the new public investors. The following table illustrates the per share dilution:



Initial public offering price per share....................................            $  6.00
  Net tangible book value per share before offering........................  $ (0.37)
  Increase in net tangible book value per share attributable to new
     investors.............................................................     1.74
                                                                               -----
Pro forma net tangible book value per share after offering.................               1.37
                                                                                         -----
Dilution per share to new public investors.................................            $  4.63
                                                                                         =====



     The following table summarizes, on a pro forma basis as of September 30, 1996, the difference between the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by the existing and other stockholders and by new public investors purchasing shares in this Offering (before deduction of underwriting discounts and commissions and estimated offering expense payable by the Company):



                                                 SHARES PURCHASED      TOTAL CONSIDERATION     AVERAGE
                                               --------------------   ---------------------     PRICE
                                                 NUMBER     PERCENT     AMOUNT      PERCENT   PER SHARE
                                               ----------   -------   -----------   -------   ---------
Existing stockholders........................   2,457,863     77.5%   $ 2,771,520     20.2%     $1.13
New public investors.........................   1,500,000     47.3      9,000,000     65.6       6.00
Stockholders as a result of acquisition and
  debt reduction.............................     192,806      6.1        983,311      7.1       5.10
Other........................................     180,000      5.7        972,000      7.1       5.40
Retirement of Common Stock...................  (1,160,216)  (36.6)             --       --         --
                                                ---------    -----    -----------    -----
  Total......................................   3,170,453    100.0%   $13,726,831    100.0%
                                                =========    =====    ===========    =====



     The foregoing computations exclude the proceeds expected to be received from the sale of the 1,500,000 Class A Warrants and assume no exercise of stock options or warrants after September 30, 1996. Accordingly it excludes 1,500,000 shares of Common Stock reserved for future issuance under the Company's Incentive Stock Option Plan. See "Management -- Incentive Stock Option Plan." Excludes 933,500 shares of Common Stock reserved for future issuance under the Company's Non-Qualified Stock Option Plan. See "Management -- Nonqualified Stock Option Plan." Excludes 155,000 shares of Common Stock reserved for future issuance under the earnout provisions, and 50,000 shares of Common Stock reserved for the exercise of the Class D Warrants under the debt repayment provisions under the acquisition of Orange Empire Brewing Company. See
"Business -- Breweries." Excludes 892,000 shares of Common Stock reserved for issuance upon exercise of the Class E Warrants, 15,583 shares of Common Stock reserved for issuance upon exercise of the Class C Warrants, 70,000 shares of Common Stock reserved for issuance upon exercise of the Class B Warrants, 300,000 shares reserved for issuance upon exercise of the Representative's Purchase Option, 15,000 shares of Common Stock reserved for issuance upon exercise of the Class H Warrants, 100,000 shares of Common Stock reserved for issuance under the Directors' Compensation Plan, and 1,500,000 shares of common stock reserved for issuance upon exercise of the Class A Warrants included in this Offering. See "Description of Securities" and "Management -- Director Compensation." Also excludes up to 225,000 shares and 225,000 shares of Common Stock reserved for issuance upon exercise of the Class A Warrants reserved for issuance under the Representative's overallotment. See "Underwriting."



     Assuming the exercise of all options and warrants to purchase an aggregate of 1,863,500 shares of Common Stock, granted and/or issued to directors, officers, promoters and affiliates which have an average exercise price of $5.15, the Company's pro forma tangible book value at September 30, 1996 would have been $13,946,017, or $2.77 per share. This would represent an immediate increase in the net tangible book value of $1.40 per share to the new public investors. The dilution per share to new public investors, before assuming the issuance of such options and warrants, and after assuming such issuance, is $4.63 and $3.23, respectively.

                                USE OF PROCEEDS


     The net proceeds of this offering, after deduction of underwriting commissions and offering expenses, will be approximately $7,546,498. The Company expects to apply the net proceeds of the offering as follows:



                                                                       AMOUNT       PERCENT
                                                                     ----------     -------
     BWI-Prost Partners Partnership(1)...........................    $  628,000         8%
     Riverside Acquisition(2)....................................       451,000         6
     Sales and Marketing(3)......................................     1,500,000        20
     Notes Payable(4)............................................     1,250,000        17
     Short-Term Line of Credit(5)................................       175,000         2
     Property and Equipment(6)...................................       250,000         3
     Acquisitions and New Products(7)............................     1,000,000        13
     Accounts Payable(8).........................................       500,000         7
     Consolidation of Operations(9)..............................        30,000        --
     Working Capital.............................................     1,762,498        24
                                                                     ----------      ----
               Total.............................................    $7,546,498       100%
                                                                     ==========      ====


     The Company anticipates that the proceeds of this offering will be sufficient to finance its working capital requirements for at least 12 months following this offering. Pending application, the net proceeds will be invested in deposits with banks, investment grade securities and short-term income producing investments, including U.S. Treasury securities and other money market instruments. In the event of the exercise of the Representative's over-allotment option, the net proceeds from such exercise will also be applied to working capital.
---------------

(1) See "Business -- Breweries-St. Stan's Brewing Company." Approximately $169,000 will be used to pay a portion of the Owens Financial Note down to a principal balance of $500,000 in accordance with the agreement with Owens Financial to refinance such note. Approximately $459,000 will be paid to Romy Angle as repayment of advances made by her to Prost Partners. At the consummation of the BWI-Prost Partners Partnership, Ms. Angle will become the Company's Purchasing and Restaurant Manager.



(2) See "Business -- Breweries -- Riverside Brewing Company." Up to $150,000 of non-interest bearing advances will be repaid to Michael Hagerman, a former shareholder of RBC, for working capital provided to RBC and $301,000 will be paid to Orange Empire Brewing Company debtholders as part of refinancing approximately $644,000 of Orange Empire debts.


(3) The net proceeds allocated to marketing and sales are expected to be applied towards the promotion of the Breweries' main brands in their respective key markets over the next 18 months. The proceeds are intended to be applied to product development, market research, point of sale materials, event participation and sponsorships, paid media advertising, post-offs, distributor incentive programs and sales person incentive programs.


(4) The Company is obligated under a secured bridge note in the aggregate principal amount of $500,000. The note accrues interest on the principal amount at the rate of eighteen percent (18%) per annum and matures on April 15, 1997. The Company is also obligated to pay $250,000 from the issuance of a note at 12% interest per annum in December 1996. The proceeds from these notes were used for working capital purposes. Up to an additional $500,000 in bridge loans are expected to be provided through January 1997, accruing interest at 12% to 18% and to be repaid from proceeds of the IPO. The primary use of these additional funds is $300,000 for working capital purposes and $200,000 to pay half of the legal settlement on the Tamkin Capital Partners law suit.



(5) Up to $175,000 will be paid to Brewery Leasing Company, a company controlled by Michael Hagerman, under a line of credit with the Company. The line of credit, the proceeds of which are to be used for the Company's working capital needs, provides for interest at 11% with a maturity date of June 30, 1997.



(6) The net proceeds allocated to property and equipment purchases in the next 18 months are expected to be applied towards the expansion and improvement of the Company's brewing capacity.

(7) The Company plans for the expansion of the Company's product lines and activities by one or more means, including internal development, joint ventures, strategic alliances, and acquisition of product lines or complementary businesses. See "Business -- Plan of Operations/Business Strategy."



(8) This includes approximately $500,000 to pay-off existing current and past due accounts payable.



(9) The Company intends to move the Heritage Brewing Company operations to the Riverside Brewing Company location during the first six months of 1997. The Heritage Brewing Company facility lease expires in April of 1997, and the lease for additional storage is on a month to month lease. It is anticipated that the Company will incur minimal costs relating to the removal, transportation and installation of the equipment.

                            SELECTED FINANCIAL DATA


     The following selected financial data is derived from and should be read in conjunction with the historical and pro forma financial statements of the Company and its subsidiary HBC, OEBC and its subsidiary RBC, which operates a brewery and a brewpub, and St. Stan's, as listed on the "Index to Financial Statements" included elsewhere in this Prospectus. The historical statement of operations data for the period August 2, 1995 to December 31, 1995, and the balance sheet data as of December 31, 1995, are derived from the consolidated financial statements of the Company which have been audited by Corbin & Wertz, independent certified public accountants, whose report thereon is included elsewhere herein. The historical statements of operations data for the nine months ended September 30, 1996, and the historical balance sheet data as of September 30, 1996 are unaudited, and have been derived from the Company's books and records. Such unaudited data has been prepared on the same basis as the audited financial data and, in the opinion of management, reflects all adjustments (consisting only of normally recurring adjustments) which are necessary for a fair presentation in accordance with Generally Accepted Accounting Principles. The operating data is derived from unaudited information maintained by the Company. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of results to be expected for any future periods.



     The unaudited pro forma statements of operations data for the year ended December 31, 1995 and the nine months ended September 30, 1996, and the pro forma balance sheet data as of September 30, 1996 is presented, giving effect to the following:



     (1) The consummation of the Beverage Works, Inc. proposed Initial Public Offering and the application of the proceeds therefrom as described in "Use of Proceeds."


     (2) The consummation of the Beverage Works, Inc. and Orange Empire Brewing Company Share Purchase Agreement and related agreements.

     (3) The consummation of the BWI-Prost Partners Contribution and Partnership Agreements and related agreements.


     The unaudited pro forma balance sheet data has been prepared as though the transactions and arrangements described above had taken effect on September 30, 1996, and the unaudited pro forma statements of operations data have been prepared as though the transactions and arrangements had taken effect at the beginning of each period presented. In management's opinion, all adjustments have been made necessary to reflect the effects of the consummation of the Initial Public Offering and the application of the proceeds therefrom, the consummation of the Beverage Works, Inc. and Orange Empire Brewing Company Share Purchase Agreement and related agreements, and the consummation of the BWI-Prost Partners Contribution and Partnership Agreements and related agreements.


     The unaudited pro forma financial data does not purport to be indicative of the financial condition or results of operations of the Company that would have been obtained for the periods presented had the transactions and arrangements taken effect on the assumed dates, nor does it purport to represent the financial condition or results of operations of the Company for any future period.

                                                  HISTORICAL
                                     ------------------------------------                PRO FORMA
                                                        AUGUST 2, 1995 TO     -------------------------------
                                                          DECEMBER 31,         NINE MONTHS
                                                             1995(1)              ENDED
                                                        -----------------     SEPTEMBER 30,
                                                                                   1996
                                      NINE MONTHS                             --------------
                                         ENDED                                 (UNAUDITED)
                                     SEPTEMBER 30,
                                          1996
                                     --------------                                               YEAR ENDED
                                                                                                 DECEMBER 31,
                                      (UNAUDITED)                                                    1995
                                                                                                 ------------
                                                                                                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales..........................   $     195,552        $    44,810         $   3,903,084     $  4,975,962
Cost of sales......................         421,158             81,627             3,063,902        3,814,479
                                         ----------         ----------            ----------       ----------
  Gross profit.....................        (225,606)           (36,817)              839,182        1,161,483
Selling, general and administrative
  expenses.........................       1,443,607            491,330             3,781,913        3,543,436
Provision for legal settlements....         571,000                 --               737,000               --
                                         ----------         ----------            ----------       ----------
  Operating loss...................      (2,240,213)          (528,147)           (3,679,730)      (2,381,953)
Interest and other expenses, net...          76,960             28,320               409,139          402,661
Minority interest in loss of
  consolidated partnership.........              --                 --              (116,940)        (104,552)
                                         ----------         ----------            ----------       ----------
Loss before income tax benefit.....      (2,317,173)          (556,467)           (3,970,929)      (2,680,062)
Income tax benefit.................          43,519              7,706               135,830          183,745
                                         ----------         ----------            ----------       ----------
Net loss...........................   $  (2,273,654)       $  (548,761)        $  (3,835,098)    $ (2,496,317)
                                         ==========         ==========            ==========       ==========
Net loss per common share..........   $       (0.85)       $     (0.23)        $       (1.13)    $      (0.82)
                                         ==========         ==========            ==========       ==========
Common shares and equivalents
  outstanding......................       2,687,359          2,362,806             3,384,390        3,059,837
                                         ==========         ==========            ==========       ==========
OPERATING DATA (IN BARRELS):
Barrels shipped(2).................           1,715                392                10,127           12,684
                                         ==========         ==========            ==========       ==========
Production capacity, end of
  period(3)........................          12,000              6,500                82,000           76,500
                                         ==========         ==========            ==========       ==========



                                                   HISTORICAL
                                         -------------------------------       PRO FORMA
                                                            DECEMBER 31,     --------------
                                                                1995         SEPTEMBER 30,
                                                            ------------          1996
                                                                             --------------
                                         SEPTEMBER 30,                        (UNAUDITED)
                                              1996
                                         --------------
                                          (UNAUDITED)
BALANCE SHEET DATA (END OF PERIOD):
Current assets.........................    $  424,726        $1,121,377       $   5,221,042
Working capital (deficiency)...........    (1,573,444)          814,541           3,637,337
Property and equipment.................     1,335,939         1,296,434           4,996,282
Total assets...........................     2,473,429         2,665,591          14,124,210
Current liabilities....................     1,998,170           306,836           1,583,705
Total liabilities......................     2,699,011         1,086,850           5,915,414
Stockholders' equity (capital
  deficiency)..........................      (225,582)        1,578,741           8,208,796


---------------
(1) The Company was incorporated August 2, 1995 and acquired Heritage on November 8, 1995. The historical statement of operations for 1995 reflects the operations of the Company and Heritage for the periods beginning August 2, 1995 and November 8, 1995, respectively.


(2) A barrel is equivalent to 31 gallons, two American kegs, or 13.8 cases of twenty-four 12-ounce bottles of beer.


(3) Based on the Company's estimate of the Breweries' production capacity, as of the end of such period. The Company's estimate of production capacity should not be considered indicative of actual production levels for any period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


    The Breweries' capacity or output is derived from a combination of equipment, in particular the breweries' brewhouse, fermentation tanks and packaging line. The capacity also depends on the type of brews produced, some of which require a longer fermentation period than others. St. Stan's and RBC operate breweries that can potentially support an output of approximately 30,000 and 35,000 barrels per year, respectively, but their fermentation capacity varies. RBC's brewpub operates at approximately 5,000 barrels per year. Some capital improvements will be made to expand fermentation upon the close of the Offering. See "Use of Proceeds."


    Heritage's capacity has increased from approximately 6,500 barrels per year to approximately 12,000 barrels per year by adding additional fermentation tanks and other support equipment to the existing equipment. See also "Business -- Brewing Facilities."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     The Company was founded for the purpose of creating a multi-brand, multi-regional specialty beer company, capable of assuming a leadership role in the craft brewing industry. The Company's growth strategy is distinctly different from most other companies in the craft brewing industry, as it does not allocate resources and capital towards the development or improvement of a single local or regional brand and brewing facility, but focuses on acquiring a variety of existing regional brands with growth potential and existing production capacity, and/or entering strategic alliances with key industry players.



     According to the Institute for Brewing Studies, The New Brewer, May-June 1995 issue, the craft brewing industry has grown 30% to 50% annually since 1988, and is expected to grow in excess of 30% annually. The craft beer market is very fragmented and distribution channels are getting crowded from the proliferation of brands. The large craft brewers are becoming increasingly dominant and Budweiser, Miller and Coors have all recently introduced product entries, and are focussing their main brand advertising campaigns to appeal to craft brew consumers. The Company believes that craft brewing is entering a phase of development characterized increasingly by consolidation. This requires increased marketing and selling skills, operating efficiencies, and integrated production as well as appropriate distribution capabilities and access to capital to enable the craft brewers to effectively compete with the dominant companies in this industry.



     Management of the Company intends to acquire and/or joint venture with craft brewers with promising brands and strategically located craft breweries and brewpub restaurants. This should enable the Company to obtain operating efficiencies and competitive strength by consolidating production capacity, sales and marketing operations, distribution channels, and effective multi-brand management.



     The Company has been funded, to date, with a private placement of $1,654,984 at $4.00 per common share, an 18% bridge loan of $500,000 to be repaid from proceeds of the proposed Offering, a $150,000 private placement of equity units at $5.00 per equivalent share, a 12% $250,000 bridge loan to be repaid from proceeds of the proposed offering, a variable rate (not to exceed 11% per annum) $175,000 line of credit with a related party, and up to $500,000 in additional bridge loans which are expected to close in January 1997, to be repaid from proceeds of the proposed offering. The Company has insufficient capital and inadequate cash flows from operations to continue as an operating entity without additional working capital in the immediate future and will not be able to implement its plan without completing this Offering.



     Initially, the Company's profitability will be adversely affected by its growth and financing strategies. The Company has incurred, and will continue to incur, substantial expenses pursuant to its growth strategy. Until the consummation of the acquisition and partnership agreements which are expected to occur concurrent with this Offering, the Company has limited influence on the operations of these companies, and is restricted in achieving certain operating efficiencies and reducing losses from operations. Furthermore, until such time that a certain number of craft breweries have been acquired or joint ventured and are functioning according to the Company's operating performance standards, consolidation and marketing strategies, the Company's operations will be adversely affected.



     The Company's initial proposed acquisition, partnership and operating agreements are primarily with smaller breweries that have not been operating profitably and in all likelihood could not operate profitably without operating efficiencies, financial, distribution and marketing assistance. The Company will need to spend substantial funds on sales and marketing in order to increase sales volume and enhance the distribution channels. It will also need to invest in brewing facilities, equipment and improvements in order to consolidate and increase production capacity, reduce operating costs and improve operating efficiencies. Management of the Company currently has sales and marketing skills, as well as substantial distribution contacts. Upon the completion of the proposed Offering, management believes they will have the capital necessary to offer financial assistance for marketing and advertising, expanding of distribution channels, and for capital improvements to enable the combined companies to achieve lower operating costs and to improve operating efficiencies.

     Pro forma financial information is presented for the year ended December 31, 1995 and the nine months ended September 30, 1996, both of which are unaudited. Consolidated information for the Company is presented only on a historical basis and cannot be compared for the period August 2, 1995 to December 31, 1995 and for the nine months ended September 30, 1996, as the Company was only established in August, 1995. The financial data and analysis pertaining to its proposed acquisition of OEBC and partnership with St. Stan's Brewery and Brewpub operations are presented, comparing December 31, 1994 with December 31, 1995, and the nine months ending September 30, 1995 with the same period ended September 30, 1996.



     The proposed acquisition of OEBC and the proposed partnership with St. Stan's will be accounted for upon the consummation of the transactions. Accordingly, the operating results of the companies will be consolidated and reported on a prospective basis from the date of closing. The discussions of the proforma financial information are for analytical purposes only, and do not purport to represent the actual financial reporting of the combined companies upon the closing of the proposed transactions.


PROFORMA RESULTS OF OPERATIONS


     The following tables set forth the unaudited proforma condensed consolidated results of operations for the periods indicated as a percentage of net sales. Such information includes the accounts of the Company, its subsidiary HBC, OEBC and its subsidiary RBC, and St. Stan's as if the acquisition, the partnership and Offering were consummated during the beginning of the respective periods. Such information is not necessarily indicative of the results which may have been achieved had the transactions been consummated at the beginning of such periods. Such information is as follows:


                              PERCENTAGE OF SALES

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                  (UNAUDITED)


                                                      ORANGE
                                           BEVERAGE   EMPIRE    ST. STAN'S      PROFORMA
                                            WORKS     BREWERY    BREWERY     ADJUSTMENTS(1)   PROFORMA TOTAL
                                           --------   -------   ----------   --------------   --------------
Net Sales................................     100.0%   100.0%      100.0%                          100.0%
Cost of Sales............................     215.4     70.3        72.9                            78.5
Gross Profit.............................    (115.4)    29.7        27.1                            21.5
Selling, General and Administrative......     738.2     46.3        29.9                            96.9
Provision for Settlements................     292.0      7.0          --                            18.9
Interest and Other (Income) Expense......      39.4      9.6         5.9                            10.5
Minority Interest in loss of consolidated
  Partnership............................        --       --          --                            (3.0)
Tax Benefit..............................     (22.3)      --          --                            (3.5)
                                            -------    -----       -----                           -----
Net Loss.................................  (1,162.7)%  (33.2)%      (8.7)%                         (98.3)%
                                            =======    =====       =====                           =====


---------------
(1) Refer to Unaudited Proforma Condensed Consolidated Statement of Operations.

                              PERCENTAGE OF SALES
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                      ORANGE
                                           BEVERAGE   EMPIRE    ST. STAN'S      PROFORMA
                                            WORKS     BREWERY    BREWERY     ADJUSTMENTS(1)   PROFORMA TOTAL
                                           --------   -------   ----------   --------------   --------------
Net Sales................................     100.0%   100.0%      100.0%                          100.0%
Cost of Sales............................     182.2     71.4        68.8                            76.7
Gross Profit.............................     (82.2)    28.6        31.2                            23.3
Selling, General and Administrative......   1,096.4     38.8        28.8                            71.2
Interest.................................      63.2      6.4         4.8                             8.1
Other (Income) Expense...................        --       --          --                              --
Minority Interest in Loss of Consolidated
  Partnership............................        --       --          --                            (2.1)
Tax Benefit..............................     (17.2)      .1          --                            (3.7)
                                           --------    -----       -----                           -----
Net Loss.................................  (1,224.6)%  (16.7)%      (2.4)%                         (50.2)%
                                           ========    =====       =====                           =====


---------------
(1) Refer to Unaudited Proforma Condensed Consolidated Statement of Operations.


     Sales: The unaudited pro forma sales for the first nine months of 1996 totaled $3,903,084, which is a slight increase over the comparable period for 1995; however, there are no assurances that the companies will actually have higher sales in 1996 than in 1995 as management does not believe that the companies have sufficient working capital to sustain operations without financial assistance from the Company's proposed Offering or other sources.



     Cost of Sales: The unaudited pro forma cost of sales of 76.7% and 78.5% of net sales for the year ending December 31, 1995 and the nine months ended September 30, 1996, respectively, were above industry levels for breweries of this size. The Company estimates that it must lower cost of sales to approximately 67% of net sales in order to be competitive. The Company believes that it can substantially reduce cost of sales through consolidation of operations, centralized purchasing, improved quality control, increased plant utilization and greater automation. The Company has already initiated this process by combining certain operations of HBC. The Company will also lower cost of sales as a percentage of net sales by increasing sales through expansion of existing and new brands, contract brewing agreements and acquisitions. Even if the Company is successful in lowering cost of sales, it can not accurately forecast the potential effect of competitive pressures on pricing which could have the effect of lowering the gross profit and possibly offsetting all or a portion of the cost savings realized, if any. There are no assurances that management's plans to reduce their cost of sales will be successful.



     Selling, General and Administrative Expenses: Unaudited pro forma selling, general and administrative expenses for the year ended December 31, 1995 were 71.2% of net sales and for the nine months ended September 30, 1996 was 96.9% of net sales which is high in comparison to the industry leaders that range from 16% to 45%. Selling, general and administrative expenses include $723,019 of costs, detailed below, indirectly associated with the acquisitions and public offering process. Adjusting for these costs would lower selling, general and administrative expense to 78.4% of net sales before factoring in savings that will be gained from consolidation of duplicate functions. These indirect acquisition and public offering process related costs for the Company include $268,444 in professional fees, $32,000 for a loss on an investment in Seaborn Beverages Corporation, $50,000 in bonuses related to obtaining the Hussong's license, $377,500 of costs incurred through the issuance of 70,000 shares of common stock in connection with a one year consulting agreement providing financial advisory services and a one year consulting agreement providing assistance for the acquisition and disposition of brewing equipment and $262,392 of compensation through the issuance of 65,598 shares of common stock to Heritage officers and former shareholders. Additionally, the Company's selling, general and administrative expenses for the nine months ended September 30, 1996 included substantial costs associated with the administration of these companies on a decentralized basis.

     Selling, general and administrative expenses are also adversely affected as the result of additional noncash charges of $264,256 for goodwill amortization expense on the OEBC acquisition and $16,500 in amortization expense for St. Stan's formation costs. The Company expects an increase in selling, general and administrative expense, primarily marketing and advertising, in terms of actual dollars over time but a decrease in such expenses as a percent of net sales. Certain incentive compensation will be paid when the Company achieves profitability and, accordingly, management compensation is expected to decrease in total dollars, as well as a percentage of sales in the next twelve months.



     Provision for Settlements: Unaudited pro forma provision for settlements consists of a provision of $571,000 for settlement of the Tamkin lawsuit as discussed under "Legal Proceedings," and $166,000, of which $136,000 relates to a shareholder dispute, for settlement of claims against OEBC. In total, these charges were 18.9% of net sales.



     Interest and Other Expenses (Income): Unaudited pro forma interest and other expenses are 10.5% of net sales primarily as a result of interest paid on bridge notes on common stock and warrants issued in connection with a bridge note.



     Net Loss: The unaudited pro forma net loss of $2,496,317 and $3,835,098 or 50.2% of net sales for the year ending December 31, 1995 and 98.3% for the nine months ended September 30, 1996, respectively, is attributable to a number of important factors as described above. Almost 50% of the nine-month pro forma net loss can be attributed to legal settlements, consulting fees, legal and accounting fees, which were incurred in preparation of becoming a public company and establishing an infrastructure necessary for expansion of operations; however, the Company still incurred a substantial pro forma net loss from operations for the nine months ended September 30, 1996 of approximately $2,066,000 after adjusting for depreciation and amortization of approximately $645,000 and other noncash expenses aggregating approximately $1,124,000.



HISTORICAL RESULTS OF OPERATIONS -- BEVERAGE WORKS, INC. AND SUBSIDIARY



     The following tables set forth for the periods indicated certain items included in the Company's historical consolidated statements of operations as a percentage of net sales. The Company's consolidated statements of operations on a historical basis include financial data for Beverage Works, Inc., excluding proposed acquisitions, but, including operations for Heritage for the period November 8, 1995 (acquisition date) and thereafter.



                                                                 PERCENTAGE OF NET SALES
                                                         ---------------------------------------
                                                                                AUGUST 2, 1995
                                                                                      TO
                                                                               DECEMBER 31, 1995
                                                         NINE MONTHS ENDED     -----------------
                                                           SEPTEMBER 30,
                                                               1996
                                                         -----------------
                                                            (UNAUDITED)
    Net Sales..........................................          100.0%                100.0%
    Cost of Sales......................................          215.4                 182.2
                                                                ------              --------
    Gross Profit.......................................         (115.4)                (82.2)
    Selling, General and Administrative................          738.2               1,096.4
    Provision for Settlement...........................          292.0                    --
    Interest...........................................           39.4                  63.2
    Benefit for Income Taxes...........................          (22.3)                (17.2)
                                                                ------              --------
    Net Loss...........................................       (1,162.7)%            (1,224.6)%
                                                                ======              ========



     Sales: Net sales of $44,810 for the period August 2, 1995 to December 31, 1995 only reflect sales for HBC beginning from the November 8, 1995 acquisition date; BWI had no sales. Net sales of $195,552 for the nine-month period ending September 30, 1996 were adversely affected as a result of construction interruptions associated with improving and expanding the brewery and certain quality control problems resulting from these activities. As a result of these quality control problems, HBC had to temporarily discontinue the production "Red Pig" for its largest contract brewing customer resulting in a $30,000 write down of accounts receivable due to spoilage. Sales of the Mulligan and Red Fox brands decreased as HBC did not have sufficient funds to participate in the distributor and retail sales and promotional programs at acceptable levels. The Company made a decision in early 1995 to stop actively marketing these brands until they could be repackaged and properly marketed which is planned for early 1997. In September 1996, the Company reported its first sales of the Hussong's products, which although insignificant through such date, are expected to increase significantly over the next twelve (12) months.



     Cost of Sales: Cost of sales were $421,158 or 215.4% of net sales for the nine month period ending September 30, 1996. Cost of sales was adversely affected as a result of production inefficiencies caused by construction at HBC and reduced sales volume. Accordingly, the Company was unable to absorb the fixed costs of HBC's production facility. Depreciation expense for nine months ended September 30, 1996 included in cost of sales amounted to approximately $168,000.



     The Company has decided to consolidate HBC operations into the OEBC operations in order to improve operating efficiencies and lower production costs. The consolidation process will commence once the acquisition of OEBC is completed at an estimated cost of $30,000. The HBC facility lease expires in April 1997 and the lease for offsite storage is on a month-to-month arrangement. The positive effect of consolidating the operations can be evidenced by the following costs that are expected to be eliminated. The actual costs for the nine-month period, where appropriate, were annualized for the purposes of this analysis. Workman's Compensation Insurance -- $500, liability insurance -- $4,508, rent -- $45,260, property taxes -- $1,743, temporary help -- $2,833, payroll and related taxes -- $29,700 for a total savings of $84,544 annually. The savings does not account for potential savings in purchasing and other economies of scale gained through a more efficient brewery. There are no assurances that such costs can be eliminated by management or that the Company will achieve savings through purchasing and other economies of scale.



     Selling, General and Administrative Expense: Selling, general and administrative expenses were $1,443,607 or 738.2% of net sales for the nine month period ending September 30, 1996. However, a substantial amount of the expenses were nonrecurring expenses associated with the acquisitions and public offering process. Specifically, included in selling, general and administrative were $513,909 in professional fees primarily for legal, accounting and director fees pertaining to the acquisition and public offering process; $201,000 for losses on two investments, $50,000 in bonuses related to the Hussong's license; and approximately $30,000 in travel, telephone and miscellaneous office cost. Based on this analysis the recurring Operating Expenses for the nine month period ending September 30, 1996 are $607,698.



     Provision for Settlement: Provision for settlement represents a provision of $571,000 for settlement of the Tamkin lawsuit as discussed under "Legal Proceedings."


PERIOD TO PERIOD COMPARISON OF RESULTS -- ORANGE EMPIRE BREWING COMPANY (RIVERSIDE BREWING COMPANY)


     The following table sets forth certain items included in OEBC's statements of operations as a percentage of net sales:



                                                                 PERCENTAGE OF NET SALES
                                                        -----------------------------------------
                                                        NINE MONTHS ENDED          YEARS ENDED
                                                          SEPTEMBER 30,           DECEMBER 31,
                                                        -----------------       -----------------
                                                        1995        1996        1994        1995
                                                        -----       -----       -----       -----
                                                           (UNAUDITED)
Net sales.............................................  100.0%      100.0%      100.0%      100.0%
Cost of sales.........................................   63.2        70.3        74.4        71.4
                                                        -----       -----       -----       -----
Gross profit..........................................   36.8        29.7        25.6        28.6
Selling, general and administrative...................   42.4        53.3        45.2        38.8
Interest..............................................    7.0         9.0         6.9         6.8
Other (income) expense................................   (0.3)        0.6          .3         (.4)
Income Taxes provision................................     .1           0          .1          .1
                                                        -----       -----       -----       -----
Net Loss..............................................  (12.4)%     (33.2)%     (26.9)%     (16.7)%
                                                        =====       =====       =====       =====

NINE MONTHS ENDED SEPTEMBER 30, 1995 AND NINE MONTHS ENDED SEPTEMBER 30, 1996 -- ORANGE EMPIRE BREWING COMPANY (RIVERSIDE BREWING COMPANY)



     Sales: Sales, net of excise taxes, increased 30.6% from $1,816,276 for the nine months ended September 30, 1995 to $2,372,629 for the nine months ended September 30, 1996. Excise taxes for the nine months ended September 30, 1995 were $72,252 compared to $45,837 for the comparable period in 1996. The increase in sales can be primarily attributed to increased shipments of bottled product from the brewery division and to a lesser extent from increased sales at the brewpub. The brewery went through a major expansion that was completed in the fourth quarter of 1995, which increased brewery capacity and enabled OEBC to pursue additional business. Sales increased substantially during the first seven months of 1996, as a result of OEBC obtaining several new large accounts in California and expanding shipment to a number of other states. OEBC had a number of quality control problems, distribution and customer relations problems and lacked adequate working capital to support the marketing and sales programs required by the new accounts. As a result, OEBC lost a substantial portion of this new business and will need additional working capital and new personnel, both of which the acquisition is intended to provide.



     Gross Profit: Gross profit increased by $37,413 from $667,890 for the nine-month period ending September 30, 1995 to $705,303 for the nine-month period ending April 30, 1996. However, as a percentage of sales gross profit decreased 7.1% from 36.8% for the nine-month period ending September 30, 1995 to 29.7% for the nine-month period ending September 30, 1996. The decrease in gross profit as a percentage of sales is primarily attributable to production inefficiencies, distributor discounts, and increases in freight associated with shipping product to other states. In addition, competition caused management to lower the per unit sale prices in order to increase its market share. With the decline in business and the fixed cost associated with running the expanded brewery, OEBC actually had a negative gross profit in August and September.



     Selling, General and Administrative Expenses: Selling, general and administrative expenses increased in actual dollars, and as a percentage of net sales for the comparable periods. Selling, general and administrative expenses increased by $495,179 from $769,884 for the nine-month period ending September 30, 1995 to $1,265,063 for the nine-month period ending September 30, 1996. Selling, general and administrative expenses increased 10.9% as a percentage of sales from 42.4% for the nine-month period ending September 30, 1995 to 53.3% for the nine-month period ending September 30, 1996. Selling, general and administrative expenses increased primarily as a result of supporting the 30.6% increase in sales. Selling, general and administrative expenses increased as the result of non-recurring accounting and legal cost associated with the acquisition and as the result of increased lease expense, rent expense and interest expense. As part of the acquisition terms, the lease and interest expenses are being reduced.



     Interest: Interest expense increased by 65.6% from $127,784 for the nine-month period ending September 30, 1995 to $211,671 for the nine-month period ending September 30, 1996. Interest expense increased primarily as the result of interest charges associated with increased equipment leases and notes payable to related parties.



     Net Loss: The net loss increased in actual dollars, and as a percentage of net sales for the comparable periods. The net loss increased $562,462 from $(224,832) for the nine-month period ending September 30, 1995 to $(787,294) for the nine-month period ending September 30, 1996. The net loss increased as a percentage of sales by 20.8% from 12.4% for the nine-month period ending September 30, 1995 to 33.2% for the nine-month period ending September 30, 1996.


YEARS ENDED DECEMBER 31, 1995 AND 1994 -- ORANGE EMPIRE BREWING COMPANY (RIVERSIDE BREWING COMPANY)


     Sales: Net sales increased by $1,175,507 or 85.3% from $1,378,470 (net of $21,045 in excise taxes) for 1994 to $2,553,977 (net of $52,596 in excise taxes) for 1995. The increase in sales can be primarily attributed to increased shipments of bottled product from the brewery division and to a lesser extent from increased sales at the brewpub. Distribution was expanded not only in California with the appointment of Wine Warehouse as distributor for California, but distribution was also expanded into approximately 27 other states.

     Gross Profits: Gross Profit increased in terms of dollars and as a percentage of net sales for the comparable periods. Gross profit increased 106.6% from $353,279 in 1994 to $729,912 in 1995. Gross profit increased 3.0% as a percentage of sales from 25.6% in 1994 to 28.6% in 1995. Gross profit improved as a result of the Company's ability to cover fixed overhead through increased sales.



     Selling, General and Administrative Expenses: Selling, general and administrative expenses increased, in actual dollars, but decreased as a percentage of sales for the comparable periods. Selling, general and administrative expenses increased 58.7% from $624,209 in 1994 to $990,701 in 1995. However, as a percentage of sales decreased 6.4% from 45.3% in 1994 to 38.8% in 1995. The increase is primarily attributable to the 85.3% increase in sales. The decrease and a percentage of sales is primarily attributable to the fact that some selling, general and administrative expenses are relatively fixed and did not increase proportionately with increase in sales.


     Interest Expense: Interest expense increased 83% or $78,408 from $94,516 in 1994 to $172,924 in 1995. The increase is primarily the result of leasing (at approximately 14% per annum) additional brewing equipment for the brewery which commenced operation in its expanded facility in October 1995.


     Income Tax Provision: OEBC has a $1,600 provision for income taxes in both 1994 and 1995 related to California minimum state taxes. OEBC has substantial net operating loss carryforwards, the use of which will be limited in future periods pursuant to the provisions of the Tax Reform Act of 1986. does not expect to pay regular income taxes for the foreseeable future. A valuation allowance for such net operating losses has been recorded, therefore, no benefit for income taxes has been reflected in operations.


     Net Loss: The net loss increased 14.6% or $54,363, from 1994 to 1995, but decreased as a percentage of sales by 10.2% from 26.9% in 1994 to 16.7% in 1995.

PERIOD TO PERIOD COMPARISON OF RESULTS -- ST. STAN'S BREWERY AND BREWPUB OPERATIONS


     The following table sets forth certain items included in the St. Stan's Brewery and Brewpub statements of operations as a percentage of net sales:


                            PERCENTAGE OF NET SALES


                                                        NINE MONTHS ENDED          YEAR ENDED
                                                          SEPTEMBER 30,           DECEMBER 31,
                                                        -----------------       -----------------
                                                        1995        1996        1994        1995
                                                        -----       -----       -----       -----
                                                        (UNAUDITED)
Net sales.............................................  100.0%      100.0%      100.0%      100.0%
Cost of sales.........................................   66.8        72.9        72.7        68.8
                                                        -----       -----       -----       -----
Gross profit..........................................   33.2        27.1        27.3        31.2
Selling, general and administrative...................   27.1        29.9        27.4        28.8
                                                        -----       -----       -----       -----
Income (loss) from operations.........................    6.1        (2.8)        (.1)        2.4
Interest..............................................    5.0         5.9         5.5         4.8
                                                        -----       -----       -----       -----
Net income (loss).....................................    1.1%       (8.7)%      (5.6)%      (2.4)%
                                                        =====       =====       =====       =====



NINE MONTHS ENDED SEPTEMBER 30, 1995 AND NINE MONTHS ENDED SEPTEMBER 30, 1996 -- ST. STAN'S BREWERY AND BREWPUB OPERATIONS



     Sales: Net sales decreased by 8.4% from $1,529,253 for the nine month period ending September 30, 1995 to $1,401,453 for the nine month period ending September 30, 1996. Sales declined as the result of the loss of certain key distributors and the inefficiencies created by transferring business to replacement distributors, competitive pressures and insufficient working capital to fund marketing and selling programs. Insufficient working capital prevented St. Stan's from initiating the marketing, sales and promotional activities required by their distributors and chain accounts, resulting in these distributors paying more attention to better financed brands and causing the discontinuation of St. Stan's products at a number of retail accounts.



     Between June and September of 1996, six of St. Stan's key distributors, all Budweiser Distributors, decided to discontinue distributing any craft brews other than the products from Red Hook Brewery, a company in which Anheuser Busch (Budweiser) has a 25% ownership interest. This caused St. Stan's and other craft brewers to seek replacement distributors. This process and the inefficiencies resulting from such a significant transfer, resulted in loss of accounts and sales volume, in spite of identified demand for St. Stan's products at account and consumer level. To date, St. Stan's has not been able to recover from these distributor changes, as it has lacked the working capital and effective marketing programs needed to promote its brands and get significant attention from its new distributors, retail accounts and consumers.



     The Company has introduced St. Stan's to Southern Wine & Spirits ("SWS"), whose distribution and sales organization covers all of California, for the purpose of exploring the opportunity of SWS distributing St. Stan's throughout California. Due to the nature of SWS's operations, its substantial retail account base and its relationship with Beverage Works, this could have a substantial positive effect on St. Stan's sales in 1997.



     Sales declined at the brewpub/restaurant approximately $46,000 or 7.6% for the first nine months of 1996, when compared to the similar period in 1995. The primary reason was increased competition from several restaurants and two multi-tap brewpubs, and the lack of an effective marketing program for the brewpub.



     Gross Profit: Gross profits decreased by 25.4% from $508,240 for the nine months ended September 30, 1995 to $379,104 for the nine months ended September 30, 1996. Gross profit decreased in terms of actual dollars and as a percentage of sales primarily as the result of competitive pressures that required St. Stan's to lower prices to distributors faster than St. Stan's could lower production costs and increase sales.



     Selling, General and Administrative Expenses: Selling, general and administrative expenses increased less than 1.0% from $415,163 or 27.1% of sales for the nine months ended September 30, 1995 to $418,706 or 29.9% of sales for the nine months ended September 30, 1996. Selling, general and administrative expenses remained basically the same as St. Stan's was forced to scale back in most areas and try to allocate more funds for sales and marketing activities. St. Stan's was unable to generate sufficient working capital and unable to re-allocate enough funds to marketing and sales to counter competitive pressures and grow the brands.



     Interest: Interest expense increased 8.6% from $76,028 for the nine months ended September 30, 1995 to $82,597 for the nine months ended September 30, 1996. Such increase is due to an increase in related party notes payable.



     Net Income (Loss): Net income was $17,049 or 1.1% of net sales for the nine months ended September 30, 1995 versus a net loss of $(122,199) or (8.7)% of net sales for the period ended September 30, 1996. Overall competition has significantly affected margins, and coupled with increased selling and interest costs, caused the St. Stan's to incur a loss in 1996.


YEARS ENDED DECEMBER 31, 1995 AND 1994 -- ST. STAN'S BREWERY AND BREWPUB OPERATIONS

     Sales: Volume increased by 7.3% from $1,891,554 in 1994 to $2,029,424 in 1995. The increase in sales was primarily attributable to the introduction of new products.

     Gross Profit: Gross profit increased by 22.4% from $517,236 or 27.3% in 1994 to $633,207 or 31.2% in 1995. The improvement in gross profit is primarily attributable to price increases in 1995, improved operating efficiencies and lower costs of raw materials.

     Selling, General and Administrative Expenses: Selling, general and administrative expenses increased by 12.5% from $518,763 or 27.4% in 1994 to $583,568 or 28.8% in 1995. In general, this increase can be attributed primarily to an increase in sales, marketing and promotional activities.

     Interest: Interest expense decreased by 5.7% from $104,351 in 1994 to $98,398 in 1995.

     Net Income (Loss): The net loss decreased by 53.9% from $105,878 or 5.6% of sales in 1994 to $48,759 or 2.4% of sales.

LIQUIDITY AND CAPITAL RESOURCES


     Since its inception, the Company has funded operations primarily from the private placement of common stock grossing approximately $1,655,000 in one offering and $150,000 in another, netting approximately $1,569,000 million after costs of the offerings, and $750,000 in two debt financings of $500,000 and $250,000 as of December 20, 1996 to be repaid from proceeds from the Offering. The Company has also secured a $175,000 line of credit from a related party of OEBC. Through December 20, 1996, the Company has borrowed $121,941 on such line of credit. The Company intends to close up to an additional $500,000 in debt in January 1997 to be repaid from proceeds of the proposed Offering. The Company's operations have used substantial cash in the November 8, to December 31, 1995, post acquisition period and for the nine month period ending September 30, 1996. The Company has insufficient capital to fund cash used in operations to enable the Company to continue as going concern without additional working capital in the immediate future and cannot implement its strategy to lower cost of sales on a percent of sales basis, initiate its sales and marketing plans or its growth strategy without completing the planned Offering.



     Initially, the Company's profitability will be adversely affected as the result of its growth strategy. The Company has incurred, and will continue to incur, substantial expense pursuant to its growth strategy which includes expanded marketing and advertising expenses, as well as legal and accounting expenses pursuant to its planned expansion through strategic alliances and acquisitions. Until the consummation of the acquisition and partnership agreements concurrent with this Offering, the Company has limited influence on the operations of these companies, and is restricted in achieving certain operating efficiencies and income growth. Furthermore, until such time that a certain number of craft breweries have been acquired or joint ventured, and functioning according to the Company's operating performance standards, and consolidation and marketing strategies, the Company's profitability will be adversely affected.



     The Company's initial acquisitions and operating agreements are primarily with smaller breweries that have not been operating profitably, and in all likelihood, could not operate profitably without operating efficiencies, financial, sales and marketing assistance. Furthermore, the Company will need to spend substantial funds on sales and marketing in order to increase sales volume. It will also need to invest in brewing facilities, equipment and improvements in order to increase production capacity and reduce production costs and improve operating efficiencies. Management plans to centralize purchasing to reduce costs of materials on a per-unit basis. Management also intends to consolidate its operations in Lake Elsinore, California with Riverside, California operations during 1997 in an effort to reduce its operating expenses. Management has estimated that such cost will be $30,000. (See "Use of Proceeds"). There are no assurances that management's plans will be implemented in a manner which will attain profitable operations after the consummation of the Offering.



     The Company's reciprocal marketing and production agreement with Chicago Brewing Company should have a limited positive effect on the Company's cash flow, but is important strategically as it enables the Company to produce and market incremental business from existing wholesale and contract-brew accounts, and enhance its competitive position in the craft brewing industry. Under this agreement, the Company currently produces Red Pig for Cabo Distributing Company's East Coast accounts at the Chicago Brewing Company facility.



     The Company's production agreement with Minnesota Brewing Company should have a positive effect on cash flow as it does not require the Company to incur any additional capital or production related expenditures. Under this agreement, the Company will package, store and sell Humpback Ale (draught only, approximately 500 kegs per month) to SWS.



     The Company currently has approximately $100,000 cash on hand, a credit facility for $175,000 with approximately $50,000 credit available. However, the Company has insufficient cash flow to remain current with certain trade vendors for a prolonged period of time as a result of launching its Hussong's brands in September 1996, and costs incurred with its acquisition and arrangements and its Offering.



     The Company expects to receive approximately $7.5 million from the Offering, net of expenses, of which $3.5 million is contractually committed to or is expected to be utilized almost immediately and specifically for the payment of a legal settlement ($200,000), paydown of accounts payable ($500,000), costs associated with consolidating operations ($30,000), repayment of bridge ($1,250,000) and short-term debt obligations ($175,000), and cash outlays associated with acquiring new property and equipment ($250,000) and with completing the acquisition and partnership ($1,079,000). See "Use of Proceeds." The Company is expected to have a current ratio of approximately 3 to 1 immediately after the public offering. The remaining net proceeds of $4.0 million refers to the following line items in the use of proceeds that will be expended over the 12 to 18 month period following the Offering, including marketing and sales ($1,500,000), acquisitions and new products ($1,000,000) and working capital ($1,562,498). Even though the Company has plans to improve cash flows through increased sales and reductions in cost of sales through improved operating efficiencies (of which there are no assurance), it does not expect to have positive cash flows until at least the fourth quarter of 1997 or early 1998. The craft brew industry is seasonal with sales lower in the first and second calendar quarters and higher in the third and fourth calendar quarters.



     The Company also anticipates spending substantially on sales and marketing, with planned expenditures for the first 18 months after the offering totaling approximately $1.5 million. The Company will also invest approximately $250,000 to increase production capacity, quality control and consolidate and standardize brewing operations. The Company will also seek additional acquisition candidates to expand its product lines, at an estimated cost of $1.0 million. Management intends to compliment its product line expansion through the issuance of its common stock. General and administrative costs will increase as a result of new expenses associated with operating as a public company, and legal and accounting costs involved with subsequent acquisitions. The Company will try to utilize debt and equipment financing as may be available to the Company to extend working capital.


     Since the Company cannot forecast with certainty the cost associated with implementing its growth strategy, management intends to maintain as much flexibility as reasonably possible in regards to managing capital expenditures and operations, so as to more effectively manage cash.


     The Company believes that the net proceeds from this Offering, after taking into consideration its use of a portion of such net proceeds for debt reductions (including accounts payable) and Partnership contributions totaling $3,004,000, will be sufficient to support the Company's capital expenditures, expansion of product lines and working capital requirements for the next 12 months. However, the craft brew industry is undergoing significant changes and management can make no assurance that they will be able to implement marketing and sales changes, consolidate operations or improve operating efficiencies fast enough in the face of increased competitive pressures. Management must stabilize operations and improve cash flows adequately to remain a viable entity. Furthermore, the Company cannot make any assurance that it will be able to acquire additional breweries or brands at reasonable prices or terms. If the Company cannot implement its growth strategy in a timely manner, then there can be no assurance that additional capital will be available, or that such financing will be available on terms favorable to the Company or its shareholders. To the extent the Company raises additional capital by issuing equity or convertible debt securities, ownership dilutions to the Company's shareholders may result. In the event that adequate funds are not available, the Company's business may be adversely affected.

                                    BUSINESS


     The Company was formed on August 2, 1995 as a California corporation, for the purpose of creating a multi-brand, multi-regional specialty beer company, capable of assuming a leadership role in the craft brewing industry. The Company's growth strategy is distinctly different from most other companies in the craft brewing industry, as it does not allocate resources and capital towards the development or improvement of a single local or regional brand and brewing facility, but focuses on acquiring a variety of existing regional brands with growth potential and existing production capacity, and/or entering strategic alliances with key industry players. The Company plans to allocate resources towards creating operating efficiencies by consolidating production capacity, sales and marketing operations, distribution channels, and effective multi-brand management. Thus the Company expects to achieve operating efficiencies, and plans to use its capital to spur revenue growth by effectively marketing its portfolio of existing and new products and services in targeted local and regional markets nationwide.



     The Company has acquired Heritage Brewing Company of Lake Elsinore, California ("Heritage" or "HBC"), and as soon as practicable after the date of this Prospectus will have acquired Orange Empire Brewing Company ("OEBC"), the parent of Riverside Brewing Company of Riverside, California ("Riverside" or "RBC"), which operates a brewpub-restaurant and a separate craft brewery and have become a majority partner with Prost Partners L.P. ("Prost") in BWI-Prost Partners, doing business as St. Stan's Brewing Company of Modesto, California ("St. Stan's"), operating a brewpub restaurant and a brewery (collectively the "Breweries").



BREWERIES


Heritage Brewing Company


     On November 8, 1995, the Company acquired approximately 95% of all of the issued and outstanding shares of common stock of Heritage in exchange for 142,276 shares of the Company's Common Stock. Heritage shareholders are permitted to call their Heritage stock in the event the Company does not complete a public offering of securities raising gross proceeds of at least $5,000,000 prior to March 31, 1997 or if the Company has not funded at least $500,000 of interim financing during the period November 4, 1996 through January 10, 1997. The exercise of the call option requires Heritage to repay all monies advanced by the Company for payments of its Small Business Administration loan and Liberty National Bank loan, and advances for brewery capital equipment and leasehold improvements. Repayment shall be made in a note which is payable without interest over 36 months. Heritage shall return all shares of the Company's common stock initially issued to its former shareholders. The completion of this Offering terminates Heritage's shareholders' call option.



     Heritage was established in 1989 as one of the first microbrewers in California. Heritage's brands are Red Fox Ale and Mulligan. Heritage also currently acts as a contract brewer for other craft brands, such as Catalina Ale, Airship, Rodeo Colt, and Belmont Brewing Co. Heritage also obtained the license rights for Hussong's Cerveza, which was successfully launched by the Company in September 1996.



     Heritage has a brewery in Lake Elsinore, California in a building containing approximately 5,400 square feet with a warehouse of 4,000 square feet located across the street. The brewery's production capacity was recently expanded to 12,000 barrels per year, which was financed by the Company with the proceeds of its November 1995 private placement. The annual rent for the brewery facility, which expires in March, 1998, is currently $39,600, and the warehouse is leased month to month at $1,200 per month. After the consummation of the Offering or the expiration of its lease, the Company intends to consolidate the Heritage production facility into the Riverside facility.


Riverside Brewing Company


     The Company has agreed to acquire all of the outstanding shares of OEBC, the parent of RBC. The closing of the sale is expected to occur as soon as practicable following the closing of this Offering. In exchange for the OEBC shares, the Company will issue 141,063 shares of its common stock to OEBC shareholders. In addition, certain non-management shareholders of OEBC will receive an additional 155,000 shares of the Company's Common Stock based on a specified number of barrels of beer produced and sold by OEBC ("Earnout Shares"). For each barrel of beer over 7,000 that the OEBC produces, ships and sells from the closing date of the acquisition through December 31, 1998, the Company will issue an additional four Earnout Shares up to a maximum of 120,000 Earnout Shares. If OEBC produces, ships and sells 40,000 or more barrels of beer during that same period, then those shareholders will receive an additional 35,000 Earnout Shares. The Company has agreed to provide up to 80 percent of the current potential maximum capacity (i.e., 24,000 barrels out of a 35,000 barrel capacity) per year for production of the OEBC products to meet the Earnout Shares criteria. In the event that such product is not produced because of capacity constraints at the OEBC facilities and additional capacity cannot be provided elsewhere, then the number of barrels required for OEBC to produce, ship and sell in order for the shareholders to be entitled to receive any or all of the Earnout Shares shall be adjusted in good faith by the Company and the OEBC shareholders. The number of shares issued to the OEBC shareholders will be increased (or decreased) dollar for dollar by the amount by which the net book value of OEBC on the closing date is greater (or less) than a deficit of $1,411,542 (the OEBC April 30, 1996 unaudited shareholders deficit of $911,542 plus $500,000) based on a share price of $8.00 per share. Based on the September 30, 1996 unaudited OEBC consolidated financial statements included elsewhere herein, Management does not believe shares issued will be adjusted upward under this provision.



     At the closing of the OEBC acquisition, Brewery Leasing Company, a company wholly-owned by Michael Hagerman, a director and principal shareholder of OEBC, has agreed to amend the terms of certain equipment leases it currently has with OEBC in exchange for 50,000 shares of the Company's Common Stock. The amendments include (i) reducing the effective interest rate of the equipment leases to 10%,
(ii) reducing the lease obligation by $500,000, (iii) granting the Company the option to purchase the leased equipment for $1.00 upon the expiration of such leases, and (iv) increasing the lease obligation $61,950 for delinquent lease payments through December 1995.



     Also, concurrently with the closing of the OEBC acquisition, Michael Hagerman and Norman Kretschmar agree to assume $220,941 of the principal amount of a loan to OEBC by Riverside National Bank, which has agreed to release OEBC from that portion of the loan. The Company and OEBC will assume the balance of the loan in the amount of $312,552. To induce Messrs. Hagerman and Kretschmar to assume that portion of the loan, the Company has agreed to issue a total of 27,618 shares of Common Stock.



     The Company has also entered into a Debt Exchange Agreement whereby the certain debtholders of OEBC have agreed to forgive approximately $644,000 of loans to OEBC. In return the debtholders will receive a total of $301,000 in cash and 24,125 shares of the Company's Common Stock and Class D Warrants to acquire up to a maximum of 50,000 shares of the Company's Common Stock at an exercise price of $5.00 per share.



     Assuming the acquisition of OEBC is consummated, the Company has agreed to repay Mike Hagerman $175,000 for advances Mr. Hagerman made to OEBC to finance working capital. These advances are to be repaid out of the proceeds of this Offering. Any additional advances currently totalling approximately $121,941 will be repaid by the Company after 30 months from the close of this Offering.



     The Company has also entered into a two year consulting agreement with Brewery Leasing Company, whereby Brewery Leasing Company will provide the Company advisory services on the brewery equipment and assist on the disposition and acquisition of brewery equipment. Brewery Leasing Company will receive 10,000 shares of the Company's Common Stock over the term of this consulting agreement. This consulting agreement is effective on the close of the OEBC acquisition.



     The Company has entered into a Brewpub Management Agreement with Mike Hagerman and Norman Kretschmar. Messrs. Hagerman and Kretschmar have agreed to manage the Riverside Brewing Company brewpub over the next two years and have agreed to guarantee the brewpub's cashflow to at least break even during that period. In return, the Company will issue a total of 10,000 shares of its Common Stock to Messrs. Hagerman and Kretschmar.



     RBC, which started in 1993 as a brewpub and restaurant with a production capacity of 1,500 barrels a year, is located in the historic Mission Inn district of Riverside, California. RBC then began to sell a full line of specialty craft beers outside its brewpub. In October 1995, RBC began additional production in a new

18,000 square feet leased facility, independent of its brewing facilities at the pub, which has an initial production capacity of 35,000 barrels per year and can be expanded to 80,000 barrels per year. RBC currently brews five styles of draft beer. Its beers have won numerous awards in local, state, national and international competitions.



     The brewpub restaurant produces its products in draught only, mostly for on-site sales from its 5,000 barrel annual capacity brewery. The brewery sells its products in draught and bottled package (both 12-oz. and 22-oz. bottles). The majority of RBC beers are sold in California. To a limited extent, its beers are sold in 27 other states and Japan. In addition, the brewery produces private label brands for the Claim Jumper restaurant chain and the Rusty Pelican Chain, both in California. RBC has also entered into contract brewing agreements with various companies, including La Jolla Brewing Company of California, Water Street Brewing Company of Texas, Copperhead Brewing Company of California, and Rodeo Colt of California. RBC also produces Humpback Ale (draft only), in a joint venture operation with Minnesota Brewing Company, for Southern Wine and Spirits of California.


St. Stan's Brewing Company


     BWI-St. Stan's, Inc. ("BWISS") a wholly-owned subsidiary of the Company, has entered into a partnership agreement with Prost Partners, L.P. ("Prost") doing business as St. Stan's Brewing Company to form BWI-Prost Partners ("Partnership"), which closes upon the consummation of this Offering. BWISS and Prost will share profits, losses, distributions, and capital 51% and 49% respectively, except that Prost will receive priority distributions of $2,500 quarterly to meet certain minimum financial obligations. The Partnership will be managed by a five member committee, three of whom are appointed by BWISS.



     Prost is contributing to the Partnership all of its assets, which is the St. Stan's Brewing Company operations, and the Partnership will assume the St. Stan's operating obligations. In addition, the Partnership will assume two demand notes executed by Prost totaling $459,120 owed to Romy Angle, who is an officer and a controlling shareholder of Stanislaus Brewing Company, Inc. ("Stanislaus"), Prost's general partner, and, as of the close of this Offering, the Purchasing Manager of the Company. As part of BWISS' initial capital contribution, BWISS will pay these notes owed to Ms. Angle upon the consummation of this Offering. The Partnership will also assume the note owed to Owens Financial Group ("Owens Note") in the principal amount of $668,927. The note is secured by the Partnership's fixed assets and ground lease for the Partnership's building. As part of BWISS' initial capital contribution, BWISS will assume the Owens Note. The Company has obtained written assurance from Owens Financial Group to amend, after a principal reduction payment of $168,927, the terms of the Owens Note to allow for principal and interest payable to be based on a 15 year amortization period, the extension of the maturity date to five years at a variable interest rate ranging from 11% to 16% per annum and for prepayment without penalty. The Partnership is not assuming Prost's obligations to Stanislaus.



     In addition to the initial capital contribution to the Partnership, BWISS is required to contribute to the Partnership $1,166,953 payable quarterly over 18 months commencing 18 months after the consummation of this Offering. In the event BWISS fails to make such payments, Prost may acquire BWISS's interest in the Partnership over four years based on (i) the fair market value of the Partnership's tangible assets plus (ii) the Partnership's net income before interest, taxes, depreciation and amortization for the preceding twelve months multiplied by three less (iii) accrued and contingent liabilities. This amount will likely be substantially less than the amount paid by BWISS.



     BWISS may buy-out Prost's interest in the Partnership by paying $2,205,000 within three years, plus that portion of the required capital contribution not made as of the date of the buy-out (the "Option"). By making such payment, BWISS will acquire all of Prost's interest in the Partnership. If BWISS fails to exercise the Option within three years, Prost has the initial right to acquire BWISS's interest in the Partnership based on the fair market value of the Partnership's assets, tangible and intangible, less accrued liabilities. If Prost does not exercise its right, BWISS has the right to buy-out Prost on the same terms. If neither Prost or BWISS exercises its right to buy-out the other party, the Partnership shall be dissolved. See "Risk Factors -- St. Stan's Brewing Company Partnership."

     St. Stan's was the first "altbier" brewery in the United States. Altbiers are made in the old German pre-1700's tradition, before lager beers. Thus the name "alt" (old/old fashioned) beer. The difference between altbier and lager beer is that altbier has a cold storage period in the fermentation tanks, and unlike a lager, uses a top fermenting yeast, rather than a bottom fermenting yeast. The result is a beer that generally is perceived as smoother than British or American style brews. Since this style of beer was not found in the United States, St. Stan's was developed to fill this niche. The majority of St. Stan's sales are in Northern California.



     The brewery will be owned by the Partnership, is subject to a ground lease and is located in a custom-built facility in the downtown area of Modesto, California. The brewery was completed in October 1990 and is part of a 14,500 sq. ft. facility which includes a brewpub and gift shop. The two-story pub facility has a contemporary European appearance with classic European touches. Seating is more than 300, including a biergarten and pub. The brewery currently has an annual capacity of approximately 30,000 barrels per year. St. Stan's currently sells its products in kegs and in twelve ounce bottles. It produces four beer types on a regular basis and produces several seasonal and specialty brews from time to time. St. Stan's will be involved in the production and sale of Hussong's Cerveza for the Northern California and North-West markets under an agreement with Heritage starting January 1, 1997.



RECIPROCAL PRODUCTION AND MARKETING AGREEMENTS



     The Company has entered a reciprocal marketing and production agreement with Chicago Brewing Company ("CBC"). CBC operates a 30,000 barrel per year brewery in Chicago, Illinois. Under the agreement, the Company can cause production of its own brands and contract brews destined for Mid-West and East Coast markets at CBC. The Company has entered an agreement with Minnesota Brewing Company ("MBC") for the joint production and packaging of Humpback Ale, a brand owned by Southern Wine and Spirits of California, one of the Company's primary distributors.


INDUSTRY BACKGROUND

     The terms micro brew, craft brew and specialty brew are used interchangeably by consumers and within the industry to describe the products made by small, independent brewers, who generally use only traditional brewing processes and ingredients. Craft brewers include contract brewers which use third party's brewing facilities), regional specialty brewers, microbrewers and brewpub/restaurants. Craft beers are full-flavored beers brewed with quality hops, malted barley, yeast and water, without adjuncts such as rice, corn, stabilizers or water dilution.

     The craft beer market is still very small in the context of the overall U.S. beer industry. In 1995, this segment accounted for approximately 2% of domestic beer sales. However, the category has become one of the fastest growing niche markets in the U.S. beverage industry. According to a recent publication of the Institute for Brewing Studies (May-June 1996 issue of The New Brewer), since 1988, craft beer shipments have grown 30%-50% annually, while total domestic beer industry shipments have basically remained flat. The rapid growth of the craft brewing industry is related to an increased consumer awareness of and demand for high quality, high end and high priced consumer food products in general, and consumers' discovery and continued education of more traditional, fresh brewed, full flavored and premium priced beers. Prior to prohibition, the U.S. beer industry consisted of hundreds of small breweries that brewed distinctive, full flavored beers, delivered fresh to local markets. Following prohibition, U.S. brewers have narrowed production to lighter, milder beers, to appeal to the broadest market segment. These beers use lower cost ingredients and can be mass produced, while taking advantage of economies of scale in production and marketing. Competition among the industrial brewers has been primarily through costly mass advertising and pricing, rather than through flavor and quality. Mass production has coincided with industry consolidation. At present, more than 75% of domestic beer shipments are controlled by three major brewers.

     Since the early eighties, domestic per capita beer consumption has declined. At the same time, consumers increasingly focussed their consumption on more flavorful beer. Initially this demand was met by beers imported from Europe, Canada and Mexico. However, in the late 1980's, as state laws began to allow pubs and restaurants to brew and sell beer on premise, a number of domestic specialty brewers began to offer a variety of more flavorful, traditionally brewed beers. In response to consumer demand, the number of craft brewed beers has increased in the last five years. Certain craft brewers have quickly grown from microbreweries into regional craft breweries, some with operations in multiple locations. Contract brewers, such as Samuel Adams and Pete's Wicked Ale, have taken advantage of this growing demand by retaining industrial brewers to perform contract brewing at otherwise under-utilized brewing facilities. At present, there are more than 800 craft breweries in the U.S. In addition, the major brewers have introduced their own fuller flavored specialty beers, and have acquired or established partnerships with existing craft brewers.

PLAN OF OPERATION/BUSINESS STRATEGY


     Industry forecasts (according to the Institute for Brewing Studies, The New Brewer, May-June 1996 issue) report continuing rapid growth of the craft brewing industry in excess of 30% annually. The craft beer market is very fragmented, and distribution channels are getting crowded from the proliferation of brands. The large craft brewers are becoming increasingly dominant and Budweiser, Miller and Coors have all recently introduced product entries, and are focussing their main brand advertising campaigns to appeal to craft brew consumers. The Company believes that craft brewing is entering a phase of development, characterized increasingly by consolidation requiring marketing and sales resources, operating efficiencies, integrated production and appropriate distribution capabilities and access to capital to enable the craft brewers to effectively compete with the dominant companies in this industry.



     The Company plans to position itself as an industry leader in the craft brewing industry with regional strongholds and nationwide access to the major markets, through a combination of acquisitions, strategic alliances, brand strategies, high profile introduction of new products, and consolidation of brewing, sales and marketing, distribution and administrative operations. The Company plans to utilize the proceeds from this Offering to spur revenue growth by effectively marketing its portfolio of products and services in local and regional markets nationwide. There is no assurance, however, that the Company's strategy will be successful.


Acquisitions

     The Company's initial acquisition strategy focused on smaller, undercapitalized craft breweries located in or close to craft brew growth markets, with proven, award winning products and a potential to expand their market share and gain strong regional and/or national distribution.


     A second phase of the Company's acquisition and joint venture strategy will focus on acquiring medium sized regional craft breweries (25,000 to 50,000 barrels annually). The Company believes that it will become increasingly difficult for these breweries to successfully compete independently in an increasingly consolidating, competitive market. The Company's strategy is designed to acquire and provide such companies with the resources and tools needed to professionally and rapidly improve operating efficiencies and expand their businesses. Factors critical to implement the Company's acquisition strategy are discussed below:


          Capital: The craft brew industry has always been capital intensive in terms of equipment and has now become capital intensive for marketing and sales as well. The dual strain of these capital requirements prevents many of the craft breweries from achieving their true growth potential in an increasingly competitive industry. The ability of the Company to successfully implement its business strategy is dependent on the Company obtaining the necessary capital to increase production, improve quality, lower production cost, implement the necessary management and operating systems and provide the professional marketing programs that are essential to gaining and maintaining strong sales and distribution networks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

          Operating Efficiencies: An essential element of competing successfully in a high growth, consolidating industry is the ability to constantly improve operating efficiencies at a faster rate than competitive pressures lower margins. A fundamental aspect of the Company's strategy is to realize these operating efficiencies, while preserving the traditional aspects of craft brewing.

             Standardized Production and Centralized Purchasing. The Company plans to aggressively consolidate brewing operations where appropriate, and standardize production methods and equipment throughout its breweries while setting the highest quality assurance standards, implementing cost efficient production techniques, optimizing production utilization and gaining savings through centralized purchasing and centralized production planning.



             Centralized Accounting & Administration. The Company expects to realize significant manpower savings and efficiencies by centralizing all accounting, order processing, inventory management, scheduling, legal, compliance, licensing and M.I.S. functions and activities. The Company is centralizing its accounting department in charge of all its functions, and its customer service department in charge of order processing, inventory management, scheduling and shipping.



             Centralized Sales, Marketing Planning and Support. The Company expects to benefit from available resources, efficiencies and cost savings in the field of sales, sales management, brand management, marketing, planning, advertising and promotion. The Company's sales and marketing department coordinates all field sales marketing planning, product development and ATF and ABC compliance activities for all brands. It manages point of sale materials development, purchasing and inventory, events planning, distributor incentive programs, promotion and advertising campaign development and scheduling.



          Distribution Network: Combined, the Breweries utilize more than 100 distributors in 35 states. With some of these distributors, the Breweries have a multi-faceted relationship which may include several of the Company's brands, private label and contract brewing. The Company's consolidated sales force is organized to properly service and support these distributors, promote the Breweries' products, make joint retail account calls and be involved in events and promotions in the distributors' territories.



          Management: The Company has assembled a management team skilled in managing entrepreneurial growth companies and consumer food products marketing. The Breweries provide additional brewing and brewpub restaurant expertise and sales manpower. The Company has started the process of coordinating sales and marketing, brewpub restaurant management, production and administrative activities of the Breweries in anticipation of the closing of the transactions.


Brewing Capacity Expansion

     The Company plans to substantially increase combined brewing and bottling capacity within the first 18 months after the close of this Offering, up to approximately 150,000 barrels per year. In the twelve month period following thereafter, the Company plans to increase its production capacity up to 240,000 barrels per year. The increases in capacity assume the acquisition of additional breweries and the availability of capital, of which no assurances can be provided.


     Key to the Company's short to medium term strategy is to significantly increase its regional brewing operations in Southern California, and to expand its operations into the Mid-West and the South-East United States. As a first step to improving its Southern California operating efficiency, the Company is considering plans to integrate Heritage's brewing operation and Riverside's brewery into a single, highly efficient, state-of-the-art facility, while keeping capital expenditures at a minimum.



     The Company plans to become a low cost operator through the implementation of uniform operating systems, economies of scale, and creating a truly integrated nationwide multi-location operation. The Company plans to aggressively standardize and increase overall production capacity while setting the highest possible quality assurance standards, implementing cost efficient production techniques, and optimizing production utilization. Implementing these plans depend on the availability of capital.



     The Company utilizes sterile filtration in all its breweries. The Company plans to utilize flash pasteurisation, tunnel pasteurisation or other methods to provide additional assurances for product stability and extended shelf life under extreme distribution and storage conditions.

Marketing Strategies


     The Company plans to utilize its resources and capital to spur revenue growth by effectively marketing its portfolio of existing and new products and services in targeted local and regional markets nationwide. The Company's marketing and marketing communication strategies focus on developing strong local brand awareness and following of the Company's brands at distributor, retail account and consumer level, in particular in those markets in which the Breweries currently are located. The Company wants to emphasize the advantage of consuming fresh locally produced beer over beer imported from out-of-state utilizing the Breweries and the brewpub restaurants as "anchors". At the same time it plans to utilize its multi-location brewing capacity and comprehensive distribution network to establish a nationwide presence for some of its brands; and grow its contract brew business from medium sized contract brewers, thus optimizing the Company's competitive position and use of brewing capacity.


Products/New Products


     The Company is involved in the ongoing development of unique quality brews aimed at high growth niche market segments. It utilizes the combined experience of its marketing staff and eight experienced and acclaimed brewmasters whose brews have won numerous awards.


PRODUCTS

     The Company, upon the closing of the Offering, will market a total of 26 different beers on a regular basis. Although most of these brews are sold year-round, some are seasonal. All of the Company's beers are hand-crafted in 100 to 200 barrel batches using traditional European brewing methods. The Breweries brew their beers using only high quality hops, malted barley, wheat, rye and other natural ingredients, and do not use any corn, rice, syrups or other adjuncts.


     In addition to its own brands, the Breweries operate as contract breweries for various contract brew brands, and produce private label contract brews for several well-known restaurant chains such as Claim Jumper and Rusty Pelican, both of which are in California. All brews are marketed on the basis of quality, freshness and unique, distinctive flavor profiles.


Riverside Brewing Company

     Golden Spike Pilsner: A European style pilsner, with a hoppy aroma and a dry crisp Czech hop flavor and long dry hop aftertaste (Bronze Certificate-1996 California State Fair, World Champion-1995 World Beer Championships, Gold Medal-1995 Colorado State Fair, Silver Medal-1995 California State Fair, Silver-1995 California State Fair, Silver-1995 Karnival of Beers, Bronze Medal-1993 Great American Beer Festival).

     Pullman Pale Ale: A deep gold, pleasantly hopped ale with a malty aroma and unique flavor (Silver Medal-1996 World Beer Championships, Silver Medal-1996 World Beer Cup, Silver Certificate-1996 California State Fair, Gold Medal-1995 California Beer Festival, Gold Medal-1995 Karnival of Beers, Silver Medal-1995 World Beer Championships, Silver Medal-1995 Great American Beer Festival).

     Victoria Avenue Amber Ale: Deep amber colored (Scottish) ale with a malt aroma and a medium dry malt aftertaste, made with English Goldings hops (Bronze Medal-1996 World Beer Championships, Gold Medal-1995 California State Fair, Silver Medal-1995 Karnival of Beers, Silver Medal-1995 Colorado State fair, Bronze Medal-1995 California Beer festival, Bronze Medal-1995 World Beer Championships, Gold Medal-1994 Great American Beer Festival).

     Raincross Cream Ale: A beautiful gold-colored brew with a well-hopped aroma and flavor (World Champion-1995 World Beer Championships, Silver Medal-1996 World Beer Championships, Bronze Certificate-1996 California State Fair, Silver Medal-1995 California Beer Festival, Gold Medal-1995 California State Fair, Bronze Medal-1995 Colorado State Fair).

     7th Street Stout: A sophisticated, deep brown stout with a very pleasant aftertaste (Silver Medal-1996 World Beer Championships, Gold Medal-1995 Karnival of Beers, Bronze Medal-1994 Great American Beer Festival).

     #119 Maybock: A traditional, malty maybock with slightly more hop flavor (Bronze Medal-1996 World Beer Championships, Silver Certificate-1996 California State Fair, Bronze-1996 BTI).

     #119 Seasonal:  (Silver Medal-1996 World Beer Championships).

St. Stan's Brewing Co.

     St. Stan's Red Sky Ale: This red-hued pale ale with a medium body is St. Stan's top selling brew
(Silver Medal-1996 World Beer Championships, Gold Medal-1994 Malt Advocate, Silver Medal-1994,
Wine Enthusiast).

     St. Stan's Amber Alt: An amber colored, smooth beer made in the "Altbier" style of Dusseldorf, Germany (Silver Medal-1996 World Beer Championships, Silver Medal-1995 World Beer Championships, Bronze Medal-1987 Great American Beer Festival).

     St. Stan's Dark Alt: A dark colored brew with a chocolate roasted malt flavor, made in the "Altbier" style of Dusseldorf, Germany (Gold Medal-1995 World Beer Championships, Bronze Medal-1993 Karnival of Beers).


     St. Stan's Whistlestop Ale: A light and clean traditional British Pale Ale with a golden straw color (Bronze Award-1996 Wine Journal).


     St. Stan's Fest Beer: A copper colored winter brew (Silver Medal-1994 Karnival of Beers, Gold Medal-1991 Beer Connoisseur Guide).

     St. Stan's Graffiti Wheat: A light and slightly hazy, refreshing and fruity summer wheat brew, with a unique "American Graffiti" marketing theme.

Heritage Brewing Company

     Hussong's Cerveza Extra: Hussong's (produced under license of Hussong's Cantina in Ensenada, Mexico) is a uniquely positioned lifestyle type of specialty beer. The Hussong's product line include two beer types: Hussong's Extra, a high-end, light, crisp Mexican Style beer, and


     Hussong's Cerveza Negra:  A very smooth, deep amber ale.


     Mulligan: An easy to drink, light colored brew with a crisp, well-hopped aroma and flavor.

     Red Fox: A robust, flavorful, classic American pale ale, generously dry hopped (Bronze Medal-1993 Great American Beer Festival).


Contract Brews/Private Label Brands/Other



     Claimjumper Honey Blond Ale: Private label brew for Claimjumper restaurants, brewed at Riverside.



     Claimjumper Original Red Ale: Private label brew for Claimjumper restaurants, brewed at Riverside. (Silver Medal-1996 World Beer Championships).



     Red Pig Ale: Contract brew for Cabo Distributing, California, brewed at Heritage, Riverside and Chicago.



     Humpback Ale (draft only): Contract brew for Southern Wine and Spirits of Southern California, packaged at Riverside in a joint production agreement with Minnesota Brewing Company.



     Copperhead Ale:  Contract brew for Copperhead Brewing Co. brewed at
Riverside.



     La Jolla Red Roost Ale: Contract brew for La Jolla Brewing Co. brewed at Riverside.

     Rowdy's Perfect Ale: Contract brew for Waterstreet Brewing Co. brewed at Riverside.


BREWING FACILITIES

Heritage Brewing Company, Lake Elsinore, California

     Heritage operates a 12,000 barrels per year brewery in a 5,400 square feet brewing facility and 4,000 square feet warehouse in Lake Elsinore, California. The brewery has a 50 barrel brewhouse and twelve 50 barrel fermentation tanks. The brewery has a 120 bottles per minute bottling line for 12 ounce and 22 ounce bottles and a kegging line that can clean and fill 15 kegs per hour.

Riverside Brewing Company, Riverside, California


     The brewpub is located in a leased, 75 year old brick building in the historic Mission Inn district of Riverside, California. The production capacity of the brewpub facility is 5,000 barrels per year. The brewpub has a 14 barrel brewhouse, four 14-barrel fermentation tanks, twelve 7 barrel bright beer tanks and other brewing equipment. It has no bottling line. The brewpub consists of a bar area that seats 175, a restaurant that seats 148, and outside seating locations that seat 220. The brewpub mainly serves its own brews and features a variety of food items on its menu. From time to time the brewpub features live music or other events such as cigar and beer tasting nights. The brewpub employs 30 full time and 40 part time staff, including a full-time brewmaster.



     The brewery is located in an industrial park in Riverside in a 18,000 square feet leased facility which has an initial production capacity of up to 35,000 barrels per year which can be expanded to 80,000 barrels per year. The brewery has a 50-barrel capacity brewhouse and ten 100-barrel fermentation tanks. The brewery has a bottling line with a throughput of approximately 160 bottles per minute, with the ability to produce both 22-fluid oz. and 12-fluid oz. bottles. The brewery's kegging line can clean and fill approximately 30 kegs per hour.



     The Company had purchased tunnel pasteurization equipment, which was initially planned for installation at Heritage, but which can be put to use more effectively at Riverside's operation. The pasteurizer has an initial capacity of 60 bottlers per minute at a rate of 12 pasteurization units, and can be upgraded to 120 or 180 bottles per minute.


St. Stan's Brewing Company, Modesto, California


     St. Stan's is located in a custom-built facility in the downtown area of Modesto, California. The facility was completed in October 1990 and is part of a 14,500 sq. ft. which includes the brewery, a brewpub and gift shop. The brewery currently has an annual capacity of approximately 30,000 barrels per year. The brewery has a 60-barrel capacity brewhouse and eight 120-barrel fermentation tanks and certain other equipment. The divisions's kegging machine is staff built and has a production capacity of approximately 30 kegs per hour. Its bottling line has throughput of approximately 180 bottles per minute. The brewery can be expanded to an annual capacity of approximately 50,000 barrels through the addition of fermentation tanks, but would require expansion into the brewpub area or the installation of external insulated fermentation tanks. The two-story brewpub has a contemporary European appearance, and has a combined seating of approximately 300 in its restaurant and bar area. The brewpub mainly serves beers brewed in the brewery and features a variety of food items on its menu. From time to time the brewpub features live music. The brewpub employs 28 full time and part time staff. The brewpub and brewery share management, administrative and office resources.



BREWING OPERATIONS


Brewing Ingredients


     The Company's beers are made only from four natural ingredients: malted barley, hops, yeast, and water. The most commonly used source of sugars for beer fermentation is provided by barley grain. The grain contains complex sugars which, after processed in the malting plant, provide the simple sugars for fermentation. The barley variety used by the Company is two-row which provides fewer undesirable components than the six-row varieties used by many large US breweries. Selected world class hops, including many European varieties, provide bitterness, aromatics and flavor. Yeast is a single-celled organism whose metabolism converts sugar into alcohol and carbon dioxide. The yeast ferments the sugar water, known as "wort," which is derived from the malted barley.

Malting

     The maltster steeps the barley grain in water to induce a controlled germination followed by air drying and in some cases roasting via kilning. This process, known as "malting", prepares the malt, through the creation of enzymes, so that upon mashing, simple sugars are easily obtained from the complex sugars. The malting process also imparts color and flavor characteristics to the grain. The malted barley, referred to as "malt" is then sold to the brewery.

Mash/Lautering

     The purpose of the mashing process is to create food for the yeast. Various roasted and non-roasted malts are milled, and mixed with hot water in the mash tun. Mashing is performed at either a constant temperature, or a series of rising temperatures, depending on the brewing equipment, the raw materials being used and the type of beer being brewed. During the mash, the complex carbohydrates are converted into fermentable sugars. Enzymes, created in the malting process, facilitate this conversion. The mash is then rinsed either in the lauter tun or the mash tun to produce the wort which is high in fermentable sugars. The mash system variables are controlled to determine the composition of the wort and, ultimately, the taste and type of beer being brewed.

Brew Kettle Boiling

     Before entering fermentation, the wort flows into a brew kettle to be boiled, concentrated and clarified. Hops are added during the boil to impart bitterness, aroma and flavor balance. The specific mixture of hops and the timing of their addition is critical to produce the desired type beer. The Company selects its hops from specific growing areas around the world and from among a number of specific varieties cultivated within those growing areas.

Fermentation

     After the boil, the wort is strained, cooled, aerated and then transferred to the fermentation cellar. Here a controlled amount of a proprietary yeast strain, at a selected temperature, is added ("pitched") to create fermentation. Some of the carbon dioxide is recaptured and absorbed back into the beer, providing a natural source of carbonation. The yeast may be either saccharomyces carlsbergensis (used in lager beers) or saccharomyces cervisiae (used in alts, ales, porters and stouts). Primary fermentation can take up to five days during which time the yeast multiplies a number of time by "budding". At the end of fermentation, a quantity of yeast is removed and stored for re-pitching. At the conclusion of the fermentation, the beer is usually transferred to another tank.

     The selection of krausening and/or lagering storage processes is an important choice of the brewer as it determines the length of time required to produce each batch of beer and therefore, the capacity of a brewery as well as the cost of producing the beer. Krausening is a process which adds about one week to the normal brewing cycle and is an important step in producing quality beers. Many of the Company's beers undergo the kruasening process. During Krausening, a small portion of young, still actively fermenting beer and yeast is added to a tank of beer at the end of primary fermentation to produce a second fermentation. Krausening produces a smoother, balanced beer flavor and body. The carbon dioxide is produced is allowed to naturally carbonate the beer.

     Lagering is a process, used with beers fermented with bottom yeasts, during which the temperature of the beer is slowly reduced. This helps reduce harsh flavor products resulting from this type of yeast, as well as clarifying and mellowing the beer. Lagering may take from one week to several months.

Maturation/Finishing

     After fermentation, the beer is cooled for several days while the beer is clarified and full flavor develops. Depending on the style of product, the fully conditioned beer may be filtered for clarity and/or carbonated for bottling or keg racking. Filtration removes unwanted protein, yeast and bacteria. At this point, the beer is in its peak condition and ready for bottling or keg racking. The entire brewing process of ales, from mashing through filtration, is typically completed in 10 to 17 days, depending on the formulation and style of the product being brewed. For lager beers the period ranges from one to six months.

Quality Control

     The Company currently monitors its beer production with in-house analytical and micro biological tests. These tests monitor product quality, retail shelf stability, CO(2), color and bitterness, oxidation, yeast condition and unwanted bacteria. The Company also utilizes independent laboratories for further product analysis.

Kegging and Bottling

     The Company packages its craft beers in both bottles and kegs. The packaging of beer is mechanically complex requiring the beer be handled under pressure, with minimal loss of its carbonation, while being sanitary packaged into a variety of packages, some with specific labeling for various states. The Company has a variety of options for packaging its bottle and keg configurations.


SUPPLIERS



     The Company deals with a variety of suppliers for the sourcing and purchasing of raw materials for the Breweries. Two suppliers accounted for approximately 60.0% (unaudited) of product purchases for the nine months ended September 30, 1996. No one supplier accounts for 10% or more of total accounts payable at September 30, 1996 (unaudited). St. Stan's purchased certain products from two companies which accounted for approximately 27.3% and 12.0% of total purchases in 1995, and 26.0% and 11.3% of total purchases in 1994. Purchases from these suppliers during the nine-month periods ended September 30, 1996 and 1995 totaled approximately 47.4% (unaudited) and 38.8% (unaudited), respectively. Riverside purchased certain products from two companies which accounted for approximately 31.0% (unaudited) and 57.0% (unaudited) of consolidated purchases for the nine months ended September 30, 1996 and 1995, respectively. One company accounted for approximately 40.0% and 38.0% of product purchases for the years ended December 31, 1995 and 1994, respectively. No one vendor made up 10% or more of accounts payable as of September 30, 1996. Accounts payable to one company accounted for 26.0% as of December 31, 1995. Management believes that the loss of any major supplier would not have a material adverse effect on the Company.


DISTRIBUTION

     The Breweries' products are currently distributed through a network of independent beer and liquor wholesale distributors. These products are generally sold in bottles and kegs to restaurants, brewpubs, bars and taverns, as well as in bottles to supermarkets, warehouse clubs, convenience stores and liquor stores. The Company's distribution strategy is to select its distributors on the basis of who it believes is best able to promote a variety if not all of the Company's products in a given market. In each of its targeted markets, the Company selects its distributors based on certain criteria, including: (i) market strength measured in terms of financial resources and number and size of accounts served, (ii) commitment to expend resources to educate consumers and retailers about the high quality and unique tastes of craft beer, (iii) ability to properly execute marketing and promotions programs, and (iv) reputation for customer service, including the ability to frequently service retail accounts, rotate stock to maintain freshness, monitor tap lines and beer storage. Distributors selected to date include distributors whose primary products are produced by Anheuser-Busch,

Miller and Coors and wine and spirits makers. The Company spends considerable time and effort to establish, maintain and support its relationship with distributors. The Company also offers its products directly to consumers at the Company's brewpub-restaurants in Modesto and Riverside, California.


     The Company demonstrates its commitment to the Breweries' independent distributors in many ways, including its refusal to sell directly to retail accounts within the appointed distributors' territories and, where permitted by law, involving distributors' sales representatives in the Company's distributor incentive programs.

     Each of the Breweries' distribution agreements appoints the distributor as the exclusive distributor for one or more of the Breweries' products in a specific geographic area, subject in certain cases to the Breweries' rights to engage in certain limited retailing activities. The distribution agreements provide that payment shall be made in full not less than 30 days after the date of delivery. The distribution agreements also provide for general cooperation among the distributors and the Breweries' in marketing, merchandising and promotional efforts. These distribution agreements may be terminated by either party 30 or 60 days after written notice of dissatisfaction with performance specifying the grounds for such dissatisfaction if the specified deficiencies have not been cured by the end of the 30 or 60-day period. In some states, the terms of the Breweries' contracts with its distributors may be affected by laws that restrict enforceability of some contract terms, especially those related to the Breweries' right to terminate the services of its distributors.


     At the time of this offering, the Breweries' products are not necessarily distributed through the same wholesale distributors in certain markets. Riverside has appointed 40 distributors in 28 states. St. Stan's has appointed 35 distributors in 19 states. The Company may consolidate distribution of the Breweries' brands through the same distributors in certain markets if efficiencies and marketing advantages can be obtained. Such plans may be subjected to or constrained by state regulations.



     Four distributors accounted for 27.0%, 17.0%, 24.0% and 11.0% of Heritage net sales (unaudited), respectively, for the nine-month period ended September 30, 1996. Two distributors accounted for 57.0% and 35.0% of the accounts receivable balance (unaudited), respectively, as of September 30, 1996.



     For St. Stan's, five distributors accounted for 35.4% and 28.9% of sales, of which one distributor accounted for 10.1% of 1995 sales, during the years ended December 31, 1995 and 1994, respectively. For the nine months ended September 30, 1996 (unaudited), one distributor accounted for 10.0% of sales. No distributor accounted for more than 10% of sales during the nine-month period ended September 30, 1995 (unaudited). Five distributors accounted for 69.5% of the accounts receivable balance at December 31, 1995, of which one distributor accounted for 33.6%. No distributors accounted for more than 10.0% of the accounts receivable balance at September 30, 1996 and 1995 (unaudited).



     For Riverside, one distributor accounted for approximately 25.0% (unaudited) of consolidated net sales for the nine months ended September 30, 1996. No one distributor accounted for 10.0% or more of consolidated net sales for the nine months ended September 30, 1995 (unaudited). One distributor accounted for approximately 12.0% of consolidated net sales for the year ended December 31, 1995 and one distributor accounted for approximately 18.0% of net sales for the year ended December 31, 1994. Four distributors accounted for 38.0%, 22.0%, 14.0% and 14.0%, respectively, of the accounts receivable balance at September 30, 1996 (unaudited). Four distributors accounted for 23.0%, 18.0%, 18.0% and 16.0% respectively, of the accounts receivable balance at December 31, 1995.


SALES AND MARKETING

Marketing Strategies


     The Company plans to spur revenue growth by effectively marketing its portfolio of existing and new products and services in targeted local and regional markets nationwide. Its marketing and marketing communication strategies focus on developing strong local brand awareness and consumer following for the Company's brands and brewpub restaurants at distributor, retail and consumer levels, in particular in those markets in which the Breweries are currently located, while assisting further volume throughput, broader account penetration and encouraging an increased level of trial purchases. The Company wants to emphasize the advantage of consuming fresh locally produced beer over beer imported from out-of-state, utilizing its breweries and its brewpub restaurants to gain additional corporate and brand recognition. At the same time it plans to utilize its multi-location brewing capacity and comprehensive distribution network to establish a nationwide presence for some of its brands. The Company also plans to grow its contract brew business from medium sized contract brewers to optimize Company's competitive position and utilization of brewing capacity and resources. This will be achieved through effective regional communications campaigns, retail and distributor incentive programs. The Company has prepared such programs for all of its main brands, scheduled for implementation throughout the first and second quarter of 1997.


Advertising & Promotion


     The Company has allocated approximately $1.5 million from the proceeds of the Offering towards product development, market research, point of sale materials, promotion and paid advertising, to be spent over the next 18 months. See "Use of Proceeds."



     The Company has retained the creative services of Paragon Design, a well respected creative agency known for its marketing communication programs for clients that include Disney Consumer Products, MCA/Universal Entertainment (Jurassic Park, Apollo 13), Mattel Toys, Baskin Robbins, L.A. Gear, AirTouch, Nextel and others. Paragon has been assigned with formulating brand strategies, creative campaigns, new packaging designs, market research and creating a corporate identity program for the Company and the Breweries.


Pricing

     Craft beers generally sell at a price premium relative to domestic industrial beers, with retail prices for craft beers typically ranging from $4.99 to $7.99 per six pack of 12 ounce bottles versus approximately $2.99 to $3.99 for industrial beers. This price premium provides generally higher profit margins for the distributors and retailers that offer craft beers. The Company believes that distributors and retailers are eager to increase their sales of higher margin craft beers as industrial brewers continue to wage price wars to gain market share in this flat growth segment thereby decreasing distributor's margins. To further increase retail product sales, the Company periodically offers "post-offs," or price discounts to its distributors. Distributors and retailers often participate in these price discounts.

New Products


     Key to the Company's success is the ongoing development of unique quality brews for high growth market segments. It utilizes the combined experience of its marketing staff and its brewmasters whose brews have won numerous awards. Among other market segments, the Company plans to focus on small batch, high margin brews.


Contract Brews

     The Breweries close proximity to key markets positions the Company to improve utilization of its current and future brewing capacity and generate additional income by expanding its already strong contract brewing and private label business. The Company is currently having discussions with several potential contract brew customers.

International Operations


     The Company is having discussions with N.V. Pauwels, owned by one of the Company's overseas investors, a Belgian corporation operating in the field of consumer food products manufacturing, marketing and distribution, regarding the possible import, manufacture and distribution of the Company's products in Europe.

COMPETITION


     The craft-brewed and high-end segments in the U.S. beer market are highly competitive due to continuing proliferation of microbrewers and contract brewers, the recent introduction of fuller flavored beers by national brewers, efforts by other microbrewers to expand their production capacities and a general surplus of under-utilized domestic brewing capacity, which facilitates existing contract brewer expansion and the entry of new contract brewers. Recent growth in the sales of craft-brewed beers are expected to increase competition and, as a result, prices and market share of the Company's products may fluctuate and possibly decline.


     Direct competitors of the Company include all large contract brewers, regional brewers and local micro brewers. Indirect competitors include the major national mass producers such as Anheuser Busch, Inc. and Adolph Coors Brewing. The national brewers, recognizing the significant growth potential and the slight but growing shift in market share from national mass-produced beers to craft brews, have made significant investment in the craft brew industry. The Company expects that certain of the major national brewers, with their greater financial resources and established national distribution networks, will seek further participation in the continuing growth of the craft beer segment through investments in, or formation of distribution alliances with, craft brewers. The increasing participation of the major national brewers will likely increase competition for market share and increase price competition within the craft beer segment. Many of the Company's competitors in the craft beer segment have greater financial and other resources than the than the Company. See "Risk Factors -- Increased Competition for Specialty Beers."

     The Company's products also compete generally with other alcoholic beverages including other segments of the beer industry and low alcohol products. The Company competes with other beer and beverage companies not only for consumer acceptance and loyalty but also for shelf and tap space in retail establishments and for marketing focus by the Company's distributors and their accounts, all of which also distribute and sell other craft brews, beers and alcoholic beverage products. The Company also competes against producers of imported beers. Although imported beers currently account for a much greater share of the U.S. beer market than craft beers, the Company believes that local craft brewers possess some competitive advantages over certain importers, including lower shipping and no importation costs, proximity to and familiarity with local consumers, a higher degree of product freshness, eligibility for lower federal excise taxes and freedom from currency fluctuations.

     The principal methods of competition in the craft-brewed segment of the beer industry include product quality and taste, brand advertising, trade and consumer promotions, pricing, packaging and the development of new products. The Company believes that its competitive position is enhanced by its dedication to product quality and its ability to deliver fresh product brewed locally in multiple markets, lower production and transportation costs resulting from operating efficiencies, innovative marketing and advertising methods, a broad and diverse product/brand lineup, new product launches and award winning quality brews.

REGULATION

     The manufacture and sale of alcoholic beverages is a highly regulated and taxed business. The Company's operations may be subject to more restrictive regulations and increased taxation by federal, state and local governmental entities than are those of non-alcohol related businesses. Federal, state and local laws and regulations govern the production and distribution of beer. These laws and regulations govern permitting, licensing, trade practices, labeling, advertising, marketing, distributor relationships and related matters. Federal, state and local governmental entities also levy various taxes, license fees and other similar charges and may require bonds to ensure compliance with applicable laws and regulations. Failure by the Company to comply with applicable federal, state or local laws and regulations could result in penalties, fees, suspension or revocation of permits, licenses or approvals. There can be no assurances that other or more restrictive laws or regulations will not be enacted in the future. See "Risk Factors -- Government Regulation; Taxation."


     The Breweries produce beer and sell it to distributors or retailers and to consumers at its brewpub restaurants. Brewery, wholesale and retail operations require various federal, state and local licenses, permits and approvals. In addition, some states prohibit wholesalers and/or retailers from holding an interest in any supplier such as the Company and the Breweries. Violation of such regulations can result in the loss or revocation of existing licenses by the wholesaler, retailer and/or the supplier. The loss or revocation of any existing licenses, permits or approvals, failure to obtain any additional or new licenses, permits or approvals or the failure to obtain approval for the transfer of any existing permits or licenses could have a material adverse effect on the ability of the Company to conduct its business. On the federal level, brewers are required to file with the Bureau of Alcohol, Tobacco and Firearms ("ATF") an amended Brewer's Notice every time there is a material change in the brewing process or brewing equipment, change in the brewery's location, change in the brewery's management or a material change in the brewery's ownership. Brewers must seek ATF approval of an amended Brewer's Notice prior to the change taking place. The Company's operations are subject to audit and inspection by ATF at any time.

     On the state and local level, some jurisdictions merely require notice of any material change in the operations, management or ownership of a permittee or licensee. Some jurisdictions require advance approvals and require that new licenses, permits or approvals must be applied for and obtained in the event of a change in the management or ownership of the permittee or licensee. State and local laws and regulations governing the sale of beer within a particular state by an out-of-state brewer or wholesaler vary from locale to locale.

     ATF permits and brewer's registrations can be suspended, revoked or otherwise adversely affected for failure to pay tax, to keep proper accounts, to pay fees, to bond premises, to abide by federal alcoholic beverage production and distribution regulations and to notify ATF of any change (as described above), or if holders of 10% or more of the Company's equity securities are found to be of questionable character. Permits, licenses and approvals from state regulatory agencies can be revoked for many of the same reasons.

     Because of the many and various state and federal licensing and permitting requirements, there is a risk that one or more regulatory authorities could determine that the Company has not complied with applicable licensing or permitting regulations or does not maintain the approvals necessary for it to conduct business within their jurisdictions. There can be no assurance that any such regulatory action would not have a material adverse effect upon the Company or its operating results.

TAXATION

     The federal government and each of the states levy excise taxes on alcoholic beverages, including beer. For brewers producing no more than 2,000,000 barrels of beer per calendar year, the federal excise tax in $7.00 per barrel on the first 60,000 barrels of beer removed for consumption or sale during a calendar year, and $18.00 per barrel for each barrel in excess of 60,000. For brewers producing more than 2,000,000 barrels of beer in a calendar year, the federal excise tax is $18.00 per barrel. None of the breweries currently produces more than 60,000 barrels per year. Individual states also impose excise taxes on alcoholic beverages in varying amounts, which have also been subject to change. The state excise taxes are usually paid by the Company's distributors.


     Congress and state legislatures routinely consider various proposals to impose additional excise taxes on the production and distribution of alcoholic beverages, including beer, in connection with various governmental budget balancing or funding proposals. Further increases in excise taxes on beer, if enacted, could result in a general reduction of malt beverage sales and adversely effect the Company's performance.


TRADEMARKS


     The Company and the Breweries have obtained or applied for U.S. Trademark Registrations for the names of several of its products, and in some cases for most of its logo designs. The Company regards its trademarks as having substantial value and as being an important factor in the marketing of its products. The Company is not aware of any infringing uses that could materially affect its current business of any prior claim to the trademarks that would prevent the Company from using such trademarks in its business. The Company's policy is to pursue registration of its marks whenever possible and to oppose vigorously any infringements of its marks.

EMPLOYEES


     The Company and its subsidiaries will employ 135 employees after the closing of the Offering, including 26 in brewery operations, 98 in the brewpub-restaurants, 4 in administration and 8 in sales and marketing. These include all employees of St. Stan's, of which the Company owns 51% in a joint-venture. None of the Company's employees is represented by a labor union. The Company has experienced no work stoppages and believes that its employee relations are good.


PROPERTIES

     The St. Stan's Brewery and Brewpub is located at 821 L Street in Modesto, California. The 14,500 square foot building was constructed in 1991. The building is subject to a 50-year ground lease which expires in 2038, at which time the building and ground lease revert back to the lessor. The ground lease, which was originally entered into between the lessor and Stanislaus Brewing Company, Inc., was subleased to Prost Partners. The sublease includes base rent increases over the term of the lease at the lesser of (1) the percentage change that occurs in the Consumer Price Index or (b) five percent (5%). In addition to base rent increases, appraisals are required at scheduled dates. The minimum annual rental payments, after a land appraisal, shall be based on no less than 12% of the appraisal amount. In addition to the base rental payments, the sublease agreement requires the payment of the real property taxes and insurance costs. The monthly rental under the ground lease and sublease is $4,250.


     The Riverside Brewing Company brewery is located in an industrial park, in Riverside, California. The brewery occupies five suites of approximately 26,000 square feet. The total monthly rent is $9,889.00. The Riverside Brewing Company pays an additional 18% of the common area operating expenses. The leases expire March 31, 1998. The brewery leases are in the name of John Barnicoat, the former president of Orange Empire Brewing Company, who has assigned these leases to the Riverside Brewing Company. The Riverside Brewing Company brewpub is located in Riverside, California's Mission Inn District. The brewpub occupies approximately 5,000 square feet. The total monthly rent is $6,365.40. This lease expires August 2003. In addition, the Riverside Brewing Company leases substantially all of its equipment and other personal property under a capital lease with a related party expiring through August 2003.



     Heritage's Brewery is located in Lake Elsinore, California. Total monthly rent is $2,170. The lease expires in 1997. The Company does not intend to renew the lease.



     The Company's principal executive offices are located at 9800 South Sepulveda Boulevard, Suite. 720, Los Angeles, California. The monthly rent is $1,280, on a month-to-month lease and includes: maintenance, security, cleaning, utilities and office equipment. The Company subleases this office from The Deretin Group, an entity wholly owned by Lyle Maul an executive officer and director of the Company. The company's other executive office is located in Newport Beach at 200 Newport Center Drive, Suite. 205, Newport Beach, California. The monthly rent payment is $900 and the term is for three years.


ENVIRONMENTAL REGULATIONS AND OPERATING CONSIDERATIONS

     The Company's brewing operations are subject to a variety of extensive and changing federal, state and local environmental laws, regulations and ordinances that govern activities or operations that may have adverse effects on human health or the environment. Such laws, regulations ordinances may impose liability for the cost of remediating, and for certain damages resulting from, sites of past releases of hazardous materials. The Company believes that it currently conducts, and in the past has conducted, its activities and operations in substantial compliance with applicable environmental laws, and believes that costs arising from existing environmental laws will not have a material adverse effect on the Company's financial condition or results of operations. There can be no assurance, however, that environmental laws will not become more stringent in the future or that the Company will not incur costs in the future in order to comply with such laws.

     The Company's operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging. See "Business -- Brewing Operations." The occurrence of such a problem could result in a costly product recall and serious damage to the Company's reputation for product quality, as well as claims for product liability which may negatively impact the Company. The Company maintains insurance which the Company believes is sufficient to cover any liability claims which might result from a contamination problem in its products, but which may not cover any damage to the Company's reputation. See "Risk Factors -- Product Liability Risk."


LEGAL PROCEEDINGS


     The Company and its subsidiaries are not currently involved in any material pending legal proceedings, and the Company is not aware of any material legal proceedings threatened against it, other than discussed below.



     Tamkin Capital Partners ("Tamkin") has filed a suit in Los Angeles County Superior Court alleging that it has been damaged by the Company negotiating and entering the acquisition agreement with Riverside and the partnership agreement with St. Stan's in violation of a confidentiality agreement and letter agreement dated January 18, 1996 and January 16, 1996, respectively. The confidentiality agreement provided that the Company would not negotiate with these companies while these companies were under letters of intent with Tamkin. Management has reached a tentative settlement with Tamkin whereby the Company will pay $400,000 in cash and will issue 30,000 shares of its common stock. The Company is expected to pay $200,000 upon the execution of a settlement agreement, $150,000 upon the close of the Offering and $50,000 13 months from January 1, 1997. The 30,000 shares of common stock have demand registration rights 180 days after the effective date of the Offering.



     Riverside Brewing Company has been threatened with litigation where the plaintiff is claiming damages against Riverside in the amount of $130,000. Controlling principals of OEBC, RBC's parent corporation, have agreed to indemnify the Company for any loss, if any, incurred by RBC arising out of this threatened litigation.

                                   MANAGEMENT

DIRECTORS AND OFFICERS


     The directors(*) and officers of the Company are:



            NAME                AGE                          POSITION
----------------------------    ----    ---------------------------------------------------
Lyle R. Maul................     44     President, Chief Executive Officer and Chairman of
                                        the Board of Directors
Frederik G.M. Rodenhuis.....     41     Executive Vice President and Acting Chief Financial
                                        Officer
Janet Lee Johns.............     47     Secretary
Garith Helm.................     53     Vice President of Brewing Operations
Kathleen Burke..............     43     Vice President -- Sales
John Stoner.................     38     Vice President of New Breweries and Director
Jim S. McClusky.............     39     Director
Robert Hutchison............     44     Director


---------------

* The Company's bylaws provide that the authorized number of directors shall be no fewer than five (5) nor more than nine (9). The present number of authorized directors is six (6), which may be changed within the limits specified above by either the board of directors or by the shareholders. If the number of directors is increased, the board may fill such vacancy. The Representative has the right to appoint one member to the board of directors. The Representative has not yet appointed such person to the board. Directors are elected at the annual shareholders meeting. Each director's term will expire at the next shareholder meeting scheduled for May 1997.


  MANAGEMENT BIOGRAPHIES


     Lyle R. Maul, Chairman, President and Chief Executive Officer. Mr. Maul has been the Company's Chief Executive Officer and Chairman of the Board of Directors since January 1997. Prior to that, Mr. Maul was the Company's Chief Financial Officer since November 1995 and Chief Operations Officer since September 1996. From October 1990 to April 1996, Mr. Maul was the President of Deretin Enterprises, Inc. also known as The Deretin Group after January 1995, a business consulting firm with clients in the following industries, among others: consumer products, publishing, microcomputer products, communications, and real estate development. Mr. Maul is a co-founder and former Executive Vice President Finance of Government Technology Services, Inc., which was listed as the fifth fastest growing private company in the U.S. until it went public. It is now the leading reseller of microcomputer equipment to the federal government. Prior to this, Mr. Maul was a principal and Chief Financial Officer of Softeam, Inc., a leading distributor of microcomputer products. Mr. Maul has been directly involved with over ten entrepreneurial ventures and has extensive experience with equity and debt financings for small businesses. Mr. Maul has a bachelors degree in business administration and a masters degree in entrepreneurship and venture management from the University of Southern California. Mr. Maul is also a co-author of The Entrepreneur's Road Map to Success -- a winner of the Benjamin Franklin Award as the Best Business/Career Book.



     Frederik G.M. Rodenhuis, Executive Vice President and Acting Chief Financial Officer. Prior to becoming the Executive Vice President in January 1997, Mr. Rodenhuis was the Chief Executive Officer and Chairman of the Board of Directors of the Company since November 1995. Mr. Rodenhuis is considered the driving force behind the formulation and implementation of the Company's strategic plans, including capitalization, key acquisitions, industry alliances, and long term product, marketing & distribution strategies. From June 1993 to October 1995, Mr. Rodenhuis was the chief executive officer of Seaborn Beverages Company. From April 1991 to September 1992, he was Director International Marketing Development for Original New York Seltzer, and was responsible for international and domestic marketing and sales policies. From June 1989 to April 1991, Mr. Rodenhuis was President of Interex Corp., a United States subsidiary of KLM Royal Dutch Airlines, engaged in the specialty freight business. From 1987 to 1989, he was Director of Corporate Marketing of Burlington Air Express. Mr. Rodenhuis has a law degree and a masters degree in business administration from Erasmus University, The Netherlands. Mr. Rodenhuis brings a wealth of domestic and international experience in strategic product development, marketing and sales management and corporate administration. Mr. Rodenhuis has conducted business in key markets worldwide, speaks several foreign languages and has made numerous media appearances nationwide. Mr. Rodenhuis has advised the Company that in 1994 and 1995, during his tenure at Seaborn Beverages Company, he forwent salary and expense payments and dedicated his personal resources and assets to cover payment obligations of that company. In March of 1995, he was forced to seek Chapter 13 reorganization bankruptcy protection against forced collection of some of these obligations and a personal indebtedness resulting from these commitments. Seaborn Beverages Company filed for bankruptcy in May 1996.



     Garith Helm, Vice President of Brewing Operations. Mr. Helm will oversee all brewing production and quality control. Mr. Helm co-founded St. Stan's Brewing Company along with Romy Angle in 1984. He designed and constructed the company's first brewery and designed and coordinated the construction of the current 50,000 barrel capacity brewery and pub. He currently teaches Practical Brewing and Applications, a certified 180 hour course, at California State University, Turlock. Since 1984, Mr. Helm has been the Chief Executive Officer and brewmaster for Stanislaus Brewing Company and has provided the direction for the growth of that company. His brewing education was acquired at the University of California Davis, in brewing science and as a practical home brewer from 1975 to 1984. From 1979 to 1989, Mr. Helm was employed by Lawrence Livermore National Laboratory, first as an Engineer then as Engineering Manager responsible for thirty-one research support engineers. From 1982 to 1988, he was resource Manager in the Engineering Department with direct responsibility for developing and managing a $51 million budget funding 600 full-time employees. Additional responsibilities were supervising all engineering facilities, and manpower allocations for 3,000 mechanical and electronic engineering employees. As one of six members of the Engineering Executive Committee, he developed policy on broad issues affecting the laboratory and was Chief of Staff to the Associate Director for Engineering. From 1969 to 1979, Mr. Helm was a lecturer at California State University Stanislaus in the Physics Department and was also the Electronics Design Department Manager. From 1969 to 1972, he was a part-time lecturer in the Electronics Department at Modesto Junior College. Mr. Helm received his bachelor degree in physics in 1975.



     Kathleen Burke, Vice President -- Sales. Ms. Burke has been the Vice President -- Sales for the Company since December 1995. From 1993 to 1995, Ms. Burke was Vice-President of Sales of Seaborn Beverages Co. From 1987 to 1993 she was Vice President of Sales for Southern California for Original New York Seltzer. Ms. Burke has obtained a Bachelor's Degree of Arts at Mt. Saint Mary's College and a California Teaching Credential. Ms. Burke brings a wealth of distributor and their account sales and sales management experience to the Company.


     John Stoner, Vice President of New Breweries. Mr. Stoner, the Company's Chief Operations Officer from October 1995 to June 1996, is the chief executive officer of Heritage Brewing Company, which he co-founded in September 1989. From 1981 to 1989, he was employed with Rockwell International being appointed Manager of Operations. Mr. Stoner has a bachelor's degree in finance management and operations and a masters degree in business administration from California State University Long Beach.


     Janet Lee Johns, Secretary. Ms. Johns has been the Company's secretary since January 1997. Since January 1993, she has been the secretary of Orange Empire Brewing Company and since June, 1996 she has been the chief financial officer of Orange Empire Brewing Company. From March 1986 to December 1992, she was an insurance agent for Talbot Insurance Agency.



     Mr. Jim S. McCluskey, Director. Mr. McCluskey has been Southern California State Manager for Domec Importers, Inc. since May of 1996. Between 1989 and 1996, Mr. McCluskey was Specialty Brands Manager and Division Manager for Jim Beam Brands Company. Prior thereto, Mr. McCluskey worked for E&J Gallo Winery, the Seagram Wine Company and Christian Brothers Sales Company and brings 15 years of alcoholic beverage expertise, in particular the field of distribution and brand management. Mr. McCluskey obtained a Bachelor's Degree in Business Administration from California State University Long Beach.



     Robert H. Hutchison, Director. Mr. Hutchison is a partner in the public accounting firm of Belden-Hutchison & Co. in Costa Mesa, California. He graduated from the University of Southern California in 1975 with a degree in business with an accounting emphasis. Mr. Hutchison spent four years with Arthur Andersen & Company in the audit division obtaining a variety of experience dealing with larger corporations. Since 1979, he has worked in both public accounting and private industry gaining expertise in the tax accounting and management areas of small to medium size businesses. Mr. Hutchison joined his current firm in 1987. He is licensed in California and his home state of Oregon. He is a member of the American Institute of Certified Public Accountants.


SIGNIFICANT EMPLOYEES

     Mark Mericle, Operations Manager. Mr. Mericle is the other co-founder of Heritage Brewing Company and is responsible for the brewing operations of Heritage. From 1981 to 1989, he was employed with Rockwell International. Mr. Mericle has a bachelor's degree in communications from California State University Fullerton and has studied at the Institute for Brewing Studies.

EXECUTIVE COMPENSATION


     Compensation of Executive Officers. The following table sets forth the cash compensation paid by the Company to its President and Chief Executive Officer and its other officers for services rendered during the fiscal year ended December 31, 1996.


                           SUMMARY COMPENSATION TABLE


                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                                                         ------------
                                                                                            AWARDS
                                                                                         ------------
                                                             ANNUAL COMPENSATION          SECURITIES
                                                       -------------------------------    UNDERLYING          ALL
                                                                          OTHER ANNUAL     OPTIONS/          OTHER
              NAME AND POSITION                 YEAR    SALARY    BONUS   COMPENSATION       SARS       COMPENSATION(1)
----------------------------------------------  ----   --------   -----   ------------   ------------   ---------------
Lyle R. Maul..................................  1996   $ 75,000    $ 0       $5,000         682,491        $      --
   President and Chief Executive Officer
Frederik G.M. Rodenhuis.......................  1996    120,000      0        6,000         682,491               --
   Executive Vice President
Kathleen Burke................................  1996     75,000      0        5,500         111,350               --
   Vice President -- Sales
John Stoner...................................  1996     75,000      0        5,000         113,584          123,032
   Vice President of New Breweries
Mark Mericle..................................  1996     75,000      0        5,000         113,584          123,028
   Operations Manager


---------------

(1) Messrs. Stoner and Mericle received 24,508 and 24,507 shares of Common Stock, respectively, valued at $4.00 per share as consideration for consulting services provided to the Company and $25,000 each as a one time cash bonus in connection with obtaining the rights to produce and market Hussong's products in the western United States.

                              OPTIONS GRANT TABLE


               COMMON STOCK OPTIONS GRANTED IN FISCAL YEAR 1996*



                                                                  % OF TOTAL OPTIONS
                                            NUMBER OF SHARES OF       GRANTED TO
                                               COMMON STOCK         EMPLOYEES AND      EXERCISE
                                                UNDERLYING         OTHERS IN FISCAL      PRICE     EXPIRATION
                   NAME                       OPTIONS GRANTED         YEAR 1995        PER SHARE      DATE
------------------------------------------  -------------------   ------------------   ---------   ----------
Lyle R. Maul..............................        682,491                33.7                *       9/3/06
  Chief Executive Officer and President
Frederik G. M. Rodenhuis..................        682,491                33.7%               *       9/3/06
  Executive Vice President
Kathleen Burke............................        111,350                 5.5                *       9/3/06
  Vice President-Sales
John Stoner...............................        113,584                 5.6                *       9/3/06
  Vice President of New Breweries
Mark Mericle..............................        113,584                 5.6                *       9/3/06
  Operations Manager


---------------

* The figures in this table describe the total number of options granted under the Company's Nonqualified Stock Option Plan and Incentive Stock Option Plan in fiscal year 1996. See "Management -- Nonqualified Stock Option Plan" and "Incentive Stock Option Plan." Messrs. Rodenhuis and Maul were each granted 382,491 options (or 41% each of the total granted) under the Nonqualified Stock Option Plan exercisable at $5.10 per share and 300,000 options (or 27.4% each of the total granted) under the Incentive Stock Option Plan exercisable at $5.20 per share. Ms. Burke was granted 41,350 options (or 4% of the total granted) under the Nonqualified Stock Option Plan exercisable at $5.10 per share and 70,000 options (or 6.4% of the total granted) under the Incentive Stock Option Plan exercisable at $5.20 per share. Messrs. Stoner and Mericle were each granted 63,584 options (or 7% each of the total granted) under the Nonqualified Stock Option Plan exercisable at $5.10 per share and 50,000 options (or 4.6% each of the total granted) under the Incentive Stock Option Plan exercisable at $5.20 per share.


EMPLOYMENT AGREEMENTS


     The Company has an employment agreement with Lyle R. Maul, pursuant to which Mr. Maul is to serve as Chief Executive Officer and President. The employment agreement, which becomes effective on the close of the Offering, provides for a minimum base salary of $150,000 per annum, a $500 monthly car allowance, which increases $50 annually, health insurance premiums for family members, personal professional fees in 1997 of $2,500 increasing to $5,000 annually, life insurance premiums for the benefit of Mr. Maul's beneficiaries premiums increasing to $5,000 annually, $500 nonaccountable monthly expense allowance, and such other benefits available to other Company employees. Although Mr. Maul presently devotes, and is required under the employment agreement to devote, his full business time to the Company, his employment agreement permits him to engage in other business activities that are not competitive with the business of the Company and that do not materially interfere with his performance of his duties and responsibilities to the Company.



     The Company has an employment agreement with Frederik G.M. Rodenhuis, pursuant to which Mr. Rodenhuis is to serve as Executive Vice President of the Company for four years. The employment agreement, which becomes effective on the close of the Offering, provides for a minimum base salary of $152,000 per annum, a $500 monthly car allowance, which increases $50 annually, health insurance premiums for family members, personal professional fees in 1997 of $2,500 increasing to $5,000 annually, life insurance premiums for the benefit of Mr. Rodenhuis' beneficiaries increasing to $5,000 annually, $600 nonaccountable monthly expense allowance, and such other benefits available to other Company employees. Although Mr. Rodenhuis presently devotes, and is required under the employment agreement to devote, his full business time to the Company, his employment agreement permits him to engage in other business activities that are not competitive with the business of the Company and that do not materially interfere with his performance of his duties and responsibilities to the Company.


     Each of Mr. Maul's and Mr. Rodenhuis' employment agreements grant to the subject employee the right to receive his salary and benefits through the scheduled expiration date of such employment agreement in the event that the Company terminates such individual's employment other than "for cause."



     The Company also has employment agreements with other officers and significant employees of the Company. Mr. Stoner's employment agreement provides for a base salary of $75,000 per annum. Ms. Burke's employment agreement provides for a base salary of $75,000 per annum. Mr. Mericle's employment agreement provides for a base salary of $75,000 per annum. Mr. Helm's employment agreement is for three years at a base salary of $75,000 per annum. Ms. Angle's employment agreement is for three years and provides for a base salary of $70,000 per annum. Each of these employment agreements provides for benefits comparable to those provided to other Company employees, and $500 monthly car allowance.



     Mr. Maul will receive a cash bonus of $10,000 upon the close of this Offering if it closes prior to March 31, 1997. Mr. Maul will also be entitled to a $10,000 bonus, up to a maximum of $20,000, for each acquisition or joint venture completed or approved by the Company's Board of Directors prior to March 31, 1997.


INCENTIVE STOCK OPTION PLAN


     Effective August 26, 1996, the Incentive Stock Option Plan (the "Incentive Stock Option Plan") was adopted by the Company. A total of 1,500,000 authorized but unissued shares of Common Stock are reserved for issuance under the Incentive Stock Option Plan. As of the date of this Prospectus, options to purchase 1,091,000 shares of Common Stock have been granted to certain employees and consultants of the Company. The purpose of the Incentive Stock Option Plan is to attract and retain employees (including officers) of the Company (including its subsidiaries) and other affiliates (if any) of the Company and provide such people with additional incentives by increasing their equity ownership in the Company. Options granted under the Incentive Stock Option Plan are intended to qualify as incentive options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or be non-qualified. The Incentive Stock Option Plan is intended to satisfy the conditions of Section 16 of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder ("Rule 16b-3"). The Incentive Stock Option Plan is administered by a committee of the Company's Board of Directors comprised of directors who are disinterested within the meaning of Rule 16b-3. Subject to the terms of the Incentive Stock Option Plan, the committee administering the plan has the sole authority and discretion to grant options, construe the terms of the plan and make all other determinations and take all other action with respect to the Incentive Stock Option Plan.



     Options are exercisable during the period specified by the committee administering the Incentive Stock Option Plan, except that options become immediately exercisable in the event of a change in control of the Company. See "Risk Factors -- Effect of Anti-Takeover Provisions." The grants made as of the date of this Prospectus provide that options will become exercisable over a four-year period, 25% each year at $5.20 per share. No option is exercisable more than 10 years from the date of grant (or such other period as may be required by the Code) or after the option holder leaves the Company's employ (other than by reason of death or disability). Options are non-transferable, except by will or the laws of intestate succession or pursuant to a qualified domestic relations order. Shares underlying options that terminate unexercised are available for reissuance under the Incentive Stock Option Plan. The per share exercise price of options granted under the Incentive Stock Option Plan will be determined by the committee of the Board of Directors administering the Incentive Stock Option Plan, except that incentive stock options may not be exercised for less than 100% of the fair market value of a share of the Company's Common Stock on the date of grant.


NONQUALIFIED STOCK OPTION PLAN


     Effective August 26, 1996, the 1996 Nonqualified Stock Option Plan (the "Nonqualified Plan") was adopted by the Company. A total of 933,500 authorized but unissued shares of Common Stock are reserved for issuance under the Nonqualified Plan. On September 3, 1996, options to purchase 933,500 shares of

Common Stock have been granted to certain employees of the Company. The purpose of the Nonqualified Plan is to retain certain key employees (including officers) of the Company and provide such people with additional incentives by increasing their equity ownership in the Company. Options granted under the Nonqualified Plan are not intended to qualify as incentive options under Section 422 of the Code. The Plan is intended to satisfy the conditions of Rule 16b-3. The Nonqualified Plan is administered by a committee of the Company's Board of Directors comprised of directors who are disinterested within the meaning of Rule 16b-3. Subject to the terms of the Nonqualified Plan, the committee administering the plan has the sole authority and discretion to grant options, construe the terms of the plan and make all other determinations and take all other action with respect to the Nonqualified Plan.



     Options are exercisable during the period specified by the committee administering the Nonqualified Plan, except that options become immediately exercisable in the event of a change in control of the Company. See "Risk Factors -- Effect of Anti-Takeover Provisions." Each grantee of options under the Nonqualified Plan may exercise such options at $5.10 per share four years after the date of grant. However options become exercisable earlier if the Company meets certain earnings criteria. One third of the options granted become exercisable if the Company's modified net income (net income before interest, income taxes, depreciation, and amortization and excluding certain other gains or losses not in the ordinary course of business) for any fiscal year exceeds $1,000,000, two-third of the options become exercisable if modified net income exceeds $2,000,000 for any fiscal year, and all of the options are exercisable if modified net income exceeds $3,000,000 for any fiscal year. No option is exercisable more than 10 years from the date of grant or after the option holder leaves the Company's employ (other than by reason of death or disability). Options are non-transferable, except by will or the laws of intestate succession or pursuant to a qualified domestic relations order. Shares underlying options that terminate unexercised are available for reissuance under the Nonqualified Plan. The per share exercise price of options granted under the Nonqualified Plan are determined by the committee of the Board of Directors administering the Nonqualified Plan.


INCENTIVE COMPENSATION PLAN

     The Company adopted a cash incentive bonus compensation plan, the 1996 Incentive Compensation Plan, (the "Incentive Plan"). The Incentive Plan is intended to promote the interests of the Corporation and its shareholders by providing eligible employees with the opportunity to earn incentive compensation that is linked to the financial performance of the Corporation. The Incentive Plan is intended to qualify as performance based compensation under Section 162(m) of the Code. The Incentive Plan is administered by the regularly appointed compensation committee of the Board, which shall have at least two (2) members and no member of the Board may serve on the Committee unless such person is an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code.

     The Incentive Plan provides that qualifying employees may receive as a cash bonus an amount equal to the Company's modified earnings, calculated before interest, taxes, depreciation and amortization ("Modified EBITDA"), for a particular fiscal year. The total cash bonus that the Incentive Plan provides is 8.45% of Modified EBITDA up to $4,000,000 for such fiscal year and 12.45% of Modified EBITDA if Modified EBITDA exceeds $4,000,000 for such fiscal year.

DIRECTOR COMPENSATION


     The Company's Directors' Compensation Plan ("Directors' Plan"), which was adopted by the Board of Directors in January 1997 provides that, effective upon the close of this Offering, each outside director is to receive cash compensation in the amount of $1,250 per quarter. In addition, each outside director will receive 1,250 warrants per quarter to acquire the Company's Common Stock exercisable at $5.20 per share. The Company has reserved 100,000 shares of Common Stock for issuance under the Directors' Plan. In addition, each outside director will be reimbursed for travel expenses related to board meetings and other pre-approved Company business expenses.

CERTAIN TRANSACTIONS


     The Company has agreed to pay Lyle Maul, the Company's President and Chief Executive Officer, the amount of $82,745 to reimburse Mr. Maul for various expenses incurred on behalf of the Company, including travel, delivery services and telephone costs, and $3,000 for furniture and computer equipment contributed to the Company. These costs incurred by Mr. Maul on the Company's behalf were accrued for in the Company's financial statements in the same period such expenses were incurred. The cost of such furniture and computer equipment to Mr. Maul was approximately $7,500. Mr. Maul is repaid the principal amount in monthly installments equal to three percent ($3%) of the Company's net monthly sales. Mr. Maul to date has been paid approximately $3,700.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock as of the date of this Prospectus by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers as a group.


                                                                                  PERCENT OWNED
                                                                          ------------------------------
                                                                            BEFORE            AFTER
                NAME AND ADDRESS                  NUMBER OF SHARES(1)     OFFERING(2)     OFFERING(2)(3)
------------------------------------------------  -------------------     -----------     --------------
Guy Schebovitz(4)...............................        178,684              10.71%            5.64%
Frederik G.M. Rodenhuis(5)......................        112,479               6.74             3.55
Patrick and Lee Miller(6).......................        100,000               5.99             3.16
Gerald Cochran(7)...............................        100,000               5.99             3.16
Johan Vets(8)...................................         99,996               5.99             3.16
Robert E. Reale(9)..............................         85,720               5.14             2.71
Lyle R. Maul(10)................................         68,406               4.10             2.16
John Stoner(11).................................         62,785               3.76             1.98
All executive officers and directors as a               243,643              14.60             7.69
  group.........................................


---------------

 (1) Except as indicated in the footnotes to this table, to the knowledge of the Company, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable law.



 (2) Includes 141,063 shares of Common Stock which are to be issued to the former of OEBC shareholders in accordance with the Share Purchase Agreement, 24,125 shares of Common Stock to be issued to the OEBC debtholders in accordance with the Debt Exchange Agreement, 10,000 shares of Common Stock to be issued pursuant to the Brewpub Management Agreement, 60,000 shares of Common Stock to be issued to Brewery Leasing Company pursuant to the equipment lease agreement and the brewery equipment consulting agreement and 27,618 shares to be issued to certain former OEBC shareholders for assuming a portion of OEBC bank debt. Does not include 155,000 shares of Common Stock which may be issued pursuant to the former OEBC shareholders pursuant to the earnout provisions of the Share Purchase Agreement see "Business -- Breweries -- Riverside Brewing Company." Includes 30,000 shares of Common Stock to be issued pursuant to the tentative settlement agreement with Tankin Capital Partners. See
     "Business -- Legal Proceedings." Does not include 2,433,500 shares of Common Stock issuable upon exercise of authorized options granted under the Company's stock option plans or shares of Common Stock issuable upon exercise of other outstanding warrants or options. See
     "Management -- Incentive Stock Option Plan," "-- Nonqualified Stock Option Plan," "Description of Securities" and "Management -- Director Compensation."



 (3) Does not include 1,500,000 shares of Common Stock issuable upon exercise of the Class A Warrants, 225,000 shares of Common Stock pursuant to the Underwriter's over-allotment option, 225,000 shares of Common Stock issuable upon exercise of the Class A Warrants pursuant to the Underwriter's over-allotment option, or 300,000 shares of Common Stock issuable upon exercise of the Representative's Purchase Option and Warrants. See "Description of Securities" and "Underwriting."



 (4) Mr. Schebovitz' address is 931 East 77th Street, 2nd Floor, Brooklyn, New York 11236.



 (5) Mr. Rodenhuis' address is 9800 S. Sepulveda Boulevard, Suite 720, Los Angeles, California 90045. This figure includes the proportional number of shares held by Manhattan Enterprises, Inc., which is the owner of 55,369 shares. Mr. Rodenhuis is the beneficial owner of 89.8% of Manhattan Enterprises, Inc.



 (6) The Millers' address is 1300 W. Garmon Road, SW, Atlanta, Georgia 30327.



 (7) Dr. Cochran's address is 400 Horton Road, SW, Rainsville, Alabama 35986.



 (8) Mr. Vets' address is 39 Graaf de Granvellelaan, 2650 Edegem, Belgium, 6,250 of the 99,996 shares are owned by Group Nollet-Vets, of which Mr. Vets is a principal.



 (9) Mr. Reale's address is 6501 5th Avenue, Brooklyn, New York 11220.



(10) Mr. Maul's address is 9800 S. Sepulveda Boulevard, Suite 720, Los Angeles, California 90045. This figure includes the proportional number of shares held by Manhattan Enterprises, Inc., which is the owner of 55,369 shares. Mr. Maul is the beneficial owner of 10.2% of Manhattan Enterprises, Inc.



(11) Mr. Stoner's address is 9800 S. Sepulveda Boulevard, Suite 720, Los Angeles, California 90045.

                           DESCRIPTION OF SECURITIES

COMMON STOCK


     The Company is authorized to issue 20,000,000 shares of Common Stock, no par value, of which, as of the date of this Prospectus, 1,670,453 shares were issued and outstanding, which includes shares issued under the Orange Empire Brewing Company acquisition. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Articles of Incorporation, and certain mergers and reorganizations), in which cases California law and the Company's By-laws require the favorable vote of at least two-thirds of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared form time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of Common Stock have no preemptive or subscription rights. Holders of shares of Common Stock may cumulate their votes for electing directors if candidates' names are placed in nomination prior to commencement of voting and a holder has given notice at the meeting, before voting has begun of the holders intent to cumulate votes. All shares of Common Stock sold in this offering will be, when issued, fully paid and nonassessable.


PREFERRED STOCK

     The Board of Directors of the Company is authorized, subject to certain limitations prescribed by applicable law, from time to time to issue up to an aggregate of 5,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, in each case without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. At present, the Company has no plans to issue any of the Preferred Stock.

REGISTRATION RIGHTS


     The Company has outstanding 728,229 shares of common stock with certain registration rights. These shares are being registered along with this Offering subject to certain lock-up provisions. These lock-up provisions may be waived with the prior written consent of the Representative. 65,000 shares will become freely tradeable 60 days after the date of the registration statement of which this Prospectus is a part, 40,000 shares will become freely tradeable 90 days after the date of the registration statement, 10,000 shares will become freely tradeable 120 days after the date of the registration statement, 30,000 shares will become freely tradeable 150 days after the date of the registration statement, 92,484 shares will become freely tradeable one year after the date of the registration statement, and 486,745 shares will become freely tradeable 13 months after the closing date of this Offering. Of the 486,745 shares being registered subject to the 13 month lockup, 4,000 of the shares are owned by Kathleen Burke, the Company's Vice President -- Sales. The Company has also granted certain registration rights to holders of Class B Warrants and Class E Warrants. The 70,000 shares of Common Stock issuable upon exercise of the Class B Warrants at $4.75 and the 892,000 shares of Common Stock issuable upon exercise of the Class E Warrants at $6.30 per share are being registered along with this Offering. However, such shares may not be sold for a period of 180 days after the effective date of the registration statement without the prior written consent of the Representative. The Company has also granted demand registration rights to certain shareholders which provides that such holders may demand 180 days after the effective date of the registration statement that the Company seek to register up to 135,000 shares of Common Stock. See "Risk
Factors -- Shares Eligible for Future Sale."

WARRANTS


     Class A Warrants. Each Class A Warrant entitles the holder to purchase, at a price of $6.00, one share of Common Stock for a period of five years commencing on the date of this Prospectus unless redeemed by the Company prior to such expiration date. The exercise price of the Class A Warrants and the number of shares of Common Stock or other securities or property to be obtained upon exercise of the Class A Warrants, are subject to adjustment under certain circumstances, including, issuance by the Company of any shares of its Common Stock as a dividend, or subdivision or combination of the Company's outstanding shares of Common Stock into a greater or lesser number of shares. Reference is hereby made to the complete text of the form of Class A Warrant Agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part.



     The Class A Warrants are redeemable by the Company for $0.05 per Class A Warrant, upon 30 days' prior written notice, if the market price of the Common Stock equals or exceeds $12.00 per share. In the event that the Company gives notice of its intention to redeem the Class A Warrants, holders would be forced to exercise their Class A Warrants or accept the redemption price. For purposes of redemption, market price means (i) the average closing bid price for any 10 consecutive trading days within a period of 30 consecutive trading days, ending within five days of the date of the notice of redemption, of the Common Stock as reported by Nasdaq or (ii) the average of the last reported sale price for the 10 consecutive business days ending within five days of the date of the notice of redemption, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange.



     The Class A Warrants may be exercised by filling out and signing the appropriate notice of exercise form attached to the Class A Warrant and mailing or delivering it (together with the Class A Warrant) to American Stock Transfer & Trust Company of New York, New York, the Warrant Agent, in time to reach the Warrant Agent prior to the time fixed for termination or redemption of the Class A Warrants, accompanied by payment of the full warrant exercise price.



     The holders of the Class A Warrants are not entitled to vote, receive dividends, or exercise any of the rights of the holders of shares of Common Stock for any purpose until the Class A Warrants have been duly exercised and payment of the Class A Warrant exercise price has been made. Although it is anticipated that the Class A Warrants will commence trading on Nasdaq following the issuance of such Class A Warrants, there can be no assurance that a trading market for the Class A Warrants will ever develop.



     For the life of the Class A Warrants, the holders are given the opportunity to profit from the rise, if any, in the market price of the Common Stock at the expense of the remaining holders of the Common Stock. However, during the outstanding period of the Class A Warrants, the Company might be deprived of favorable opportunities to secure additional equity capital for its business, since holders of Class A Warrants may be expected to exercise their Class A Warrants at a time when the Company would be able to obtain equity capital by a public sale of new securities on terms more favorable than those provided in the Class A Warrants.



     Class B Warrants. As part of the Company's May 1996 bridge loan (See "Description of Securities -- Bridge Notes.") the Company issued Class B Warrants entitling the holder thereof to purchase, at any time through April 20, 1999, up to 70,000 shares of Common Stock at an exercise price of $4.75 per share, subject to adjustment upon the occurrence of any stock dividends, stock splits, combinations of shares or reclassification of the Common Stock, or upon any consolidation or merger of the Company with or into another corporation. The shares of Common Stock issuable upon exercise of the Class B Warrants were registered in this Offering, subject to a 180 day lockup.


     Class C Warrants. The Company issued to Hecht & Steckman, P.C., legal counsel to the Company, warrants to purchase up to 15,583 shares of the Company's Common Stock at any time through October 31, 2002 at the exercise price of $4.50 per share. The exercise price and the number of shares of Common Stock purchasable upon exercise of the Class C Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock or sale by the Company of shares of Common Stock (or other securities convertible into or exercisable for Common Stock) at a price per share or share equivalent below the greater of the then-applicable exercise price of the

Class C Warrants or the then-current market price of the Common Stock. These warrants and the common stock issuable upon exercise of the warrants are "restricted securities" under Rule 144.


     Class D Warrants. As part of the Company's acquisition of Orange Empire Brewing Company warrants to purchase up to 50,000 shares of the Company's Common Stock were issued to debtholders of Orange Empire Brewing Company. The Class D warrants may be exercised at any time at $5.00 per share through the period ending three (3) years after the close of this Offering. The exercise price and the number of shares of Common Stock purchasable upon exercise of the Class D Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock. These warrants and the common stock issuable upon exercise of the warrants are "restricted securities" under Rule 144.



     Class E Warrants. There are currently issued and outstanding warrants issued in connection with the Company's initial financing in 1995, entitling the holders to purchase an aggregate of 892,000 shares of Common Stock, subject to adjustment in certain circumstances (the "Class E Warrants"). Each Class E Warrant entitles the holder thereof to purchase, at any time through the period ending five years after December 18, 1996, one share of Common Stock at a price per share of the lower of 105% of the offering price of the Shares in the Offering or $8.25, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The Class E Warrants may be exercised at any time in whole or in part at the applicable exercise price until the date of expiration. No fractional shares will be issued upon the exercise of the Class E Warrants. At any time that the Class E Warrants are exercisable, the Class E Warrants are also subject to redemption by the Company on not less than 30 days notice at $0.01 per Class E Warrant, provided the average closing bid price (or the average of the last reported sale price if the Common Stock is traded on a national securities exchange) of the Company's Common Stock for any ten (10) consecutive trading days exceeds 200% of the exercise price.



     The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Class E Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation, or sale of all or substantially all of the assets of the Company, in order to enable Class E Warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of that number of shares of Common Stock that would have been issued upon exercise of the Class E Warrant immediately prior to such event. No adjustment to the exercise price of the shares subject to the Class E Warrants will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to the Company's stock option plans or other employee benefit plans of the Company, or upon exercise of the Class E Warrants or any other options or warrants.


     Class H Warrants. The Company issued warrants to purchase 15,000 shares of the Company's Common Stock in a private placement to accredited investors. The Class H Warrants may be exercised at any time at $7.00 per share through the period ending September 10, 2001. The exercise price and the number of shares of Common Stock purchasable upon exercise of the Class H Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock. The adjustment provisions of the Class H Warrants are otherwise substantially equivalent to the adjustment provisions for the Class A Warrants, as described immediately above. These warrants and the Common Stock issuable upon exercise of the warrants are "restricted securities" under Rule 144.


     Directors' Warrants. As part of the Directors' Compensation Plan, warrants to purchase up to 100,000 shares of the Company's Common Stock are reserved for future issuance to the Company's non-employee directors ("Directors' Warrants"). The Directors' Warrants may be exercised at any time after issuance at $5.20 per share through the period ending three (3) years after issuance. The Directors' Compensation Plan becomes effective after the completion of the Offering and no Directors' Warrants have been issued as of the date of this Prospectus. The exercise price and the number of shares of Common Stock purchasable upon exercise of the Directors' Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock. These warrants and the common stock issuable upon exercise of the Directors' Warrants are "restricted securities" under Rule 144. See
"Management -- Director Compensation."



REPRESENTATIVE PURCHASE OPTION



     For nominal consideration, the Company has granted to the Representative of the Underwriters the Representative's Purchase Option which allows the Representative to acquire 150,000 shares of Common Stock at $7.20 per share and 150,000 common stock purchase warrants at the price of $0.18 per share. See "Underwriting." The Representative's Purchase Option entitle the holders to purchase an aggregate of 150,000 shares of Common Stock, subject to adjustment in certain circumstances. The Representative's Purchase Option entitles the holders to purchase an aggregate of 150,000 warrants at any time one year after exercise of the Representative's Purchase Option through the date five years from the date of the Prospectus, one share of Common Stock at a price of $7.20 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The warrants underlying the Representative's Purchase Option shall have generally the same terms and conditions as provided in the Class A Warrants except that the warrants underlying the Representative's Purchase Option shall not be subject to redemption. The Representative's Purchase Option may be exercised at any time in whole or in part at the applicable exercise price until the date of expiration. No fractional shares will be issued upon the exercise of the Representative's Purchase Option. The exercise price and the number of shares of Common Stock purchasable upon exercise of the Representative's Purchase Option, and the exercise price and the number of shares of Common Stock purchasable upon exercise of the warrants underlying the Representative's Purchase Option, are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Company's Common Stock. See "Underwriting."



BRIDGE NOTES



     In May 1996, the Company issued a $500,000 principal amount note secured by the Company's assets due on the earlier of the completion of any equity public offering which results in the Company receiving gross proceeds of $6 million or more, on April 15, 1997. Under the terms of this note and an extension agreement, the investor received 20,000 shares of Common Stock and 70,000 Class B Warrants. The shares of Common Stock underlying the Class B Warrants are being registered along with this Offering subject to a lock-up period of 180 days following the effective date of the Registration Statement for this Offering. The note bears interest at the rate of 18.0% per annum. The Bridge Note will be repaid in full out of the net proceeds of this Offering. See "Use of Proceeds."



     In December, 1996, the Company issued a $250,000 unsecured promissory note to Patrick Miller, a shareholder of the Company. The note, which pays simple interest at 12% per annum, matures on the earlier of (i) closing of a public offering by the Company with aggregate gross proceeds of no less than $6,000,000, or (ii) September 1, 1997. Interest is payable at maturity. The note will be repaid in full out of the proceeds of this Offering. See "Use of Proceeds."


DIVIDENDS

     The Company has never paid and does not anticipate the payment of cash dividends on its Common Stock in the foreseeable future.

TRANSFER AGENT


     The Transfer Agent and Warrant Agent for the Company's Common Stock and Class A Warrants is American Stock Transfer & Trust Company.

                                  UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, for whom First London Securities Corporation is acting as Representative, have severally agreed to purchase from the Company an aggregate of 1,500,000 Shares of Common Stock ("Shares") and 1,500,000 Class A Warrants (collectively the "Securities"). The number of Shares and Class A Warrants which each Underwriter has agreed to purchase is set forth opposite its name.



                                                            NUMBER OF     NUMBER OF
                            UNDERWRITER                      SHARES       WARRANTS
            --------------------------------------------    ---------     ---------
            First London Securities Corporation.........
                                                            ---------     ---------
                      TOTAL.............................    1,500,000     1,500,000
                                                             ========      ========



     The Securities are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters are committed to purchase all Securities offered by this Prospectus, if any are purchased.



     The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities offered hereby to the public at the offering price set forth on the cover page of this Prospectus. The Representative has advised the Company that the Underwriters propose to offer the Securities through members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow a concession, in their discretion, to certain dealers who are members of the NASD and who agree to sell the Securities in conformity with the NASD Conduct Rules. Such concessions shall not exceed the amount of the underwriting discount that the Underwriters are to receive.



     The Company has granted to the Representative options, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 225,000 Shares and an additional 225,000 Class A Warrants at the public offering price less the underwriting discount set forth on the cover page of this Prospectus (the "Over-Allotment Option"). The Representative may exercise this option solely to cover over-allotments in the sale of the Securities being offered by this Prospectus.



     Officers and directors of the Company may introduce the Representative to persons to consider this offering and purchase Securities either through the Representative, other Underwriters, or through participating dealers. In this connection, officers and directors will not receive any commissions or any other compensation.



     The Company has agreed to pay the Representative a commission of ten percent (10%) of the gross proceeds of the offering (the "Underwriting Discount"), including the gross proceeds from the sale of the Over-Allotment Option, if exercised. In addition, the Company has agreed to pay to the Representative a non-accountable expense allowance of three percent (3%) of the gross proceeds of this Offering, including proceeds from any Securities purchased pursuant to the Over-Allotment Option. The Representative's expenses in excess of the non-accountable expense allowance will be paid by the Representative. To the extent that the expenses of the Representative are less than the amount of the non-accountable expense allowance received, such excess shall be deemed to be additional compensation to the Representative. The Representative has informed the Company that it does not expect sales to discretionary accounts to exceed five (5%) of the total number of Securities offered by the Company hereby.



     The Representative shall have a preferential right for a period of one year from this Offering to represent the Company in any private or public offering of the Company's securities.

     The Company will pay the Representative a fee of five (5%) percent of the aggregate exercise price of each Class A Warrant exercised commencing one year after the Effective Date, provided: (i) the market price of the common stock on the date of exercise was greater than the exercise price on that date, (ii) exercise of the Class A Warrant was solicited by a member of the NASD, (iii) the Class A Warrant was not held in a discretionary account, (iv) disclosure of compensation was made both at the time of the Offering and the exercise of the Class A Warrant, and (v) the solicitation and the exercise of the Class A Warrant was not in violation of Rule 10b-6 of the Securities Exchange Act of 1934.



     Prior to the date of this Prospectus, the Company's officers and directors have agreed in writing not to sell, assign or transfer any of the Company's securities beneficially owned by them without the Representative's prior written consent for a period of twenty four (24) months from the Effective Date. Furthermore, all sales of the Company's securities owned by the officers and directors are required to be effected only through the Representative. The Representative may designate a member of the Company's Board of Directors and to appoint one person to act as an observer at the Company's Board of Directors' meeting for three years.



     Prior to the Offering, there has been no public market for the Shares of Common Stock or Class A Warrants of the Company. Consequently, the initial public offering price for the Securities, and the terms of the Class A Warrants (including the exercise price of the Warrants), have been determined by negotiation between the Company and the Representative. Among the factors considered in determining the public offering price were the history of, and the prospect for, the Company's business, an assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of the offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criterion of value. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Shares and/or Class A Warrants will develop after the close of the Offering, or if a public market in fact develops, that such public market will be sustained, or that the Shares and/or Class A Warrants can be resold at any time at the offering or any other price. See "Risk Factors." Certain transactions between third parties as discussed below may be deemed by prospective investors to reflect the value of the Company. In determining the price of the Shares and Class A Warrants offered in this Offering, the Company and the Representative did not consider these transactions as factors. On November 22, 1996, Adam Wachtel, a former director of the Company sold 182,484 shares of Common Stock to an investor for $250,000, or $1.37 per share. These shares have registration rights which provide for the sale of such shares as follows: 30,000 shares are freely tradeable 60 days after the effective date of the registration statement to which this Prospectus is a part, 30,000 shares after 90 days, 30,000 shares after 150 days and 92,484 shares after one year. Simultaneous which this transaction, Mr. Wachtel retired 1,160,216 shares of Common Stock, all of the remaining shares owned by Mr. Wachtel, to the Company in return for general releases from the Company and certain other shareholders. On May 16, 1996, Imafina, S.A. sold 100,000 warrants to purchase the Company's Common Stock for $8.25 per share at $3.00 per warrant to Patrik and Lee Miller. On December 10, 1996, Imafina S.A. transferred 400,000 additional warrants to the Millers for $4,000 as part of a settlement and general release of the original warrant sale agreement. After the transfer of these warrants, Imafina, S.A. agreed to retire 2,110,000 warrants to the Company. The remaining outstanding 892,000 warrants were exchanged by the $8.25 warrantholders in return for 892,000 Class E Warrants.



     At the closing of the Offering, the Company will issue to the Representative and/or persons related to the Representative, for nominal consideration, Representative's Purchase Option to purchase up to 150,000 shares and 150,000 warrants. The Representative's Purchase Option will be exercisable for a five year period commencing one year from the effective date of the Registration Statement. The initial exercise price of each share shall be $7.20 per share (120% of the public offering price). The initial exercise price of each warrant shall be $7.20 per warrant (120% of the public offering price). Each warrant will be exercisable for a five (5) year period commencing one year from the date of this Prospectus to purchase one share of Common Stock at an exercise price of $7.20 per share of Common Stock. The Representative's Purchase Option will not be transferable for one year from the date of this Prospectus, except (i) to officers of the Representative, other Underwriters, and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

     The Representative's Purchase Option contains provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Representative's Purchase Option contains net issuance provisions permitting the holders thereof to elect to exercise the Representative's Purchase Option in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Representative's Purchase Option will have the same dilutive effect on the interests of the Company's shareholders as will a cash exercise. The Representative's Purchase Option does not entitle the holders thereof to any rights as a shareholder of the Company until such Representative's Purchase Option is exercised and shares of Common Stock are purchased thereunder.



     The Representative's Purchase Option and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act of 1933. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven years from the date of this Prospectus, to include in such registration statement or offering statement the Representative's Purchase Option and/or the securities issuable upon its exercise at no expense to the holders. Additionally, the Company has agreed that, upon request by the holders of 50% or more of the Representative's Purchase Option during the period commencing one year from the date of this Prospectus and expiring four years thereafter, the Company will, under certain circumstances, register the Representative's Purchase Option and/or any of the securities issuable upon its exercise.



     The Company has also agreed that if the Company participates in any merger, consolidation or other such transactions which the Representative has brought to the Company during a period of five years after the closing of this Offering, and which is consummated after the closing of this Offering (including an acquisition of assets or stock for which it pays, in whole or in part, with Shares or other securities), then the Company will pay for the Representative's services in an amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next million dollars of such value, 3% of the next million dollars of such value, 2% of the next million dollars of such value and 1% of the next million dollars and all of such value above $4,000,000.



     The Company has agreed to indemnify the Underwriters against any costs or liabilities incurred by the Underwriters by reasons of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and the Prospectus. The Underwriters have in turn agreed to indemnify the Company against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Prospectus, based on information relating to the Underwriters and furnished in writing by the Underwriters. To the extent that this section may purport to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.



     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Additional Information."


                                 LEGAL MATTERS


     The law firm of Hecht & Steckman, P.C., New York, New York, has acted as counsel for the Company in connection with this offering and has rendered its opinion to the Company on the legality of the securities covered in this Prospectus. Hecht & Steckman, P.C. acquired 14,000 shares of Common Stock and a warrant to purchase 15,583 shares of Common Stock at the exercise price of $4.50 per share. The firm of Jackson & Walker, L.L.P., Dallas, Texas, has acted as counsel for the Underwriters in connection with certain legal matters relating to this Offering.

                                    EXPERTS


     The 1995 and 1994 historical financial statements of the Company, Orange Empire Brewing Company and the St. Stan's Brewing & Brewpub Operations as listed on "Index to Financial Statements" and as included elsewhere in this Prospectus, have been audited by Corbin & Wertz, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports for the Company and Orange Empire Brewing Company which include an explanatory paragraph which states that there is substantial doubt about the Company's and Orange Empire Brewing Company's ability to continue as a going concern. Furthermore, reference is made to said report for the St. Stan's Brewery and Brewpub Operations which includes an explanatory paragraph which identifies a substantial need for ongoing financial support.


                             ADDITIONAL INFORMATION


     The Company has filed with the Securities and Exchange Commission, a registration statement on Form SB-2 under the 1933 Act with respect to the Shares and Class A Warrants being offered hereby and shares of the Company's Common Stock being offered by certain selling securityholders. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares and Class A Warrants being offered hereby, and shares of the Company's Common Stock being offered by selling securityholders, reference is hereby made to such registration statement and the exhibits and schedules thereto, which may be inspected without charge at the Commission's offices and copies of all or any part of which may be obtained from such offices upon payment of prescribed fees. Statements contained in the Prospectus regarding the provisions of documents filed with such registration statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in all respects by reference to the copy of the applicable document filed with the Commission.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                     PAGE
                                                                                 ------------
BEVERAGE WORKS, INC. AND SUBSIDIARY, PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS (UNAUDITED)
  Introduction To Unaudited Pro Forma Condensed Consolidated Financial
     Statements................................................................           F-3
  Pro Forma Condensed Consolidated Balance Sheet As Of September 30, 1996
     (Unaudited)...............................................................           F-4
  Pro Forma Condensed Consolidated Balance Sheet, Summary of Pro Forma
     Adjustments (Unaudited)...................................................    F-5 to F-8
  Pro Forma Condensed Consolidated Statement Of Operations For The Nine Months
     Ended September 30, 1996 (Unaudited)......................................           F-9
  Pro Forma Condensed Consolidated Statement Of Operations For The Year Ended
     December 31, 1995 (Unaudited).............................................          F-10
  Pro Forma Condensed Consolidated Statement Of Operations, Summary Of Pro
     Forma Adjustments (Unaudited).............................................  F-11 to F-12
  Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)...  F-13 to F-27
BEVERAGE WORKS, INC. AND SUBSIDIARY, HISTORICAL CONSOLIDATED FINANCIAL
  STATEMENTS
  Independent Auditor's Report.................................................          F-28
  Consolidated Balance Sheets As Of September 30, 1996 (Unaudited) and
     December 31, 1995.........................................................          F-29
  Consolidated Statements Of Operations For The Nine Months Ended September 30,
     1996 (Unaudited), and For The Period From Incorporation (August 2, 1995)
     To September 30, 1995 (unaudited), and for the period from Incorporation
     (August 2, 1995) to December 31, 1995.....................................          F-30
  Consolidated Statements Of Stockholders' Equity For The Nine Months Ended
     September 30, 1996 (Unaudited) and For The Period From Incorporation
     (August 2, 1995) To December 31, 1995.....................................          F-31
  Consolidated Statements Of Cash Flows For The Nine Months Ended September 30,
     1996 (Unaudited), and For The Period From Incorporation (August 2, 1995)
     To September 30, 1995 (unaudited), and for the period from Incorporation
     (August 2, 1995) to December 31, 1995.....................................  F-32 to F-33
  Notes to Consolidated Financial Statements...................................  F-34 to F-59
ST. STAN'S BREWERY AND BREWPUB OPERATIONS
  Independent Auditors' Report.................................................          F-60
  Historical Statements of Assets and Liabilities To Be Contributed to
     BWI -- Prost Partners General Partnership As Of September 30, 1996
     (Unaudited) and
     December 31, 1995.........................................................          F-61
  Historical Statements Of Historical Operations Of Assets and Liabilities To
     Be Contributed to BWI -- Prost Partners General Partnership For The Nine
     Months Ended September 30, 1996 (Unaudited) and 1995 (Unaudited), and For
     The Years Ended December 31, 1995 and 1994................................          F-62
  Historical Statements Of Changes In Equity Of Assets and Liabilities To Be
     Contributed to BWI -- Prost Partners General Partnership For The Nine
     Months Ended September 30, 1996 (Unaudited), and For The Years Ended
     December 31, 1995 and 1994................................................          F-63
  Historical Statements Of Cash Flows Of Assets and Liabilities To Be
     Contributed to BWI -- Prost Partners General Partnership For The Nine
     Months Ended September 30, 1996 (Unaudited) and 1995 (Unaudited), and For
     The Years Ended December 31, 1995 and 1994................................          F-64

                                                                                     PAGE
                                                                                 ------------
  Notes To Historical Financial Statements Of Assets and Liabilities To Be
     Contributed To BWI -- Prost Partners General Partnership..................  F-65 to F-75
ORANGE EMPIRE BREWING COMPANY AND SUBSIDIARY
  Independent Auditors' Report.................................................          F-76
  Consolidated Balance Sheets As Of September 30, 1996 (Unaudited) and
     December 31, 1995.........................................................          F-77
  Consolidated Statements Of Operations For The Nine Months Ended September 30,
     1996 (Unaudited) and 1995 (Unaudited), and For The Years Ended December
     31, 1995 and 1994.........................................................          F-78
  Consolidated Statements Of Stockholders' Equity (Capital Deficiency) For The
     Nine Months Ended September 30, 1996 (Unaudited) and For The Years Ended
     December 31, 1995 and 1994................................................          F-79
  Consolidated Statements of Cash Flows For The Nine Months Ended September 30,
     1996 (Unaudited) and 1995 (Unaudited), and For The Years Ended December
     31, 1995 and 1994.........................................................  F-80 to F-81
  Notes To Consolidated Financial Statements...................................  F-82 to F-96

                              BEVERAGE WORKS, INC.

                                INTRODUCTION TO
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


     The following unaudited pro forma condensed consolidated information as of and for the nine months ended September 30, 1996, and for the year ended December 31, 1995, is based on the historical financial statements of Beverage Works, Inc., and Subsidiary, Orange Empire Brewing Company and Subsidiary, and the St. Stan's Brewery and Brewpub Operations. The unaudited pro forma condensed consolidated financial information has given effect to the following:



     (1) The consummation of the Beverage Works, Inc. proposed Initial Public Offering and the application of the proceeds therefrom as described in "Use of Proceeds".



     (2) The consummation of the proposed Beverage Works, Inc. and Orange Empire Brewing Company Share Purchase Agreement, and related agreements.



     (3) The consummation of the proposed BWI-Prost Partners Contribution and Partnership Agreements, and related agreements.



     The unaudited pro forma condensed consolidated balance sheet has been prepared as though the transactions and arrangements described above had taken effect on September 30, 1996, and the unaudited pro forma condensed consolidated statements of operations have been prepared as though the transactions and arrangements had taken effect at the beginning of each period presented. The unaudited pro forma information should be read in conjunction with the notes related thereto and the historical financial statements of the Beverage Works, Inc. and Subsidiary, Orange Empire Brewing Company and Subsidiary, and the St. Stan's Brewery and Brewpub Operations, which are included elsewhere in this registration statement. In management's opinion, all adjustments have been made necessary to reflect the effects of the consummation of the proposed initial public offering and the application of the proceeds therefrom, the consummation of the proposed Beverage Works, Inc. and Orange Empire Brewing Company Share Purchase Agreement, and the consummation of the proposed BWI-Prost Partners Contribution and Partnership Agreements.



     The unaudited proforma condensed consolidated financial information does not purport to be indicative of the consolidated financial condition or results of operations of the Company that would have been obtained for the periods presented had the transactions and arrangements taken effect on the assumed dates, nor does it purport to represent the consolidated financial position or results of operations of the Company for any future period.

                              BEVERAGE WORKS, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 1996

                                  (UNAUDITED)


                                                                    ST. STAN'S
                                          BEVERAGE      ORANGE      BREWERY AND                                       PRO FORMA
                                           WORKS,       EMPIRE        BREWPUB                   PRO FORMA           SEPTEMBER 30,
                                            INC.      BREWING CO.   OPERATIONS     SUBTOTAL    ADJUSTMENTS   REF        1996
                                         ----------   -----------   -----------   ----------   -----------   ----   -------------
                                                             ASSETS
Cash and cash equivalents (Notes 1, 2,
  3, 4, 5, 8 and 10)...................  $  159,716   $   33,419    $   26,223    $  219,358   $ 4,132,485    (a)    $ 4,351,843
Accounts receivable, net...............      40,992       45,326       110,456       196,774       --                    196,774
Inventories............................     171,451      233,868       194,262       599,581       --                    599,581
Prepaid expenses and other (Note 2)....      52,567       17,629        22,359        92,555       (19,711)   (b)         72,844
                                         ----------   ----------    ----------    ----------    ----------           -----------
         Total current assets..........     424,726      330,242       353,300     1,108,268     4,112,774             5,221,042
Property and equipment, net (Notes 2
  and 3)...............................   1,335,939    1,328,422     2,373,283     5,037,644       (41,362)   (c)      4,996,282
Goodwill and other intangible assets
  (Notes 1 and 2)......................     191,619       --            --           191,619     3,633,410    (d)      3,825,029
Investments in and advances to
  affiliates
  (Notes 2 and 9)......................     206,511       55,475        --           261,986      (261,986)   (e)        --
Deferred offering costs (Notes 1 and
  2)...................................     300,034       --            --           300,034      (300,034)   (f)        --
Other assets (Notes 2 and 4)...........      14,600       21,710        25,547        61,857        20,000    (g)         81,857
                                         ----------   ----------    ----------    ----------    ----------           -----------
                                         $2,473,429   $1,735,849    $2,752,130    $6,961,408   $ 7,162,802           $14,124,210
                                         ==========   ==========    ==========    ==========    ==========           ===========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Accounts payable and accrued expenses
  (Notes 2, 5, 8 and 9)................  $1,257,530   $  612,167    $  153,014    $2,022,711   $(1,250,532)   (h)    $   772,179
Notes payable (Note 4).................     546,237      171,698        25,534       743,469      (507,777)   (i)        235,692
Capital lease due to related party
  (Note 8).............................      --          143,498        --           143,498        76,587    (j)        220,085
Notes payable to related parties (Note
  5)...................................      93,896      668,297       459,120     1,221,313    (1,048,253)   (k)        173,060
Due to affiliate (Note 9)..............      42,500       --            --            42,500       (42,500)   (l)        --
Deferred income taxes (Note 2).........      58,007       --            --            58,007       124,682    (m)        182,689
                                         ----------   ----------    ----------    ----------    ----------           -----------
         Total current liabilities.....   1,998,170    1,595,660       637,668     4,231,498    (2,647,793)            1,583,705
Notes payable, net of current portion
  (Note 4).............................     363,089      394,581       643,393     1,401,063      (382,091)   (n)      1,018,972
Capital lease, net of current
  portion..............................      --           29,955        --            29,955       --                     29,955
Capital lease due to related party, net
  of current portion (Note 8)..........      --          866,461        --           866,461      (514,637)   (o)        351,824
Deferred income taxes, net of current
  portion (Note 2).....................     337,752       --            --           337,752     1,122,137    (p)      1,459,889
Distribution payable (Notes 6 and 7)...      --           --            --            --         1,166,953    (q)      1,166,953
Minority Interest (Notes 6 and 7)......      --           --            --            --           304,116    (r)        304,116
                                         ----------   ----------    ----------    ----------    ----------           -----------
         Total liabilities.............   2,699,011    2,886,657     1,281,061     6,866,729      (951,315)            5,915,414
         Total stockholders' equity
           (capital deficiency) (Notes
           1, 2, 4, 5, 7, 8 and 10)....    (225,582)  (1,150,808)    1,471,069        94,679     8,114,117    (s)      8,208,796
                                         ----------   ----------    ----------    ----------    ----------           -----------
                                         $2,473,429   $1,735,849    $2,752,130    $6,961,408   $ 7,162,802           $14,124,210
                                         ==========   ==========    ==========    ==========    ==========           ===========


 See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                   Statements

                              BEVERAGE WORKS, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                  (UNAUDITED)


                                                                                               AS OF
                                                                                           SEPTEMBER 30,
                           REFERENCE                       ADJUSTMENT                          1996
                           ---------   --------------------------------------------------  -------------
ASSETS
Cash and cash equivalents   (a)        Net proceeds from BWI initial public offering, net
                                         of deferred offering costs (see Notes 1 and
                                         2)..............................................   $ 7,846,532
                                       Payment of costs incurred in connection with the
                                         consolidation of operations (see Note 1)........       (30,000)
                                       Paydown of accounts payable from IPO proceeds (see
                                         Note 2).........................................      (500,000)
                                       Purchases of property and equipment from IPO
                                         proceeds (see Note 3)...........................      (250,000)
                                       Paydown of St. Stan's note payable by BWISS (see
                                         Note 4).........................................      (168,927)
                                       Payment of loan costs associated with paydown of
                                         St. Stan's note payable (See Note 4)............       (20,000)
                                       Repayment of bridge note payable from IPO proceeds
                                         (see Note 4)....................................      (500,000)
                                       Payment of St. Stan's notes payable to related
                                         parties (see Note 5)............................      (459,120)
                                       Paydown of OEBC notes payable to related parties,
                                         plus accrued interest (see Note 5)..............      (301,000)
                                       Repayment of notes payable to related party from
                                         IPO proceeds (see Note 5).......................      (175,000)
                                       Payment of consulting fees (see Note 8)...........       (10,000)
                                       Payment of legal settlement (see Note 8)..........      (400,000)
                                       Repayment of additional bridge notes payable from
                                         IPO proceeds (see Note 10)......................      (750,000)
                                       Repayment of advances from related party from IPO
                                         proceeds (see Note 10)..........................      (150,000)
                                                                                             ----------
                                                                                              4,132,485
                                                                                             ----------
Prepaid expenses and        (b)        Write-off of deferred financing costs (see Note
  other                                  2)..............................................       (19,711)
                                                                                             ----------
INCREASE IN CURRENT ASSETS...............................................................     4,112,774
                                                                                             ----------
Property and equipment,     (c)        Adjustment to machinery and equipment to fair
  net                                    value in connection with the acquisition of OEBC
                                         (see Note 2)....................................      (291,362)
                                       Purchases of property and equipment from IPO
                                         proceeds (see Note 3)...........................       250,000
                                                                                             ----------
                                                                                                (41,362)
                                                                                             ----------

                              BEVERAGE WORKS, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                SUMMARY OF PRO FORMA ADJUSTMENTS -- (CONTINUED)
                                  (UNAUDITED)


                                                                                               AS OF
                                                                                           SEPTEMBER 30,
                           REFERENCE                       ADJUSTMENT                          1996
                           ---------   --------------------------------------------------  -------------
Goodwill and other          (d)        Goodwill from acquisition of OEBC (See Notes 1 and
  intangible assets                      2)..............................................     3,408,410
                                       Costs related to the acquisition of OEBC; costs
                                         classified as OEBC Goodwill (see Notes 1 and
                                         2)..............................................        42,023
                                       Costs related to the formation of BWI-Prost
                                         Partnership (see Note 2)........................        11,265
                                       Reclassification of investments in affiliates to
                                         intangible assets; costs classified as OEBC
                                         Goodwill (see Notes 1 and 2)....................        72,977
                                       Reclassification of investments in affiliates to
                                         intangible assets; BWI-Prost Partnership
                                         Formation costs (see Note 2)....................        98,735
                                                                                           -------------
                                                                                              3,633,410
                                                                                           -------------
Investments in and          (e)        Reclassification of investments in affiliates to
  advances to affiliates                 intangible assets (see Note 2)..................       (72,977)
                                       Reclassification of investments in affiliates to
                                         intangible assets (see Note 2)..................       (98,735)
                                       Eliminate intercompany activity between OEBC and
                                         BWI (see Note 9)................................       (90,274)
                                                                                           -------------
                                                                                               (261,986)
                                                                                           -------------
Deferred offering costs     (f)        Reclassification of deferred offering costs (see
                                         Notes 1 and 2)..................................      (300,034)
                                                                                           -------------
Other assets                (g)        Establish deferred loan costs (see Note 4)........        20,000
                                                                                           -------------
INCREASE IN TOTAL ASSETS.................................................................   $ 7,162,802
                                                                                             ==========
LIABILITIES AND EQUITY
Accounts payable and        (h)        Paydown of accounts payable from IPO proceeds (see
  accrued expenses                       Note 2).........................................   $  (500,000)
                                       Repayment of OEBC accrued interest on notes
                                         payable to related parties (see Note 5).........       (69,808)
                                       Payment of legal settlement (see Note 8)..........      (571,000)
                                       Effect of renegotiation of capital lease due to
                                         related party (see Note 8)......................       (61,950)
                                       Eliminate intercompany activity between OEBC and
                                         BWI (see Note 9)................................       (47,774)
                                                                                           -------------
                                                                                             (1,250,532)
                                                                                           -------------
Notes payable               (i)        Paydown of BWISS note (see Note 4)................        (7,777)
                                       Repayment of bridge note payable from IPO proceeds
                                         (see Note 4)....................................      (500,000)
                                       Establishment and repayment of additional bridge
                                         notes payable (see Note 10).....................            --
                                                                                           -------------
                                                                                               (507,777)
                                                                                           -------------

                              BEVERAGE WORKS, INC.


                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                SUMMARY OF PRO FORMA ADJUSTMENTS -- (CONTINUED)

                                  (UNAUDITED)


                                                                                               AS OF
                                                                                           SEPTEMBER 30,
                           REFERENCE                       ADJUSTMENT                          1996
                           ----------  --------------------------------------------------  -------------
Capital lease due to        (j)        Effect of renegotiation of capital leases due to
  related party                          related party (see Note 8)......................        76,587
                                                                                             ----------
Notes payable to related    (k)        Repayment of OEBC notes payable to related parties
  parties                                (see Note 5)....................................      (574,192)
                                       Repayment of St. Stan's note payable to related
                                         party (see Note 5)..............................      (459,120)
                                       Repayment of BWI notes payable to related parties
                                         (see Note 5)....................................       (14,941)
                                       Establishment and repayment of BWI related party
                                         advances (see Note 5)...........................            --
                                                                                             ----------
                                                                                             (1,048,253)
                                                                                             ----------
Due to affiliate            (l)        Eliminate intercompany activity between OEBC and
                                         BWI (see Note 9)................................       (42,500)
                                                                                             ----------
Deferred income taxes       (m)        Establish current portion of deferred tax
                                         liability from tax-free acquisition of OEBC (see
                                         Note 2).........................................       124,682
                                                                                             ----------
DECREASE IN TOTAL CURRENT LIABILITIES....................................................    (2,647,793)
                                                                                             ----------
Notes payable, net of       (n)        Paydown of BWISS note payable (see Note 4)........      (161,150)
  current portion
                                       Debt assumed by related parties in connection with
                                         OEBC debt exchange agreement (see Note 4).......      (220,941)
                                                                                             ----------
                                                                                               (382,091)
                                                                                             ----------
Capital lease due to        (o)        Effect of renegotiation of capital lease due to
  related party, net of                  related party (see Note 8)......................      (514,637)
  current  portion                                                                           ----------
Deferred income taxes,      (p)        Establish deferred tax liability, net of current
  net of current portion                 portion, from tax-free acquisition of OEBC (see
                                         Note 2).........................................     1,122,137
                                                                                             ----------
Distribution payable        (q)        Establish distribution payable to minority
                                         interest partners (see Notes 6 and 7)...........     1,166,953
                                                                                             ----------
Minority interest           (r)        Establish historical minority interest in
                                         BWI-Prost Partners (see Note 7).................     1,471,069
                                       Establish distribution payable to minority
                                         interest partners (see Notes 6 and 7)...........    (1,166,953)
                                                                                             ----------
                                                                                                304,116
                                                                                             ----------
DECREASE IN TOTAL LIABILITIES............................................................      (951,315)
                                                                                             ----------

                              BEVERAGE WORKS, INC.


                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                SUMMARY OF PRO FORMA ADJUSTMENTS -- (CONTINUED)

                                  (UNAUDITED)


                                                                                               AS OF
                                                                                           SEPTEMBER 30,
                           REFERENCE                       ADJUSTMENT                          1996
                           ---------   --------------------------------------------------  -------------
Stockholders' equity        (s)        Net proceeds from BWI initial public offering, net
  (capital deficiency)                   of deferred offering costs of $300,034 (See
                                         Notes 1 and 2)..................................     7,546,498
                                       Issuance of common stock in connection with OEBC
                                         Exchange Agreement (see Note 1).................       719,421
                                       Reversal of historical OEBC capital deficiency
                                         (see Note 1)....................................     1,150,808
                                       Costs incurred in connection with the
                                         consolidation of operations (see Note 1)........       (30,000)
                                       Costs related to formation of BWI-Prost
                                         Partnership (see Note 2)........................        11,265
                                       Costs related to the acquisition of OEBC (see Note
                                         2)..............................................        42,023
                                       Write-off of deferred financing costs (see Note
                                         2)..............................................       (19,711)
                                       Issuance of common stock in connection with OEBC
                                         debt exchange agreement (see Note 4)............       140,850
                                       Extraordinary gain in connection with the OEBC
                                         debt exchange agreement (see Note 4)............        80,091
                                       Establish BWI notes payable to related parties
                                         used for working capital purposes (see Note
                                         5)..............................................      (160,059)
                                       Issuance of common stock in connection with
                                         repayment of OEBC notes payable to related
                                         parties (see Note 5)............................       123,038
                                       Extraordinary gain in connection with repayment of
                                         OEBC notes payable to related parties (see Note
                                         5)..............................................       219,962
                                       Establish historical minority interest in
                                         BWI-Prost Partners (see Note 7).................    (1,471,069)
                                       Issuance of common stock in connection with
                                         renegotiation of capital lease due related party
                                         (Note 8)........................................       255,000
                                       Extraordinary gain in connection with the
                                         renegotiation of capital lease due related party
                                         (Note 8)........................................       245,000
                                       Consulting fees paid (see Note 8).................       (10,000)
                                       Issuance of stock in connection with legal
                                         settlement (see Note 8)                                171,000
                                       Establish BWI notes payable used for working
                                         capital purposes (see Note 10)..................      (750,000)
                                       Establish unused portion BWI related party
                                         advances used for working capital purposes (see
                                         Note 10)........................................      (150,000)
                                                                                             ----------
                                                                                              8,114,117
                                                                                             ----------
INCREASE IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)....................................   $ 7,162,802
                                                                                             ==========


 See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                   Statements

                              BEVERAGE WORKS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                  (UNAUDITED)


                                                                 ST. STAN'S
                                      BEVERAGE       ORANGE      BREWERY AND                                       PRO FORMA
                                       WORKS,        EMPIRE       BREW PUB                    PRO FORMA          SEPTEMBER 30,
                                        INC.       BREWING CO.   OPERATIONS     SUBTOTAL     ADJUSTMENTS   REF       1996
                                     -----------   -----------   -----------   -----------   -----------   ---   -------------
Net sales (Note 2 and 9)............ $   195,552   $ 2,372,629   $ 1,401,453   $ 3,969,634    $ (66,550)   (a)    $  3,903,084
Cost of sales (Notes 2, 3 and 9)....     421,158     1,667,326     1,022,349     3,110,833      (46,931)   (b)       3,063,902
                                     -----------    ----------    ----------   -----------    ---------            -----------
  Gross profit......................    (225,606)      705,303       379,104       858,801      (19,619)               839,182
Selling, general and administrative
  expenses (Notes 2, 8 and 9).......   1,443,607     1,099,063       418,706     2,961,376      820,537    (c)       3,781,913
Provision for settlements...........     571,000       166,000       --            737,000       --                    737,000
                                     -----------    ----------    ----------   -----------    ---------            -----------
Operating loss......................  (2,240,213)     (559,760)      (39,602)   (2,839,575)    (840,156)            (3,679,731)
Interest and other expenses, net
  (Notes 2, 4, 5, 6, 8 and 10)......      76,960       226,334        82,597       385,891       22,248    (d)         408,139
Minority interest in loss of
  partnership (Note 7)..............     --            --            --            --          (116,942)   (e)        (116,942)
                                     -----------    ----------    ----------   -----------    ---------            -----------
Loss before income tax benefit......  (2,317,173)     (786,094)     (122,199)   (3,225,466)    (745,462)            (3,970,928)
Income tax (expense) benefit (Notes
  1 and 2)..........................      43,519        (1,200)      --             42,319       93,511    (f)         135,830
                                     -----------    ----------    ----------   -----------    ---------            -----------
Net loss............................ $(2,273,654)  $  (787,294)  $  (122,199)  $(3,183,147)   $(651,951)          $ (3,835,098)
                                     ===========    ==========    ==========   ===========    =========            ===========
Net loss per share..................                                                                              $      (1.13)
                                                                                                                   ===========
Common shares and equivalents
  outstanding (Note 2)..............                                                                                 3,384,390
                                                                                                                   ===========


 See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                   Statements

                              BEVERAGE WORKS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                               ST. STAN'S
                                     BEVERAGE      ORANGE      BREWERY AND                                      PRO FORMA
                                      WORKS,       EMPIRE       BREW PUB                    PRO FORMA          DECEMBER 31,
                                       INC.      BREWING CO.   OPERATIONS     SUBTOTAL     ADJUSTMENTS   REF       1995
                                     ---------   -----------   -----------   -----------   -----------   ---   ------------
Net sales (Note 2 and 9)............ $  44,810   $ 2,553,977   $ 2,029,424   $ 4,628,211   $   347,751   (a)   $  4,975,962
Cost of sales (Notes 2, 3 and 9)....    81,627     1,824,065     1,396,217     3,301,909       512,570   (b)      3,814,479
                                     ---------    ----------    ----------    ----------     ---------           ----------
  Gross profit......................   (36,817)      729,912       633,207     1,326,302      (164,819)           1,161,483
Selling, general and administrative
  expenses (Notes 2, 8 and 9).......   491,330       990,701       583,568     2,065,599     1,477,837   (c)      3,543,436
                                     ---------    ----------    ----------    ----------     ---------           ----------
Operating profit (loss).............  (528,147)     (260,789)       49,639      (739,297)   (1,642,656)          (2,381,953)
Interest and other expenses (Notes
  2, 4, 5, 6, 8 and 10).............    28,320       163,169        98,398       289,887       112,774   (d)        402,661
Minority interest in loss of
  partnership (Note 7)..............    --           --            --            --           (104,552)  (e)       (104,552)
                                     ---------    ----------    ----------    ----------     ---------           ----------
Loss before income tax benefit......  (556,467)     (423,958)      (48,759)   (1,029,184)   (1,650,878)          (2,680,062)
Income tax (expense) benefit
  (Notes 1 and 2)...................     7,706        (1,600)      --              6,106       177,639   (f)        183,745
                                     ---------    ----------    ----------    ----------     ---------           ----------
Net loss............................ $(548,761)  $  (425,558)  $   (48,759)  $(1,023,078)  $(1,473,239)        $ (2,496,317)
                                     =========    ==========    ==========    ==========     =========           ==========
Net loss per share..................                                                                           $      (0.82)
                                                                                                                 ==========
Common shares and equivalents
  outstanding (Note 2)..............                                                                              3,059,837
                                                                                                                 ==========


 See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                   Statements

                              BEVERAGE WORKS, INC.


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                  (UNAUDITED)


                                                                                            NINE MONTHS
                                                                                               ENDED        YEAR ENDED
                                                                                           SEPTEMBER 30,   DECEMBER 31,
                           REFERENCE                       ADJUSTMENT                          1996            1995
                           ---------   --------------------------------------------------  -------------   ------------
Net sales                   (a)        Revenues of Heritage prior to November 8, 1995
                                         (date of acquisition) (see Note 2)..............    $      --     $    347,751
                                       Eliminate intercompany activity (see Note 9)......      (66,550)              --
                                                                                             ---------      -----------
                                                                                               (66,550)         347,751
                                                                                             ---------      -----------
Cost of sales               (b)        Cost of sales of Heritage prior to November 8,
                                         1995 (date of acquisition) (see Note 2).........           --          448,379
                                       Reduction to depreciation for adjustment to fair
                                         value of OEBC property and equipment, net (see
                                         Note 2).........................................      (31,217)         (41,623)
                                       Additional depreciation related to assets under
                                         capital lease (see Note 2)......................           --           70,100
                                       Additional depreciation related to capital
                                         expenditures from IPO proceeds (see Note 3).....       26,786           35,714
                                       Eliminate intercompany activity (see Note 9)......      (42,500)              --
                                                                                             ---------      -----------
                                                                                               (46,931)         512,570
                                                                                             ---------      -----------
DECREASE IN GROSS PROFIT.................................................................      (19,619)        (164,819)
                                                                                             ---------      -----------
Selling, general and        (c)        Estimated incremental BWI selling, general and
  administrative expenses                administrative expenses and actual Heritage
                                         selling, general and administrative expenses
                                         (see Note 2)....................................      261,581          700,496
                                       Amortization of OEBC goodwill (see Note 2)........      264,256          352,341
                                       Amortization of St. Stan's formation costs (see
                                         Note 2).........................................       16,500           22,000
                                       Shares and warrants issued for consulting services
                                         (see Note 8)....................................      283,125          377,500
                                       Issuance of stock for brewpub management services
                                         (see Note 8)....................................       19,125           25,500
                                       Eliminate intercompany activity (see Note 9)......      (24,050)              --
                                                                                             ---------      -----------
                                                                                               820,537        1,477,837
                                                                                             ---------      -----------
INCREASE TO OPERATING LOSS...............................................................     (840,154)      (1,642,655)
                                                                                             ---------      -----------
Interest and other          (d)        Write-off of deferred financing costs (see Note
  expenses                               2)..............................................       19,711               --
  (income), net                        Reduction of historical interest expense due to
                                         OEBC debt exchange agreement (see Note 4).......      (16,571)         (22,094)
                                       Reduction of historical interest due to paydown of
                                         St. Stan's notes payable (see Note 4)...........      (15,265)         (17,426)
                                       Amortization of St. Stan's deferred loan costs
                                         (see Note 4)....................................        3,000            4,000
                                       Reduction of historical interest expense due to
                                         repayment of OEBC notes payable to related
                                         parties (see
                                         Note 5).........................................      (54,790)         (59,786)
                                       Reduction of historical interest expense due to
                                         repayment of St. Stan's notes payable to related
                                         party (see Note 5)..............................      (24,800)         (26,658)
                                       Interest expense related to warrants issued in
                                         connection with the extension of the April 1996
                                         Bridge Note (see Notes 4 and 10)................       24,938           33,250

                              BEVERAGE WORKS, INC.



            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                SUMMARY OF PRO FORMA ADJUSTMENTS -- (CONTINUED)


                                  (UNAUDITED)



                                                                                            NINE MONTHS
                                                                                               ENDED        YEAR ENDED
                                                                                           SEPTEMBER 30,   DECEMBER 31,
                           REFERENCE                       ADJUSTMENT                          1996            1995
                           ---------   --------------------------------------------------  -------------   ------------
                                       Interest expense related to common stock issued in
                                         connection with the extension of the April 1996
                                         Bridge Note (see Notes 4 and 10)................       85,500          114,000
                                       Interest expense related to OEBC debt exchange
                                         warrants (see Note 5)...........................        3,750            5,000
                                       Interest expense on Distribution Payable (Note
                                         6)..............................................       87,521          116,695
                                       Reduction to interest expense due to OEBC related
                                         party lease amendment (see Note 8)..............      (90,746)         (34,207)
                                                                                             ---------      -----------
                                                                                                22,248          112,774
                                                                                             ---------      -----------
Minority interest in loss   (e)        Reflect minority interest in net loss of St.
  of partnership                         Stan's (see Note 7).............................      (59,878)         (23,892)
                                       Reflect minority interest in pro forma adjustments
                                         related to St. Stan's (see Note 7)..............      (57,064)         (80,660)
                                                                                             ---------      -----------
                                                                                              (116,942)        (104,552)
                                                                                             ---------      -----------
INCREASE TO NET LOSS BEFORE INCOME TAX BENEFIT...........................................     (745,462)      (1,650,877)
Income tax benefit          (f)        Income tax benefit attributable to nondeductible
                                         amortization of OEBC goodwill (see Note 2)......       93,511          124,682
                                       Income tax benefit attributable to nondeductible
                                         depreciation of the fixed asset step-up and
                                         nondeductible goodwill recorded in connection
                                         with the Heritage acquisition (see Note 2)......           --           52,957
                                                                                             ---------      -----------
                                                                                                93,511          177,639
                                                                                             ---------      -----------
INCREASE TO NET LOSS.....................................................................    $(651,950)    $ (1,473,239)
                                                                                             =========      ===========


 See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                   Statements

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 -- PROPOSED INITIAL PUBLIC OFFERING, ACQUISITION AND JOINT VENTURE

  Proposed Initial Public Offering


     Beverage Works, Inc. ("BWI" or the "Company") intends to file a registration statement on Form SB-2 with the Securities and Exchange Commission (the "Commission") of 1,500,000 shares of common stock at an estimated offering price of $6.00 per share, and warrants to purchase 1,500,000 shares of common stock exercisable at $6.00 per share at an estimated offering price of $0.15 per warrant. The letter of intent (see below) provides for an overallotment of units to be offered not to exceed 15% of the proposed offering. Total estimated gross proceeds from the proposed offering, excluding the underwriter's overallotment, is $9,225,000.



     In connection with the proposed initial public offering (the "IPO"), the Company received a letter of intent on a proposed "firm commitment" basis with an underwriter, whereby for services rendered in connection with the proposed IPO, the underwriter will receive a commission of 10% of the gross proceeds, and assuming the underwriter does not exercise its overallotment option, such fees and costs will be $922,500, plus an additional 3% for nonaccountable expenses, amounting to $276,750. As of September 30, 1996, BWI had incurred $300,034 of costs related to the proposed IPO. Such costs are reflected as deferred offering costs on the historical BWI condensed consolidated balance sheet (see Note 2). BWI estimates that it will incur an additional $179,218 of costs related to this proposed offering, excluding the underwriters fees and expenses.



     Assumed net cash proceeds, excluding the underwriters overallotment provision, included in the accompanying unaudited pro forma condensed consolidated balance sheet related to the proposed IPO totals $7,846,532 and $7,546,498 (after giving effect to the $300,034 of deferred offering costs at September 30, 1996).


  Orange Empire Brewing Company Exchange Agreement


     On September 11, 1996, the Company entered into a proposed stock-for-stock exchange (the "Exchange Agreement") with Orange Empire Brewing Company ("OEBC") contingent upon the successful consummation of the proposed IPO (see below). Pursuant to the Exchange Agreement, BWI is to issue 141,063 shares of its common stock in exchange for all of the outstanding shares of OEBC. Such shares have been valued at $719,421, or $5.10 per share, based on the estimated IPO price per share of $6.00 (see Note 2). Due to certain transferability restrictions under Rule 144 of the Securities Act of 1933, the valuation of the common stock of BWI to be issued reflects a discount of 15%. The common stock of BWI to be issued in the exchange is subject to adjustment (based on the change in net assets of OEBC, as defined). Management has estimated direct acquisition costs to be $115,000. Assuming the Exchange Agreement was consummated on September 30, 1996, the purchase price, plus the net liabilities assumed over the fair value of the assets acquired, is estimated at $3,523,410 as follows:



            Purchase price........................................    $   834,421
                                                                       ----------
            Fair value of assets to be acquired (see Note 2)......      1,444,487
            Less -- Liabilities assumed, including deferred tax
              liability of $1,246,819.............................     (4,133,476)
                                                                       ----------
            Excess liabilities assumed............................     (2,688,989)
                                                                       ----------
            Goodwill..............................................    $ 3,523,410
                                                                       ==========



     Management of BWI and OEBC intend for the Exchange Agreement to be a statutory tax-free exchange under the Internal Revenue Code. Accordingly, in accordance with Statement of Financial Accounting Standards No. 109, a deferred tax liability has been reflected in the accompanying unaudited pro forma

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 1 -- PROPOSED INITIAL PUBLIC OFFERING, ACQUISITION AND JOINT VENTURE -- (CONTINUED)


condensed consolidated balance sheet as of September 30, 1996 for goodwill which is not expected to be deductible for Federal and state tax reporting purposes.



     In addition, up to 155,000 additional shares of the Company's common stock may be issued if OEBC reaches certain production levels, as defined. Pursuant to the Exchange Agreement, the exchange is to occur concurrently with the consummation (the "Closing Date") of the Company's proposed IPO. If for any reason the proposed IPO does not occur on or before March 31, 1997, or the proposed IPO does not raise aggregate proceeds of $6,000,000, either party may unilaterally terminate the Exchange Agreement. Should such additional shares of the Company's common stock be issued, the value of such shares will be deemed additional purchase consideration. Accordingly, such will be deemed additional goodwill at the time the contingency is achieved. The effects of this contingent consideration are not reflected in the accompanying unaudited pro forma condensed consolidated financial statements.


  BWI -- Prost Partner's Agreement


     On December 17, 1996, the Company's wholly-owned subsidiary, BWI -St. Stan's Inc. ("BWISS") entered into a partnership agreement with Prost Partners Limited Partnership (dba St. Stan's Brewing Company -- "St. Stan's"), named BWI-Prost Partners (the "Partnership"). Pursuant to the terms of the BWI-Prost Partners partnership agreement (the "Partnership Agreement"), St. Stan's has agreed to contribute substantially all of its assets, net of certain liabilities, to the Partnership for a 49% minority interest in the Partnership. BWISS has agreed to contribute $2,295,000 to the Partnership for a 51% controlling interest in the Partnership. The BWISS consideration is to be tendered in cash commencing 18 months from the consummation of the proposed IPO and the assumption and partial repayment of certain debt (see Notes 4, 5 and 6) at the date of contribution, the "Contribution Date", the date of the successful consummation of the proposed IPO of BWI's common stock, occurring on or before March 31, 1997, realizing minimum gross proceeds of at least $8,000,000. Also see Note 9 in the Notes to the St. Stan's Brewery and Brewpub Operations Financial Statements which represent the Historical Financial Statements of Assets and Liabilities to be Contributed to BWI -- Prost Partners General Partnership, included elsewhere in this registration statement, for discussion regarding the timing and nature of contributions.



  Heritage Brewing Company



     During 1997, BWI intends to combine the operations of Heritage Brewing Company with the operations of Riverside Brewing Company. The combined operations are to be located at Riverside Brewing Company. The Heritage Brewing Company facility lease expires in April 1997, and the storage lease is on a month-to-month basis. In connection with the combining of operations, BWI anticipates it will incur certain costs for the removal, transportation and installation of equipment estimated at $30,000.



     Included in the accompanying unaudited pro forma condensed consolidated balance sheet is an adjustment to reflect the payment of such costs (shown as a reduction to equity). No adjustment has been made to the unaudited pro forma condensed consolidated statements of operations as such costs are non recurring in nature.


NOTE 2 -- PRINCIPLES OF ACCOUNTING FOR CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

  Basis of Presentation


     The accompanying unaudited pro forma condensed consolidated financial statements include the effects of the proposed IPO, and the accounts of the Company and the accounts of the entities which, in management's opinion, are probable of being acquired by or joint ventured with the Company (see Note 1).

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 2 -- PRINCIPLES OF ACCOUNTING FOR CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)


The accompanying unaudited pro forma condensed consolidated balance sheet is presented as if the transactions had been effected as of September 30, 1996, and the accompanying unaudited pro forma condensed consolidated statements of operations are presented as if the transactions had been effected at the beginning of each period presented. The unaudited pro forma condensed consolidated financial statements have been prepared for analysis purposes only, and do not purport to be indicative of what the actual consolidated financial condition of the Company would have been at September 30, 1996, and the actual results of operations of the Company would have been for the nine months ended September 30, 1996 and the year ended December 31, 1995, nor does it purport to represent the future consolidated financial position or results of operations of the Company.


  Principles of Consolidation


     The historical consolidated financial statements include the accounts of BWI and its substantially-owned subsidiary, Heritage Brewing Company ("Heritage"). The accounts of BWI have been included in the historical consolidated financial statements beginning August 2, 1995 (date of incorporation). The accounts of Heritage have been included in the historical consolidated financial statements beginning November 8, 1995 (date of acquisition). The historical consolidated operations of BWI and of Heritage do not include a full year of activity for 1995. Accordingly, management estimated certain expenses for BWI on an ongoing basis, and adjusted the historical accounts for Heritage based on the actual results of operations of Heritage for the period January 1, 1995 to November 8, 1995.



     For the nine months ended September 30, 1996, an increase totaling $261,581 was made to selling, general and administrative expense in the accompanying unaudited pro forma condensed consolidated statement of operations to effect expected incremental salaries of BWI estimated at $186,581 and certain expected ongoing expenses of BWI associated with conducting business as a public entity estimated at $75,000 (insurance, public relations, etc.).



     For the year ended December 31, 1995, the accompanying unaudited pro forma condensed consolidated statements of operations have been adjusted to reflect management's estimates of certain ongoing general and administrative expenses for BWI and the actual results of operations for Heritage as follows:



                                                               BWI      HERITAGE      COMBINED
                                                             --------   ---------     ---------
Net sales..................................................  $     --   $(347,751)    $(347,751)
Cost of sales..............................................        --     448,379       448,379
Selling, general and administrative expenses...............   577,820     122,676       700,496
Interest...................................................        --          --            --
Income tax benefit.........................................        --     (52,957)      (52,957)
                                                             --------   ---------     ---------
Increase to net loss.......................................  $577,820   $ 170,347     $ 748,167
                                                             ========   =========     =========



     The net adjustment to BWI for the year ended December 31, 1995, represents the effect of the expected incremental salaries and operating expenses of $477,820 and other incremental operating expenses aggregating approximately $100,000 (for insurance, public relations, etc.). The adjustments to Heritage for the year ended December 31, 1995, represent the actual sales, cost of sales and selling, general and administrative expenses for Heritage for the period January 1, 1995 to November 8, 1995, adjusted for depreciation of assets adjusted to fair value, and the related tax effects, recorded in connection with the stock-for-stock exchange as discussed

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 2 -- PRINCIPLES OF ACCOUNTING FOR CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)


above and in Note 1 to the Consolidated Financial Statements of Beverage Works, Inc. and Subsidiary included elsewhere in this registration statement.


     The historical consolidated financial statements also include the accounts of OEBC and its wholly-owned subsidiary, Riverside Brewing Company, and the assets and liabilities expected to be contributed to the Partnership by St. Stan's, and the operations related thereto. All significant intercompany accounts have been eliminated in the pro forma consolidation.

  Cash and Cash Equivalents


     Management intends to invest the proceeds from the IPO in highly liquid instruments with maturities of 90 days or less. The estimated increase to cash balances which are expected to arise from the IPO (see Note 1) is estimated at $4,132,485. Management expects that such unused cash balances will be invested in interest bearing accounts. The accompanying unaudited pro forma condensed consolidated statements of operations do not include adjustments for any interest that would be earned.


  Property and Equipment


     In connection with the OEBC Exchange Agreement (see Note 1), certain machinery and equipment (see Note 3) was reduced by $291,362 to reflect its fair market value. In connection with this property adjustment, depreciation and amortization expense was reduced $31,217 and $41,623 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively. Such reduction is reflected in cost of sales in the accompanying unaudited pro forma condensed consolidated statements of operations.



     A substantial portion of the assets of OEBC under capital leases (see Note
3) were placed into service in late 1995. As a result, cost of sales in the accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 has been increased by $70,100 to reflect depreciation of such assets for a full twelve-month period.


  Goodwill and Other Intangible Assets

     Goodwill


     Goodwill of $3,523,410 (including $115,000 of estimated OEBC acquisition costs discussed below) has been estimated in connection with the OEBC Exchange Agreement (see Notes 1 and 2), assuming the exchange was consummated on September 30, 1996, and is expected to be amortized on a straight-line basis over a period of 10 years. Amortization of OEBC goodwill has been included in the accompanying unaudited pro forma condensed consolidated statements of operations amounting to $264,255 and $352,341 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively. Such amortization is reflected as an increase to selling, general and administrative expenses.


     The Company will assess the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted cash flows. The amount of goodwill impairment, if any, will be measured based on projected undiscounted cash flows and will be charged to operations in the period in which goodwill impairment is determined by management. The methodology that management is expected to use to project results of operations will be based on a five-year trend line of expected cash flows.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

NOTE 2 -- PRINCIPLES OF ACCOUNTING FOR CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)

     OEBC Acquisition Costs



     The Company has incurred $72,977 through September 30, 1996 of costs consisting primarily of legal and accounting fees, which are directly related to the Exchange Agreement. Such costs have been reflected as investments in and advances to affiliates in the accompanying unaudited pro forma condensed consolidated balance sheet at September 30, 1996. The Company anticipates to incur additional acquisition costs of $42,023, totaling $115,000, which is considered additional consideration towards the purchase price of OEBC. Such amounts have been considered in goodwill as discussed above.



     Partnership Formation Costs



     The Company has incurred $98,735 through September 30, 1996 of costs consisting primarily of legal and accounting fees, which are directly related to the formation of the Partnership. Such costs have been reflected as investments in and advances to affiliates on the accompanying unaudited pro forma condensed consolidated balance sheet at September 30, 1996. Management expects to incur additional formation costs of $11,265. Partnership formation costs will be amortized over a period of five (5) years. Accordingly, selling, general and administrative expenses have been increased by $16,500 and $22,000 in the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.


  Deferred Financing Costs


     Deferred financing costs, included in prepaid and other current assets, arose from the issuance of BWI warrants to purchase common stock, as well as cash paid for loan fees, which represent interest costs associated with a bridge financing which was funded in May 1996. The remaining unamortized balance of such costs, totaling $19,711 at September 30, 1996, have been written off and reflected as a reduction to prepaid and other current assets and stockholders' equity in the accompanying unaudited pro forma condensed consolidated balance sheet.



     An increase to interest expense has been made in the accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1996 to reflect such write-off. Also see Note 10 for additional warrants and common stock issued in connection with such bridge financing.


  Deferred Offering Costs


     Deferred offering costs represent costs associated with BWI's proposed IPO (see Note 1). Such costs, totaling $300,034 at September 30, 1996, have been netted against the assumed IPO proceeds and reflected as a reduction to equity on the accompanying unaudited pro forma condensed consolidated balance sheet.


  Accounts Payable


     Accounts payable generally represent amounts due vendors in the normal course of business. Management is expected to use $500,000 from proceeds of the proposed IPO (see Note 1) to reduce past due accounts and contractual commitments. Accordingly, accounts payable and cash have been reduced in the accompanying unaudited pro forma condensed consolidated balance sheet.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 2 -- PRINCIPLES OF ACCOUNTING FOR CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)

  Per Share Information


     Pro forma net loss per share is computed by dividing the pro forma net loss by the sum of the historical number of shares of common stock and common stock equivalents outstanding during the respective periods, common stock expected to be issued in the proposed IPO (excluding the underwriters' overallotment) and common stock expected to be issued in connection with the proposed OEBC acquisition and BWI-Prost Partners joint venture (see Note 1). Common stock equivalents include common shares issuable upon the exercise of the Company's stock options and warrants. Pursuant to the Securities and Exchange Commission (the "Commission"), Staff Accounting Bulletin No. 83, common shares issued for consideration below an assumed IPO price (estimated at $6.00 per share as discussed in Note 1) have been considered outstanding for all periods presented, and common stock purchase options and warrants granted with exercise prices below the IPO price during the twelve-month period preceding the date of the initial filing of the registration statement have been included in the calculation of the common shares outstanding, using the treasury stock method, as if they were outstanding for all periods presented, including loss years where the impact is anti-dilutive. Such calculation had been adjusted for the effect of the shares and warrants which have been retired subsequent to September 30, 1996. See discussion in the notes to the Historical Financial Statements of the Company included elsewhere in the Registration Statement.


  Income Taxes


     In connection with the OEBC Exchange Agreement (see Note 1), management established a deferred income tax liability totaling $1,246,819, of which $124,682 is classified as a current liability in the accompanying unaudited pro forma condensed consolidated balance sheet, which is attributable to goodwill which is not expected to be deductible for Federal and state income tax reporting. Management believes the acquisition of OEBC will qualify as a statutory tax-free exchange under the Internal Revenue Code.



     In connection with the nondeductible amortization of goodwill relating to the acquisition of Heritage and OEBC, as discussed in Notes 1 and 2, and the depreciation related to the acquisition of Heritage (please refer to the historical financial statements of BWI), an adjustment to record the related deferred tax benefit amounting to $93,511 and $124,682 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, has been reflected in the accompanying unaudited pro forma condensed consolidated statements of operations.


NOTE 3 -- PROPERTY AND EQUIPMENT, NET


     Property and equipment, as adjusted, in the accompanying unaudited pro forma condensed consolidated balance sheet consists of the following as of September 30, 1996:



    Machinery and equipment.................................................  $ 2,930,791
    Building and leasehold improvements.....................................    2,280,920
    Equipment under capital lease...........................................      915,254
    Furniture and equipment.................................................       13,859
                                                                               ----------
                                                                                6,140,824
    Less accumulated depreciation and amortization..........................   (1,144,542)
                                                                               ----------
                                                                              $ 4,996,282
                                                                               ==========

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 3 -- PROPERTY AND EQUIPMENT, NET -- (CONTINUED)


     Management expects to expand its brewing capacity in excess of current capacity and that of its proposed acquisition and joint venture. Accordingly, management expects to use approximately $250,000 of its IPO proceeds for purchases of equipment. The Company reflected a reduction to cash and a corresponding increase to property and equipment in the accompanying unaudited pro forma condensed consolidated balance sheet.



     In connection therewith, depreciation expense in the accompanying unaudited pro forma condensed statements of operations was increased by $26,786 and $35,714 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.


NOTE 4 -- NOTES PAYABLE

  OEBC Note Payable to Bank


     In connection with the OEBC Exchange Agreement and concurrent with the Closing Date, a note payable, which aggregated approximately $533,493 at September 30, 1996, will be divided into two notes. The predecessor stockholders will assume a note totaling $220,941 without further obligation to OEBC, and the remaining principal balance of the note totaling $312,552 will be paid to the bank by OEBC. In consideration for assuming a portion of the OEBC's debt obligations, the stockholders will be issued 27,618 shares of BWI common stock valued at $140,850 using 85% of the estimated IPO price per share of $6.00 (see
Note 2). Due to transferability restrictions under Commission Rule 144 of the 1933 Act, the valuation reflects a discount of 15%. If on January 1, 1999, the per share market value of BWI common stock is less than $6.00, the Company will issue to such stockholders an additional 9,227 shares of its common stock.



     Included in the accompanying unaudited pro forma condensed consolidated balance sheet is a reduction to notes payable of $220,941, and an increase in stockholders' equity of $140,850. The difference of $80,091, deemed to be an extraordinary gain, has also been reflected as a reduction to equity (see Notes 1 and 2). No adjustment has been reflected in the accompanying unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1996, as such gain is non-recurring in nature.



     In connection therewith, interest expense in the accompanying unaudited pro forma condensed consolidated statements of operations was reduced by $16,571 and $22,094 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.


  BWISS New Note Payable


     BWISS has obtained a commitment letter from a lender to refinance a note with a balance of $668,927 at September 30, 1996 that BWISS is to assume from the Partnership on the Contribution Date. The lender requires a principal reduction payment be made such that the outstanding balance of the note will be $500,000. Accordingly, the accompanying unaudited pro forma condensed consolidated balance sheet reflects a reduction of $168,927 to cash and a corresponding reduction to notes payable.



     In connection therewith, interest expense in the accompanying unaudited pro forma condensed consolidated statements of operations was reduced by $15,265 and $17,426 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.



     BWISS will be charged $20,000 for loan fees by the lender upon the assumption. Accordingly, the accompanying unaudited pro forma condensed consolidated balance sheet reflects the payment of such costs as a reduction to cash and an increase to other assets. The accompanying unaudited pro forma condensed consolidated statements of operations have been adjusted to reflect the amortization of such costs totaling $3,000 and $4,000 for the nine months ended September 30, 1996 and the year ended December 31, 1996, respectively.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 4 -- NOTES PAYABLE -- (CONTINUED)


  Bridge Note



     In April 1996, the Company entered into an agreement whereby the Company issued a $500,000 promissory note (the "Bridge Note"), bearing interest at 18% per annum (such note was funded in May 1996). Interest is payable monthly. On December 19, 1996, such Bridge Note was extended to mature the earlier of the closing of the proposed IPO (see discussion below) or April 15, 1997 (see Note
10). The Bridge Note is secured by the assets of BWI. As of September 30, 1996, $500,000 was outstanding under the terms of this financing.



     The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 1996 reflects the repayment of the Bridge Note from the proceeds of the IPO.



     Notes payable, as adjusted, in the accompanying unaudited pro forma condensed consolidated balance sheet consist of the following as of September 30, 1996:



    BWI note payable to bank, bearing interest at prime, plus 2.75% per annum
      (11.50% at September 30, 1996), payable in monthly principal and interest installments of $6,286, due May 4, 2004, secured by substantially all assets of Heritage and personal guarantees of certain officers and former stockholders of Heritage. .........................  $  385,800
    BWI note payable to bank, bearing interest at prime, plus 2.529% per annum (11.279% at September 30, 1996), payable in monthly principal and interest installments of $1,148, due August 1, 1998, secured by substantially all assets of Heritage, and personal guarantees of
      certain officers and former stockholders of Heritage. .................      23,526
    OEBC note payable to bank, expected to bear interest at prime plus 1.75%
      per annum (10.50% at September 30, 1996), expected to be payable in monthly installments of principal and interest of approximately
      $14,311, expected to be due December 1, 1998, secured by substantially
      all of the assets of OEBC. ............................................     312,552
    BWISS note payable to a lending institution, expected to bear interest at
      11% per annum, expected to be payable in monthly installments of principal and interest of $5,683, expected to be due December 31, 2001
      (assuming a closing date of the IPO of December 31, 1996), secured by
      substantially all of the assets of the Partnership. ...................     500,000
    Unsecured demand notes with vendors, generally bearing interest at 11%
      per annum, payable in monthly payments of principal and interest
      through May 1997. .....................................................      32,786
                                                                               ----------
                                                                                1,254,664
    Less current portion.....................................................    (235,692)
                                                                               ----------
                                                                               $1,018,972
                                                                               ==========

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

NOTE 4 -- NOTES PAYABLE -- (CONTINUED)

     Future annual principal installments of notes payable, as adjusted, as of September 30, 1996 are expected to be as follows:



                                  YEARS ENDING
                                  SEPTEMBER 30,
        -----------------------------------------------------------------
             1997........................................................  $  235,692
             1998........................................................     201,552
             1999........................................................     199,235
             2000........................................................     184,298
             2001........................................................      25,202
             Thereafter..................................................     408,685
                                                                           ----------
                                                                           $1,254,664
                                                                           ==========



     See Note 10 for discussion related to additional financings.


NOTE 5 -- NOTES PAYABLE TO RELATED PARTIES

  OEBC Note Payable to Stockholder


     In connection with the OEBC Exchange Agreement, BWI entered into an agreement whereby BWI is obligated to repay $644,000 of indebtedness due to certain related parties, consisting of $574,192 of principal and $69,808 of accrued interest as of September 30, 1996. Upon the consummation of the proposed IPO (see Note 1), such indebtedness is to be satisfied as follows: (1) $301,000 is to be paid in cash, and (2) $343,000 is to be refinanced with a new non-interest bearing promissory note which matures in 90 days, payable in 24,125 shares of the Company's common stock and 50,000 warrants to purchase shares of the Company's common stock at an exercise price of $5.00 per share, subject to adjustment, as defined.



     Included in the accompanying unaudited pro forma condensed consolidated balance sheet is a decrease of $301,000 to cash, a decrease of $231,192 to notes payable to related parties and a decrease of $69,808 to accounts payable and accrued expenses, which have been made to reflect the cash paydown of the notes payable to the OEBC stockholders. Also included in the accompanying unaudited pro forma condensed consolidated balance sheet is a decrease of $343,000 to notes payable to related parties and a corresponding increase in stockholders' equity, (of which $219,962 is reflected as an extraordinary gain) which have been made to reflect the repayment of the remainder of the notes payable to the OEBC stockholders. Although such repayment is scheduled to occur 90 days after the close of the proposed IPO, it has been reflected herein as it is management's intent to promptly effect such repayment. No adjustment has been made to the accompanying unaudited pro forma condensed consolidated statements of operations as such extraordinary gain is deemed nonrecurring in nature.



     In connection therewith, interest expense in the accompanying unaudited pro forma condensed consolidated statements of operations has been reduced by $54,790 and $59,786 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, to reflect the principal reductions described above. In addition, interest expense in the accompanying unaudited pro forma condensed consolidated statement of operations has been increased $3,750 and $5,000 for the nine months ended September 30, 1996 and for the year ended December 31, 1995, respectively, to reflect the difference between the exercise price of the warrants at $5.00 and the value of the underlying common stock of $5.10 which represents the estimated proposed IPO price per share of $6.00, less a 15% discount due to certain transferability restrictions under Rule 144 of the Securities Act of 1933.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 5 -- NOTES PAYABLE TO RELATED PARTIES -- (CONTINUED)

  BWISS Notes Payable to Related Party


     As part of BWISS's capital contribution, as more thoroughly discussed at
Note 1, BWISS is obligated to assume and repay notes payable to a related party. The balances of such notes payable total $459,120 as of September 30, 1996. Accordingly, the unaudited pro forma condensed consolidated balance sheet reflects a reduction to cash and a corresponding reduction to notes payable to related party.



     In connection therewith, interest expense on the accompanying pro forma condensed consolidated statements of operations was reduced $24,800 and $26,658 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.



  Related Party Financing



     On June 24, 1996, the Company entered into an agreement with a significant stockholder of OEBC, whereby the Company can borrow up to $175,000. Borrowings bear interest at a maximum rate of 11%, as defined, payable monthly. The principal balance, together with any unpaid interest, is due the earlier of the closing of an IPO with aggregate proceeds of no less than $10,000,000 or June 30, 1997. At September 30, 1996, BWI had $14,941 of borrowings outstanding under this agreement.



     The accompanying unaudited pro forma condensed consolidated balance sheet reflects the establishment of the unused portion of the credit facility totaling $160,059 and the related use of such funds for working capital purposes (a reduction to stockholders' equity), and the repayment of such amount from the proceeds of the IPO.



     Notes payable to related parties, as adjusted, in the accompanying unaudited pro forma condensed consolidated balance sheet consist of the following as of September 30, 1996:



    OEBC unsecured demand notes payable to certain officers and stockholders, interest at 7.75% per annum.............................................  $ 45,981
    BWI unsecured note payable to an officer, noninterest bearing, payable
      monthly at 3% of monthly sales, as defined..............................    78,955
    Other.....................................................................    48,124
                                                                                --------
                                                                                $173,060
                                                                                ========


NOTE 6 -- DISTRIBUTION PAYABLE


     Pursuant to the BWI-Prost Partners Partnership Agreement, the Partnership is required to record a distribution payable to Prost Partners limited Partnership in an amount equal to the remaining amount of the BWISS capital contribution due the Partnership. It is estimated that $1,128,047 of the $2,295,000 capital contribution (see note 1) will be satisfied through BWISS's assumption and repayment of $459,120 of notes payable to related parties (see
Note 5) and full assumption and partial repayment of $668,927 of a note payable to lender (see Note 4). Accordingly, the remaining required capital contribution of BWISS, which is estimated to be $1,166,953 at September 30, 1996, has been reflected as a decrease to minority interest and a corresponding increase to distribution payable. Please refer to the notes to the financial statements of the St. Stan's Brewery and Brewpub Operations included elsewhere in this registration statement for the payment terms related thereto.


     BWISS is required to pay interest to the Partnership on its unpaid capital contribution at a rate of 10% per annum, and the Partnership is required to pay Prost Partners Limited Partnership interest on the distribution payable under similar terms. In connection therewith, interest expense in the accompanying

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 6 -- DISTRIBUTION PAYABLE -- (CONTINUED)


unaudited pro forma condensed consolidated statements of operations has been increased by $87,521 and $116,695 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.


NOTE 7 -- MINORITY INTEREST


     The accompanying unaudited pro forma condensed consolidated balance sheet has been adjusted to reflect the establishment of the minority interest liability totaling $1,471,069 which corresponds with the historical book value of the net assets of the St. Stan's Brewery and Brewpub Operations, and the recordation of the $1,166,953 distribution payable (see Note 6 above).



     The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 have been adjusted to reflect the minority interest's 49% share of the historical net loss of the St. Stan's Brewery and Brewpub Operations and the pro forma adjustments related thereto.



NOTE 8 -- COMMITMENTS AND CONTINGENCIES


  Capital Lease Agreement Amendment


     In connection with the OEBC Exchange Agreement (see Note 1) and concurrent with the Closing Date, a capital lease with a related party of OEBC is required to be modified for the benefit of the Company. The modifications to the capital lease obligation include a reduction in the effective interest rate to 10%, a provision that all such leased equipment may be purchased by the Company for $1 upon expiration of the lease, the inclusion in the lease obligation of all delinquent lease payments due through December 31, 1995, and a reduction of the lease obligation in the amount of $500,000 in exchange for 50,000 shares of BWI common stock. The lease payments are to be unaffected by the aforementioned modifications through December 31, 1997, at which time the reduced balance will be due over a period of five (5) years.



     Included in the accompanying unaudited pro forma condensed consolidated balance sheet is a reclassification from accounts payable to the long-term portion of the capital lease due to related party totaling $61,950, to reflect the inclusion of delinquent lease payments through December 31, 1995. Also, included in the accompanying unaudited pro forma condensed consolidated balance sheet is a reclassification of $76,587 to the current portion from the longterm portion of the capital lease due to related party. Also included in the accompanying unaudited pro forma condensed consolidated balance sheet is a reduction to the capital lease obligation of $500,000 and an increase to equity of $255,000 which represents the issuance of 50,000 shares of BWI common stock valued at $5.10 (the estimated IPO price per share of $6.00 less a 15% discount due to certain transferability restrictions under Rule 144 of the Securities Act of 1933). The remaining $245,000 has also been reflected as an increase to equity on the accompanying unaudited pro forma condensed balance sheet as of September 30, 1996 representing an extraordinary gain. No entry has been made to the accompanying unaudited pro forma condensed statement of operations for the nine months ended September 30, 1996 or for the year ended December 31, 1995 as such extraordinary gain is nonrecurring in nature.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

NOTE 8 -- ]COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     Future annual aggregate minimum lease payments under the capital lease due to related party, as modified in the accompanying unaudited pro forma condensed consolidated balance sheet are as follows:



                                  YEARS ENDING
                                  SEPTEMBER 30,
                                  -------------
               1997..................................................  $  267,372
               1998..................................................     117,112
               1999..................................................      75,401
               2000..................................................      75,401
               2001..................................................      75,401
               Thereafter............................................     100,535
                                                                       ----------
                                                                          711,222
               Less amounts representing interest....................    (139,313)
                                                                       ----------
               Present value of minimum lease payments...............     571,909
               Less current portion..................................    (220,085)
                                                                       ----------
                                                                       $  351,824
                                                                       ==========



     In connection therewith, interest expense in the accompanying unaudited pro forma condensed consolidated statements of operations has been reduced by $90,746 and $34,207 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.


  Management Agreements


     In connection with the OEBC Exchange Agreement, the Company entered into a management agreement (the "Management Agreement") with certain stockholders of OEBC whereby they are to manage and operate the brewpub operations of OEBC from the Closing Date through December 31, 1998. As compensation for such services, they are to receive 10,000 shares of the Company's common stock. Such shares are to be issued on a pro rata basis over the term of the Management Agreement, estimated at two years. In addition, the brewpub managers are obligated to the Company for quarterly cash flow deficits, if any, as defined, during the term of the Management Agreement. The Management Agreement can be terminated by mutual written consent or in the event of a breach, as defined.



     Selling, general and administrative expenses in the accompanying unaudited pro forma condensed consolidated statements of operations have been increased by $19,125 and $25,500 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, to reflect the estimated expense for such Management Agreement. Such expense represents 5,000 shares to be issued for a one year period valued at $5.10 per share (estimated IPO price per share of $6.00 less a 15% discount due to certain transferability restrictions under Rule 144 of the Securities Act of 1933).



  Consulting Agreements



     On December 28, 1996, BWI entered into a one year consulting agreement with an individual to provide financial advisory services. In connection therewith, BWI is obligated to pay $10,000 in cash and issue 60,000 shares of its common stock. Under a registration rights agreement, the Company is obligated to register 35,000 shares with in 180 days; the remaining 25,000 shares have "piggy back" registration rights under the Securities Act of 1933. Since the shares have registration rights under the Securities Act of 1933, the Board of Directors

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 8 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)


reflected a discount of 5% from the estimated IPO price of $6.00 per share. Accordingly, such shares have been valued at $5.70 per share.



     In addition, in connection with the OEBC Exchange Agreement, BWI will enter into a two-year consulting agreement with a related party for brewery advisory services and assistance with the acquisition and disposition of equipment. In connection therewith, BWI is obligated to issue 5,000 shares of its common stock at the end of each twelve-month period commencing on the Closing Date. Accordingly, such shares have been valued at $5.10 (estimated IPO price per share of $6.00 less a 15% discount due to certain transferability restrictions under Rule 144 of the Securities Act of 1933).



     The accompanying unaudited pro forma condensed consolidated balance sheet has been adjusted at September 30, 1996 to reflect the payment of $10,000 in cash and reduce stockholders' equity for consulting expenses.



     Selling, general and administrative expenses in the accompanying unaudited pro forma condensed consolidated statements of operations have been increased by $283,125 and $377,500 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, to reflect the estimated expense for such consulting agreements.



  Litigation



     A lawsuit was brought against BWI, certain of its officers and its former investment banker in Los Angeles Superior Court, alleging, among other things, that the Plaintiff is entitled to compensation for the proposed partnership and the proposed OEBC Exchange Agreement. Management has reached a tentative settlement with the Plaintiff whereby the Company will pay $400,000 in cash and will issue 30,000 shares of its common stock. BWI is expected to pay $200,000 upon the execution of a settlement agreement, $50,000 upon the close of the Company's proposed IPO and $150,000 13 months from January 1, 1997. The 30,000 shares of common stock will be subject to demand registration rights under the Securities Act of 1933, 180 days after the effective date of the proposed IPO. Accordingly, such shares have been valued at $5.70 per share (a discount of 5% due to transferability restrictions under the 1933 Act). At September 30, 1996, management recorded a provision for loss totaling $571,000.



     The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 1996 has been adjusted to reflect the cash payment of $400,000 related to the aforementioned litigation out of estimated IPO proceeds (Note 1), an increase in stockholders' equity totaling $171,000 for the issuance of the 30,000 shares of common stock and a reduction to accounts payable totaling $571,000.



NOTE 9 -- RELATED PARTY TRANSACTIONS



     During 1996, OEBC utilized its facilities to brew and bottle beer for BWI. OEBC billed Heritage $42,500 for such services which is included in sales of OEBC. In addition, OEBC transferred certain raw materials, at cost, totaling $12,975 to Heritage. At September 30, 1996, the intercompany receivable and payable in the accompanying unaudited pro forma condensed consolidated balance sheet of $55,475 is eliminated, and the related sales and cost of sales of OEBC totaling $42,500 is eliminated in the accompanying unaudited pro forma condensed statement of operations for the nine months ended September 30, 1996.



     In June 1996, in anticipation of consummating the OEBC Exchange Agreement, BWI and OEBC entered into a management agreement, whereby BWI manages and operates OEBC. As compensation for such services, BWI is to receive $6,500 per month, plus reimbursement of expenses as defined. The agreement terminates upon consummation of the proposed IPO. At September 30, 1996, and for the nine months then

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 9 -- RELATED PARTY TRANSACTIONS -- (CONTINUED)


ended, a total of $24,050 was recorded as revenues by BWI under the terms of the agreement and, accordingly, is eliminated in consolidation.



     BWI has advanced approximately $10,749 to OEBC and BWISS during the through September 30, 1996, which is included in investments in and advances to affiliates.



     Included in the accompanying unaudited pro forma condensed consolidated balance sheet is an adjustment to eliminate intercompany obligations against receivables, aggregating $90,274 which primarily represents the results of the aforementioned.



     In addition, in the accompanying unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1996, is an adjustment to remove the effects of the aforementioned agreements.



NOTE 10 -- SUBSEQUENT EVENTS



  Related Party Advances



     During the period October 1, 1996 and through the proposed Closing Date of the OEBC Exchange Agreement, OEBC is expected to receive advances from a stockholder of OEBC totaling up to $150,000 to be used for working capital purposes. Such advances, up to $150,000, are expected to be paid from proceeds to be received upon the consummation of the IPO.



     The accompanying unaudited pro forma condensed consolidated balance sheet reflects the establishment of the Note and the related use of such proceeds for working capital purposes (a reduction to stockholders' equity), and the repayment of such amount from the proceeds of the proposed IPO.



  Bridge Notes Payable



     On December 19, 1996, the Company and Bridge Note holder (see Note 4) agreed to extend the due date of the $500,000 note until April 15, 1997. In consideration to extend the Bridge Note, the Company issued warrants to purchase 35,000 shares of the Company's common stock. Each bridge warrant entitles the holder to purchase one share of common stock; such warrants have "piggy-back" registration rights, subject to a "lock-up" agreement at an exercise price of $4.75 for a period of three years from the date of issuance. In addition, BWI will issue 20,000 shares of its common stock with "piggy-back" registration rights, subject to a "lock-up" agreement.



     Included in the accompanying unaudited pro forma condensed consolidated statements of operations is an increase to interest expense of $24,938 and $33,250 for the nine months ended September 30, 1996 and December 31, 1995, respectively to reflect the difference between the exercise price of the Bridge Warrants at $4.75 and the value of the underlying common stock at $5.70 per share (estimated IPO price of $6.00 less a 5% discount due to registration rights associated with such bridge warrants).



     In addition, there is an increase to interest expense of $85,500 and $114,000 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively to reflect the issuance of the 20,000 shares of BWI common stock valued at $5.70 per share (estimated IPO price of $6.00 less a 5% discount due to registration rights associated with such shares).



  Additional Bridge Notes



     On December 10, 1996, BWI received $250,000 pursuant to a 12% promissory note, principal and interest due the earlier of the IPO, with aggregate proceeds of $6,000,000 or more, or on September 1, 1997. In

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)


NOTE 10 -- SUBSEQUENT EVENTS -- (CONTINUED)


addition, BWI anticipates receiving additional Bridge financing prior to the consummation of the IPO totaling $500,000. Management expects such financings will bear similar terms to the aforementioned promissory note.



     The accompanying unaudited pro forma condensed consolidated balance sheet has been adjusted to reflect the establishment of such financings aggregating $750,000 and the related use of proceeds for working capital purposes (a reduction to stockholders' equity), and the repayment of such amounts from the proceeds of the IPO (see Note 1).

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Beverage Works, Inc.


We have audited the accompanying consolidated balance sheet of Beverage Works, Inc. and subsidiary (the "Company") as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity (capital deficiency) and cash flows for the period from incorporation (August 2, 1995) to December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beverage Works, Inc. and subsidiary as of December 31, 1995, and the consolidated results of their operations and their cash flows for the period from incorporation (August 2, 1995) to December 31, 1995, in conformity with generally accepted accounting principles.


The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company was formed on August 2, 1995, and since such date, has incurred substantial losses from operations, has current liabilities in excess of current assets and a capital deficiency. The Company will require additional financing to fund operations, consummate its proposed acquisitions and to ultimately enable it to achieve revenues to support its cost structure. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management is currently funding operations from a private placement of its common stock and a bridge loan, and management is seeking additional capital through the issuance of its common stock in a proposed initial public offering as more fully described in Notes 2 and 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     CORBIN & WERTZ

Irvine, California
August 1, 1996, except

  for Note 8 as to which


  the date is December 10, 1996


  and Note 11 as to which


  the date is January 7, 1997

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                    (Note 2)


                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                         1996              1995
                                                                     -------------     ------------
                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents........................................   $   159,716       $1,041,723
  Accounts receivable, net of allowance for doubtful accounts of
     $33,000 (1996) (unaudited) and $0 (1995) (Note 5).............        40,992            1,311
  Inventories (Notes 3 and 5)......................................       171,451           45,135
  Prepaid expenses and other (Note 5)..............................        52,567           33,208
                                                                       ----------       ----------
          Total current assets.....................................       424,726        1,121,377
Property and equipment, net (Notes 4 and 5)........................     1,335,939        1,296,434
Deferred licensing fees (Note 7)...................................        14,600               --
Deferred offering costs (Note 11)..................................       300,034           37,320
Investments in and advances to affiliates (Note 9).................       206,511               --
Goodwill, net of accumulated amortization of $18,841 (1996) and $0
  (1995) (Note 1)..................................................       191,619          210,460
                                                                       ----------       ----------
                                                                      $ 2,473,429       $2,665,591
                                                                       ==========       ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Current liabilities:
  Accounts payable and accrued expenses............................   $   686,530       $   95,774
  Legal settlement payable (Note 7)................................       571,000               --
  Notes payable (Note 5)...........................................       546,237           41,286
  Notes payable to related parties (Note 6)........................        93,896          109,072
  Deferred income taxes (Note 10)..................................        58,007           60,704
  Due to affiliate (Note 9)........................................        42,500               --
                                                                       ----------       ----------
          Total current liabilities................................     1,998,170          306,836
Notes payable, net of current portion (Note 5).....................       363,089          398,240
Deferred income taxes, net of current portion (Note 10)............       337,752          381,774
                                                                       ----------       ----------
          Total liabilities........................................     2,699,011        1,086,850
                                                                       ----------       ----------
Commitments and contingencies (Notes 7 and 9)
Stockholders' equity (capital deficiency)
  (Notes 8 and 11):
  Preferred stock, no par value; 5,000,000 shares authorized, no shares issued and outstanding; liquidation value of $.001 per
     share.........................................................            --               --
  Common stock, no par value; 20,000,000 shares authorized;
     2,457,863 (1996) (unaudited) and 2,341,363 (1995) shares
     issued and outstanding........................................     2,596,833        2,127,502
  Accumulated deficit..............................................    (2,822,415)        (548,761)
                                                                       ----------       ----------
          Total stockholders' equity (capital deficiency)..........      (225,582)       1,578,741
                                                                       ----------       ----------
                                                                      $ 2,473,429       $2,665,591
                                                                       ==========       ==========


            See independent auditors' report and accompanying notes
                      to consolidated financial statements

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                 THE PERIOD FROM           THE PERIOD
                                                                  INCORPORATION        FROM INCORPORATION
                                                               (AUGUST 2, 1995) TO     (AUGUST 2, 1995) TO
                                                                  SEPTEMBER 30,         DECEMBER 31, 1995
                                                                      1995             -------------------
                                               THE NINE        -------------------
                                             MONTHS ENDED
                                             SEPTEMBER 30,         (UNAUDITED)
                                                 1996
                                             -------------
                                              (UNAUDITED)
Sales (Note 7).............................   $    208,034           $    --               $    48,395
Less excise taxes                                  (12,482)               --                    (3,585)
                                               -----------          --------                ----------
  Net sales................................        195,552                --                    44,810
Cost of sales..............................        421,158                --                    81,627
                                               -----------          --------                ----------
  Gross profit (loss)......................       (225,606)               --                   (36,817)
                                               -----------          --------                ----------
Operating expenses:
  Salaries and wages (Note 8)..............        379,017                --                   295,336
  Professional fees (Note 8)...............        513,909                --                    78,516
  Other general and administrative (Notes
     7, 8 and 9)...........................        502,819             4,793                   108,445
  Marketing and selling....................         47,862                --                     9,033
  Provision for legal settlement (Note
     7)....................................        571,000                --                        --
                                               -----------          --------                ----------
          Total operating expenses.........      2,014,607             4,793                   491,330
                                               -----------          --------                ----------
Loss from operations.......................     (2,240,213)           (4,793)                 (528,147)
Interest expense (Notes 5, 6 and 8)........         76,960                --                    28,320
                                               -----------          --------                ----------
Loss before benefit for income taxes.......     (2,317,173)           (4,793)                 (556,467)
Benefit for income taxes (Note 10).........         43,519                --                     7,706
                                               -----------          --------                ----------
Net loss...................................   $ (2,273,654)          $(4,793)              $  (548,761)
                                               ===========          ========                ==========
Net loss per common share..................   $      (0.85)          $    --               $     (0.23)
                                               ===========          ========                ==========
Common shares and equivalents outstanding
  (Notes 2 and 11).........................      2,687,359           245,310                 2,362,806
                                               ===========          ========                ==========


            See independent auditors' report and accompanying notes
                      to consolidated financial statements

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)


          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND

               FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995)
                              TO DECEMBER 31, 1995


                                                 COMMON STOCK
                                           ------------------------     ACCUMULATED
                                            SHARES         AMOUNT         DEFICIT          TOTAL
                                           ---------     ----------     -----------     -----------
Issuance of common stock for cash at
  $0.01 per share in connection with
  incorporation (August 2, 1995) (Note
  8).....................................    245,310     $    2,453     $        --     $     2,453
Issuance of common stock for cash at
  $0.05 per share in October 1995 (Note
  8).....................................  1,549,100         77,455              --          77,455
Issuance of warrants to purchase common
  stock, at an exercise price of $8.25
  per share, for cash in October 1995
  (Note 8)...............................         --         28,100              --          28,100
Issuance of common stock valued at $4.00
  per share in connection with the
  stock-for-stock exchange on November 8,
  1995 (Notes 1 and 8)...................    142,276        569,104              --         569,104
Issuance of common stock valued at $4.00
  per share for services rendered (Note
  8).....................................     49,015        196,060              --         196,060
Issuance of common stock valued at $4.00
  per share for interest (Note 8)........      5,333         21,332              --          21,332
Issuance of common stock valued at $4.00
  per share for services rendered (Note
  8).....................................     16,583         66,332              --          66,332
Issuance of common stock purchase units
  for cash at $4.00 per share, net of
  offering costs of $168,318 (Note 8)....    333,746      1,166,666              --       1,166,666
Net loss.................................         --             --        (548,761)       (548,761)
                                           ---------     ----------       ---------      ----------
Balances, December 31, 1995..............  2,341,363      2,127,502        (548,761)      1,578,741
Issuance of common stock for cash at
  $4.00 per share, net of offering costs
  of $42,720 (Note 8)....................     80,000        277,280              --         277,280
Issuance of common stock valued at $5.20
  per share pursuant to a license
  agreement (Notes 7 and 8)..............      6,500         33,800              --          33,800
Issuance of Bridge Warrants to purchase
  35,000 shares of common stock, at an
  exercise price of $4.75 per share,
  valued at $.95 per share, representing
  interest (Notes 5 and 8)...............         --         33,250              --          33,250
Issuance of common stock purchase units
  for cash at $5.00 per equivalent share,
  net of offering costs of $24,999 (Note
  8).....................................     30,000        125,001              --         125,001
Net loss.................................         --             --      (2,273,654)     (2,273,654)
                                           ---------     ----------       ---------      ----------
Balances, September 30, 1996
  (unaudited)............................  2,457,863     $2,596,833     $(2,822,415)    $  (225,582)
                                           =========     ==========       =========      ==========


            See independent auditors' report and accompanying notes

                     to consolidated financial statements.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                          THE PERIOD FROM
                                                         THE NINE          INCORPORATION          THE PERIOD FROM
                                                       MONTHS ENDED     (AUGUST 2, 1995) TO        INCORPORATION
                                                       SEPTEMBER 30,       SEPTEMBER 30,         (AUGUST 2, 1995) TO
                                                           1996                1995               DECEMBER 31, 1995
                                                       -------------    -------------------      -------------------
                                                        (UNAUDITED)         (UNAUDITED)
Cash flows from operating activities:
  Net loss................................................  $(2,273,654)         $(4,793)            $  (548,761)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization........................      302,260               --                  30,282
     Provision for loss on accounts receivable............       33,000               --                      --
     Common stock issued for services rendered (Note 8)...           --               --                 262,392
     Common stock issued to related parties for interest
       (Notes 5 and 8)....................................           --               --                  21,332
  Changes in operating assets and liabilities, net of
     acquired company:
     Accounts receivable..................................      (72,681)              --                      --
     Inventories..........................................     (126,316)              --                      --
     Prepaid expenses and other...........................          352           (2,630)                (18,715)
     Accounts payable and accrued expenses................      590,756            2,100                  37,216
     Accrued legal settlement (Note 7)....................      571,000               --                      --
     Deferred income taxes................................      (46,719)              --                  (7,706)
                                                            -----------          -------              ----------
  Net cash used in operating activities...................   (1,022,002)          (5,323)               (223,960)
                                                            -----------          -------              ----------
Cash flows from investing activities:
  Cash of acquired company received in connection with
     stock-for-stock exchange (Note 1)....................           --               --                   5,952
  License acquisition fee (Note 7)........................      (30,000)              --                      --
  Investments in and advances to affiliates (Note 9)......     (206,511)              --                      --
  Purchases of property and equipment.....................     (200,185)              --                 (86,117)
                                                            -----------          -------              ----------
  Net cash used by investing activities...................     (436,696)              --                 (80,165)
                                                            -----------          -------              ----------
Cash flows from financing activities:
  Due to affiliate (Note 9)...............................       42,500               --                      --
  Proceeds from issuance of common stock (Note 8).........      402,281               --               1,245,996
  Proceeds from issuance of common stock purchase warrants
     (Note 8).............................................           --               --                  28,100
  Deferred offering costs (Note 8)........................     (262,714)              --                 (37,320)
  Deferred financing costs (Note 5).......................      (60,000)              --                      --
  Proceeds from issuance of notes payable
     (Note 5).............................................      500,000               --                      --
  Proceeds from issuance of notes payable to related
     parties (Note 6).....................................       14,941            5,323                 109,072
  Payments on notes payable (Note 5)......................      (30,200)              --                      --
  Payments on notes payable to related parties (Note 6)...      (30,117)              --                      --
                                                            -----------          -------              ----------
  Net cash provided by financing activities...............      576,691            5,323               1,345,848
                                                            -----------          -------              ----------
Net change in cash and cash equivalents...................     (882,007)              --               1,041,723
Cash and cash equivalents, beginning of period............    1,041,723               --                      --
                                                            -----------          -------              ----------
Cash and cash equivalents, end of period..................  $   159,716          $    --             $ 1,041,723
                                                            ===========          =======              ==========
Supplemental disclosure of cash flow information --
  Cash paid during the period for:
     Interest.............................................  $    47,523          $    --             $     2,771
                                                            ===========          =======              ==========
     Income taxes.........................................  $     1,600          $    --             $       800
                                                            ===========          =======              ==========


            See independent auditors' report and accompanying notes
                      to consolidated financial statements

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

Supplemental disclosure of noncash investing and financing activities:


  September 30, 1996 (unaudited)


     The Company issued 6,500 shares of common stock valued at $33,800 pursuant to license agreement (see Notes 7 and 8).


     The Company issued Bridge Warrants to acquire 35,000 shares of the Company's common stock valued at $33,250 for deferred financing costs (see Notes 5 and 8).


  December 31, 1995

     The Company issued 5,333 shares of common stock valued at $21,332 for interest to related parties (see Note 8).


     The Company issued 65,598 shares of common stock valued at $262,392 for services rendered (see Note 8).


     As discussed in Note 1, on November 8, 1995, the Company entered into a stock-for-stock exchange. Pursuant to the terms of the stock-for-stock exchange, liabilities were assumed as follows:


    Fair value of assets acquired............................................  $1,433,766
    Value of stock given as consideration....................................    (569,104)
                                                                               ----------
      Liabilities assumed....................................................  $  864,662
                                                                               ==========


            See independent auditors' report and accompanying notes
                      to consolidated financial statements

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


  AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31, 1995


NOTE 1 -- ORGANIZATION

     Beverage Works, Inc. ("BWI"), a California corporation incorporated on August 2, 1995, was formed to acquire interests in various craft brewing and beverage operations.


     On November 8, 1995, BWI entered into a stock-for-stock exchange with Heritage Brewing Company, Inc. ("Heritage") intended to qualify as a statutory tax-free exchange under the Internal Revenue Code. Heritage is a microbrewery in the business of manufacturing and distributing various distinctive beers throughout the Western United States. Pursuant to the acquisition, BWI issued 142,276 shares of its common stock in exchange for approximately 95% of the outstanding shares of Heritage. BWI has offered 7,724 shares to the minority interest stockholders of Heritage. To date, such minority stockholders have not tendered their shares. The arrangement allows for the former stockholders of Heritage to effect a "Call" provision. The Call provision allows the stockholders to rescind the acquisition should BWI not consummate its proposed initial public offering (the "IPO") by March 31, 1997 with gross proceeds of at least $5,000,000 or if the Company has not funded at least $500,000 of interim financing during the period November 4, 1996 through January 10, 1997. In the event the proposed IPO is not consummated by June 30, 1997, and the Call holders effect to exchange their BWI shares for their shares of Heritage, amounts advanced to Heritage for working capital and capital improvements will be payable to BWI in 36 equal monthly noninterest bearing installments. The acquisition has been accounted for under the purchase method of accounting as management believes the proposed IPO is probable of being consummated. The purchase price was $569,104, plus acquisition costs of $18,480. The price was based on the number of shares issued at $4.00 per share. The price per share was based on the price received by the Company in its first private placement which occurred shortly after the acquisition (see Note 8). The minority interest relating to the remaining stockholders of Heritage was not recorded as the amount was not considered significant. The excess of purchase price over the fair value of the net assets acquired (goodwill) as a result of this transaction was $210,460 (see Note 2). Unaudited proforma revenues, net loss and net loss per share of BWI, assuming the acquisition was consummated January 1, 1995, for the year ended December 31, 1995, are as follows:



            Revenues...............................................    $ 392,561
                                                                       ==========
            Net loss...............................................    $(623,926)
                                                                       ==========
            Net loss per share.....................................    $   (0.20)
                                                                       ==========



     The unaudited proforma information above is not necessarily indicative of the actual results which may have occurred had the acquisition been consummated on January 1, 1995.



     The historical audited condensed results of operations of Heritage for the ten month and eight day period ended November 8, 1995 are as follows:



            Revenues...............................................    $ 347,751
            Costs..................................................     (484,097)
                                                                       ----------
            Net loss...............................................    $(136,346)
                                                                       ==========



     As discussed in Note 11, on September 11, 1996, BWI entered into a stock-for-stock exchange, as amended on January 7, 1997, (the "Exchange Agreement") with Orange Empire Brewing Company ("OEBC"), a California corporation. Additional agreements were entered into along with the execution of the Exchange Agreement. In anticipation of the proposed IPO, an agreement with BWI to actively manage OEBC's operations was consummated (see Note 7). See Note 11 for further discussion of the Exchange Agreement and related agreements which may have a significant effect on the consolidated financial position and results of operations of the Company.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 1 -- ORGANIZATION -- (CONTINUED)


     On June 25, 1996, BWI formed a wholly-owned subsidiary, BWI - St. Stan's, Inc. ("BWISS"). On December 17, 1996, Prost Partners Limited Partnership (a California limited partnership) ("St. Stan's"), a craft brewing company located in Modesto, California, formed a California general partnership with BWISS, BWI-Prost Partners (the "Partnership"). Pursuant to the terms of the BWI-Prost Partners partnership agreement (the "Partnership Agreement"), St. Stan's has agreed to contribute substantially all of its assets, net of certain liabilities, to the Partnership for a 49% minority interest in the Partnership. BWISS has agreed to contribute $2,295,000 to the Partnership for a 51% controlling interest in the Partnership. The BWISS consideration is to be tendered in cash commencing 18 months from the proposed IPO, and the assumption of certain debt on the contribution date, the "Contribution Date", the date of the successful consummation of the proposed IPO of BWI's common stock, occurring on or before March 31, 1997, realizing minimum proceeds of at least $8,000,000 (before any deductions, including, but not limited to, underwriters' compensation and expenses). See Note 11 for further discussion of the terms of the Partnership Agreement which may have a significant effect on the consolidated financial position and results of operations of the Company.


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation


     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the accompanying consolidated financial statements, BWI incurred net losses of $2,273,654 (unaudited) and $548,761, for the nine months ended September 30, 1996 and for the period from incorporation (August 2, 1995) to December 31, 1995, respectively. In addition, at September 30, 1996, BWI has current liabilities in excess of current assets of $1,573,444 (unaudited) and a capital deficiency of $225,582 (unaudited). BWI will require significant capital to fund operations, to consummate its proposed acquisition and joint venture (Note 11) and to enable it to achieve revenues to support its cost structure. These factors, among others, raise substantial doubt about BWI's ability to continue as a going concern.



     BWI has funded operations from two private placements of equity securities (see Note 8) and two private bridge financings (see Notes 5 and 11). BWI plans to effect the proposed IPO to raise additional capital, certain of which, if the proposed IPO is successful and the proposed acquisitions are consummated, the proceeds will be used to close the proposed acquisition and Partnership (Note
11), to reduce BWI's indebtedness and to fund working capital requirements. Management also plans to reduce BWI's costs on a per unit basis through increased plant utilization and through combined purchases with the brewing facilities acquired, or to be acquired, by BWI. Management also plans to implement a marketing plan which is expected to substantially increase BWI's revenues sufficient to meet BWI's proposed cost structure. There are no assurances that management's plans can be effected, which includes the consummation of the proposed IPO in a timely manner. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of BWI and its substantially-owned subsidiary, Heritage Brewing Company (collectively the "Company"). The accounts of Heritage have been included in the accompanying consolidated financial statements beginning November 8, 1995. All significant intercompany transactions and balances have been eliminated in consolidation.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Parent Only Financial Information

     Beverage Works, Inc., parent only condensed financial information consists of the following:

  FINANCIAL POSITION

                                     ASSETS


                                                                     SEPTEMBER        DECEMBER
                                                                        30,              31,
                                                                        1996            1995
                                                                    ------------    ------------
                                                                    (UNAUDITED)
Current assets:
  Cash............................................................  $   140,000      $ 1,035,771
  Other current assets............................................       22,829            2,715
                                                                    ------------     -----------
     Total current assets.........................................      162,829        1,038,486
Property and equipment, net.......................................       16,196            5,312
Investments.......................................................      189,327          478,480
Advances to affiliates............................................      766,415          193,573
Deferred offering costs...........................................      300,034           37,320
Other.............................................................       39,645               --
                                                                    ------------     -----------
                                                                    $ 1,474,446      $ 1,753,171
                                                                    ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Liabilities:
  Accounts payable and accrued expenses...........................  $   535,132      $    65,358
  Accrued legal settlement........................................      571,000               --
  Bridge note payable.............................................      500,000               --
  Notes payable to related party..................................       93,896          109,072
                                                                    ------------     -----------
                                                                      1,700,028          174,430
Stockholders' equity (capital deficiency).........................     (225,582)       1,578,741
                                                                    ------------     -----------
                                                                    $ 1,474,446      $ 1,753,171
                                                                    ============     ===========

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


Parent Only Financial Information -- (Continued):


  RESULTS OF OPERATIONS


                                                                        NINE          AUGUST 2,
                                                                    MONTHS ENDED       1995 TO
                                                                    SEPTEMBER 30,    DECEMBER 31,
                                                                        1996            1995
                                                                    ------------    ------------
                                                                    (UNAUDITED)
Net revenues (Note 7).............................................  $    24,050      $        --
Cost of revenues..................................................           --               --
                                                                    ------------     -----------
     Gross profit.................................................       24,050               --
Selling, general and administrative expenses......................    1,246,210          417,600
Provision for legal settlement (Note 7)...........................      571,000               --
                                                                    ------------     -----------
     Loss from operations.........................................   (1,793,160)        (417,600)
Equity in loss of subsidiary......................................      438,808          131,161
Interest expense, net.............................................       41,686               --
                                                                    ------------     -----------
Net loss..........................................................  $(2,273,654)     $  (548,761)
                                                                    ============     ===========


  Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements. Certain estimates made by management also effect the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management include the provision for loss on accounts receivable, the net realizability of inventory, and the evaluation of the potential impairment of property and equipment and goodwill.


  Fair Value of Financial Instruments


     The consolidated financial statements contain financial instruments whereby the fair market value of the financial instruments could be different than those recorded on a historical basis in the accompanying consolidated financial statements. The Company's financial instruments consist of cash, accounts receivable, investments in and advances to affiliates, accounts payable, notes payable and notes payable to related parties. The carrying amounts of the Company's financial instruments generally approximate their fair values at September 30, 1996 (unaudited) and December 31, 1995. In the case of the investments in and advances to affiliates (Note 9) and the notes payable to related parties (see Note 6), it was not practical to determine fair values due to the lack of a market for such financial instruments.


  Concentration of Credit Risk

     The Company, at times, maintains cash balances at certain financial institutions in excess of the federally insured deposits.

     The Company sells its products to independent distributors for distribution to retailers. The Company extends credit to its distributors and performs periodic credit evaluations of such customers. The Company

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

does not obtain collateral to secure its accounts receivable. The Company periodically evaluates its accounts receivable for collectibility and provides a reserve for losses resulting therefrom.


     Four customers accounted for sales ranging from 11% to 27% of total sales (unaudited) for the nine-month period ended September 30, 1996. Such concentrations were similar during the period from November 8, 1995 (date of acquisition of Heritage) to December 31, 1995.



     Two vendors of the raw material used in its brewing process supplied materials representing 17% and 43% of total purchases for the nine-month period ended September 30, 1996 (unaudited). Such concentrations were similar for the period from incorporation (August 2, 1995) to December 31, 1995.


  Risks and Uncertainties

     Licenses and Permits

     The brewery and wholesale operations require various Federal, state and local licenses and permits. Brewers are required to file with the Federal Bureau of Alcohol, Tobacco and Firearms (the "BATF"). The California Department of Alcoholic Beverage Control (the "ABC") requires that companies file and maintain licenses, permits or approvals for the production and sale of alcoholic beverages. Other state and local laws and regulations governing the sale of alcoholic beverages within a particular state by an out-of-state brewer or wholesaler vary by state and locality. The Company's brewery operations are subject to audit and inspection by the BATF and ABC at any time.

     Because of the various state and Federal licensing and permitting requirements, there is a risk that one or more regulatory authorities could determine that the Company has not complied with applicable licensing or permitting regulations or does not maintain the approvals necessary for it to conduct business within their jurisdictions. Regulatory actions could have a material adverse effect on the Company's financial position and its operating results.


     Dependence on Distributors



     The Company sells its products to independent distributors for distribution to retailers and ultimately consumers. Sustained growth will require it to maintain such relationships and possibly enter into agreements with additional distributors. No assurance can be given that the Company will be able to maintain or secure additional distributors on terms favorable to the Company. The Company has certain significant distribution relationships. The loss of one or more of these distributors would have a material adverse effect on the Company's ability to bring its products to market and, therefore, adversely effect its sales and results of operations. The Company's distribution agreements are generally terminable by the distributor on short notice. While these distribution agreements contain provisions regarding the Company's enforcement and termination rights, some state laws prohibit the Company from exercising these contractual rights. The Company's ability to maintain existing distribution agreements or enter new distribution agreements may be adversely affected by the fact that many distributors are reliant on one of the major beer producers for a large percentage of their revenue and, therefore, they may be influenced by such producers.



     Potential "Dram Shop" Liability



     Some states have enacted "dram shop" laws and legislation which impose criminal and civil liability on licensed alcoholic beverage servers for injuries or damages caused by their negligent service of alcoholic beverages to a visibly intoxicated person or to a minor, if such service is the proximate cause of the injury or damage and such injury or damage is reasonably foreseeable. California has enacted legislation granting broad

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


immunity to servers of alcoholic beverages from civil liability, except for the sale of alcoholic beverages to minors. While the Company maintains liquor liability insurance as part of its comprehensive general liability insurance which management believes is adequate to protect against such liability, there can be no assurance that the Company will not be subject to a judgment or fine in excess of such insurance coverage or that it will be able to continue to maintain such insurance coverage at reasonable costs or at all. The imposition of a judgment or fine substantially in excess of the Company's insurance coverage would have a material adverse effect on the Company. Similarly, the failure of the Company to obtain and maintain insurance coverage could also materially and adversely affect the Company.



     Regulation



     The manufacture and sale of alcoholic beverages is a highly regulated and taxed business. The Company's operations may be subject to more restrictive regulations and increased taxation by Federal, state and local governmental entities than are those of non-alcohol related businesses. Federal, state and local laws and regulations govern the production and distribution of beer. These laws and regulations govern permitting, licensing, trade practices, labeling, advertising, marketing, distributor relationships and related matters. Federal, state and local governmental entities also levy various taxes, license fees and other similar charges and may require bonds to ensure compliance with applicable laws and regulations. Failure by the Company to comply with applicable Federal, state or local laws and regulations could result in penalties, fees, suspension or revocation of permits, licenses or approvals. There can be no assurances that other or more restrictive laws or regulations will not enacted in the future.



     Trademarks



     The Company and the Breweries have obtained or applied for U.S. Trademark Registrations for the names of several of its products, and in some cases for most of its logo designs. The Company regards its trademarks as having substantial value and as being an important factor in the marketing of its products. The Company is not aware of any infringing uses that could materially affect its current business of any prior claim to the trademarks that would prevent the Company from using such trademarks in its business. The Company's policy is to pursue registration of its marks whenever possible and to oppose vigorously any infringements of its marks.


     Seasonality

     The beverage business traditionally has historically been seasonal. Typically, net sales are highest during the third and fourth calendar quarters and decline sequentially in the first and second calendar quarters. The seasonal pattern is due primarily to the increased demand for consumer beverages during the summer through the year-end holiday buying season. The Company expects its net sales and operating results to continue to reflect seasonality.

     Environmental Regulations and Operating Considerations


     The Company's brewing operations are subject to a variety of extensive and changing Federal, state and local environmental laws, regulations and ordinances that govern activities or operations that may have adverse effects on human health or the environment. Such laws, regulations and ordinances may impose liability for the cost of remediating, and for certain damages resulting from, sites of past releases of hazardous materials. The Company believes that it currently conducts, and in the past has conducted, its activities and operations in substantial compliance with applicable environmental laws, and believes that costs arising from existing

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

environmental laws will not have a material adverse effect on the Company's financial condition or results of operations. There can be no assurance, however, that environmental laws will not become more stringent in the future or that the Company will not incur costs in the future in order to comply with such laws.


     The Company's operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging. The occurrence of such a problem could result in a costly product recall and serious damage to the Company's reputation for product quality, as well as claims for product liability which may negatively impact the Company. The Company maintains insurance which the Company believes is sufficient to cover any liability claims which might result from a contamination problem in its products, but which may not cover any damage to the Company's reputation.


  Cash Equivalents

     The Company considers highly liquid investments with a remaining maturity of 90 days or less when purchased to be cash equivalents.

  Inventories

     Inventories, consisting primarily of raw materials and purchased products, and work in process and finished goods, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Deferred Financing Costs


     Deferred financing costs, included in prepaid expenses and other current assets, arose from loan fees paid of $60,000 and the issuance of 35,000 common stock purchase warrants valued at $33,250 which were deemed by management to represent interest costs associated with the issuance of a bridge note payable (the "Bridge Note") (Note 5). Such interest costs are currently being amortized over the nine-month period ending December 31, 1996. Amortization of such costs during the nine months ended September 30, 1996 was $73,539 (unaudited). Also see Note 5 for additional common stock and common stock purchase warrants issued in connection with this note.


  Deferred Offering Costs


     Deferred offering costs represent costs associated with the Company's private placement of common stock (Note 8) and proposed IPO (Note 11). Deferred offering costs are recorded as a reduction of proceeds received upon the close of escrow of each transaction. In May 1996, the private placement of the Company's common stock closed and, accordingly, $37,320 of such costs deferred at December 31, 1995 were recorded net of the proceeds received. In the event the proposed IPO is unsuccessful, the $300,034 of costs incurred through September 30, 1996 (unaudited), and costs to be incurred, will be charged to operations.


  Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation, and are being depreciated on a straight-line basis over their estimated useful lives, which range from five (5) to seven (7) years. Leasehold improvements are being amortized using the straight-line method over the life of the asset or the term of the lease (which expires on February 1998), whichever is shorter.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Major betterments and renewals are capitalized, while routine repairs and maintenance are charged to expense when incurred.


     Management of the Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on projected undiscounted cash flows and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified an impairment of property and equipment. Management has based this assessment on the anticipated benefits to be derived from the successful completion of the Company's proposed IPO and the consummation of the Exchange Agreement and the Partnership Agreement (see Note 11). If the Company's proposed IPO is not successfully completed, the Company could be forced to liquidate its assets if it ceases to continue as a going concern. The amounts the Company would receive from a sale of its property and equipment under such circumstances could be substantially less than the carrying values reflected in the accompanying consolidated financial statements.


  Goodwill


     The excess of cost of the investment over net assets acquired (goodwill) is amortized on a straight-line basis over the expected periods to be benefitted. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted cash flows. The amount of goodwill impairment, if any, is measured based on projected undiscounted cash flows and is charged to operations in the period in which goodwill impairment is determined by management. Goodwill is amortized on the straight-line method over an expected ten (10) year life. The methodology that management uses to project results of operations is based on a five-year trend line of expected cash flows. To date, management has not identified an impairment of goodwill. Management has based this assessment on the anticipated benefits to be derived from the successful completion of its proposed IPO and the consummation of the Exchange Agreement and the Partnership Agreement (see Note 11). If the proposed IPO is not successfully completed, management may be required to charge operations for the impairment of goodwill.


  Deferred Licensing Fees


     Deferred licensing fees (see Note 7) represent amounts paid by the Company to acquire rights to use specified trademarks and tradenames for use in its craft brewing operations. Such amounts are amortized on a straight-line basis over one year. Amortization during the nine-month period ended September 30, 1996 totaled $49,200 (unaudited).


  Income Taxes


     The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, an asset and liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between bases used for financial and income tax reporting purposes. Income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize the tax assets through future operations (see Note 10).

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Revenue Recognition

     Revenues from product sales are recognized upon shipment. The Company records a provision for the effect of returned products at the time the units are shipped. Historically, the Company has experienced minimal product returns.


  Advertising and Marketing Expense



     Advertising and marketing costs are expensed as incurred.


  Per Share Information


     Net loss per common share is computed by dividing the net loss by the number of shares of common stock and common stock equivalents outstanding during the respective periods. Common stock equivalents include common shares issuable upon the exercise of the Company's stock options and warrants. Pursuant to the Securities and Exchange Commission (the "Commission"), Staff Accounting Bulletin No. 83, common shares issued for consideration below an assumed proposed IPO price (estimated at $6.00 per share as discussed in Note 11) have been considered outstanding for all periods presented, and common stock purchase options and warrants granted (see Note 8) with exercise prices below the proposed IPO price during the twelve-month period preceding the date of the initial filing of the registration statement (September 12, 1996) have been included in the calculation of the common shares outstanding, using the treasury stock method, as if they were outstanding for all periods presented, including loss years where the impact is anti-dilutive. The aforementioned calculations have not been adjusted to reflect the retirement of 1,342,700 shares of common stock occurring subsequent to September 30, 1996 (see Note 8).


  Interim Financial Statements


     In the opinion of management, the accompanying unaudited consolidated financial statements of the Company include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the consolidated financial position of the Company as of September 30, 1996, and results of operations and cash flows for the nine-month period then ended. Although management believes that the disclosures of interim financial information in these financial statements are adequate to make the information presented not misleading, certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles during the interim periods have been condensed or omitted pursuant to the rules and regulations of the Commission. The unaudited results of operations for the nine-month period ended September 30, 1996 are not necessarily indicative of results of operations to be expected for the year ending December 31, 1996.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)


NOTE 3 -- INVENTORIES

     Inventories consist of the following:





                                                              SEPTEMBER        DECEMBER
                                                                 30,              31,
                                                                 1996            1995
                                                             ------------     -----------
                                                             (UNAUDITED)
        Raw materials and purchased packaging..............   $  101,695      $    32,900
        Work in process and finished goods.................       69,756           12,235
                                                              ----------       ----------
                                                              $  171,451      $    45,135
                                                              ==========       ==========


NOTE 4 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:





                                                              SEPTEMBER        DECEMBER
                                                                 30,              31,
                                                                 1996            1995
                                                             ------------     -----------
                                                             (UNAUDITED)
        Machinery and equipment............................   $1,450,335      $ 1,250,150
        Furniture and fixtures.............................        8,446            8,446
        Leasehold improvements.............................       68,120           68,120
                                                              ----------       ----------
                                                               1,526,901        1,326,716
        Less accumulated depreciation and amortization.....    (190,962)          (30,282)
                                                              ----------       ----------
                                                              $1,335,939      $ 1,296,434
                                                              ==========       ==========

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)


NOTE 5 -- NOTES PAYABLE

     Notes payable consist of the following:





                                                              SEPTEMBER        DECEMBER
                                                                 30,              31,
                                                                 1996            1995
                                                             ------------     -----------
                                                             (UNAUDITED)
        Note payable to bank, bearing interest at prime,
          plus 2.75% per annum (11.50% at December 31,
          1995), payable in monthly principal and interest
          installments of $6,286, due May 4, 2004, secured
          by substantially all assets of Heritage and
          personal guarantees of certain officers and
          former stockholders of Heritage..................   $  385,800      $   408,007
        Note payable to bank, bearing interest at prime,
          plus 2.529% per annum (11.279% at December 31,
          1995), payable in monthly principal and interest
          installments of $1,148, due August 1, 1998,
          secured by substantially all assets of Heritage,
          and personal guarantees of certain officers and
          former stockholders of Heritage..................       23,526           31,519
        Bridge Note payable to a less than 5% stockholder
          of the Company, bearing interest at 18% per
          annum, interest payable monthly, maturing the
          earlier of the closing of the proposed IPO or
          April 15, 1997, secured by all assets of BWI (see
          below)...........................................      500,000               --
                                                              ----------       ----------
                                                                 909,326          439,526
        Less current portion...............................     (546,237)         (41,286)
                                                              ----------       ----------
                                                              $  363,089      $   398,240
                                                              ==========       ==========



     In April 1996, in connection with the Bridge Note, the Company paid $60,000 in loan fees and issued warrants (the "Bridge Warrants") to purchase 35,000 shares of the Company's common stock. Each Bridge Warrant has registration rights and entitles the holder to purchase one share of common stock at an exercise price of $4.75 for a period of three years from the date of issuance. The registration rights provide for the underlying shares to be registered in the Company's proposed IPO, with such shares being subject to a six-month "lock-up" agreement, as defined. The Bridge Warrants are fully exercisable and expire April 20, 1999. The Bridge Warrants were valued at $0.95 per warrant (see
Note 8). Such costs have been capitalized as deferred financing costs and are included in prepaid expenses and other in the accompanying consolidated balance sheet at September 30, 1996 (see Note 1). In December 1996, the Company agreed to issue an additional 35,000 Bridge Warrants with the same terms described above and 20,000 shares of its common stock. Such additional warrants and shares of common stock (which have demand registration rights effective 180 days after the close of the Company's proposed IPO) with an estimated combined value of $147,250, and will be charged to operations as interest expense from December 1, 1996 to April 15, 1997.



     Interest expense on the notes payable discussed herein amounted to $76,519 (unaudited) for the nine-month period ended September 30, 1996 and $6,988 for the period November 8, 1995 (date of acquisition of Heritage) to December 31, 1995.



     Future annual principal installments of notes payable as of December 31, 1995, which excludes the $500,000 Bridge Notes, due 1996, are as follows:

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 5 -- NOTES PAYABLE -- (CONTINUED)


                                   YEARS ENDING
                                   DECEMBER 31,
                --------------------------------------------------
                1996..............................................  $ 41,286
                1997..............................................    46,237
                1998..............................................    47,152
                1999..............................................    43,042
                2000..............................................    48,261
                Thereafter........................................   213,548
                                                                    --------
                                                                    $439,526
                                                                    ========


     See Note 11 for issuance of an additional bridge note totaling $250,000 subsequent to September 30, 1996.


NOTE 6 -- NOTES PAYABLE TO RELATED PARTIES


     Notes payable to related parties consist of the following:





                                                                   SEPTEMBER 30,   DECEMBER 31,
                                                                       1996            1995
                                                                   -------------   ------------
                                                                   (UNAUDITED)
    Two noninterest bearing unsecured demand notes payable to
      stockholders, paid July 1, 1996............................     $    --        $ 26,327
    Noninterest bearing unsecured note payable to an officer and
      stockholder, payable at a rate of 3% of sales..............      78,955          82,745
    Unsecured line of credit up to a maximum of $175,000 to an affiliate of OEBC, interest at 11% per annum payable
      monthly, with all principal and unpaid interest due the
      earlier of the consummation of an IPO with gross proceeds
      exceeding $10,000,000 or June 30, 1997.....................      14,941              --
                                                                      -------        --------
                                                                      $93,896        $109,072
                                                                      =======        ========


NOTE 7 -- COMMITMENTS AND CONTINGENCIES

  Employment Contracts


     The Company has entered into employment contracts with five of its employees, including three officers, which expire on various dates through May 10, 1998. Such management agreements will be canceled and replaced with new agreements upon the consummation of the proposed IPO (Note 11). The employment contracts also provide for certain expense allowances.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 7 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)


     Future annual minimum base salaries plus allowances, and in the aggregate, consist of the following at December 31, 1995 (without taking into consideration the employment agreements effective on the consummation of the Company's proposed IPO):


                                  YEARS ENDING
                                  DECEMBER 31,
                                  -------------
                   1996..........................................  $  451,200
                   1997..........................................     451,200
                   1998..........................................     203,025
                                                                   ----------
                                                                   $1,105,425
                                                                   ==========


     Also see Note 11 regarding the cancellation and replacement of employment contracts upon consummation of the proposed IPO.



  Incentive Compensation Plan



     In August 1996, the Company adopted a cash incentive bonus compensation plan, the 1996 Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan is intended to qualify as performance based compensation plan under Section 162(m) of the Internal Revenue Code. The Incentive Plan provides that qualifying employees may receive as a cash bonus an amount equal to the Company's modified earnings, calculated before interest, taxes, depreciation and amortization ("Modified EBITDA"), for a particular fiscal year. The maximum cash bonus that the Incentive Plan provides is 8.45% of Modified EBITDA up to $4,000,000 for such fiscal year and 12.45% of Modified EBITDA if Modified EBITDA exceeds $4,000,000 for such fiscal year.



     See Note 8 for options and warrants granted by the Board of Directors.


  Operating Leases


     The Company leases its Lake Elsinore, California facility under a noncancelable operating lease which expires February 1998. The Company previously leased its Newport Beach, California office on a month-to-month arrangement for $2,105. In November 1996, the Company entered into a new office lease arrangement for office space located in Newport Beach, California. The lease payment is $941 per month and expires November 1999.



     Future annual minimum lease payments at December 31, 1995 are as follows (without taking into consideration the new lease executed in November, 1996):


                                   YEARS ENDING
                                   DECEMBER 31,
                                   -------------
                   1996............................................  $26,050
                   1997............................................   27,560
                   1998............................................    4,630
                                                                     -------
                                                                     $58,240
                                                                     =======


     Rent expense under all operating lease agreements totaled $34,886 (unaudited) for the nine-month period ended September 30, 1996, and $10,525 for the period ended December 31, 1995.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 7 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)


     See Note 11 for discussion regarding a month-to-month lease agreement entered into with a related party subsequent to September 30, 1996.


  Distributor Agreements

     The Company is party to certain agreements with certain distributors which grants the Company's distributors the right to sell certain products in specified territories for a period of one year. The agreements may be terminated by mutual agreement, or by written notice, subject to certain terms and fees, as defined.

  License Agreement


     In February 1996, the Company entered into a license agreement to obtain an exclusive right to manufacture, distribute and market beer products, as defined, in specified territories, as well as use trademarks and tradenames of the licensor. The term of the agreement is one year, renewable annually for a term of five years pursuant to certain minimum sales quotas set forth in the agreement. If a minimum sales volume has been met at the end of year five of the agreement, the agreement can be extended for an additional term, as defined, upon payment of a $100,000 extension fee. Pursuant to the terms of the agreement, the Company paid $25,000 in cash, issued 6,500 shares of its common stock valued at $33,800 (see Note 8) to acquire the rights under the agreement, paid certain fees and expenses totaling $5,000, and paid advance royalties of $10,000. The agreement provides for the payment of a $25,000 licensing fee upon the commencement of year two of the agreement. Such amounts, excluding the advanced royalties and the second year licensing fee, have been capitalized as deferred licensing fees in the accompanying consolidated balance sheet at September 30, 1996 (unaudited) (see Note 2); advance royalties of $10,000 are included in prepaid expenses and other current assets in such consolidated balance sheet at September 30, 1996 (unaudited). In addition, the Company is obligated to pay royalties ranging from $0.20 to $0.242 per gallon over the life of the agreement, as defined, and royalties of 10% of the gross profit from the sale of any merchandise with the licensor's tradename, as defined.



  Contract Brewing Agreements



     The Company has entered into four contract brewing agreements whereby the Company, through its subsidiaries and affiliated companies, will produce specific beer products and the counterparty will purchase such specified products, as defined. The agreements specify the prices at which such products are to be purchased, but do not specify the quantities to be produced by the Company and purchased by the counterparty. The terms of the agreements are one year, generally cancelable with 30 days notice. Management believes such contracts will be entered into from time to time with other parties in the normal course of business until such time the Company utilizes all available facilities.



  Management Agreement



     In anticipation of consummating the Exchange Agreement, effective June 10, 1996, the Company entered into a management agreement with OEBC, whereby BWI manages and operates the brewery operations of OEBC. As compensation for the management services provided, the Company is to receive $6,500 per month, plus reimbursement of expenses, as defined. The agreement terminates upon consummation of the proposed IPO. Included in investments in and advances to affiliates in the accompanying consolidated balance sheet is $24,050 (unaudited) of past due management fees at September 30, 1996.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 7 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)


Management fee income under this agreement totaled $24,050 (unaudited) for the nine-month period ended September 30, 1996 and is reflected in the consolidated statement of operations.



     Also see Note 11, for discussion regarding a management agreement effective upon consummation of the proposed IPO.



  Consulting Agreement



     On January 5, 1996, the Company entered into a design, advertising and marketing agreement. In November 1996, the Company agreed to issue qualified incentive stock options pursuant to its plan (see Note 8) to purchase 110,000 shares of common stock at an exercise price of $5.20 per share in lieu of $67,500 in fees. The value of the services which will be satisfied through the issuance of such options will be charged to operations with a corresponding credit to common stock as such services are provided.


  Litigation


     The Company and its subsidiaries are currently not involved in any material pending legal proceedings. Other than as described below, the management of the Company is not aware of any material legal proceedings threatened against it.



     A lawsuit was brought against the Company, certain of its officers and its former investment banker in Los Angeles Superior Court, alleging, among other things, that the Plaintiff is entitled to compensation for the proposed Partnership with St. Stan's and the proposed acquisition with OEBC. Management has reached a tentative verbal settlement with the Plaintiff whereby the Company will pay $400,000 and issue 30,000 shares of its common stock valued at $5.70 per share. The Company is expected to pay $200,000 upon the execution of the settlement agreement, $150,000 upon the close of the Company's proposed IPO and $50,000 13 months from January 1, 1997. The shares will be subject to demand registration rights 180 days after the effective date of the proposed IPO. Accordingly, management recorded a provision for loss totaling $571,000 (unaudited) in the accompanying consolidated statement of operations for the nine-month period ended September 30, 1996.



     Certain other claims were brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not have a material adverse effect on the Company's consolidated operations or financial position.



NOTE 8 -- STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)


     The Company is authorized to issue up to 20,000,000 shares of common stock, no par value and up to 5,000,000 shares of preferred stock, no par value. Since the Company's incorporation, no preferred shares have been issued.


     The Company has issued its common stock, and common stock purchase options and warrants for cash, services rendered and interest since its inception. There is currently no significant market for trading of the Company's common stock. The Company's Board of Directors, through consensus, is responsible for assessing the estimated fair value of the shares based on relevant information available. In 1995, the Board of Directors have generally used the value of the consideration received (e.g. the private placement proceeds), or services rendered to the Company, to determine the estimated fair value of its common stock. Subsequent to the closing of the private placement, the Board of Directors determined the estimated fair value of common stock transactions using the estimated proposed IPO price per share of $6.00. In the event the securities are issued

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)
     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)

NOTE 8 -- STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY) -- (CONTINUED)

under Commission Rule 144 of the 1933 Act, the Board of Directors reflected a discount of 15% from the estimated proposed IPO price (approximately $5.10 per share) due to the transferability restrictions. Should the shares have registration rights (demand or best efforts) under the Commission Act of 1933, the Board of Directors reflected a discount of 5% from the estimated proposed IPO price (approximately $5.70 per share).



     Common stock transactions since incorporation (August 2, 1995) through December 31, 1995, and during the nine-month period ended September 30, 1996 (unaudited) are as follows:


          On August 2, 1995 (incorporation), the Company issued 245,310 shares of common stock to its founders for cash at $0.01 per share. No compensation expense was charged to operations as the value of the shares was deemed nominal.


          On October 6, 1995, the Company issued 1,549,100 shares of common stock to certain investors for cash at $0.05 per share. No compensation expense was charged to operations as the value of the shares was nominal in light of the fact the Company had no material assets or operations. On November 22, 1996, the Company entered into an agreement with a holder of 1,342,700 shares of common stock of the Company (such shares were originally issued by the Company in October 1995) (the "Stock Retirement Agreement"). The Stock Retirement Agreement requires the stockholder to surrender 1,160,216 shares of common stock to the Company. In consideration for such surrender, the Company is to provide the stockholder with registration rights for the 182,484 shares not surrendered. The registration rights provide for such shares to be registered in the Company's anticipated IPO, with such shares being subject to a 12-month staggered "lock-up" agreement, as defined.



          On October 6, 1995, the Company sold warrants to purchase 2,810,000 shares of the Company's common stock at $8.25 per share to an investor for cash at $0.01 per share ($28,100) under the warrant agreement (also see warrants issued to purchase 192,000 shares discussed below). On December 10, 1996, the Company and the holder entered into a mutual general release agreement whereby warrants to purchase 2,110,000 were retired. The remaining warrants were modified to reduce the exercise price to the lesser of 105% of the proposed IPO price or $8.25 per share. The warrants are fully vested, expire five (5) years from the proposed IPO date and are callable by the Company at $0.01 each provided that the closing bid price of the Company's stock equals 200% of the warrant exercise price for a specified period, as defined. The shares underlying such warrants are expected to be registered in the Company's proposed IPO, subject to a 6-month "lock-up" agreement, as defined, which restricts the sale of such securities. Although the exercise price of the warrant was higher than the estimated fair value of the underlying common stock, the purchase price was deemed appropriate due to the right to purchase a significant block of common stock under the terms of the agreement. The purchase price of $28,100 was reflected in the accompanying consolidated statements of stockholders' equity (capital deficiency).



          On November 8, 1995, the Company issued 142,276 shares of common stock valued at an effective price of approximately $4.00 per share in connection with the Heritage acquisition (see Note 1). Such shares issued include 16,000 shares which have registration rights.



          On November 12, 1995, the Company issued 49,015 shares of common stock valued at $4.00 per share to two former stockholders of Heritage, one of which is an officer and director of the Company. Such individuals are considered experts in craft brewing operations and have performed certain consultations to the Company related thereto. Accordingly, the Company charged $196,060 to operations during the period ended December 31, 1995 for services rendered.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 8 -- STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY) -- (CONTINUED)

          On November 12, 1995, the Company issued 5,333 shares of common stock valued at $4.00 per share for interest to two former stockholders of Heritage and current debt holders of the Company (Note 6). Accordingly, the Company charged $21,332 to operations during the period ended December 31, 1995 for interest expense.


          On November 15, 1995, the Company issued 16,583 shares of common stock, valued at $4.00 per share to certain parties for consulting services provided to the Company. Accordingly, the Company charged $66,332 to operations during the period ended December 31, 1995 for services rendered.



          On November 20, 1995, the Company engaged a placement agent to sell up to 400,000 shares of its common stock at $4.00 per share. This private placement was intended to comply with exemptions promulgated under Rule 506 of Regulation D. Such shares are expected to be registered in the Company's proposed IPO, subject to a 13-month lock-up agreement, as defined. Through December 31, 1995, the Company issued 333,746 shares of its common stock for aggregate proceeds of $1,166,666, net of offering costs of $168,318.



          In April 1996, the Company issued an additional 80,000 shares of common stock for aggregate proceeds of $277,280, net of offering costs of $42,720 under its private placement discussed in the preceding paragraph.



          On February 3, 1996, the Company issued 6,500 shares of common stock valued at $5.20 per share pursuant to the terms of a license agreement. Such shares are expected to be registered in the Company's proposed IPO, subject to a 13-month "lock-up" agreement, as defined. The shares issued were deemed consideration for acquiring its rights under the agreement and, accordingly, the Company capitalized $33,800 for such value as deferred licensing fees in the accompanying consolidated balance sheet at April 30, 1996 (see Notes 2 and 7).



          In April 1996, the Company issued warrants to purchase 35,000 shares of its common stock at $4.75, each full exercisable and expiring April 20, 1999. The underlying common stock has registration rights in the proposed IPO, subject to a 6-month "lock-up" agreement, as defined. The Board of Directors determined the estimated fair value to be $5.70 per share and, accordingly, $33,250 was capitalized as deferred financing cost to be amortized to interest expense over the term of the loan (Notes 2 and 5).



          On September 9, 1996, the Company closed a second private placement of 15,000 common stock purchase units for $150,000, net of offering costs of $24,999. Each unit consists of two shares of common stock and one common stock purchase warrant exercisable at $7.00 per share. Such shares and shares underlying the warrants are expected to be registered in the Company's proposed IPO, subject to a staggered four-month "lock-up" agreement. The warrants are immediately exercisable and expire in five years.


     Since incorporation, the Board of Directors approved the issuance of certain common stock purchase options and warrants at various exercise prices as deemed appropriate by the Board of Directors.


     In October 1995, the Board of Directors approved the grant of warrants to purchase 192,000 shares to certain investors and directors of the Company, the underlying shares of which are expected to be registered in the Company's proposed IPO, subject to a 6-month "lock-up" agreement, as defined. In December 1996, the terms of the warrants were amended. Each warrant entitles the holder to purchase one share of common stock at an exercise price of the lesser of 105% of the proposed IPO price or $8.25 per share, as amended, and is fully

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)
     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)

NOTE 8 -- STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY) -- (CONTINUED)

vested as of the date of grant. The warrants are callable by the Company at $.01 each provided that the closing bid price of the Company's stock equals 200% of the warrant exercise price for a specified period, as defined. The exercise price substantially exceeds the estimated fair value of underlying common stock at the date of grant. Such options expire five (5) years from the proposed IPO date. In addition, the Board of Directors granted the Company's securities counsel options to purchase 15,583 shares of common stock at $4.50 per share under similar terms as described above.



     In August 1996, the Board of Directors adopted, subject to stockholder approval, an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code. The plan reserves 1,500,000 shares for issuance over a term of 10 years. The Board of Directors approved the grant of options to purchase 1,091,000 shares, exercisable at $5.20 per share (unless such options are granted to a 10% stockholder, in which case the exercise price would be no less than 110% of fair value). The options vest ratably over a period of four
(4) years. No compensation expense was attributed to the options granted as the exercise price exceeded the estimated $5.10 fair value of the underlying shares.



     In August 1996, the Board of Directors adopted, subject to stockholder approval, a nonqualified stock option plan. The Board of Directors granted options to purchase 933,500 shares at $5.10 per share. The options vest immediately and are exercisable at the end of four (4) years, subject to an acceleration clause if certain profitability levels are achieved, as defined. The options expire in 2006. No compensation expense was attributed to the options granted as the exercise price equaled the $5.10 estimated fair value of the underlying shares.



     The following table summarizes activity of the common shares available for purchase, and their range of per share prices, during the period ended December 31, 1995 and the nine-month period ended September 30, 1996:



                                                              NUMBER OF        PRICE
                                                               SHARES        PER SHARE
                                                              ---------     -----------
        Balances at August 2, 1995..........................         --              --
          Granted...........................................  3,015,583     $4.50-$8.25
          Exercised.........................................         --              --
          Canceled..........................................         --              --
                                                              ---------     -----------
        Balances at December 31, 1995.......................  3,015,583     $4.50-$8.25
          Granted...........................................  1,938,500      4.75- 5.20
          Exercised.........................................         --              --
          Canceled..........................................         --              --
                                                              ---------     -----------
        September 30, 1996 (unaudited)......................  4,954,083(1)  $4.50-$8.25
                                                              =========     ===========
        Shares exercisable at September 30, 1996
          (unaudited).......................................  3,085,478(1)
                                                              =========


---------------

(1) Warrants to purchase 2,110,000 shares at $8.25 were retired in December 1996 as discussed above. The tables above have not been adjusted for such retirement.



     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("Statement No. 123"). Statement No. 123 is primarily a disclosure standard for the Company because the Company will continue to account for employee

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 8 -- STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY) -- (CONTINUED)

stock options under Accounting Principles Board Opinion No. 25. The disclosure requirements for the Company required by Statement No. 123 will be effective for the Company's 1996 financial statements. Because of a lack of a market in the Company common stock, the proforma effects on operations of the employee stock options were not determinable.

NOTE 9 -- RELATED PARTY TRANSACTIONS


  Investments In and Advances To Affiliates



     Investments in and advances to affiliates consist of the following at September 30, 1996 (unaudited):



        Formation costs relating to the Partnership.......................  $ 98,735
        Acquisition costs relating to OEBC................................    72,977
        OEBC management fees receivable (see below).......................    24,050
        Advances..........................................................    10,749
                                                                            --------
                                                                            $206,511
                                                                            ========



     The Company intends to treat the Partnership formation costs as organizational costs, to be capitalized and amortized to expense over a period of five years. The Company intends to treat the OEBC acquisition costs incurred to date as part of the overall purchase price to be paid in such acquisition. Such costs will have the effect of increasing goodwill, which will be capitalized and amortized to expense over a period of ten years. In the event that the proposed IPO is unsuccessful, such amounts will be charged to operations to the extent they are unrecoverable.



  Due To Affiliate



     During 1996, the Company utilized the brewing facilities of OEBC to brew and bottle beer for Heritage. In connection therewith, certain raw materials were purchased, at cost, from OEBC by Heritage. At September 30, 1996 (unaudited), due to affiliate in the accompanying consolidated balance sheet represents the cost to the Company for such brewing and bottling services, and inventory purchased.


  License Agreement


     In August 1995, the Company entered into a license agreement to obtain an exclusive right to sell non-alcoholic beverages in a specified territory. The president of the Company was also the former president of the non-alcoholic beverages company. The agreement is in effect until terminated by either party, as defined. The Company is obligated to pay $0.50 for every case of licensed product sold. In addition, the Board of Directors approved the acquisition of this company; however, in 1996, the Board of Directors resolved that the acquisition be postponed indefinitely. During the nine months ended September 30, 1996, the Company paid $30,000 (unaudited) to this entity which was charged to operations as the ultimate realizability of such fees, through future sales of the licensed products, was not assured.


  Notes Payable and Capital Leases


     The Company has entered into certain notes payable with related parties which are further discussed in Note 6. As discussed in Note 11, the Company will be required to assume and/or repay certain debt on behalf of or payable to persons or entities, which after the proposed IPO, will be stockholders of the Company. In

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 9 -- RELATED PARTY TRANSACTIONS -- (CONTINUED)


addition, the Company will assume a capital lease obligation from a company controlled by a significant stockholder of OEBC upon the close of the proposed IPO (Note 11).


  Management Agreements


     The Board of Directors approved a series of management agreements with certain officers and key employees for terms of generally three years (Note 7). Upon the consummation of the proposed IPO, new management agreements will be executed. See Note 11 for further discussion of these management agreements to be in effect upon the close of the proposed IPO.



     The Board of Directors approved certain fees for their services to the Company. In November 1995, the Board of Directors approved the payment of $25,000, per director, for future services to be rendered from January 1, 1996 to December 31, 1996. In order to reduce the Company's cash commitments, certain directors (three) agreed to waive their fees permanently. The Board of Directors has approved $50,000 (unaudited) for payments to be made to two Directors, which have been accrued in the accompanying consolidated balance sheet at September 30, 1996 and $25,000 (unaudited) has been paid by the Company to one Director at September 30, 1996.


NOTE 10 -- INCOME TAXES

     The benefit for income taxes in the accompanying consolidated statement of operations consists of the reduction of the deferred tax liability associated with the nondeductible depreciation expense for tax reporting purposes charged to operations, using an effective tax rate of approximately 40%.

     A reconciliation of the benefit for income taxes to expected income tax benefit computed by applying the Federal statutory income tax rate of 34% to the loss before provision for income taxes for the period ended December 31, 1995 is as follows:


                                                                    AMOUNT         %
                                                                   ---------     -----
        Income tax benefit computed at Federal statutory tax
          rate...................................................  $(189,199)    (34.0)%
        State income taxes, net of 50% limitation on loss
          carryforwards..........................................    (15,757)     (2.8)
        Expenses not deductible for income tax purposes and
          other..................................................      2,920       0.1
        Increase in the valuation allowance for deferred tax
          assets.................................................    194,330      35.3
                                                                   ---------     -----
        Benefit for income taxes.................................  $  (7,706)     (1.4)%
                                                                   =========     =====



     The components of deferred tax assets and liabilities recorded in the accompanying balance sheet at December 31, 1995 are as follows:



        Deferred tax asset:
          Net operating loss carryforwards...............................  $ 214,086
          Less valuation allowance.......................................   (214,086)
                                                                           ---------
                                                                           $      --
                                                                           =========
        Deferred tax liability -- nondeductible basis of assets acquired from Heritage in tax-free exchange.............................  $ 442,478
                                                                           =========


     The valuation allowance increased $214,086 during the period ended December 31, 1995. The deferred tax liability was established from the expected tax-free, stock-for-stock exchange with Heritage. Such amount

                      BEVERAGE WORKS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND


THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)


     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)



NOTE 10 -- INCOME TAXES -- (CONTINUED)


represents the difference in the nondeductible tax bases of property and equipment acquired upon the acquisition. At December 31, 1995, the Company had Federal and state net operating loss carryforwards of approximately $571,188 and $331,371, respectively, available to offset future taxable Federal and state income. The federal and state carryforward amounts expire in varying amounts through 2010 and 2000, respectively.


     Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for federal income tax reporting purposes may be subject to annual limitations upon future stock issuances. Upon the acquisition of Heritage (Note 1), a change in ownership occurred, and accordingly, such net operating loss carryforwards will be limited as to use, annually.

NOTE 11 -- SUBSEQUENT EVENTS


  Purchase Commitment



     Subsequent to September 30, 1996, the Company entered into an arrangement whereby it has committed to purchase beer kegs totaling $167,000.



  Keg Management Agreement



     Effective December 2, 1996, Heritage entered into a keg sale-lease back arrangement with a vendor. The agreement provides for the vendor to purchase kegs identified by Heritage, in increments of 100 units, at specified prices, as defined. Heritage is required to lease back such kegs from the vendor for a $5.00 to $15.00 usage fee per filling, as defined. During the term of the agreement, Heritage is required to satisfy all of its keg usage needs through the lease of such kegs from the vendor, except for usage obtained through keg inventory retained by Heritage at the inception of the agreement. The term of the agreement is for five years, terminable for cause, as specified, with 30 days written notice. Upon termination of the agreement, Heritage will be required to repurchase all kegs sold to the vendor at prices (which decline as the kegs age) which are predetermined at the original date of sale. The agreement provides that Heritage may not enter into a similar agreement with a competitor of the vendor for a period of three years from the date of termination.



     The Company will account for this transaction as a financing, whereby the proceeds received from the vendor for the sale of the kegs will be recorded as a liability. The usage fees will be recorded as interest expense as incurred. The repurchase obligation will be assessed quarterly; any difference between the repurchase obligation and the carrying value of the liability will be recorded through an adjustment to interest expense.



  Lease Agreement



     Effective January 1, 1997, the Company has entered into an agreement to sublease, on a month-to-month basis, office space from an officer, director and stockholder of the Company. The agreement provides for the monthly payment of $1,280.



  Employment Contracts



     As discussed in Note 7, the Company has entered into employment contracts with five of its employees, including three officers, which expire on various dates through May 10, 1998. Such management agreements will be canceled and replaced with new agreements upon the consummation of the proposed IPO. Certain of

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)
     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)

NOTE 11 -- SUBSEQUENT EVENTS -- (CONTINUED)

the new employment contracts provide for substantial incentive compensation if certain revenue levels are achieved, as defined. No incentive compensation has been paid through September 30, 1996. The employment contracts also provide for certain expense allowances and participation in the Company's incentive stock option plan and nonqualified stock option plan (Note 8).



     Future annual minimum base salaries plus allowances under new management agreements, subject to the consummation of the proposed IPO in the aggregate, consist of the following assuming the consummation of the proposed IPO is on January 1, 1997:



                                  YEARS ENDING
                                  DECEMBER 31,
                                  -------------
               1997..................................................  $  711,200
               1998..................................................     712,400
               1999..................................................     497,148
               2000..................................................     330,800
                                                                       ----------
                                                                       $2,251,548
                                                                       ==========



  Bridge Financing



     On December 10, 1996, the Company issued a $250,000 promissory note to a 7% stockholder of the Company, interest at 12% per annum, principal, together with interest, is due upon the earlier of the proposed IPO raising gross proceeds of at least $6,000,000 or September 1, 1997.



  Consulting Agreement



     On December 28, 1996, the Company entered into a consulting agreement with an individual to provide financial advisory services relating to the Company's proposed IPO for a period of one year. In connection therewith, the Company is obligated to pay $10,000 and issue 60,000 shares of its common stock. Certain of the shares (totalling 30,000) have demand registration rights effective 180 days after the close of the Company's proposed IPO. The remaining 25,000 shares are to be registered in the Company's proposed IPO, with such shares subject to a three-month "lock-up" agreement, as defined. Accordingly, such shares will be valued at $5.70 (see share valuation discussion at Note 8) and will be charged to operations during 1997.


  Proposed Public Offering


     The Company has negotiated a letter of intent on a "firm commitment" basis with an underwriter to place 1,500,000 shares of the Company's common stock at an estimated offering price of $6.00 per share and 1,500,000 Redeemable common stock purchase warrants with an exercise price of $6.00 per share for five (5) years at an estimated offering price of $0.15 per warrant. The letter of intent provides for options to be issued to the Underwriter to purchase units, payment by the Company of certain fees and expenses aggregating 13% of the gross proceeds raised in an offering, restrictions on sales by the Company and its affiliates and certain other warranties and covenants. Also, the Underwriter would be granted an option to purchase an additional 15% of the total units issued in the offering solely to cover over-allotments.



     In connection with the proposed IPO, the Company granted the underwriter an option to purchase (the "Purchase Option") consisting of 150,000 shares of common stock and 150,000 common stock purchase warrants (the "Representative Warrants") for 120% of the proposed IPO price (based on an assumed price

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)
     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)

NOTE 11 -- SUBSEQUENT EVENTS -- (CONTINUED)

per share of $6.00, the Purchase Option price would be $7.20 each). The Representative Warrants are exercisable one year after the closing date of the Company's proposed IPO. The Representative Warrants will expire five (5) years from the closing date of the proposed IPO.



     The Company has also agreed that if the Company participates in any merger, consolidation or other such transactions which the Underwriter has brought to the Company during a period of five years after the closing of the Offering, and which is consummated after the closing of the Offering (including an acquisition of assets or stock for which it pays, in whole or in part, with shares or other securities), then the Company will pay for the Underwriter's services in an amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next million dollars of such value, 3% of the next million dollars of such value, 2% of the next million dollars of such value and 1% of the next million dollars and all of such value above $4,000,000.


  Transactions Proposed With Orange Empire Brewing Company

     Exchange Agreement With OEBC


          As discussed in Note 1, on September 11, 1996, as amended on January 7, 1997, the Company entered into the Exchange Agreement with OEBC. Pursuant to the Exchange Agreement, the Company is to issue 141,063 shares of its common stock, subject to adjustment (based on the change in net assets of the OEBC, as defined), in exchange for all of the outstanding shares of the OEBC. In addition, up to 155,000 additional shares of the Company's common stock may be issued, if OEBC reaches certain production levels, as defined. Pursuant to the Exchange Agreement, the exchange is to occur concurrently with the consummation (the "Closing Date") of the Company's proposed IPO. If for any reason the proposed IPO does not occur on or before March 31, 1997 or the proposed IPO does not raise in the aggregate $6,000,000, either party may unilaterally terminate the Exchange Agreement.


          Should such additional shares of the Company's common stock be issued, the value of such shares will be deemed additional purchase consideration.

     Management Agreements


          In connection with the Exchange Agreement, the Company entered into a management agreement (the "Management Agreement") with certain stockholders of OEBC whereby they are to manage and operate the brewpub operations of OEBC from the Closing Date through December 31, 1998. As compensation for such services, they are to receive 10,000 shares of the Company's common stock. Such shares are to be issued on a pro rata basis over the term of the Management Agreement. In addition, the brewpub managers are obligated to the Company for quarterly cash flow deficits, if any, as defined, during the term of the Management Agreement (up to a maximum deficit of $7,500 per quarter). The Management Agreement can be terminated by mutual written consent or in the event of a breach, as defined.



          The Company anticipates that it will value such shares at $5.10 per share (see share valuation discussion at Note 8). The value of such shares will be ratably charged by the Company to expense as the related services are performed.



     Also see Note 7 for discussion regarding a management agreement in effect at September 30, 1996.



     Consulting Agreement



          In connection with the Exchange Agreement, the Company will enter into a two-year consulting agreement with a significant stockholder of OEBC. The agreement requires the stockholder to provide brewery advisory services and assistance with the acquisition and disposition of equipment. For such

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)
     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)

NOTE 11 -- SUBSEQUENT EVENTS -- (CONTINUED)

     services, the Company will issue 5,000 shares of its common stock at the end of each twelve-month period commencing on the Closing Date.



          The Company anticipates that it will value such shares at $5.10 per share (see share valuation discussion at Note 8). The value of such shares will be ratably charged by the Company to expense as the related services are performed.


     Capital Lease Agreement Amendment


          In connection with the Exchange Agreement and concurrent with the Closing Date, a related party is required to enter into an agreement with the Company to modify the existing terms of a capital lease obligation. In consideration for such modifications, the Company will issue the related party 50,000 shares of common stock. The modifications to the capital lease obligation are to include a reduction in the effective interest rate to 10%, a provision that all such leased equipment may be purchased by the Company for $1 upon expiration of the lease, the inclusion in the lease obligation of all delinquent lease payments due through December 31, 1995 (see Note 7), and a reduction of the lease obligation in the amount of $500,000. The dollar amount of the lease payments are to be unaffected by the aforementioned changes in terms through December 31, 1997 (monthly lease payments currently total $22,281). Effective January 1, 1998, all amounts unpaid under the current lease obligation will be consolidated into one five-year lease and the monthly payments will be revised accordingly (the anticipated lease payment effective January 1, 1998 totals $12,151). Lease payments that the lessor was to receive for the period January 1, 1996 through September 30, 1996 (which payments total $140,488) (unaudited) have been repaid through the issuance of OEBC common stock.



          The Company anticipates that it will value such shares at $5.10 per share (see share valuation discussion at Note 8). The total value of such shares is estimated at $255,000. The Company will recognize the estimated $245,000 difference between the carrying value of the capital lease obligation and the fair value of the common stock as an extraordinary gain in the consolidated statement of operations in the period such transaction occurs.


     Note Payable to Bank


          In connection with the Exchange Agreement and concurrent with the Closing Date, a note aggregating approximately $533,493 (unaudited) at September 30, 1996 due to a bank by OEBC are required to be divided into two notes. The stockholders will assume a note totaling $220,941 without further obligation of the Company, and the remaining principal balance of the notes (which approximates $312,552 (unaudited) at September 30, 1996), will be paid to the bank by the Company. In consideration for assuming a portion of the OEBC's debt obligations, the stockholders will be issued 27,618 shares of BWI common stock. If on January 1, 1999, the per share market value of BWI common stock is less than $6.00, the Company will issue to such stockholders an additional 9,227 shares of its common stock.



          The Company anticipates that it will value such shares at $5.10 per share (see share valuation discussion at Note 8). The total value of such shares is estimated at $140,850. The Company will recognize the estimated $80,091 difference between the carrying value of the debt and the fair value of the common stock as an extraordinary gain in the consolidated statement of operations in the period such transaction occurs.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)
     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)

NOTE 11 -- SUBSEQUENT EVENTS -- (CONTINUED)
     Notes Payable To Stockholders


          At September 30, 1996, OEBC has $644,000 (unaudited) of indebtedness due to certain related parties (consisting of $574,192 (unaudited) in principal and $69,808 (unaudited) in accrued interest). Upon the consummation of the proposed IPO, such indebtedness is to be satisfied as follows: (1) $301,000 is to be paid in cash, and (2) $343,000 is to be refinanced with a new non-interest bearing promissory note which will mature in 90 days, payable in cash and/or up to 24,125 shares of the Company's common stock and/or up to 50,000 warrants to purchase shares of the Company's common stock at an exercise price of $5.00 per share, based on a formula, as defined.



          The Company anticipates that it will value the shares and warrants at $5.10 per share (see share valuation discussion at Note 8). The Company will amortize to expense the $.10 difference (totaling $5,000) between the exercise price of the warrants and the fair value of the underlying common stock over the 90-day period. The Company will recognize the estimated $219,962 difference between the carrying value of the debt and the fair value of the common stock as an extraordinary gain in the consolidated statement of operations in the period such transaction occurs.


     Stockholder Advances


          In connection with the Exchange Agreement, the Company has agreed to use up to $150,000 of the proceeds from the proposed IPO to repay advances made by one stockholder of OEBC during the period May 1, 1996 through the Closing Date, including deferred lease payments as discussed above. At September 30, 1996, OEBC has borrowed $85,000 (unaudited) under such agreement.


     Agreements Not to Compete

          In connection with the Exchange Agreement and concurrent with the Closing Date, the Company has agreed to enter into agreements-not-to-compete with certain stockholders of OEBC for a period of three years in specified territories. Management will ascribe no value to the agreements as management believes that such agreements are not a material component to the Exchange Agreement.

  Transactions Proposed Prost Partners Limited Partnership


     BWI -- Prost Partnership Agreement



          On December 17, 1996, the Company formed a California general partnership with St. Stan's, BWI-Prost Partners. Pursuant to the terms of the BWI-Prost Partners partnership agreement, St. Stan's has agreed to contribute substantially all of its assets, net of certain liabilities, to the Partnership for a 49% minority interest in the Partnership. BWISS has agreed to contribute $2,295,000 to the Partnership for a 51% controlling interest in the Partnership. The BWISS consideration is to be tendered in cash commencing 18 months from the proposed IPO and the assumption of certain debt (as discussed below) on the contribution date, the "Contribution Date", the date of the successful consummation of an initial public offering (the "IPO") of BWI's common stock, occurring on or before March 31, 1997, realizing minimum proceeds of at least $8,000,000 (before any deductions, including, but not limited to, underwriters' compensation and expenses).


          The profits and losses of the Partnership are to be allocated based on each partner's respective ownership interest, subject to special allocations as defined. The Partnership is to be managed by a five member joint management committee (the "Committee") until dissolution of the Partnership. BWISS will maintain three of the five positions on the Committee. Substantially all management decisions of the committee are to be approved by a majority vote of the members.

                      BEVERAGE WORKS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO SEPTEMBER 30, 1995 (UNAUDITED)
     AND FOR THE PERIOD FROM INCORPORATION (AUGUST 2, 1995) TO DECEMBER 31,
                              1995 -- (CONTINUED)

NOTE 11 -- SUBSEQUENT EVENTS -- (CONTINUED)

          The Partnership Agreement contains a buy-out provision whereby BWISS, during a three year period commencing with the Contribution Date, can purchase St. Stan's 49% interest in the Partnership for $2,205,000. If BWISS does not elect to purchase such interest at the end of the third year, St. Stan's has the right to purchase BWISS's 51% interest at appraised value less all accrued Partnership liabilities, as adjusted. If St. Stan's does not elect to purchase BWISS's 51% interest, BWISS has the right to purchase St. Stan's 49% interest at appraised value less all accrued Partnership liabilities, of tangible assets plus a predetermined formula of modified earnings, as adjusted. If neither partner elects to purchase the other partner's interest, such non-purchase is deemed a liquidating event, as defined.


          The Partnership Agreement contains provisions (the "Breach Provisions") should either partner breach its responsibilities pursuant to the Partnership Agreement, as defined. The Breach Provisions provide that the breaching partner ceases to be a partner of the Partnership if such breach is not cured within 120 days. The breaching partner is to receive breach payments, as defined, in compensation for withdrawal from the Partnership.

     The BWISS Contribution


          In accordance with the Partnership Agreement, BWISS is required to make its $2,295,000 capital contribution through debt assumption and periodic payments as follows: (1) the full assumption and partial repayment of the note payable from the Partnership (which totals $668,927 at September 30, 1996, unaudited), (2) the full assumption and repayment of notes payable to related party from the Partnership (which total $459,120 at September 30, 1996, unaudited), (3) six cash payments of $100,000 to the Partnership, each payable 18, 21, 24, 27, 30 and 33 months from the Contribution Date, and (4) a cash payment of the remaining unpaid capital contribution, subject to adjustment as defined, 36 months from the Contribution Date, and (5) the net current asset decrease, as defined, 60 months from the Contribution Date. If the gross proceeds of the BWI proposed IPO exceed $10,000,000, BWISS is required to make a payment on its capital contribution 30 days from the Contribution Date; such payment will be equal to 10% of the gross proceeds in excess of $10,000,000, up to $300,000.



          In the event BWISS fails to make such payments, Prost may acquire BWISS' interest in the Partnership based on (i) the fair market value of the Partnership's tangible assets plus (ii) the Partnership's modified net income for the preceding twelve months multiplied by three less (iii) accrued and contingent liabilities. This amount would likely be for less than the amount contributed by BWISS.



          The unpaid portion of the BWISS capital contribution bears interest at 10% per annum, subject to adjustment as defined, payable quarterly beginning April 30, 1998.


     The Note Payable

          BWISS has obtained a commitment letter from the lender to refinance the note payable that BWISS is to assume from the Partnership on the Contribution Date (see discussion above). The lender requires a principal reduction payment be made such that the outstanding balance of the note will be $500,000. The revised note payable will bear interest at a variable rate ranging from 11% to 16% per annum, with principal and interest payable monthly based on a 15 year amortization period, with all unpaid principal and interest due in five years.

     Employment Agreements

          On the Contribution Date, the Company is to execute employment agreements with two of the officers of the general partner of Prost Partners Limited Partnership (see discussion above).

                          INDEPENDENT AUDITORS' REPORT

To the General Partner
Prost Partners Limited Partnership

To the Board of Directors
Beverage Works, Inc.

     We have audited the accompanying historical statement of assets and liabilities (the "St. Stan's Brewery and Brewpub Operations") to be contributed to BWI-Prost Partners, a California general partnership in the process of formation, by Prost Partners Limited Partnership, a California limited partnership, as of December 31, 1995, and the related historical statements of operations of assets and liabilities to be contributed, changes in equity of assets and liabilities to be contributed, and cash flows of asset and liabilities to be contributed for each of the years in the two-year period ended December 31, 1995. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form SB-2 of Beverage Works, Inc. as described in Note 1), and are not intended to be a complete presentation of the financial position, results of operations or cash flows of Beverage Works, Inc. or Prost Partners Limited Partnership.

     In our opinion, the historical financial statements referred to above present fairly, in all material respects, the financial position of the St. Stan's Brewery and Brewpub Operations to be contributed to BWI-Prost Partners by Prost Partners Limited Partnership as of December 31, 1995, and the results of their historical operations and cash flows for each of the years in the two-year period ended December 31, 1995 in conformity with generally accepted accounting principles.


     As discussed in Note 2 to the financial statements, the St. Stan's Brewery and Brewpub Operations have had recurring net losses and working capital deficits. The St. Stan's Brewery and Brewpub Operations have received financial support in the form of advances from the general partner of Prost Partners Limited Partnership during the past two years to cover these recurring working capital demands. Should the St. Stan's Brewery and Brewpub Operations continue to incur losses, the general partner of Prost Partners Limited Partnership, and the general partners of BWI-Prost Partners upon the close of the Beverage Works, Inc. proposed initial public offering (Note 1), will be required to provide additional financial support. The lack of such financial support could have a material adverse effect on the financial condition and/or results of operations of the St. Stan's Brewery and Brewpub Operations.


                                                       CORBIN & WERTZ
Irvine, California
May 31, 1996, except for
Notes 1 and 9, as to which the

date is December 17, 1996

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

       HISTORICAL STATEMENTS OF ASSETS AND LIABILITIES TO BE CONTRIBUTED
           TO BWI-PROST PARTNERS GENERAL PARTNERSHIP (NOTES 1 AND 9)

                                     ASSETS
                                    (Note 5)




                                                                      SEPTEMBER 30,    DECEMBER 31,
                                                                          1996             1995
                                                                      -------------    ------------
                                                                       (UNAUDITED)
Current assets:
  Cash...............................................................  $    26,223      $   68,105
  Accounts receivable, less allowance for doubtful accounts of
     $10,000 (unaudited) (1996) and $10,000 (1995) (Note 2)..........      110,456          84,846
  Inventories (Notes 2 and 3)........................................      194,262         197,070
  Prepaid expenses and other current assets..........................       22,359          46,404
                                                                        ----------      ----------
          Total current assets.......................................      353,300         396,425
Property and equipment, net (Notes 2 and 4)..........................    2,373,283       2,492,400
Other assets.........................................................       25,547          14,759
                                                                        ----------      ----------
                                                                       $ 2,752,130      $2,903,584
                                                                        ==========      ==========
                              LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable...................................................  $    92,898      $  126,455
  Accrued expenses and other current liabilities.....................       60,116         103,280
  Note payable (Note 5)..............................................       25,534          21,658
  Notes payable to related party (Note 6)............................      459,120         459,120
                                                                        ----------      ----------
          Total current liabilities..................................      637,668         710,513
Note payable, net of current portion (Note 5)........................      643,393         662,803
                                                                        ----------      ----------
          Total liabilities..........................................    1,281,061       1,373,316
Commitments and contingencies (Notes 7 and 9)
Equity in assets and liabilities to be contributed...................    1,471,069       1,530,268
                                                                        ----------      ----------
                                                                       $ 2,752,130      $2,903,584
                                                                        ==========      ==========


See independent auditors' report and accompanying notes to financial statements

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

    HISTORICAL STATEMENTS OF HISTORICAL OPERATIONS OF ASSETS AND LIABILITIES

  TO BE CONTRIBUTED TO BWI-PROST PARTNERS GENERAL PARTNERSHIP (NOTES 1 AND 9)



                                               FOR THE NINE MONTHS ENDED           FOR THE YEARS ENDED
                                             ------------------------------   -----------------------------
                                             SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                 1996             1995             1995            1994
                                             -------------    -------------    ------------    ------------
                                              (UNAUDITED)      (UNAUDITED)
Sales.......................................  $ 1,473,148      $ 1,603,566      $2,128,877      $1,977,805
Less excise taxes...........................      (71,695)         (74,313)        (99,453)        (86,251)
                                                 --------         --------      ----------      ----------
          Net sales (Notes 2 and 8).........    1,401,453        1,529,253       2,029,424       1,891,554
Cost of goods sold (Note 2).................    1,022,349        1,021,013       1,396,217       1,374,318
                                                 --------         --------      ----------      ----------
          Gross profit......................      379,104          508,240         633,207         517,236
Selling, general and administrative expenses
  (Note 7)..................................      418,706          415,163         583,568         518,763
                                                 --------         --------      ----------      ----------
Income (loss) from operations (Note 8)......      (39,602)          93,077          49,639          (1,527)
Interest (Notes 5 and 6)....................       82,597           76,028          98,398         104,351
                                                 --------         --------      ----------      ----------
Net income (loss)...........................  $  (122,199)     $    17,049      $  (48,759)     $ (105,878)
                                                 ========         ========      ==========      ==========


See independent auditors' report and accompanying notes to financial statements

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

            HISTORICAL STATEMENTS OF CHANGES IN EQUITY OF ASSETS AND
              LIABILITIES TO BE CONTRIBUTED TO BWI-PROST PARTNERS
                      GENERAL PARTNERSHIP (NOTES 1 AND 9)

            FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


Equity in assets and liabilities to be contributed, January 1, 1994..............  $1,571,269
Non-cash contributions of general partner of Prost Partners Limited Partnership
  (Note 7).......................................................................      44,032
Net loss.........................................................................    (105,878)
                                                                                   ----------
Equity in assets and liabilities to be contributed, December 31, 1994............   1,509,423
Non-cash contributions of general partner of Prost Partners Limited Partnership
  (Note 7).......................................................................      69,604
Net loss.........................................................................     (48,759)
                                                                                   ----------
Equity in assets and liabilities to be contributed, December 31, 1995............   1,530,268
Non-cash contributions of general partner of Prost Partners Limited Partnership
  (unaudited) (Note 7)...........................................................      63,000
Net loss (unaudited).............................................................    (122,199)
                                                                                   ----------
Equity in assets and liabilities to be contributed, September 30, 1996
  (unaudited)....................................................................  $1,471,069
                                                                                    =========


See independent auditors' report and accompanying notes to financial statements

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

         HISTORICAL STATEMENTS OF CASH FLOWS OF ASSETS AND LIABILITIES
 TO BE CONTRIBUTED TO BWI -- PROST PARTNERS GENERAL PARTNERSHIP (NOTES 1 AND 9)


                                                              FOR THE NINE MONTHS ENDED           FOR THE YEARS ENDED
                                                           ------------------------------   -----------------------------
                                                            SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                 1996             1995             1995            1994
                                                            -------------    -------------    ------------    ------------
                                                              (UNAUDITED)      (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)......................................    $(122,199)       $  17,049       $  (48,759)     $ (105,878)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization (Note 8)..............      148,627          137,250          179,926         174,502
     Gain on disposition of assets.......................           --               --           (1,701)             --
     Management fees (Note 7)............................       63,000           61,864           69,604          19,372
     Changes in operating assets and liabilities:
       Accounts receivable, net..........................      (25,610)          (1,786)          15,397         (25,532)
       Inventories.......................................        2,808         (124,686)         (73,643)        (29,708)
       Prepaid expenses and other current assets.........       24,045            6,279          (12,133)         (1,066)
       Accounts payable..................................      (33,557)          49,547           (1,773)        (63,746)
       Accrued expenses and other current liabilities....      (43,164)            (631)           8,807          21,831
                                                              --------         --------        ---------       ---------
          Net cash provided by (used in) operating
            activities...................................       13,950          144,886          135,725         (10,225)
                                                              --------         --------        ---------       ---------
Cash flows from investing activities:
  Proceeds from sale of equipment........................           --               --           50,000              --
  Purchases of property and equipment (Note 8)...........      (22,462)        (209,841)        (307,560)        (75,112)
  Other assets...........................................      (17,836)         (21,372)         (21,765)         (4,059)
                                                              --------         --------        ---------       ---------
          Net cash used in investing activities..........      (40,298)        (231,213)        (279,325)        (79,171)
                                                              --------         --------        ---------       ---------
Cash flows from financing activities:
  Payments on note payable...............................      (15,534)              --           (5,539)             --
  Net borrowings on notes payable to related party (Note
     6)..................................................           --           53,595          182,212         118,692
                                                              --------         --------        ---------       ---------
          Net cash provided by (used in) financing
            activities...................................      (15,534)          53,595          176,673         118,692
                                                              --------         --------        ---------       ---------
Net increase (decrease) in cash..........................      (41,882)         (32,732)          33,073          29,296
Cash, beginning of period................................       68,105           35,032           35,032           5,736
                                                              --------         --------        ---------       ---------
Cash, end of period......................................    $  26,223        $   2,300       $   68,105      $   35,032
                                                              ========         ========        =========       =========
Supplemental disclosures of cash flow information --
  Cash paid during the period for interest...............    $  76,500        $  76,400       $  105,130      $  105,612
                                                              ========         ========        =========       =========


     See Note 7 for supplemental disclosures of noncash financing activities

See independent auditors' report and accompanying notes to financial statements

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

       NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS AND LIABILITIES
         TO BE CONTRIBUTED TO BWI -- PROST PARTNERS GENERAL PARTNERSHIP

    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)

               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

NOTE 1 -- NATURE OF OPERATIONS AND BASIS OF PRESENTATION

  Nature of Operations

     Prost Partners Limited Partnership, a California limited partnership, dba St. Stan's Brewing Company ("St. Stan's") was formed on July 26, 1988 to construct and operate a brewery facility (the "Brewery") and an adjoining restaurant, pub, and beer garden (the "Brewpub") in Modesto, California. St. Stan's offered limited partnership interests to California residents who met certain suitability standards. The general partner of St. Stan's is Stanislaus Brewing Company, a California corporation. St. Stan's commenced operations on or about October 12, 1990.


     Beverage Works, Inc. ("BWI"), a California corporation, incorporated on August 2, 1995, was formed to acquire interests in various craft brewing operations. On June 25, 1996, BWI formed a wholly-owned subsidiary, BWI -- St. Stan's, Inc. ("BWISS"). On December 17, 1996, St. Stan's entered into a partnership agreement with BWISS named BWI-Prost Partners (the "Partnership"). Pursuant to the terms of the BWI-Prost Partners partnership agreement (the "Partnership Agreement"), St. Stan's has agreed to contribute substantially all of its assets, net of certain liabilities, to the Partnership for a 49% minority interest in the Partnership. BWISS has agreed to contribute $2,295,000 to the Partnership for a 51% controlling interest in the Partnership. The BWISS consideration is to be tendered in cash commencing 18 months from the proposed IPO and the assumption of certain debt (see Note 9) at the date of contribution, the "Contribution Date", the date of the successful consummation of a proposed initial public offering (the "IPO") of BWI's common stock, occurring on or before March 31, 1997, realizing minimum gross proceeds of at least $8,000,000 (before any deductions, including, but not limited to, underwriters' compensation and expenses). See Note 9 for further discussion of the terms of the Partnership Agreement which have a significant effect on the accompanying historical financial statements.


  Basis of Presentation

     The accompanying historical financial statements include the assets and liabilities to be contributed to the Partnership by St. Stan's, and the related historical operations and cash flows thereof (the "St. Stan's Brewery and Brewpub Operations"). In management's opinion, these historical financial statements include the assets and liabilities, the revenues and expenses, and the cash flows directly identifiable with the assets and liabilities to be contributed by St. Stan's to the Partnership. The financial statements are not intended to represent the historical assets and liabilities and historical operations and cash flows of St. Stan's, the Partnership or BWI.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could materially differ from those estimates.

  Fair Value of Financial Instruments

     These historical financial statements contain financial instruments whereby the fair market value of the financial instruments could be different than that recorded on a historical basis on the accompanying historical financial statements. The financial instruments consist of cash, accounts receivable, accounts payable, notes

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP

    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


payable and notes payable to related party. The carrying amounts of the St. Stan's Brewery and Brewpub Operations' financial instruments generally approximate their fair values at September 30, 1996 (unaudited) and December 31, 1995. In the case of the notes payable to related party (see Note 6), it was not practical to determine fair values due to the lack of a market for such financial instruments.


  Concentrations of Credit Risk


     The customers of the Brewery operations generally consist of distributors who resell St. Stan's Brewery and Brewpub Operations products domestically. The St. Stan's Brewery and Brewpub Operations extends credit to its Brewery customers and performs periodic credit evaluations of such customers. Management of the St. Stan's Brewery and Brewpub Operations do not obtain collateral to secure its accounts receivable. The Company maintains an allowance for doubtful accounts. Management determines the adequacy of the allowance based on a period review and evaluation of aged accounts receivable.



     Sales generated from one customer during the nine-month period ended September 30, 1996 (unaudited) and the year ended December 31, 1995 totaled approximately $140,400 and $205,700, respectively, or 10% and 10.1% of net sales for such periods. At September 30, 1996 (unaudited) and December 31, 1995, amounts due from this customer included in accounts receivable totaled approximately $24,700 and $31,300, respectively. At September 30, 1996 (unaudited) and December 31, 1995, accounts receivable related to another customer totaled approximately $33,200 and $15,500, respectively. No customer accounted for more than 10% of net sales during the nine-month period ended September 30, 1995 (unaudited) and the year ended December 31, 1994.



     St. Stan's purchases a substantial portion of its inventory (see Note 3) from two suppliers. Purchases from these suppliers during the years ended December 31, 1995 and 1994 totaled approximately $389,400 and $332,100, respectively, or 39.3% and 37.2% of total purchases for such periods. Purchases from these suppliers during the nine-month periods ended September 30, 1996 and 1995 (unaudited) totaled approximately $289,300 and $298,500, respectively, or 47.4% and 38.8% of total purchases for such periods. At September 30, 1996 (unaudited) and December 31, 1995, amounts due to these suppliers included in accounts payable totaled approximately $50,200 and $68,800, respectively. If the relationships between St. Stan's and these suppliers were altered, the future results of St. Stan's Brewery and Brewpub Operations could be impacted.


  Risks and Uncertainties

     Financial Support


     The St. Stan's Brewery and Brewpub Operations have had recurring net losses and working capital deficits. The St. Stan's Brewery and Brewpub Operations have received financial support in the form of advances (see Note 6) from the general partner of Prost Partners Limited partnership during the past two years to cover these recurring working capital demands. Should the St. Stan's Brewery and Brewpub Operations continue to incur losses, the general partner of Prost Partners Limited Partnership, and the general partners of BWI-Prost Partners upon the close of the BWI proposed IPO (see Note 9), will be required to provide additional financial support. The lack of such financial support could have a material adverse effect on the financial condition and/or results of operations of the St. Stan's Brewery and Brewpub Operations.

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP

    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Licenses and Permits


     Brewery (wholesale) and Brewpub (retail) operations require various Federal, state and local licenses and permits. Brewers are required to file with the Federal Bureau of Alcohol, Tobacco and Firearms (the "BATF"). The California Department of Alcoholic Beverage Control (the "ABC") requires that companies file and maintain licenses, permits or approvals for the production and sale of alcoholic beverages. Other state and local laws and regulations governing the sale of alcoholic beverages within a particular state by an out-of-state brewer or wholesaler vary by state and locality. The St. Stan's Brewery and Brewpub Operations are subject to audit and inspection by the BATF and ABC at any time.



     Should the proposed IPO and proposed joint venture be consummated, management of the Partnership must apply for a change in the Brewery's and Brewpub's management, and for a change in the Brewery's ownership with Federal and state agencies. Because of the many and various Federal and state licensing and permitting requirements, there is a risk that one or more regulatory authorities may not approve such changes in management and/or ownership, or determine the predecessor partnership and/or management had not complied with applicable licensing or permitting regulations. Should St. Stan's, or subsequently the Partnership, not maintain the approvals necessary for it to conduct business, there could be a material adverse effect on the financial condition and/or operations of the St. Stan's Brewery and Brewpub Operations.



     Dependence on Distributors



     The St. Stan's Brewery & Brewpub Operations sells its products to independent distributors for distribution to retailers and ultimately consumers. Sustained growth will require it to maintain such relationships and possibly enter into agreements with additional distributors. No assurance can be given that the St. Stan's Brewery & Brewpub Operations will be able to maintain or secure additional distributors on terms favorable to the St. Stan's Brewery & Brewpub Operations. The St. Stan's Brewery & Brewpub Operations has certain significant distribution relationships. The loss of one or more of these distributors would have a material adverse effect on the St. Stan's Brewery & Brewpub Operations ability to bring its products to market and therefore adversely effect its sales and results of operations. The St. Stan's Brewery & Brewpub Operations distribution agreements are generally terminable by the distributor on short notice. While these distribution agreements contain provisions regarding the St. Stan's Brewery & Brewpub Operations enforcement and termination rights, some state laws prohibit the St. Stan's Brewery & Brewpub Operations from exercising these contractual rights. The St. Stan's Brewery & Brewpub Operations ability to maintain existing distribution agreements or enter new distribution agreements may be adversely affected by the fact that many distributors are reliant on one of the major beer producers for a large percentage of their revenue and, therefore, they may be influenced by such producers.



     Potential "Dram Shop" Liability



     Some states have enacted "dram shop" laws and legislation which impose criminal and civil liability on licensed alcoholic beverage servers for injuries or damages caused by their negligent service of alcoholic beverages to a visibly intoxicated person or to a minor, if such service is the proximate cause of the injury or damage and such injury or damage is reasonably foreseeable. California has enacted legislation granting broad immunity to servers of alcoholic beverages from civil liability, except for the sale of alcoholic beverages to minors. While the St. Stan's Brewery & Brewpub Operations maintains liquor liability insurance as part of its comprehensive general liability insurance which management believes is adequate to protect against such liability, there can be no assurance that the St. Stan's Brewery & Brewpub Operations will not be subject to a judgment or fine in excess of such insurance coverage or that it will be able to continue to maintain such

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP
    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)
       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

insurance coverage at reasonable costs or at all. The imposition of a judgment or fine substantially in excess of the St. Stan's Brewery & Brewpub Operations insurance coverage would have a material adverse effect on the St. Stan's Brewery & Brewpub Operations. Similarly, the failure of the St. Stan's Brewery & Brewpub Operations to obtain and maintain insurance coverage could also materially and adversely affect the St. Stan's Brewery & Brewpub Operations.



     Regulation



     The manufacture and sale of alcoholic beverages is a highly regulated and taxed business. The St. Stan's Brewery & Brewpub Operations may be subject to more restrictive regulations and increased taxation by Federal, state and local governmental entities than are those of non-alcohol related businesses. Federal, state and local laws and regulations govern the production and distribution of beer. These laws and regulations govern permitting, licensing, trade practices, labeling, advertising, marketing, distributor relationships and related matters. Federal, state and local governmental entities also levy various taxes, license fees and other similar charges and may require bonds to ensure compliance with applicable laws and regulations. Failure by the St. Stan's Brewery & Brewpub Operations to comply with applicable Federal, state or local laws and regulations could result in penalties, fees, suspension or revocation of permits, licenses or approvals. There can be no assurances that other or more restrictive laws or regulations will not enacted in the future.



     Trademarks



     The St. Stan's Brewery & Brewpub Operations and the Breweries has obtained or applied for U.S. Trademark Registrations for the names of several of its products, and in some cases for most of its logo designs. The St. Stan's Brewery & Brewpub Operations regards its trademarks as having substantial value and as being an important factor in the marketing of its products. The St. Stan's Brewery & Brewpub Operations is not aware of any infringing uses that could materially affect its current business of any prior claim to the trademarks that would prevent the St. Stan's Brewery & Brewpub Operations from using such trademarks in its business. The St. Stan's Brewery & Brewpub Operations policy is to pursue registration of its marks whenever possible and to oppose vigorously any infringements of its marks.


     Seasonality

     The beverage business traditionally has been seasonal. Typically, net sales are highest during the third and fourth calendar quarters and decline in the first and second calendar quarters. The seasonal pattern is due primarily to the increased demand for consumer beverages during the summer months through the holiday buying season. The management of St. Stan's Brewing and Brewpub Operations expects its net sales and operating results to continue to reflect this seasonality.

     Environmental Regulations and Operating Considerations


     The Brewery operations are subject to a variety of extensive and changing Federal, state and local environmental laws, regulations and ordinances that govern activities or operations that may have adverse effects on human health or the environment. Such laws, regulations and ordinances may impose liability for the cost of remediating, and for certain damages resulting from, sites of past releases of hazardous materials. Management of the St. Stan's Brewery and Brewpub Operations believes that it currently conducts, and in the past has conducted, its activities and operations in substantial compliance with applicable environmental laws, and believes that costs arising from existing environmental laws will not have a material adverse effect on the financial condition or results of operations. There can be no assurance, however, that environmental laws will

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP
    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)
       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

not become more stringent in the future or that the St. Stan's Brewery and Brewpub Operations will not incur costs in the future in order to comply with such laws.



     The St. Stan's Brewery and Brewpub Operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging. The occurrence of such a problem could result in a costly product recall and serious damage to the St. Stan's Brewery & Brewpub Operations reputation for product quality, as well as claims for product liability which may negatively impact the St. Stan's Brewery & Brewpub Operations. The management of the St. Stan's Brewery & Brewpub Operations maintains insurance which the Company believes is sufficient to cover any liability claims which might result from a contamination problem in its products, but which may not cover any damage to its reputation.


  Inventories

     Inventories, consisting of raw materials and purchased products, work in process, and finished goods, are stated at the lower of cost or market (see Note
3). Cost is determined by the first-in, first-out method of accounting.

  Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation, and are being depreciated using the straightline method over their estimated useful lives, which generally range from 5 to 40 years. Major betterments and renewals are capitalized, while routine repairs and maintenance costs are charged to expense when incurred.

     Useful lives for property and equipment are as follows:

    Equipment, furniture, and fixtures.....................................  5 to 10 years
    Building and improvements (Note 6).....................................  40 years

     Management of the St. Stan's Brewery and Brewpub Operations assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on projected undiscounted cash flows and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified an impairment of property and equipment.

  Income Taxes


     The Partnership should not be, and St. Stan's currently is not subject to, income taxes. However, income or losses of the partnership will be included in the tax returns of the partners. Accordingly, no provision for income taxes is made in the accompanying financial statements.


  Revenue Recognition


     Brewery revenues are recognized at the time of shipment. St. Stan's Brewery and Brewpub Operations records a provision for the effect of returned products at the time the units are shipped. Revenues in connection with Brewpub operations are recognized at the time the food and beverage sales are made.

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP

    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Advertising and Marketing Costs

     Advertising and marketing costs are expensed as incurred.

  Interim Accounting Policy


     In the opinion of the management of St. Stan's and BWISS, the accompanying unaudited financial statements of the St. Stan's Brewery and Brewpub Operations include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the historical financial position and results of operations and cash flows as of September 30, 1996, and for the nine-month period ended September 30, 1996 and 1995. Although the management of St. Stan's and BWISS believes that the disclosures regarding interim financial information in these historical financial statements are adequate to make the information presented not misleading, certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Unaudited historical results of operations for the nine-month period ended September 30, 1996 are not necessarily indicative of results of operations to be expected for the year ending December 31, 1996.


NOTE 3 -- INVENTORIES

     The following is a summary of inventories:


                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
                                                                  (UNAUDITED)
    Raw materials and purchased
      products.................................................    $ 102,530         $124,772
    Work in process............................................       13,935           18,480
    Finished goods.............................................       77,797           53,818
                                                                    --------         --------
                                                                   $ 194,262         $197,070
                                                                    ========         ========


NOTE 4 -- PROPERTY AND EQUIPMENT, NET

     The following is a summary of property and equipment, at cost, less accumulated depreciation:


                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
                                                                  (UNAUDITED)
    Buildings and improvements.................................   $ 1,867,917       $1,867,917
    Equipment, furniture, and fixtures.........................     1,458,946        1,436,484
                                                                  -----------      -----------
                                                                    3,326,863        3,304,401
    Less accumulated depreciation..............................      (953,580)        (812,001)
                                                                  -----------      -----------
                                                                  $ 2,373,283       $2,492,400
                                                                  ===========      ===========

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP

    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)


NOTE 5 -- NOTE PAYABLE

     The following is a summary of the note payable:


                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
                                                                  (UNAUDITED)
    Note payable to a lending institution, principal and
      interest payable in equal monthly installments of $8,155,
      with the remaining principal and interest due November
      30, 1997, interest at 11% per annum, collateralized by
      St. Stan's assets and personally guaranteed by officers
      of the general partner of St. Stan's (Note 1)............   $   668,927       $  684,461
    Less current portion.......................................       (25,534)         (21,658)
                                                                    ---------        ---------
                                                                  $   643,393       $  662,803
                                                                    =========        =========



     Interest expense approximated $56,000 (unaudited) and $57,100 (unaudited) for the nine-month preiod ended September 30, 1996 and 1995, respectively, and $71,740 and $87,347 for the years ended December 31, 1995 and 1994, respectively.


     Future annual principal installments of this note payable as of December 31, 1995 are as follows:

YEARS ENDING
DECEMBER 31,
------------
   1996...............................................  $ 21,658
   1997...............................................   662,803
                                                        --------
   Total..............................................  $684,461
                                                        ========

     See Note 9 for discussion regarding the planned assumption and partial repayment of the note payable by BWISS on the Contribution Date.

NOTE 6 -- NOTES PAYABLE TO RELATED PARTY

     The following is a summary of notes payable to related party:


                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
                                                                  (UNAUDITED)
    Unsecured note payable to the general partner of St.
      Stan's, payable in monthly installments of interest only
      at 8% per annum, due on the earlier of demand or December
      31, 1996.................................................    $ 282,751         $281,956
    Unsecured note payable to the general partner of St.
      Stan's, payable in monthly installments of principal and
      interest of $1,213, interest at a certain bank's
      reference rate plus 2.35% (8.3% at September 30, 1996,
      unaudited, and 8.6% at December 31, 1995), due on the
      earlier of demand or December 31, 1996...................      176,369          177,164
                                                                    --------         --------
                                                                   $ 459,120         $459,120
                                                                    ========         ========

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP

    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 6 -- NOTES PAYABLE TO RELATED PARTY -- (CONTINUED)


     Interest incurred totaled $26,658 and $17,004 for the years ended December 31, 1995 and 1994, respectively, and $24,800 (unaudited) and $16,600 (unaudited) for the nine-month period ended September 30, 1996 and 1995, respectively.


     See Note 9 for discussion regarding the planned assumption and repayment of the notes payable to related party by BWISS on the Contribution Date.

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

  Operating Lease

     St. Stan's Brewery and Brewpub Operations sublease its land under a 50 year operating lease expiring on June 5, 2038. The sublease includes base rent increases over the term of the lease at the lesser of (a) the percentage change that occurs in the Consumer Price Index or (b) five percent (5%). In addition to base rent increases, appraisals are required at scheduled dates. The minimum annual rental payments, after a land appraisal, shall be based on no less than twelve percent (12%) of the appraisal amount (assuming an undeveloped land value). The total amount of the base rental payments is being charged to expense as incurred over the term of the lease. In addition to the base rental payments, the sublease agreement requires the payment of the real property taxes and insurance costs. The Partnership is expected to assume this land sublease. The Partnership is not expected to assume other significant operating leases or rental commitments from St. Stan's.

     Future annual minimum rental payments, excluding annual increases in base rents, under this operating lease as of December 31, 1995 are as follows:

YEARS ENDING
DECEMBER 31,
------------
   1996.............................................  $   51,000
   1997.............................................      51,000
   1998.............................................      51,000
   1999.............................................      51,000
   2000.............................................      51,000
   Thereafter.......................................   1,908,930
                                                      ----------
                                                      $2,163,930
                                                       =========


     Rent expense under the ground lease totaled $38,430 (unaudited) and $38,250 (unaudited) for the nine-month periods ended September 30, 1996 and 1995, respectively, and $51,000 and $53,738 for the years ended December 31, 1995 and 1994, respectively (see Notes 2 and 5).


  Management Agreements


     Under the St. Stan's partnership agreement, the general partner is to be paid $84,000, annually, for management of the partnership. At September 30, 1996, all such amounts have not been paid (except for $83,000) and the obligation related thereto is not to be assumed by the Partnership. The accompanying historical statements of operations reflect the management fee expense pursuant to said management contract.

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP

    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 7 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

The unpaid management fees payable have been reflected as non-cash contributions in the accompanying statements of changes in equity.

     See Note 9 for discussion regarding the employment agreements to be entered into on the Contribution Date.

  Distributor Agreements

     St. Stan's is party to certain agreements with its various distributors. In general, such agreements grant St. Stan's distributors the right to sell certain products in specified territories. The agreements may be terminated by either party if concerns or deficiencies, as defined, are not satisfied within 30 days.

NOTE 8 -- SEGMENT INFORMATION

     Business segment information as of and for the periods presented are as follows:



                                           FOR THE NINE MONTHS ENDED            FOR THE YEAR ENDED
                                         ------------------------------    ----------------------------
                                         SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                             1996             1995             1995            1994
                                         -------------    -------------    ------------    ------------
                                          (UNAUDITED)     (UNAUDITED)
    Net sales:
      Brewery..........................   $   843,143      $   924,572      $1,229,988      $1,024,018
      Brewpub..........................       558,310          604,681         799,436         867,536
                                             --------         --------      ----------      ----------
              Total....................   $ 1,401,453      $ 1,529,253      $2,029,424      $1,891,554
                                             ========         ========      ==========      ==========
    Operating profit (loss):
      Brewery..........................   $     1,983      $    94,114      $   92,925      $  (21,606)
      Brewpub..........................       (41,585)          (1,037)        (43,286)         20,079
                                             --------         --------      ----------      ----------
              Total....................   $   (39,602)     $    93,077      $   49,639      $   (1,527)
                                             ========         ========      ==========      ==========
    Depreciation and amortization:
      Brewery..........................   $    87,836      $    76,216      $   92,586      $   96,583
      Brewpub..........................        60,791           61,034          87,340          77,919
                                             --------         --------      ----------      ----------
              Total....................   $   148,627      $   137,250      $  179,926      $  174,502
                                             ========         ========      ==========      ==========
    Capital expenditures:
      Brewery..........................   $    22,462      $   209,841      $  307,560      $   73,060
      Brewpub..........................            --               --              --           2,052
                                             --------         --------      ----------      ----------
              Total....................   $    22,462      $   209,841      $  307,560      $   75,112
                                             ========         ========      ==========      ==========




                                                                   SEPTEMBER 30,   DECEMBER 31,
                                                                       1996            1995
                                                                   -------------   ------------
                                                                   (UNAUDITED)
    Identifiable property and equipment:
      Brewery....................................................   $ 1,487,078     $1,464,616
      Brewpub....................................................     1,839,785      1,839,785
                                                                     ----------     ----------
              Total..............................................   $ 3,326,863     $3,304,401
                                                                     ==========     ==========

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP

    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 8 -- SEGMENT INFORMATION -- (CONTINUED)

     In the determination of identifiable property and equipment, management specifically identified all Brewpub and Brewery property and equipment except for the buildings and improvements (see Note 4). Management allocated 70% and 30% of the buildings and improvements to the Brewpub and Brewery, respectively.

NOTE 9 -- SUBSEQUENT EVENTS

  The Partnership Agreement


     On December 17, 1996, St. Stan's formed a California general partnership with BWISS named BWI-Prost Partners. Pursuant to the terms of the BWI-Prost Partners partnership agreement, St. Stan's has agreed to contribute substantially all of its assets, net of certain liabilities, to the Partnership for a 49% minority interest in the Partnership. BWISS has agreed to contribute $2,295,000 to the Partnership for a 51% controlling interest in the Partnership. The BWISS consideration is to be tendered in cash commencing 18 months from the proposed IPO and the assumption of certain debt (as discussed below) at the date of contribution, the "Contribution Date", the date of the successful consummation of a proposed initial public offering of BWI's common stock, occurring on or before March 31, 1997, realizing minimum proceeds of at least $8,000,000 (before any deductions, including, but not limited to, underwriters' compensation and expenses).


     The profits and losses of the Partnership are to be allocated based on each partner's respective ownership interest, subject to special allocations as defined. The Partnership is to be managed by a five member joint management committee (the "Committee") until dissolution of the Partnership. BWISS will maintain three of the five positions on the Committee. Substantially all management decisions of the committee are to be approved by a majority vote of the members.


     The Partnership Agreement contains a buy-out provision whereby BWISS, during a three year period commencing with the Contribution Date, can purchase St. Stan's 49% interest in the Partnership for $2,205,000. If BWISS does not elect to purchase such interest at the end of the third year, St. Stan's has the right to purchase BWISS's 51% interest at appraised value less all accrued Partnership liabilities, as defined. If St. Stan's does not elect to purchase BWISS's 51% interest, BWISS has the right to purchase St. Stan's 49% interest at appraised value less all accrued Partnership liabilities, as defined. If neither partner elects to purchase the other partner's interest, such non-purchase is deemed a liquidating event, as defined.


     The Partnership Agreement contains provisions (the "Breach Provisions") should either partner breach its responsibilities pursuant to the Partnership Agreement, as defined. The Breach Provisions provide that the breaching partner ceases to be a partner of the Partnership if such breach is not cured within 120 days. The breaching partner is to receive breach payments, as defined, in consideration for withdrawal from the Partnership.

  The BWISS Contribution


     In accordance with the Partnership Agreement, BWISS is required to make its $2,295,000 capital contribution through debt assumption and periodic payments as follows: (1) the full assumption and partial repayment of the note payable from the Partnership (which totals $668,927 at September 30, 1996, unaudited -- Note
5), (2) the full assumption and repayment of the notes payable to related party from the Partnership (which total $459,120 at September 30, 1996, unaudited -- Note 6) not to exceed $460,000,

                   ST. STAN'S BREWERY AND BREWPUB OPERATIONS

               NOTES TO HISTORICAL FINANCIAL STATEMENTS OF ASSETS
           AND LIABILITIES TO BE CONTRIBUTED TO BWI -- PROST PARTNERS
                              GENERAL PARTNERSHIP

    FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 9 -- SUBSEQUENT EVENTS -- (CONTINUED)


(3) six cash payments of $100,000 to the Partnership, each payable 18, 21, 24, 27, 30 and 33 months from the Contribution Date, and (4) a cash payment of the remaining unpaid capital contribution, subject to adjustment as defined, 36 months from the Contribution Date, and (5) the net current asset decrease, as defined, 60 months from the Contribution Date. If the gross proceeds of the BWI proposed IPO exceed $10,000,000, BWISS is required to make a payment on its capital contribution 30 days from the Contribution Date; such payment will be equal to 10% of the gross proceeds in excess of $10,000,000, up to $300,000.



     In the event BWISS fails to make such payments, Prost may acquire BWISS' interest in the Partnership based on (i) the fair market value of the Partnership's tangible assets plus (ii) the Partnership's modified net income for the preceding twelve months multiplied by three less (iii) accrued and contingent liabilities. This amount would likely be for a sum substantially less than the amount contributed by BWISS.


     The unpaid portion of the BWISS capital contribution bears interest at 10% per annum, subject to adjustment as defined, payable quarterly beginning April 30, 1998.

  The Note Payable

     BWISS has obtained a commitment letter from the lender to refinance the note payable that BWISS is to assume from the Partnership on the Contribution Date (see discussion above). The lender requires a principal reduction payment be made such that the outstanding balance of the note will be $500,000. The revised note payable will bear interest at a variable rate, ranging from 11% to 16% per annum, with principal and interest payable monthly based on a 15 year amortization period, with all unpaid principal and interest due in five years.

  Employment Agreements

     On the Contribution Date, BWI is to execute employment agreements with two of the officers of the general partner of Prost Partners Limited Partnership. The agreements are for a term of three years, provide for base annual compensation aggregating $157,000, including allowances, and allow for participation in the BWI qualified incentive stock option plan. The employment agreements can be terminated by mutual consent or for cause, as defined.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Orange Empire Brewing Company

To the Board of Directors
Beverage Works, Inc.

     We have audited the accompanying consolidated balance sheet of Orange Empire Brewing Company and subsidiary (the "Company") as of December 31, 1995, and the related statements of operations, stockholders' equity (capital deficiency) and cash flows for each of the years in the two-year period ended December 31, 1995. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orange Empire Brewing Company and subsidiary as of December 31, 1995, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995 in conformity with generally accepted accounting principles.


     The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses from operations, has current liabilities in excess of current assets and a significant capital deficiency. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company has, and will continue to require, significant working capital to fund operations. Management is currently funding operations through loans from certain stockholders. Management's plans with regard to these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            CORBIN & WERTZ

Irvine, California
July 20, 1996, except for
Notes 1 and 11 as to which the date

is January 7, 1997

                         ORANGE EMPIRE BREWING COMPANY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                           (Notes 2, 5, 6, 7 and 10)





                                                                   SEPTEMBER 30,   DECEMBER 31,
                                                                       1996            1995
                                                                   -------------   ------------
                                                                    (UNAUDITED)
Current assets:
  Cash............................................................  $    33,419     $    56,302
  Accounts receivable, less allowance for doubtful accounts of
     $13,600 (unaudited) and $5,000, at September 30, 1996 and
     December 31, 1995, respectively..............................       45,326          92,273
  Inventories (Note 3)............................................      233,868         231,766
  Prepaid expenses and other current assets.......................       17,629          44,441
                                                                    -----------     -----------
          Total current assets....................................      330,242         424,782
Property and equipment, net (Note 4)..............................    1,328,422       1,510,551
Deposits and other assets.........................................       21,710          20,679
Due from affiliate (Note 6).......................................       55,475              --
                                                                    -----------     -----------
                                                                    $ 1,735,849     $ 1,956,012
                                                                    ===========     ===========
    LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
                      (Notes 1 and 2)
Current liabilities:
  Accounts payable (Note 7).......................................  $   330,029     $   334,780
  Accrued expenses and other current liabilities (Notes 6 and
     7)...........................................................      282,138         196,886
  Notes payable (Note 5)..........................................      171,698          58,980
  Notes payable to related parties (Notes 6 and 11)...............      668,297         767,559
  Capital lease obligations to related party (Notes 7 and 11).....      143,498         109,408
                                                                    -----------     -----------
          Total current liabilities...............................    1,595,660       1,467,613
Notes payable, net of current portion (Note 5)....................      394,581         211,416
Capital lease obligation (Note 7).................................       29,955              --
Capital lease obligations to related party, net of current portion
  (Notes 7 and 11)................................................      866,461         971,985
                                                                    -----------     -----------
          Total liabilities.......................................    2,886,657       2,651,014
                                                                    -----------     -----------
Commitments and contingencies (Notes 7 and 11)
Stockholders' equity (capital deficiency) (Notes 9 and 11):
  Common stock, Series A, no par value; 1,000,000 shares
     authorized, 110,000 shares issued and outstanding............      412,500         412,500
  Common stock, Series B, no par value; 1,000,000 shares
     authorized, 331,401 (unaudited)(1996) and 247,401 (1995)
     shares issued and outstanding................................    1,399,254       1,067,766
  Accumulated deficit.............................................   (2,962,562)     (2,175,268)
                                                                    -----------     -----------
          Total capital deficiency................................   (1,150,808)       (695,002)
                                                                    -----------     -----------
                                                                    $ 1,735,849     $ 1,956,012
                                                                    ===========     ===========


 See independent auditors' report and accompanying notes to these consolidated financial statements

                         ORANGE EMPIRE BREWING COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                             FOR THE NINE MONTHS ENDED         FOR THE YEARS ENDED
                                           ------------------------------  ---------------------------
                                           SEPTEMBER 30,    SEPTEMBER 30,   DECEMBER 31,  DECEMBER 31,
                                                1996             1995           1995         1994
                                           -------------    -------------  ------------   ------------
                                             (UNAUDITED)     (UNAUDITED)
Sales........................................  $2,444,881    $1,862,113    $2,606,573    $1,399,515
Less excise taxes............................     (72,252)      (45,837)      (52,596)      (21,045)
                                               ----------     ---------    ----------    ----------
          Net sales (Notes 2 and 10).........   2,372,629     1,816,276     2,553,977     1,378,470
Cost of sales (Notes 2 and 7)................   1,667,326     1,148,386     1,824,065     1,025,191
                                               ----------     ---------    ----------    ----------
          Gross profit.......................     705,303       667,890       729,912       353,279
Selling, general and administrative expenses
  (Notes 7 and 9)............................   1,265,063       769,884       990,701       624,209
                                               ----------     ---------    ----------    ----------
Loss from operations (Note 10)...............    (559,760)     (101,994)     (260,789)     (270,930)
Interest expense (Notes 5, 6 and 7)..........     211,671       127,784       172,924        94,516
Other (income) expense.......................      14,663        (6,146)       (9,755)        4,149
                                               ----------     ---------    ----------    ----------
Loss before provision for income taxes.......    (786,094)     (223,632)     (423,958)     (369,595)
Provision for income taxes (Notes 2 and 8)...       1,200         1,200         1,600         1,600
                                               ----------     ---------    ----------    ----------
Net loss.....................................  $ (787,294)   $ (224,832)   $ (425,558)   $ (371,195)
                                               ==========     =========    ==========    ==========
Net loss per common share (Note 2)...........  $    (2.19)   $    (0.66)   $    (1.24)   $    (1.09)
                                               ==========     =========    ==========    ==========
Weighted average number of common shares
  outstanding................................     359,391       341,401       342,760       341,401
                                               ==========     =========    ==========    ==========


 See independent auditors' report and accompanying notes to these consolidated financial statements

                         ORANGE EMPIRE BREWING COMPANY

      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                   COMMON STOCK          COMMON STOCK
                                     SERIES A              SERIES B
                                ------------------   --------------------   ACCUMULATED
                                SHARES     AMOUNT    SHARES      AMOUNT       DEFICIT        TOTAL
                                -------   --------   -------   ----------   -----------   -----------
Balances -- January 1, 1994
  (Note 9)....................  110,000   $412,500   231,401   $  867,766   $(1,378,515)  $   (98,249)
Net loss......................       --         --        --           --      (371,195)     (371,195)
                                -------   --------   -------   ----------   -----------   -----------
Balances -- December 31,
  1994........................  110,000    412,500   231,401      867,766    (1,749,710)     (469,444)
Common stock issued for cash
  at $12.50 per share (Note
  9)..........................       --         --    16,000      200,000            --       200,000
Net loss......................       --         --        --           --      (425,558)     (425,558)
                                -------   --------   -------   ----------   -----------   -----------
Balances, December 31, 1995...  110,000    412,500   247,401    1,067,766    (2,175,268)     (695,002)
Common stock issued for
  partial repayment of amounts
  due to a related party at an
  effective price of $3.91 per
  share (Note 9)..............       --         --    50,000      195,488            --       195,488
Common stock issued for
  stockholder settlement
  valued at $4.00 per share
  (Note 9)....................       --         --    34,000      136,000            --       136,000
Net loss......................       --         --        --           --      (787,294)     (787,294)
                                -------   --------   -------   ----------   -----------   -----------
Balances, September 30, 1996
  (Notes 9 and
  11)(unaudited)..............  110,000   $412,500   331,401   $1,399,254   $(2,962,562)  $(1,150,808)
                                =======   ========   =======    =========    ==========    ==========


 See independent auditors' report and accompanying notes to these consolidated financial statements

                         ORANGE EMPIRE BREWING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                FOR THE NINE MONTHS ENDED            FOR THE YEARS ENDED
                                               ------------------------------    ----------------------------
                                               SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                    1996             1995             1995            1994
                                               -------------    -------------    ------------    ------------
                                                (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
  Net loss.......................................   $(787,294)     $(224,832)     $ (425,558)     $ (371,195)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization...............     198,190        106,299         161,325          93,959
     Provisions for losses on accounts receivable
       and inventory.............................       8,600         25,000          25,000              --
     Loss on asset disposal......................      16,207             --              --              --
     Common stock issued for stockholder
       settlement (Note 9).......................     136,000             --              --              --
     Changes in operating assets and liabilities:
       Accounts receivable.......................      38,347        (56,390)        (70,945)        (25,578)
       Inventories...............................      (2,102)      (184,906)       (196,985)        (15,794)
       Prepaid expenses and other current
          assets.................................      26,812             43         (24,997)         (8,267)
       Accounts payable..........................      85,061        228,014         242,692          16,024
       Accrued expenses and other current
          liabilities............................      76,652         66,265         134,172          15,826
                                                    ---------      ---------       ---------       ---------
          Net cash used in operating
            activities...........................    (203,527)       (40,507)       (155,296)       (295,025)
                                                    ---------      ---------       ---------       ---------
Cash flows from investing activities:
  Due from affiliate.............................     (55,475)            --              --              --
  Deposits and other assets......................      (1,031)        (5,114)        (11,088)         (9,400)
  Capital expenditures...........................     (11,430)      (174,615)       (199,216)        (59,323)
                                                    ---------      ---------       ---------       ---------
          Net cash used in investing
            activities...........................     (67,936)      (179,729)       (210,304)        (68,723)
                                                    ---------      ---------       ---------       ---------
Cash flows from financing activities:
  Issuance of common stock for cash (Note 9).....          --             --         200,000              --
  Borrowings under bank note payable (Note 5)....          --             --              --          37,500
  Borrowings under notes payable from vendors,
     net (Note 5)................................      32,786             --              --              --
  Borrowings under notes payable to related
     parties (Note 6)............................     250,076        285,806         307,714         375,099
  Repayments under bank note payable (Note 5)....     (31,241)       (27,363)        (42,081)        (35,000)
  Payments under capital lease obligation........      (3,041)            --              --              --
  Payments under capital lease obligation to
     related party (Note 7)......................          --        (45,344)        (50,868)        (28,234)
                                                    ---------      ---------       ---------       ---------
          Net cash provided by financing
            activities...........................     248,580        213,099         414,765         349,365
                                                    ---------      ---------       ---------       ---------
Net increase (decrease) in cash..................     (22,883)        (7,137)         49,165         (14,383)
Cash at beginning of period......................      56,302          7,137           7,137          21,520
                                                    ---------      ---------       ---------       ---------
Cash at end of period............................   $  33,419      $      --      $   56,302      $    7,137
                                                    =========      =========       =========       =========
Supplemental disclosures of cash flow information
     Cash paid during the year for:
       Interest..................................   $  70,148      $ 127,860      $  100,223      $   82,144
                                                    =========      =========       =========       =========
       Income taxes..............................   $   1,200      $   1,200      $    1,600      $    3,200
                                                    =========      =========       =========       =========


Supplemental schedule of noncash financing and investing activities:


     During the nine months ended September 30, 1996 (unaudited), the Company:



          Purchased $41,596 (unaudited) of equipment under capital lease agreement (see Note 7).

                         ORANGE EMPIRE BREWING COMPANY



              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)



          Accounts payable $42,014 (unaudited) of accrued and past due capital lease payments due to a related party (see Note 7).



          Refinanced certain notes payable due related parties with a note payable to a bank totaling $294,388 (unaudited) (see Note 6).



          Issued shares of common stock as partial repayment on amounts due to a related party totaling $195,488 (unaudited) (see Notes 6, 7 and 9).



          Issued shares of common stock for a stockholder settlement valued at $136,000 (unaudited) (see Note 9).



     During the nine months ended September 30, 1996 and 1995, the Company (returned) purchased $(20,758) (unaudited) and $629,848 (unaudited), respectively, of equipment under a capital lease agreement with a related party (see Note 7).


     During the years ended December 31, 1995 and 1994, the Company purchased $777,633 and $56,937, respectively, of equipment under a capital lease agreement with a related party (see Note 7).

 See independent auditors' report and accompanying notes to these consolidated financial statements

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),

               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

NOTE 1 -- NATURE OF OPERATIONS AND BASIS OF PRESENTATION

  Nature of Operations

     Orange Empire Brewing Company and its wholly owned subsidiary, Riverside Brewing Company (collectively the "Company"), were incorporated in the state of California on June 1, 1993 to operate a brewpub and brewery. The Company currently brews and markets six distinctive beers in 27 states. During October 1995, the Company expanded its brewing operations by leasing an additional brewery facility and its brewing equipment in Riverside, California (see Note
7).


     As discussed in Note 11, on September 11, 1996, the Company entered into a stock-for-stock exchange (the "Exchange Agreement") with Beverage Works, Inc. ("BWI"), a California corporation. Additional agreements were entered into concurrently with the execution of the Exchange Agreement, including an agreement with BWI to actively manage the Company's operations (see Notes 7 and 11).


  Basis of Presentation


     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, at September 30, 1996, the Company had excess current liabilities in excess of current assets of $1,265,418 (unaudited) and a capital deficiency of $1,150,808 (unaudited). In addition, the Company has incurred net losses of 425,558 and 371,195, for the years ended December 31, 1995 and 1994, respectively, and $787,294 (unaudited) for the nine-month period ended September 30, 1996. Successful completion of its marketing program, and the transition, ultimately, to the attainment of profitable operations is dependent upon the Company obtaining adequate financing and generating sales sufficient to fund profitable operations. These factors, among other things, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans include, but are not limited to, entering into a stock-for-stock exchange whereby the Company will become a wholly-owned subsidiary of BWI (see Note 11). BWI plans to effect a proposed initial public offering ("IPO") to raise capital, certain of which, if the proposed IPO is successful and the Exchange Agreement is consummated, will be used to partially reduce the Company's indebtedness and to fund working capital requirements. Management also plans to reduce the Company's costs on a per unit basis through increased plant utilization and through combined purchases with other brewing facilities acquired, or to be acquired, by BWI. There are no assurances that management's plans will be effected, which includes the proposed IPO being consummated in a timely manner. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



  Principles of Consolidation


     The consolidated financial statements include the accounts of Orange Empire Brewing Company and its wholly-owned subsidiary Riverside Brewing Company. All significant intercompany transactions and balances have been eliminated.

NOTE 2 -- SUMMARY OF SIGNIFICANT POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements.

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT POLICIES -- (CONTINUED)

Certain estimates made by management also effect the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

  Fair Value of Financial Instruments


     These consolidated financial statements contain financial instruments whereby the fair market value of the financial instruments could be different than those recorded on a historical basis in the accompanying consolidated financial statements. The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable to related parties, and notes payable and capital lease obligations. The carrying amounts of the Company's financial instruments generally approximate their fair values at September 30, 1996 (unaudited) and December 31, 1995. In the case of the notes payable to related parties (see Note 6), it was not practical to determine fair values due to the lack of a market for such financial instruments.


  Concentrations of Credit Risk

     The customers of the brewery operations consist of distributors which resell the Company's products domestically. The Company performs periodic credit evaluations of its customers and does not require collateral to secure its accounts receivable. The Company maintains an allowance for potential credit losses; such losses have historically been within management's expectations.


     One brewery customer accounted for approximately 25% (unaudited) of consolidated net sales for the nine months ended September 30, 1996. No one customer made up 10% or more of consolidated net sales for the nine months ended September 30, 1995 (unaudited). One brewery customer accounted for approximately 12% of consolidated net sales for the year ended December 31, 1995 and one brewery customer accounted for approximately 18% of consolidated net sales for the year ended December 31, 1994. Accounts receivable from four brewery customers totaled 38%, 22%, 14% and 14%, respectively, of accounts receivable at September 30, 1996. Accounts receivable from four brewery customers totaled 23%, 18%, 18% and 16%, respectively, of accounts receivable at December 31, 1995.



     The Company purchased certain products from two companies which accounted for approximately 19% (unaudited) and 12% (unaudited), and 47% (unaudited) and 10% (unaudited) of consolidated purchases for the nine months ended September 30, 1996 and 1995, respectively. One Company accounted for approximately 40% and 38% of consolidated purchases for the years ended December 31, 1995 and 1994, respectively. No one vendor made up 10% or more of accounts payable at September 30, 1996 (unaudited). Accounts payable to one company accounted for 26% of total accounts payable as of December 31, 1995.


  Risks and Uncertainties

     Licenses and Permits


     The brewery operations (wholesale) and the brewpub operations (retail), require various Federal, state and local licenses and permits. Brewers are required to file with the Federal Bureau of Alcohol, Tobacco and Firearms (the "BATF"). The California Department of Alcoholic Beverage Control (the "ABC") requires that companies file and maintain licenses, permits or approvals for the production and sale of alcoholic beverages. Other state and local laws and regulations governing the sale of alcoholic beverages within a particular state by an out-of-state brewer or wholesaler vary by state and locality. The Company's brewery and brewpub operations are subject to audit and inspection by the BATF and ABC at any time.

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT POLICIES -- (CONTINUED)

     Should the Exchange Agreement be consummated (see Notes 1 and 11), management of the Company will be required to apply for a change in the brewery's and/or the brewpub's management, and for a change in ownership with Federal and state agencies. Due to the various Federal and state licensing and permitting requirements, there is a risk that one or more regulatory authorities may not approve such changes in management and/or ownership, or may determine the predecessor managers/owners had not complied with applicable licensing or permitting regulations. Should the brewery or brewpub operations not maintain the licenses and permits necessary for it to conduct business, there could be a material adverse effect on the consolidated financial condition and/or the consolidated results of operations of the Company.


     Dependence on Distributors. The Company sells its products to independent distributors for distribution to retailers and ultimately consumers. Sustained growth will require it to maintain such relationships and possibly enter into agreements with additional distributors. No assurance can be given that the Company will be able to maintain or secure additional distributors on terms favorable to the Company. The Company has certain significant distribution relationships. The loss of one or more of these distributors would have a material adverse effect on the Company's ability to bring its products to market and therefore adversely effect its sales and results of operations. The Company's distribution agreements are generally terminable by the distributor on short notice. While these distribution agreements contain provisions regarding the Company's enforcement and termination rights, some state laws prohibit the Company from exercising these contractual rights. The Company's ability to maintain existing distribution agreements or enter new distribution agreements may be adversely affected by the fact that many distributors are reliant on one of the major beer producers for a large percentage of their revenue and, therefore, they may be influenced by such producers.



     Potential "Dram Shop" Liability. Some states have enacted "dram shop" laws and legislation which impose criminal and civil liability on licensed alcoholic beverage servers for injuries or damages caused by their negligent service of alcoholic beverages to a visibly intoxicated person or to a minor, if such service is the proximate cause of the injury or damage and such injury or damage is reasonably foreseeable. California has enacted legislation granting broad immunity to servers of alcoholic beverages from civil liability, except for the sale of alcoholic beverages to minors. While the Company maintains liquor liability insurance as part of its comprehensive general liability insurance which management believes is adequate to protect against such liability, there can be no assurance that the Company will not be subject to a judgment or fine in excess of such insurance coverage or that it will be able to continue to maintain such insurance coverage at reasonable costs or at all. The imposition of a judgment or fine substantially in excess of the Company's insurance coverage would have a material adverse effect on the Company. Similarly, the failure of the Company to obtain and maintain insurance coverage could also materially and adversely affect the Company.



     Regulation



     The manufacture and sale of alcoholic beverages is a highly regulated and taxed business. The Company's operations may be subject to more restrictive regulations and increased taxation by Federal, state and local governmental entities than are those of non-alcohol related businesses. Federal, state and local laws and regulations govern the production and distribution of beer. These laws and regulations govern permitting, licensing, trade practices, labeling, advertising, marketing, distributor relationships and related matters. Federal, state and local governmental entities also levy various taxes, license fees and other similar charges and may require bonds to ensure compliance with applicable laws and regulations. Failure by the Company to comply with applicable Federal, state or local laws and regulations could result in penalties, fees, suspension or revocation of permits, licenses or approvals. There can be no assurances that other or more restrictive laws or regulations will not enacted in the future.

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT POLICIES -- (CONTINUED)


     Trademarks



     The Company and the Breweries have obtained or applied for U.S. Trademark Registrations for the names of several of its products, and in some cases for most of its logo designs. The Company regards its trademarks as having substantial value and as being an important factor in the marketing of its products. The Company is not aware of any infringing uses that could materially affect its current business of any prior claim to the trademarks that would prevent the Company from using such trademarks in its business. The Company's policy is to pursue registration of its marks whenever possible and to oppose vigorously any infringements of its marks.


     Seasonality

     The beverage business traditionally has been seasonal. Typically, net sales are highest during the third and fourth calendar quarters and decline in the first and second calendar quarters. This pattern is due primarily to the increased amount of consumer demand for beverages during the summer months through the holiday buying season. Management of the Company expects its consolidated net sales and operating results to continue to reflect this seasonality.

     Environmental Regulations and Operating Considerations


     The Company's brewing operations are subject to a variety of extensive and changing Federal, state, and local environmental laws, regulations and ordinances that govern activities or operations that may have adverse effects on human health or the environment. Such laws, regulations and ordinances may impose liability for the cost of remediating, and for certain damages resulting from, sites of past releases of hazardous materials. The Company believes that it currently conducts, and in the past has conducted, its activities and operations in substantial compliance with applicable environmental laws, and believes that costs arising from existing environmental laws will not have a material adverse effect on the Company's financial condition or results of operations. There can be no assurance, however, that environmental laws will not become more stringent in the future or that the Company will not incur costs in the future in order to comply with such laws.


     The Company's operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging. The occurrence of such a problem could result in a costly product recall and serious damage to the Company's reputation for product quality, as well as claims for product liability which may negatively impact the Company. The Company maintains insurance which the Company believes is sufficient to cover any liability claims which might result from a contamination problem in its products, but which may not cover any damage to the Company's reputation.

  Inventories

     Inventories, consisting of raw materials and purchased packaging, as well as certain in process and finished goods, are valued at the lower of cost (average cost method) or market (see Note 3).

  Property and Equipment

     Property and equipment, including equipment under capital leases, as amended, with a related party (see Note 7), are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to seven years. Betterments are capitalized, while repairs and maintenance costs are charged to expense as incurred.

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT POLICIES -- (CONTINUED)

     Leasehold improvements are being amortized over the shorter of the lease term or the estimated useful lives of the improvements, generally ranging from three to ten years.


     Management of the Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on projected undiscounted cash flows and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified an impairment of property and equipment. Management has based this assessment on the anticipated benefits to be derived from the successful completion of the BWI proposed IPO and the consummation of the Exchange Agreement (see Note 11). If the BWI proposed IPO is not successfully completed and/or the Exchange Agreement is not consummated, the Company could be forced to liquidate its assets if it ceases to continue as a going concern. The amounts the Company would receive from a sale of its property and equipment under such circumstances could be substantially less than the historical carrying values reflected in the accompanying consolidated financial statements.


  Income Taxes

     The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between bases used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize the tax assets through future operations (see Note 8).

  Revenue Recognition

     Revenues from brewery product sales are recognized upon shipment. The Company records a provision for the effect of returned products at the time the units are shipped. Historically, the Company has experienced minimal product returns. Revenues in connection with brewpub operations are recognized at the time the food and beverage sales are made.

  Advertising and Marketing Expense

     Advertising and marketing costs are expensed as incurred.

  Per Share Information

     Net loss per common share is computed by dividing net loss by the weighted average number of shares of Series A and Series B common stock outstanding during each respective period presented. During the periods presented, the Company did not have common stock equivalents outstanding (see Note 9).

  Interim Accounting Policy


     In the opinion of management, the accompanying unaudited consolidated financial statements of the Company include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the consolidated financial position of the Company as of September 30, 1996, and results of operations and cash flows as of and for the nine-month period ended September 30, 1996 and 1995. Although management believes that the disclosures regarding interim financial information in these financial statements

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 2 -- SUMMARY OF SIGNIFICANT POLICIES -- (CONTINUED)


are adequate to make the information presented not misleading, certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles during the interim periods have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited results of operations for the nine months ended September 30, 1996 are not necessarily indicative of results of operations to be expected for the year ending December 31, 1996.


NOTE 3 -- INVENTORIES

     Inventories consist of the following:


                                                                                    DECEMBER
                                                                 SEPTEMBER 30,        31,
                                                                     1996             1995
                                                                 -------------     ----------
                                                                  (UNAUDITED)
    Finished goods and work in process.........................   $    84,165      $   30,616
    Raw materials and purchased products.......................       149,703         201,150
                                                                 -------------     ----------
                                                                  $   233,868      $  231,766
                                                                   ==========       =========


NOTE 4 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                                                    DECEMBER
                                                                 SEPTEMBER 30,        31,
                                                                     1996             1995
                                                                 -------------     ----------
                                                                  (UNAUDITED)
    Equipment under capital lease with a related party (Note
      7).......................................................   $ 1,139,737      $1,160,495
    Equipment under capital lease (Note 7).....................        41,596              --
    Equipment..................................................        82,227          76,888
    Furniture and fixtures.....................................        13,956          50,875
    Leasehold improvements (Note 7)............................       499,980         495,147
                                                                 -------------     ----------
                                                                    1,777,496       1,783,405
    Less accumulated depreciation and amortization.............      (449,074)       (272,854)
                                                                 -------------     ----------
                                                                  $ 1,328,422      $1,510,551
                                                                   ==========       =========

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)


NOTE 5 -- NOTES PAYABLE

     Notes payable consist of the following:


                                                                                    DECEMBER
                                                                 SEPTEMBER 30,        31,
                                                                     1996             1995
                                                                 -------------     ----------
                                                                  (UNAUDITED)
    Note payable to bank, bearing interest at prime plus 1.75%
      per annum (10% at September 30, 1996), payable monthly in
      principal payments of $11,576 plus accrued interest,
      matures August 1, 2000, secured by substantially all
      assets of the Company and guaranteed by a former officer
      and certain stockholders of the Company..................   $   533,493      $       --
    Note payable to bank, bearing interest at prime plus 3% per annum (11.75% at December 31, 1995), payable monthly in
      principal payments of $4,916 plus accrued interest,
      matures May 1, 1998, secured by substantially all assets
      of the Company and guaranteed by a former officer and
      certain stockholders of the Company......................            --         270,396
    Unsecured demand notes with vendors generally bearing
      interest at 11% per annum, payable in aggregate monthly
      installments of $4,091 through February, 1997............        32,786              --
                                                                 -------------     ----------
                                                                      566,279         270,396
    Less current portion.......................................      (171,698)        (58,980)
                                                                 -------------     ----------
                                                                  $   394,581      $  211,416
                                                                   ==========       =========



     Interest expense amounted to $28,708 (unaudited) and $18,147 (unaudited) for the nine-month period ended September 30, 1996 and 1995, respectively, and amounted to $33,515 and $29,057 for the years ended December 31, 1995 and 1994, respectively.


     Future annual principal installments of notes payable as of December 31, 1995 are as follows:

YEARS ENDING
DECEMBER 31,
------------
   1996...............................................  $ 58,980
   1997...............................................    58,960
   1998...............................................   152,456
                                                        --------
                                                        $270,396
                                                        ========

     See Note 6 for discussion regarding the refinance of the note payable to bank.

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)


NOTE 6 -- NOTES PAYABLE TO RELATED PARTIES


     During 1996, the Company utilized its brewing facilities to brew and bottle beer for BWI. In connection therewith, certain raw materials were purchased, at cost, from the Company by BWI. At September 30, 1996 (unaudited), due from affiliate in the accompanying consolidated balance sheet represents fees for such brewing and bottling services and inventory purchased.



     Due to related parties consist of the following:





                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                       1996            1995
                                                                   ------------     -----------
                                                                    (UNAUDITED)
    Unsecured demand note payable to a former officer and current stockholder, interest at prime plus 2% per annum (10.75% at
      December 31, 1995)..........................................   $  80,110      $ 96,132
    Unsecured demand notes payable to certain stockholders,
      interest at prime plus 2% per annum (10.75% at December 31,
      1995), refinanced with bank note discussed below............          --       254,364
    Unsecured demand notes payable to certain officers and
      stockholders, interest at 7.75% per annum, partially repaid
      through the issuance of common stock (see Note 9)...........     458,229       335,229
    Unsecured demand notes payable in default to stockholders, interest rates ranging from 8% per annum to prime plus 2%
      per annum (10.75% at December 31, 1995).....................      81,834        81,834
    Other.........................................................      48,124            --
                                                                      --------      --------
                                                                     $ 668,297      $767,559
                                                                      ========      ========



     On May 10, 1996, the Company entered into an agreement with a bank to refinance a note payable with the bank totaling $250,731 at the date of refinance ($270,396 at December 31, 1995 -- see Note 5) and unsecured demand notes payable to certain stockholders totaling $294,338. The new note payable totaled $545,069, payable with interest at prime plus 1.75% per annum (initial rate of 11.0%). Interest is payable monthly beginning June 1, 1996 and principal is payable in 48 installments of $11,576, beginning September 1, 1996. The new note matures August 1, 2000. The new note is secured by substantially all assets of the Company and is guaranteed by certain stockholders. See Note 11 for further discussion regarding this new note payable to bank.



     Interest expense on amounts payable to related parties amounted to $54,681 (unaudited) and $57,549 (unaudited) for the nine-month period ended September 30, 1996 and 1995, respectively, and amounted to $63,464 and $20,447 for the years ended December 31, 1995 and 1994, respectively. Accrued interest due on the notes payable to related parties totaled $76,387 (unaudited) and $27,995 at September 30, 1996 and December 31, 1995, respectively. Accrued interest is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.



     See Note 7 for discussion of capital lease obligations with a related party and management agreement with BWI.



     See Note 11 for discussion of a debt exchange agreement to be entered into upon consummation of the Exchange Agreement (see Note 1).

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 7 -- COMMITMENTS AND CONTINGENCIES


  Leases

     The Company leases its facilities and certain equipment under noncancelable operating leases which expire at various dates through August 2003.


     In June 1996, the Company acquired certain equipment totaling $41,596 (unaudited) under a noncancelable capital lease obligation. Such lease bears interest at 17% per annum and is due in monthly payments of $1,186 through May 2000.



     The Company leases certain brewing, kitchen and equipment, as well as leasehold improvements under a noncancelable capital lease obligation, as amended, with an entity controlled by a significant stockholder of the Company. Such lease has components with effective interest rates ranging from 14% to 17% per annum, payable monthly at varying amounts ranging from $193 to $10,663, scheduled to mature through 2003.



     Future annual aggregate minimum lease payments under noncancelable operating lease arrangements and under the capital lease obligation with a related party, as amended, as of December 31, 1995 are as follows:


                            YEARS ENDING                            CAPITAL       OPERATING
                            DECEMBER 31,                             LEASE         LEASES
    -------------------------------------------------------------  ----------     --------
       1996......................................................  $  256,114     $183,012
       1997......................................................     272,028      189,829
       1998......................................................     270,415      106,285
       1999......................................................     270,348       74,501
       2000......................................................     261,742       74,160
       Thereafter................................................     286,185      197,760
                                                                   ----------     --------
                                                                    1,616,832     $825,547
                                                                                  ========
       Less amounts representing interest........................    (535,439)
                                                                   ----------
       Present value of minimum lease payments...................   1,081,393
       Less current portion......................................    (109,408)
                                                                   ----------
                                                                   $  971,985
                                                                   ==========


     Rent expense under operating lease agreements totalled $145,374 (unaudited) and $98,163 (unaudited) for the nine-month period ended September 30, 1996 and 1995, respectively, and $130,884 and $77,457 for the years ended December 31, 1995 and 1994, respectively, and is included in selling, general and administrative expense in the accompanying consolidated statements of operations.



     Interest expense under the capital lease obligation, as amended, amounted to $128,282 (unaudited) and $52,088 (unaudited) for the nine-month period ended September 30, 1996 and 1995, respectively, and $75,945 and $45,012 for the years ended December 31, 1995 and 1994, respectively.



     As of September 30, 1996, the Company was in default on the capital lease obligation to the related party. In September 1996, $140,488 of such past due capital lease payments were repaid through the issuance of common stock (see
Note 9). Past due capital lease payments totaling $61,950 (unaudited) and $42,053 as of September 30, 1996 and December 31, 1995, respectively, are included in accounts payable in the accompanying consolidated balance sheets. See Note 11 for discussion of the amendment to the capital lease to be made in conjunction with the consummation of the Exchange Agreement.

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 7 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

  Distributor Agreements

     The Company is party to certain agreements with its various distributors. In general, such agreements grant the Company's distributors the right to sell certain products in specified territories. The agreements may be terminated by either party by written 30 day notice or immediately if certain conditions exist, as defined.

  Purchase Commitment


     During 1995, the Company entered into a purchase agreement with a vendor to buy specified quantities of grain to be delivered through June 1999, as defined, at fixed contract prices. The Company has terminated such agreement. The financial effect of such termination was immaterial.


  Management Agreements


     In anticipation of consummating the Exchange Agreement (see Notes 1 and
11), effective June 10, 1996, the Company entered into a management agreement with BWI, whereby BWI will manage and operate the Company. As compensation for the management services provided, BWI is to receive $6,500 per month, plus reimbursement of expenses, as defined. The agreement terminates upon consummation of the proposed BWI IPO. Included in notes payable due to related parties in the accompanying consolidated balance sheet is $24,050 of past due management fees at September 30, 1996 (unaudited). Management fee expense under this agreement totaled $24,050 for the nine-month period ended September 30, 1996 (unaudited).



     See Note 11 for discussion of a Brewpub management agreement to be entered into in connection with the Exchange Agreement (see Notes 1 and 11).


  Contingencies


     In January 1996, the Company entered into a settlement agreement with a stockholder whereby for past services the stockholder would retain 10,000 shares of the Company's common stock and receive $43,000 in cash. Such amounts were paid in November 1995. In May 1996, the Company received a letter from such stockholder's legal counsel demanding 13,792 additional shares be issued to the stockholder as the settlement agreement was signed without knowledge of certain material information. The Company's management believes these allegations are without merit and believes that no additional amounts are due the stockholder in cash or common stock. No provision for any additional loss has been reflected in the accompanying consolidated financial statements.



     A breach of contract action was filed on July 25, 1996 by a retail chain against the Company alleging damages in the amount of $64,000. In November 1996, the Company and such retail chain entered into an agreement of compromise, settlement and general release. The agreement specifies the Company will pay $30,000, payable in periodic installments of $5,000 through October 1997, as defined. Such has been included in accrued expenses and other current liabilities in the accompanying consolidated balance sheet as of September 30, 1996 (unaudited).



     In the ordinary course of business, there are various claims and lawsuits brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not have a material adverse effect on the Company's operations or financial position.

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)


NOTE 8 -- INCOME TAXES

     The provision for income taxes for the years ended December 31, 1995 and 1994 is comprised of minimum state taxes due to the historical losses incurred by the Company.


     A reconciliation of the provision for income taxes from operations with expected income tax benefit computed by applying the Federal statutory income tax rate to loss before provision for income taxes for the years ended December 31, 1995 and 1994 is as follows:


                                                          1995                    1994
                                                   ------------------      ------------------
                                                       $          %            $          %
                                                   ---------    -----      ---------    -----
    Income tax benefit computed at federal
      statutory tax rate.........................  $(144,146)   (34.0%)    $(125,662)   (34.0%)
    State and local tax benefit, net of reduction
      of loss carryforward.......................    (12,930)    (3.0)       (11,273)    (3.1)
    Change in valuation allowance for deferred
      tax
      assets.....................................    160,886     37.9        138,875     37.6
    Other........................................     (2,210)    (0.5)          (340)    (0.1)
                                                   ---------    -----      ---------    -----
                                                   $   1,600      0.4%     $   1,600      0.4%
                                                   =========    =====      =========    =====

     At December 31, 1995, significant components of the Company's net deferred taxes are as follows:


    Deferred tax assets:
      Net operating loss carryforwards.......................................  $ 688,229
      Reserves and allowances................................................     10,035
      Depreciation...........................................................     89,898
      Other..................................................................     34,674
      Less valuation allowance...............................................   (812,778)
                                                                               ---------
              Total deferred tax assets......................................     10,058
    Deferred tax liability --
      Property, equipment and other..........................................    (10,058)
                                                                               ---------
              Deferred income taxes..........................................  $      --
                                                                               =========


     The net change in the total valuation allowance was an increase of $160,886 and $138,875 for the years ended December 31, 1995 and 1994, respectively.


     At December 31, 1995, the Company has approximately $1,857,000 and $930,000 of net operating loss carryforwards for Federal and state income tax reporting purposes, respectively, which expire through 2010. Because of the "change in ownership" provisions of the Tax Reform Act of 1986, net operating loss carryforwards will be subject to annual limitations should the Company complete its Exchange Agreement (see Notes 1 and 11).


NOTE 9 -- COMMON STOCK

     The Company is authorized to issue up to 5,000,000 shares of common stock. Such common shares may be divided into various series. The Company is currently authorized to issued 1,000,000 shares of Series A common stock and 1,000,000 shares of Series B common stock. The rights, preferences, privileges and restrictions of the Series A common shares and the Series B common shares shall be equal and identical in all

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),


       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)



NOTE 9 -- COMMON STOCK -- (CONTINUED)


respects except that, unless otherwise provided by law, the Company may declare dividends to holders of Series B common shares without declaring dividends to holders of Series A common shares. No dividends shall be declared on Series A common shares without also declaring like dividends on Series B common shares. Through September 30, 1996, no dividends have been declared or paid by the Company and pursuant to the California Corporations Code, dividends may not be paid with an accumulated deficit.


     Through January 1, 1994, the Company issued 110,000 shares of Series A common stock for compensation to officers of the Company for services provided valued at $412,500 or $3.75 per share. Such shares were valued by the Board of Directors based on cash paid for shares near the date of issuance (see below).

     Through January 1, 1994, the Company sold for cash at $3.75 per share, 112,824 shares of Series B common stock for an aggregate $423,102. In addition, the Company issued 118,577 shares of Series B common stock for debt and services provided valued at $444,664.


     In November 1995, the Company issued 16,000 shares of Series B common stock at $12.50 per share totalling $200,000. In September 1996, the Company issued an additional 34,000 shares of Series B common stock to such stockholders to effectively reduce their price per share to $4.00. The additional shares were ascribed a value of $136,000 (unaudited), or $4.00 per share. The value of such shares is included in selling, general and administrative expenses in the accompanying consolidated statement of operations for the nine-month period ended September 30, 1996.



     In September 1996, the Company issued 50,000 shares of Series B common stock valued at $195,488 (unaudited), or $3.91 per share, to an officer and stockholder as partial satisfaction of past due capital lease payments totaling $140,488 and partial satisfaction of a demand note totaling $55,000 (see Notes 6 and 7).

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),
       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)

NOTE 10 -- SEGMENT INFORMATION

     Business segment information as of and for the periods presented is as follows:






                                               FOR THE NINE MONTHS ENDED            FOR THE YEAR ENDED
                                             ------------------------------    ----------------------------
                                             SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                 1996             1995             1995            1994
                                             -------------    -------------    ------------    ------------
                                              (UNAUDITED)      (UNAUDITED)
     Sales:
       Brewery.............................   $ 1,042,775      $   732,528      $  865,433      $  252,154
       Brewpub.............................     1,402,106        1,129,585       1,741,140       1,147,361
                                               ----------        ---------      ----------      ----------
               Total.......................   $ 2,444,881      $ 1,862,113      $2,606,573      $1,399,515
                                               ==========        =========      ==========      ==========
     Operating loss:
       Brewery.............................   $  (549,069)     $    (8,022)     $ (162,850)     $  (92,469)
       Brewpub.............................       (10,691)         (93,972)        (97,939)       (178,461)
                                               ----------        ---------      ----------      ----------
               Total.......................   $  (559,760)     $  (101,994)     $ (260,789)     $ (270,930)
                                               ==========        =========      ==========      ==========
     Depreciation and amortization:
       Brewery.............................   $   112,706      $     4,391      $   49,054      $    2,663
       Brewpub.............................        85,484          101,908         112,271          91,296
                                               ----------        ---------      ----------      ----------
               Total.......................   $   198,190      $   106,299      $  161,325      $   93,959
                                               ==========        =========      ==========      ==========
     Capital expenditures(1):
       Brewery.............................   $    10,172      $   665,593      $  833,785      $   31,076
       Brewpub.............................         1,258          149,276         143,064          85,184
                                               ----------        ---------      ----------      ----------
               Total.......................   $    11,430      $   814,869      $  976,849      $  116,260
                                               ==========        =========      ==========      ==========


     Identifiable property and equipment, net:




                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
                                                                  (UNAUDITED)
    Brewery....................................................   $   697,325       $  815,351
    Brewpub....................................................       631,097          695,200
                                                                   ----------       ----------
              Total............................................   $ 1,328,422       $1,510,551
                                                                   ==========       ==========


---------------


(1) Includes equipment acquired under capital lease obligation with a related party (see Note 7). For the nine months ended September 30, 1996, the brewery returned certain capital lease equipment totaling $20,758. Accordingly, such returns are excluded from brewery capital expenditures.


NOTE 11 -- SUBSEQUENT EVENTS

  Exchange Agreement With BWI


     On September 11, 1996, the Company entered into a stock-for-stock exchange, as amended on January 7, 1997, with Beverage Works, Inc., a California corporation. Pursuant to the Exchange Agreement, BWI is to issue 141,063 shares of its common stock, subject to adjustment (based on the change in net assets of the Company, as defined), in exchange for all of the outstanding shares of the Company. In addition, up to 155,000 additional shares of BWI common stock may be issued, if the Company reaches certain production

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),
       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)


NOTE 11 -- SUBSEQUENT EVENTS -- (CONTINUED)


levels, as defined. Pursuant to the Exchange Agreement , the exchange is to occur concurrently with the consummation (the "Closing Date") of the BWI proposed IPO. If for any reason the proposed IPO does not occur on or before March 31, 1997 or the proposed IPO does not raise in the aggregate $6,000,000, either party may unilaterally terminate the Exchange Agreement.


     Should such additional shares of BWI common stock be issued, the value of such shares will be deemed additional purchase consideration.

  Management Agreements


     In connection with the Exchange Agreement, the Company will enter into a management agreement (The "Management Agreement") with certain stockholders whereby the stockholders are to manage and operate the brewpub operations of the Company from the Closing Date through December 31, 1998. As compensation for such services, the stockholders are to receive 10,000 shares of BWI common stock. Such shares are to be issued on a pro rata basis over the term of the Management Agreement. In addition, the stockholders are obligated to the Company for quarterly cash flow deficits, if any, as defined, during the term of the Management Agreement (up to a maximum deficit of $7,500 per quarter). The Management Agreement can be terminated by mutual written consent or in the event of a breach, as defined.



     See Note 7 for discussion of a management agreement, currently in effect, entered into in anticipation of the consummation of the Exchange Agreement.



  Consulting Agreement



     In connection with the Exchange Agreement, BWI will enter into a two-year consulting agreement with a significant stockholder of the Company. The agreement requires the stockholder to provide brewery advisory services and assistance with the acquisition and disposition of equipment. For such services, BWI will issue 5,000 shares of its common stock at the end of each twelve-month period commencing on the Closing Date.


  Capital Lease Agreement Amendment


     In connection with the Exchange Agreement and concurrent with the Closing Date, a related party is required to enter into an agreement with the Company to modify the existing terms of the capital lease obligation (see Note 7). In consideration for such modifications, the Company will issue the related party 50,000 shares of common stock. The modifications to the capital lease obligation are to include a reduction in the effective interest rate to 10%, a provision that all such leased equipment may be purchased by the Company for $1 upon expiration of the lease, the inclusion in the lease obligation of all delinquent lease payments due through December 31, 1995 (see Note 7), and a reduction of the lease obligation in the amount of $500,000. The dollar amount of the lease payments are to be unaffected by the aforementioned changes in terms through December 31, 1997 (monthly lease payments currently total $22,281). Effective January 1, 1998, all amounts unpaid under the current lease obligation will be consolidated into one five-year lease and the monthly payments will be revised accordingly (the anticipated lease payment effective January 1, 1998 totals $12,151). Lease payments that the lessor was to receive for the period January 1, 1996 through September 30, 1996 (which total $140,488) have been repaid through the issuance of common stock (see Note 9).

                         ORANGE EMPIRE BREWING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED),
       AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)


NOTE 11 -- SUBSEQUENT EVENTS -- (CONTINUED)

  Note Payable to Bank


     As discussed in Note 6, the Company refinanced certain notes payable to a bank and to certain stockholders aggregating approximately $545,000 (unaudited) (the "Note"). In connection with the Exchange Agreement and concurrent with the Closing Date, the Company is required to obtain the agreement of such stockholders and the bank to amend and modify the Note to have two notes. The stockholders will assume a note totaling $220,941 without further obligation of the Company, and the remaining principal balance of the Note (which approximates $312,552 (unaudited) at September 30, 1996) will be paid to the bank by the Company. In consideration for assuming a portion of the Company's debt obligations, the stockholders will be issued 27,618 shares of BWI common stock. If on January 1, 1999, the per share market value of BWI common stock is less than $6.00, BWI will issue to such stockholders an additional 9,227 shares of BWI common stock.


  Notes Payable To Stockholders


     At September 30, 1996, certain of the Company's related party debt totals $644,000 (unaudited) (consisting of $574,192 (unaudited) in principal and $69,808 (unaudited) in accrued interest -- Note 6). Upon the consummation of the proposed IPO, such indebtedness is to be satisfied as follows: (1) $301,000 is to be paid in cash, and (2) $343,000 is to be refinanced with a new non-interest bearing promissory note which will mature in 90 days, payable in cash and/or up to 24,125 shares of BWI stock and/or up to 50,000 warrants to purchase shares of BWI stock at an exercise price of $5.00 per share, based on a formula, as defined.


  Stockholder Advances


     In connection with the Exchange Agreement, BWI agreed to use up to $150,000 of the proceeds from the proposed IPO to repay advances made by one stockholder of the Company during the period May 1, 1996 through the Closing Date, including deferred lease payments as discussed above. At September 30, 1996 (unaudited), the Company has borrowed $85,000 under such agreement.


  Agreements Not to Compete

     In connection with the Exchange Agreement and concurrent with the Closing Date, BWI has agreed to enter into agreements-not-to-compete with certain stockholders of the Company for a period of three years in specified territories. Management will ascribe no value to the agreements as management believes that such agreements are not a material component to the Exchange Agreement.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY ANY SECURITY OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OF SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


Prospectus Summary.....................   3
Risk Factors...........................   7
Capitalization.........................  13
Dilution...............................  15
Use of Proceeds........................  17
Selected Financial Data................  19
Management's Discussion and Analysis...  22
Business...............................  32
Management.............................  50
Principal Stockholders.................  56
Description of Securities..............  58
Underwriting...........................  62
Legal Matters..........................  64
Experts................................  64
Additional Information.................  64
Index to Financial Statements.......... F-1


                            ------------------------


     UNTIL          , 1997 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------


                        1,500,000 SHARES OF COMMON STOCK

                           1,500,000 CLASS A WARRANTS
                              BEVERAGE WORKS, INC.

                         ------------------------------
                                   PROSPECTUS
                         ------------------------------

                      FIRST LONDON SECURITIES CORPORATION



                                          , 1997


------------------------------------------------------
------------------------------------------------------

                                 ALTERNATE PAGE



                 SUBJECTION TO COMPLETION DATED         , 1997



                                   PROSPECTUS



                              BEVERAGE WORKS, INC.


                         728,229 SHARES OF COMMON STOCK


                    892,000 SHARES OF COMMON STOCK ISSUABLE


                       UPON EXERCISE OF CLASS E WARRANTS


                     70,000 SHARES OF COMMON STOCK ISSUABLE


                       UPON EXERCISE OF CLASS B WARRANTS



     This Prospectus relates to the offering by certain selling securityholders (the "Selling Shareholders") of 728,229 shares of Common Stock, no par value, (the "Shares") of Beverage Works, Inc., a California corporation (the "Company"). This Prospectus also relates to the offering by certain selling securityholders (the "Selling Class E Warrantholders") of 892,000 shares of Common Stock issuable upon exercise of 892,000 Class E Warrants ("Class E Warrant Shares"). This Prospectus also relates to the offering by certain selling securityholders (the "Selling Class B Warrantholders") of 70,000 shares of Common Stock issuable upon exercise of 70,000 Class B Warrants ("Class B Warrant Shares"). (The Selling Shareholders, the Selling Class E Warrantholders and, the Selling Class B Warrantholders are collectively referred to as Selling Securityholders.) The Shares, Class E Warrant Shares and Class B Warrant Shares offered hereby may be sold from time to time by the Selling Securityholders, or by transferees, on or after the date of this Prospectus, subject to contractual restrictions discussed below. The Selling Shareholders may not sell or otherwise dispose of their Shares for a period ranging from sixty days to thirteen months after the effective date of the registration statement to which this Prospectus is a part without the prior written consent of First London Securities Corporation as representative of the several underwriters of the Company Offering (the "Representative"). The Selling Class E Warrantholders and Selling Class B Warrantholders may not sell or otherwise dispose of their Shares for a period of 180 days after the effective date of the registration statement to which this Prospectus is a part without the prior written consent of the Representative. See "Risk Factors -- Shares Available for Future Sale" and "Description of Securities,"



     No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the Shares, Class E Warrant Shares and Class B Warrant Shares (collectively the "Selling Securities") by the Selling Securityholders may be effected from time to time in transactions on the Nasdaq Small Cap Market System, in negotiated transactions, through the writing of options on the Selling Securities, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Securityholders may effect such transactions by the sale of the Selling Securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Selling Securities for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of the Selling Securities.



     The Selling Securityholders and intermediaries through whom the Selling Securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. Other than the exercise price payable upon exercise of the Class E Warrants and Class B Warrants, the Company will not receive any proceeds from sales of the Selling Securities.



     A registration statement under the Securities Act has been filed with the Securities and Exchange Commission with respect to an underwritten public offering on behalf of the Company of 1,500,000 shares of Common Stock and 1,500,000 Class A Warrants plus up to 225,000 shares of Common Stock and 225,000 Class A Warrants which may be offered by the Company pursuant to the exercise of the Underwriters' over-allotment option (the "Company Offering"). See "Concurrent Sales By Company."



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                 ALTERNATE PAGE


                                  THE OFFERING



Securities Offered.........  728,229 shares of Common Stock, no par value;
                             892,000 shares of Common Stock issuable upon exercise of the Class E Warrants; 70,000 shares of Common Stock issuable upon exercise of the Class B Warrants. See "Risk Factors -- Shares Available for Future Sale" and "Description of Securities." No underwriting arrangements have been entered into by the Selling Securityholders.



Common Stock Outstanding
  after the Company
Offering (1)(2)............  4,132,453 shares



Shares of Common Stock to
  be
  Outstanding After this
Offering(1)(2).............  4,132,453 shares



Use of Proceeds............  Other than the exercise price payable upon exercise of the Class E Warrants and Class B Warrants, the Company will not receive any proceeds from the sale of the Selling Securities. See "Use of Proceeds."



Nasdaq Common Stock Trading
  Symbol...................         .

---------------

(1) Does not include (i) 1,500,000 shares of Common Stock issuable at $6.00 per share upon exercise of the 1,500,000 Class A Warrants offered by the Company in its initial public offering, plus 225,000 Class A Warrants which may be offered pursuant to the underwriter's over-allotment option, (ii) 2,433,500 shares of Common Stock issuable upon exercise of outstanding options granted under the Company's stock option plans, (iii) the 300,000 shares of Common Stock upon exercise of the Representative's Purchase Option (iv) 80,583 shares of Common Stock issuable upon exercise of other outstanding options and warrants and (v) 100,000 shares of Common Stock issuable upon exercise of the Directors' warrants. See "Description of Securities". Includes 141,063 shares of Common Stock which are to be issued to the former OEBC shareholders in accordance with the Share Purchase Agreement, 27,618 shares of Common Stock to be issued to certain former OEBC shareholders for assuming a portion of OEBC bank debt. 24,125 shares of Common Stock to be issued to the OEBC debtholders in accordance with the Debt Exchange Agreement, 10,000 shares of Common Stock to be issued pursuant to the Brewpub Management Agreement, 60,000 shares of Common Stock to be issued to Brewery Leasing Company pursuant to the amendment to the equipment lease agreement and the brewery equipment consulting agreement. Excludes 155,000 shares of Common Stock which may be issued to the former OEBC shareholders pursuant to the earnout provisions of the Share Purchase Agreement. See "Business -- Breweries -- Riverside Brewing Company". Includes 30,000 shares of Common Stock to be issued to Tankin Capital Partners pursuant to the tentative settlement agreement. See "Business -- Legal Proceedings".



(2) Assumes exercise of the 892,000 Class E Warrants and exercise of the 70,000 Class B Warrants.

                                 ALTERNATE PAGE


                          CONCURRENT SALES BY COMPANY



     A registration statement under the Securities Act of 1933, as amended (the "Act"), has been filed by the Company with the Securities and Exchange Commission with respect to an underwritten public offering by the Company of 1,500,000 shares of Common Stock and 1,500,000 Class A Warrants, plus 225,000 shares of Common Stock and 225,000 Class A Warrants which may be offered pursuant to exercise of the Underwriters' over-allotment option. Concurrent sales of securities by the Company would likely have an adverse effect on the market price of the Common Stock. The Selling Securities are subject to contractual restrictions upon resale with the representative of the Underwriters. See "Risk Factors -- Shares Available for Future Sale" and "Description of Securities."

                                 ALTERNATE PAGE


                            SELLING SECURITYHOLDERS



     The following table sets forth the name of each person who is a Selling Securityholder, the number of Shares and other shares of Common Stock beneficially owned by each Selling Shareholder's account and the number of shares of Common Stock such Shareholder will own after the completion of this Offering assuming all Shares are sold. Certain of the listed persons currently have or have had a position, office or other material relationship with the Company or any predecessor in the past three years. See "Management." For each Selling Securityholder, the figure in each column represents number and percentage ownership of the total number of shares of Common Stock owned assuming all Class B Warrants and Class E Warrants are exercised.



                                             BENEFICIAL OWNERSHIP                BENEFICIAL OWNERSHIP
                                               PRIOR TO OFFERING                    AFTER OFFERING
                                          ---------------------------       ------------------------------
                 NAME                     SHARES(1)     PERCENTAGE(2)       SHARES(3)     PERCENTAGE(2)(4)
---------------------------------------   ---------     -------------       ---------     ----------------
Kathleen Burke(5)......................     62,758           2.38%            58,758            1.52%
c/o Beverage Works, Inc.
9800 S. Sepulveda Blvd. Ste 720
Los Angeles, CA 90045
Stefdan, Ltd.(6).......................     83,000           3.15%                 0               0
c/o Steven M. Scarano Scarano & Lipton
333 Earle Ovington Blvd. Ste 102
Mitchell Field, NY 11553

Bob Molinaro...........................        666             <1%                 0               0
1854 Pt. Taggart
Newport Beach, CA 92660

Kevin McCarthy(7)......................      6,000             <1%                 0               0
209 John Street
Manhattan Beach, CA 90266

Jack Stoner(8).........................     13,598             <1%                 0               0
8716 Frontera Avenue
Yucca Valley, CA 92284

John & Terri Langhans..................     14,691             <1%            10,289              <1%
5712 Horsham Ave
Westminster, CA 92683

Hecht & Steckman, P.C.(9)..............     14,000             <1%                 0               0
Attn: Charles J. Hecht, Esq.
60 East 42nd Street, Suite 5101
New York, NY 10165

Patrick H. Miller and..................    600,000          22.79%                 0               0
Lee M. Miller(10)
1300 W. Garmon Road, NW
Atlanta, GA 30327

Gerald T. Cochran......................    100,000           3.80%                 0               0
400 Horton Road, SW
Rainsville, AL 35986

Robert H. Mudd, Jr.....................     10,000             <1%                 0               0
6108 Sturbridge Drive
Mobile, AL 36609

                                 ALTERNATE PAGE



                                             BENEFICIAL OWNERSHIP                BENEFICIAL OWNERSHIP
                                               PRIOR TO OFFERING                    AFTER OFFERING

                 NAME                     SHARES(1)     PERCENTAGE(2)       SHARES(3)     PERCENTAGE(2)(4)
---------------------------------------   ---------     ------------        ---------     ----------------
M Co., a partnership...................     10,000             <1%                 0               0
c/o Robert H. Mudd, Jr.
P.O. Box 1248
Mobile, AL 36633

Larry Murk.............................     20,000             <1%                 0               0
607 Palmer Avenue
Maywood, NJ 07607

Johann Vets(11)........................     99,996            3.8%             6,250              <1%
39 Graaf de Granvellelaan
2650 Edegem Belgium

Douglas Barat..........................     10,000             <1%                 0               0
317 Richmond Avenue
Massapequa, NY 11758-3232

William Hess, Jr.......................     10,000             <1%                 0               0
P.O. Box 15856
Asheville, NC 28813

Marcel Aronheim........................     20,000             <1%                 0               0
48 Spring Hollow
Roslyn, NY 11576

Gary S. and M. Cristina Leske..........      5,000             <1%                 0               0
165 Old Field Road
Setauket, NY 11733

Robert Deutsch.........................     10,000             <1%                 0               0
8820 Millbrook Road
Newark, IL 60541

A.C. Brown.............................     10,000             <1%                 0               0
406 N. Lee Street
Alexandria, VA 22314-2302

Kimberly A. Stoner(12).................      3,333             <1%                 0               0
6549 E. Camino Vista, #3
Anaheim, CA 92807

Michael Pizitz.........................      7,500             <1%                 0               0
2140 11th Avenue South,
Suite 318
Birmingham, AL 35205

Richard Pizitz.........................      7,500             <1%                 0               0
Hidden Dunes, #1901
9815 Highway 98 West
Destin, FL 32541

W.E. Stephens, Jr.(13).................     10,000             <1%                 0               0
13214 Allysum Ct.
Cypress, TX 77429

Guy Schebovitz(14).....................    178,684           6.79%                 0               0
931 East 77th, 2nd Flr
Brooklyn, NY 11236

                                 ALTERNATE PAGE


                                             BENEFICIAL OWNERSHIP                BENEFICIAL OWNERSHIP
                                               PRIOR TO OFFERING                    AFTER OFFERING

                 NAME                     SHARES(1)     PERCENTAGE(2)        SHARES(3)    PERCENTAGE(2)(4)
---------------------------------------   ---------     -------------        ---------    ----------------
Imafina, S.A.(15)......................    200,000           7.60%                 0               0
c/o Mr. Hubert Hendrickx
Administrateur Delegue
4, Route de Beaumont
1700 Fribourg CH Switzerland

Robert E. Reale(16)....................    152,720           5.80%            78,200            1.89%
6501 5th Avenue
Brooklyn, NY 11220

Robert F. Reale(17)....................     63,765           2.42%            34,515              <1%
7312 Ridge Blvd.
Brooklyn, NY 11209

Bradley W. Kabbash(18).................     70,850           2.69%            38,350              <1%
52 Thunder Mountain Road
Greenwich, CT 06831

Lord Charles Spencer-Churchill(19).....     15,000             <1%             5,000              <1%
91 Eaton Terrace
London SW1Y4W, England

Alan Miller(20)........................     11,345             <1%             3,335              <1%
7007 College Blvd. Suite 260
Overland Park, KS 66209

Donald Scott(21).......................     60,000             <1%            35,000              <1%
58 Peacock Lane
Locust Valley, NY 11560

John DiNobile(22)......................      9,520             <1%                 0               0
420 Sixth Street, Apt. 7-D
Brooklyn, NY 11220

Frederick Friedman(23).................     90,000           3.42%            20,000              <1%
207 West Old Mill Road
Greenwich, CT 06831



---------------


 (1) The figures in the "Shares" column are the total number of Shares, Class E Warrant Shares and Class B Warrant Shares held by such Selling Securityholder (assuming all Class E Warrants and Class B Warrants are exercised by such Selling Securityholder). Unless otherwise indicated by footnote, each figure in the "Shares" column are Shares. Unless otherwise indicated by footnote, the Shares are subject to a 13 month lock-up. Unless otherwise indicated by footnote, the Class E Warrant Shares and Class B warrant Shares are subject to a 180 day lock-up. See "Selling Securityholders -- Lock-Up Arrangements."



 (2) Assumes exercise of the 892,000 Class E Warrants and 70,000 Class B Warrants. Includes 141,063 shares of Common Stock which are to be issued to the former OEBC shareholders in accordance with the Share Purchase Agreement, 24,125 shares of Common Stock to be issued to the OEBC debtholders in accordance with the Debt Exchange Agreement, 10,000 shares of Common Stock to be issued pursuant to the Brewpub Management Agreement, 27,618 shares of Common Stock to be issued to certain former OEBC shareholders for assuming a portion of OEBC's bank debt, and 60,000 shares of Common Stock to be issued to Brewery Leasing Company pursuant to the amendment to the equipment lease agreement and the brewery equipment consulting agreement. Excludes 155,000 shares of Common Stock which may be issued to the former OEBC shareholders pursuant to the earnout provisions of the Share Purchase Agreement. Includes 30,000 shares of Common Stock to be issued to Tankin Capital

                                 ALTERNATE PAGE


     Partners pursuant to the settlement agreement. Does not include (i) 2,433,500 shares of Common Stock issuable upon exercise of authorized options granted under the Company's stock option plans, or (ii) 180,583 shares of Common Stock issuable upon exercise of other outstanding options and warrants.



 (3) The figures in the "Shares" column are the total number of Shares, Class E Warrant Shares and Class B Warrant Shares held by such Selling Securityholder (assuming all Class E Warrants and Class B Warrants are exercised by such Selling Securityholder) after the offering by the Selling Securityholders assuming all Shares, Class E Warrant Shares and Class B Warrant Shares which were registered in this offering were sold by such Selling Securityholder.



 (4) Includes 1,500,000 shares of Common Stock offered by the Company in its initial public offering. Does not include (i) 1,500,000 shares of Common Stock issuable upon exercise of the 1,500,000 Class A Warrants offered by the Company in its initial public offering, (ii) 225,000 shares of Common Stock pursuant to the Underwriter's over-allotment option, (iii) 225,000 shares of Common Stock issuable upon exercise of the 225,000 Class A Warrants offered by the Company pursuant to the Underwriter's over-allotment option, and (iv) 300,000 shares of Common Stock upon exercise of the Representative's Warrant and underlying Warrants.



 (5) Ms. Burke is Vice President of Sales of the Company. In addition to 4,000 Shares offered hereby, beneficial ownership includes 58,758 shares of Common Stock.



 (6) Stefdan, Ltd., a company wholly-owned by Steven Scarano, is the beneficial owner of 33,000 Shares and 50,000 Class E Warrant Shares offered hereby. Mr. Scarano was a director of the Company at the time he received the Shares and Class E Warrants.



 (7) Mr. McCarthy is the beneficial owner of 4,000 Shares and 2,000 Class E Warrant Shares offered hereby.



 (8) Mr. Stoner is the father of John Stoner, a director and the Vice President of New Breweries of the Company.



 (9) Hecht & Steckman, P.C. is Company counsel. In addition to 14,000 Shares offered hereby, beneficial ownership includes 15,583 Class C Warrants.



(10) The Millers are beneficial owners of 100,000 Shares and 500,000 Class E Warrant Shares offered hereby.



(11) In addition to 93,746 Shares offered hereby, beneficial ownership includes 6,250 shares in the name of Group Nollett Vets, of which Mr. Vets is a principal.



(12) Ms. Stoner is the wife of John Stoner, a director of the Company and Vice President of New Breweries of the Company.



(13) The 10,000 Shares offered hereby are subject to a lock-up of 120 days after the effective date of the registration statement, however, 3,333 Shares are released from the lock-up in 60 days, and another 3,333 shares are released from the lock-up in 90 days. Mr. Stephens is also the beneficial owner of 5,000 Class H Warrants.



(14) The 178,684 Shares offered hereby are subject to a lock-up of one year after the effective date of the registration statement, however, 26,666 Shares are released from the lock-up in 60 days, 26,666 Shares are released from the lock-up in 90 days, 6,667 Shares are released from the lock-up in 120 days, and 26,200 Shares are released from the lockup in 150 days. Mr. Schebovitz is also the beneficial owner of 10,000 Class H Warrants.



(15) Imafina, S.A. is the beneficial owner of 200,000 Class E Warrant Shares offered hereby.



(16) Mr. Reale is the beneficial owner 9,520 Shares and 65,000 Class E Warrants offered hereby in addition to 76,200 shares of Common Stock. The 9,520 Shares offered hereby are subject to a lock-up of 150 days after the effective date of the registration statement, however, 4,000 Shares are released from the lock-up in 60 days and 4,000 Shares are released from the lock-up in 90 days.



(17) Mr. Reale is the beneficial owner 29,250 Class E Warrants offered hereby in addition to 34,515 shares of Common Stock.

                                 ALTERNATE PAGE



(18) Mr. Kabbash is the beneficial owner of 32,500 Class E Warrants offered hereby in addition to 38,350 shares of Common Stock. Mr. Kabbash was a director of the Company at the time he received the Class E Warrants and these additional shares.



(19) Lord Spencer-Churchill is the beneficial owner of 10,000 Class E Warrant Shares offered hereby in addition to 5,000 shares of Common Stock. Lord Spencer-Churchill was a director of the Company at the time he received the Class E Warrants and these additional shares.



(20) Mr. Miller is the beneficial owner 4,760 Shares and 3,250 Class E Warrant Shares offered hereby in addition to 3,335 shares of Common Stock. The 4,760 Shares offered hereby are subject to a lock-up of 150 days after the effective date of the registration statement, however, 2,000 Shares are released from the lock-up in 60 days and 2,000 Shares are released from the lock-up in 90 days.



(21) Mr. Scott is the beneficial owner of 25,000 Shares offered hereby in addition to 35,000 shares of Common Stock.



(22) The 9,520 Shares offered hereby are subject to a lock-up of 150 days after the effective date of the registration statement, however, 4,000 Shares are released from the lock-up in 60 days and 4,000 Shares are released from the lock-up in 90 days.



(23) Mr. Friedman is the beneficial owner of 70,000 Class B Warrant Shares offered hereby in addition to 20,000 shares of Common Stock.

                                 ALTERNATE PAGE



LOCK-UP ARRANGEMENTS



     The Selling Shareholders have agreed, prior to the closing of the Company Offering, that they will not publicly sell, offer to sell, contract to offer to sell, transfer, assign or pledge any of the Shares which are being registered on their behalf by the registration statement of which this Prospectus forms a part, for a period ranging from ninety days to thirteen months after the effective date of the registration statement without the prior written consent of First London Securities Corporation, as representative of the several Underwriters ("Representative"). The Selling Class E Warrantholders and Selling Class E Warrantholders have agreed, prior to the closing of the Company Offering, that they will not publicly sell, offer to sell, contract to offer to sell, transfer, assign or pledge any of the Class E Warrant Shares and Class B Warrant Shares which are being registered on their behalf by the registration statement of which this Prospectus forms a part, for a period of 180 days after the effective date of the registration statement without the prior written consent of the Representative. See "Risk Factors -- Shares Available for Future Sale" and "Description of Securities."



PLAN OF DISTRIBUTION



     The distribution of the Selling Securities by the Selling Securityholders may be effected from time to time in transactions on Nasdaq, in negotiated transactions, through the writing of options on the Selling Securities, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Securityholders may effect such transactions by the sale of the Selling Securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Selling Securities for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of the Selling Securities. No underwriting arrangements have been entered into by the Selling Securityholders. The Selling Securityholders and intermediaries through whom the Selling Securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

                                 ALTERNATE PAGE

------------------------------------------------------
------------------------------------------------------


     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY ANY SECURITY OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OF SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.


                            ------------------------


                               TABLE OF CONTENTS



Prospectus Summary.....................
Risk Factors...........................
Capitalization.........................
Dilution...............................
Use of Proceeds........................
Selected Financial Data................
Management's Discussion and Analysis...
Business...............................
Management.............................
Principal Stockholders and Selling
  Securityholders......................
Description of Securities..............
Concurrent Sales by Company............
Legal Matters..........................
Experts................................
Additional Information.................
Index to Financial Statements..........


                            ------------------------


     UNTIL      , 1997 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------


                         728,229 SHARES OF COMMON STOCK



                         892,000 SHARES OF COMMON STOCK


                           ISSUABLE UPON EXERCISE OF


                                CLASS E WARRANTS



                         70,000 SHARES OF COMMON STOCK


                           ISSUABLE UPON EXERCISE OF

                                CLASS B WARRANTS
                              BEVERAGE WORKS, INC.

                         ------------------------------


                                   PROSPECTUS


                         ------------------------------



                                          , 1997


------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

CALIFORNIA STATUTES

     Section 317 of the California General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

          (a) For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (4) of subdivision (e).

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a please of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

          (c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

          No indemnification shall be made under this subdivision for any of the following:

             (1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

             (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

             (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

          (d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

          (e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

             (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

             (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

             (3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

             (4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

          (f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision
     (a) of Section 315 do not apply to advances made pursuant to this subdivision.

          (g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (1) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

          (h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

             (1) That it would be inconsistent with a provision of the articles, by-laws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

             (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                (i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (1) of
           Section 204; or (2)(A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

          (j) This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

ARTICLES OF INCORPORATION

     The Company's Articles of Incorporation provides for the indemnification of the Company's directors under certain circumstances as follows:

                                       PART IV
                               LIMITATION OF LIABILITY

          The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       PART V
                              INDEMNIFICATION OF AGENTS

          This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 the Corporations Code.

BY-LAWS

     The Company's By-Laws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

                                     ARTICLE VI
                                 INDEMNIFICATION OF
                  DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

     SECTION 1.  AGENTS, PROCEEDINGS, AND EXPENSES.

          For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this corporation, or who is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(d) of this Article VI.

     SECTION 2.  ACTIONS OTHER THAN BY THE CORPORATION.

          This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was not unlawful.

     SECTION 3.  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.

     This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders. No indemnification shall be made under this Section 3 for the following:

             (a) With respect to any claim, issue, or matter on which such person has been adjudged to be liable to this corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

             (b) Amounts paid in settling or otherwise disposing of a pending action without court approval; or

             (c) Expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

     SECTION 4.  SUCCESSFUL DEFENSE BY AGENT.

          To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article VI, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     SECTION 5.  REQUIRED APPROVAL.

     Except as provided in Section 4 of this Article VI, any indemnification under this Section shall be made by the corporation only if authorized in the specific case, after a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 by one of the following:

             (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

             (b) Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available;

             (c) (i) The affirmative vote of a majority of shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present; or

                (ii) the written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this subsection 5(c), the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

             (d) The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

     SECTION 6.  ADVANCE OF EXPENSES.

          Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VI.

     SECTION 7.  OTHER CONTRACTUAL RIGHTS.

          The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation. Nothing in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

     SECTION 8.  LIMITATIONS.

          No indemnification or advance shall be made under this Article VI, except as provided in Section 4 or Section 5(d), in any circumstance if it appears:

             (a) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

             (b) That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

     SECTION 9.  INSURANCE.

          This corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article VI. Notwithstanding the foregoing, if this corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and/or the policy shall meet the conditions set forth in section 317(i) of the Corporations Code.

     SECTION 10.  FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN.

          This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation. The corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the corporation or any of its subsidiary or affiliated corporations.

     SECTION 11.  SURVIVAL OF RIGHTS.

          The rights provided by this Article VI shall continue for a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     SECTION 12.  EFFECT OF AMENDMENT.

          Any amendment, repeal, or modification of this Article VI shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

     SECTION 13.  SETTLEMENT OF CLAIMS.

          The corporation shall not be liable to indemnify any agent under this
     Article VI for (a) any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld, or (b) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

     SECTION 14.  SUBROGATION.

          In the event of payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the corporation effectively to bring suit to enforce such rights.

     SECTION 15.  NO DUPLICATION OF PAYMENTS.

          The corporation shall not be liable under this Article VI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of the amounts otherwise indemnifiable under this Article.

WRITTEN AGREEMENTS

     The Company has entered into written agreements with each of its officers and directors, including Frederik G.M. Rodenhuis and Lyle R. Maul, pursuant to which the Company is required to indemnify each person under circumstances and to the extent generally equivalent to those which are permissible under the Company's By-Laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the offering are as follows:


                                       ITEM                                 AMOUNT*
        ------------------------------------------------------------------  --------
        Securities and Exchange Commission Registration Fee...............  $ 17,252
        National Association of Securities Dealers, Inc. and Blue Sky
          Registration Fees...............................................    25,000
        Accounting Fees and Expenses......................................   167,000
        Legal Fees and Expenses...........................................   120,000
        Printing, Design and Advertising..................................   100,000
        Underwriters' Non-Accountable Expense Allowance...................   276,750
        Miscellaneous.....................................................    50,000
                                                                            --------
          Total...........................................................   756,002
                                                                            ========


---------------

* Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     Within the last three (3) years, the Company has issued the following securities which were not registered under the Securities Act of 1933.


     On August 2, 1995, the date of incorporation, the Company authorized the issuance of 245,310 shares of Common Stock to its founders for $0.01 per share. The shares were issued in reliance on the exemption from registration under
Section 4(2) of the 1933 Act.



     On October 6, 1995, the Company authorized the issuance of 192,400 shares of its common stock and 190,000 warrants to purchase shares of the Company's Common Stock, exercisable at $8.25 per share. The gross proceeds realized from the issuance was $76,756. 2,810,000 warrants to were issued to Imafina, S.A., a Swiss money management firm. The gross proceeds realized from the sale was $28,000. Imafina, S.A. sold 100,000 warrants to one of the Company's existing shareholders. The Company authorized the issuance of 1,342,700 shares of its common stock to Adam Wachtel. The gross proceeds realized from the sale was $67,135. On November 22, 1996, Mr. Wachtel sold 182,484 shares to a third party in reliance on Sections 4(1) and 4(2) of the 1933 Act. Mr. Wachtel returned 1,160,216 shares to the Company and such shares were retired. These issuances were made in reliance on the exemption from registration under Section 4(2) of the 1933 Act.


     On October 31, 1995, the Company issued 14,000 shares of its Common Stock and 15,583 warrants to purchase shares of the Company's Common Stock exercisable at $4.50 per share to Hecht & Steckman, P.C., counsel to the Company. The gross proceeds realized from the sale was $140.00. This issuance was made in reliance on the exemption from registration under Section 4(2) of the 1933 Act.


     On November 8, 1995, the Company acquired Heritage Brewing Company in a stock-for-stock exchange. The Company acquired 94.85% of all of the outstanding voting capital stock of Heritage in exchange for 142,276 shares of the Company's Common Stock. The Heritage shareholders have an option to call the Heritage stock if the Company does not close a public offering of the Company's common stock realizing gross proceeds of at least $5,000,000 by March 31, 1997. The issuance was made in reliance on the exemption from registration under Section 3(a)(9) of the 1933 Act.


     On November 12, 1995, the Company authorized the issuance of 49,015 shares of its Common Stock to John Stoner and Mark Mericle as consideration for consulting services provided to the Company. The Company also issued 5,333 shares to Jack Stoner and Edward Hansen to reduce notes owed by Heritage. The shares were issued in reliance on the exemption from registration under Section 4(2) of the 1933 Act.

     On November 15, 1995, the Company authorized the issuance of 16,583 shares to certain parties for consulting services previously rendered to the Company and advances made to the Company at its pre-
formation stages in the total amount of $57,034. On January   , 1997, the
Company authorized the issuance of 2,000 $8.25 warrants to Kevin McCarthy which was to have been issued November 15, 1995. The issuance was made in reliance on the exemption from registration under Section 4(2) of the 1933 Act.


     On November 20, 1995, the Company made a nonpublic offer of 400,000 shares of Common Stock at the price of $4.00 per share. These offers and sales were conducted by an NASD member firm in consideration for payment of commission of 9%, plus 3% nonaccountable expense allowance, of the gross proceeds. On August 28, 1996, the Company authorized the acceptance of additional subscriptions of 15,000 causing the total number of shares issued in the private placement to be 413,746. The 413,746 shares in the private placement were sold to fourteen (14) investors realizing gross proceeds, before deducting for commissions and expenses of $1,654,984. The private placement was made in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under the 1933 Act.

     On January 22, 1996, the Company authorized the issuance of 6,500 shares of its Common Stock to C.A. Wittwer & Associates and its designees as part of the consideration for the license agreements between Heritage Brewing Company, a subsidiary of the Company, and C.A. Wittwer & Associates. Heritage and the Company have executed an agreement whereby the Company has the right to assume the contract upon the close of a public offering by the Company realizing gross proceeds of at least $5,000,000 on or before December 31, 1995. The sale was made in reliance on the exemption from registration afforded by Section 4(2) of the 1933 Act.


     On May 20, 1996, the Company issued a $500,000 promissory note, secured by all equipment, inventory and accounts receivable of the Company, and warrants to Frederick Friedman. The note, which pays simple interest at 18% per annum, mature on the earlier of (i) closing of a public offering by the Company with aggregate gross proceeds of no less than $6,000,000, or (ii) December 31, 1996. Interest is payable monthly until the principal is paid in full. The purchaser of the note was also granted 35,000 Class B Warrants, which are registered in this Offering, to purchase shares of the Company's Common Stock. If the Company does not close a public offering by December 31, 1996, the purchaser is entitled to an additional 35,000 warrants on the same terms and conditions. The sale was made in reliance on the exemption from registration afforded by Section 4(2) of
the 1933 Act. On December   , 1996, the Company issued 20,000 shares of Common
Stock to Mr. Friedman as consideration for extending the maturity date of the note to April 15, 1997. The Company also issued the additional 35,000 Class B Warrants as provided under the note. The Company received no cash or other property for the issuance of the shares or additional Class B Warrants. The Common Stock issuable upon exercise of the Class B Warrants are being registered in this offering subject to a 180 day lock-up. The issuance was made in reliance on the exemption from registration afforded by Section 4(2) of the 1933 Act.


     On August 5, 1996, the Company made a nonpublic offer of 32,500 units, each unit consisting of two shares of the Corporation's common stock and one Class H Warrant at the price of $10.00 per unit. These offers and sales were conducted by an NASD member firm in consideration for payment of commission of 10% of the gross proceeds. The offer closed after 15,000 units were subscribed by two (2) investors realizing gross proceeds, before deducting for commissions and expenses of $150,000. The private placement was made in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under the 1933 Act.


     On September 11, 1996, the Company entered into a Share Purchase Agreement with the shareholders of Orange Empire Brewing Company ("OEBC"), the parent of Riverside Brewing Company. Under the terms of the Share Purchase Agreement, as amended by the Amendment Agreement dated January 7, 1997, the Company will issue up to 141,063 shares of its Common Stock for all of the voting capital stock of OEBC. The Company will also issue 27,618 shares to shareholders of Orange Empire for assuming certain Orange Empire debts and up to 155,000 shares based on Orange Empire meeting certain production levels. On September 10, 1996, the Company entered into a Debt Exchange Agreement, which provides that the Company will issue 24,125 shares of its Common Stock to certain holders of OEBC's debts in return for extinguishing such debt. On September 10, 1996, the Company and two individuals, Mike Hagerman and Norman Kretschmar, two principals of OEBC, entered into the Brewpub Management Agreement, whereby the two individuals will operate the brewpub. Under the Brewpub Management Agreement, the Company will also issue 10,000 shares to these individuals. The Share Purchase Agreement, Debt Exchange Agreement, and Brewpub Management Agreement each provide that these respective transactions will close on the closing of a public offering by the Company of the Company's Common Stock realizing gross proceeds of at least $6,000,000. The issuance of shares of Common Stock under the Share Purchase Agreement, Debt Exchange Agreement and Brewpub Management Agreement was made in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under the 1933 Act.


     On December 10, 1996, the Company sold a $250,000 unsecured promissory note to Patrick Miller, a shareholder of the Company. The note, which pays simple interest at 12% per annum, matures on the earlier of (i) closing of a public offering by the Company with aggregate gross proceeds of no less than $6,000,000, or (ii) September 1, 1997. Interest is payable at maturity. The sale was made in reliance on the exemption from registration afforded by Section 4(2) of the 1933 Act.



     On December 28, 1996, the Company issued 60,000 shares of its Common Stock to Donald Scott under the terms of a consulting agreement with Mr. Scott. The Company received no cash or property for the shares. The shares were issued in reliance on the exemption from registration under Section 4(2) of the 1933 Act. 25,000 of the shares are being registered in this offering subject to a 90 day lock-up. Mr. Scott has been granted demand registration rights for the remaining 35,000 which allow Mr. Scott to demand the Company file a registration statement within 180 days from the effective date of this Registration Statement and use reasonable good faith efforts to cause such registration statement become effective.



     The Company had reasonable grounds to believe, prior to accepting the subscription of each purchaser under all offers and sales under this Item 26 based in part on subscription agreements or investment letters executed by the purchasers, that the purchasers were purchasing for investment and not with a view to distribution. Other than in connection with the private placements of common stock on November 20, 1995 and August 8, 1996, there were no broker-dealers involved in any of the transactions listed above.


ITEM 27.  EXHIBITS.


        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
          1.1      [Form of] Underwriting Agreement(3)
          1.2      [Form of] Agreement Among Underwriters(3)
          1.3      [Form of] Selected Dealers Agreement(3)
          2.1      Agreement and Plan of Reorganization dated November 8, 1995 between the
                   Company and Heritage Brewing Company, a California corporation, and exhibits thereto(1)(4)
          2.2      Agreement of Partnership and Contribution Agreement dated December 17,
                   1996 between Prost Partners, L.P., a California limited partnership, and
                   BWI-St. Stan's, Inc., a California corporation, a wholly-owned subsidiary of the Company(1)(4)
          2.3      Share Purchase Agreement dated September 10, 1996, and the Amendment
                   Agreement dated January 7, 1997, between Orange Empire Brewing Company,
                   Inc., a California corporation and the Company and exhibits thereto(1)(4)
          2.4      Debt Exchange Agreement Orange Empire Brewing Company, et al, and the
                   Company dated September 11, 1996.(1)
          3.1      Amended and Restated Articles of Incorporation of the Company(1)
          3.2      By-Laws of the Company(1)
          4.1      Specimen of Common Stock Certificate*
          4.2      Warrant Agreement(3)
          4.3      Class B Warrant Agreement(1)
          4.4      [No Exhibit]
          4.5      [No Exhibit]
          4.6      [No Exhibit]
          4.7      [No Exhibit]
          4.8      [No Exhibit]

        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
          4.9      $500,000 Note Agreement and Promissory Note dated May 7, 1996 between the
                   Company and Frederick Friedman(1)
          4.10     Owens Financial Note(1)
          4.11     Class E Warrant Agreement(3)
          4.12     Registration Rights Agreement -- Class E Warrants(3)
          4.13     Registration Rights Agreement -- Class B Warrants(3)
          4.14     $500,000 Note Exchange Agreement and Revised Promissory Note dated
                   December 19, 1996(3)
          4.15     Representative's Warrant Agreement(3)
          5.1      Opinion of Hecht & Steckman, P.C. re: legality of shares*
         10.1      $445,000 Small Business Administration Loan dated November 10, 1993 between Heritage and Liberty National Bank(3)
         10.2      Equipment Lease Agreement dated December 20, 1993, as amended, between
                   Riverside Brewing Company and Brewery Leasing Company(3)
         10.3      Ground Lease Agreement dated June 6, 1988 between Randall and Susan Steele and Stanislaus Brewing Company, Inc., as amended(3)
         10.4      Riverside Brewing Company Brewery Lease with Hunsaker-Hunter dated April
                   1, 1995(1)
         10.5      Riverside Brewing Company Brewery Lease with Hunsaker-Hunter dated
                   December 6, 1995(1)
         10.6      Riverside Brewing Company Brewpub Lease with Kowashoji USA, Inc. dated
                   March 31, 1993(1)
         10.7      Lease between Heritage Brewing Company and Central Business Park
                   Investors -- 89 dated November 3, 1993(1)(4)
         10.8      Employment Agreement between the Company and Frederik G.M. Rodenhuis dated
                   December 31, 1996(1)(4)
         10.9      Employment Agreement between the Company and Lyle R. Maul dated December
                   31, 1996(1)(4)
         10.10     Employment Agreement between the Company and John Stoner(1)
         10.11     Employment Agreement between the Company and Kathy Burke(1)
         10.12     Employment Agreement between the Company and Garith Helm(1)
         10.13     Distributorship Agreement dated August 20, 1996 between the Company and
                   Southern Wine and Spirits(1)
         10.14     Distributorship Agreement dated June 6, 1995 between Riverside Brewing
                   Company and Wine Warehouse*
         10.15     Distributorship Agreement dated August 1, 1996 between the Company and
                   Cabo Distributing Company, Inc.(1)
         10.16     1996 Nonqualified Stock Option Plan(1)
         10.17     1996 Incentive Stock Option Plan(1)
         10.18     Incentive Compensation Plan(3)
         10.19     Hussong's License Agreement dated February 3, 1996 between Heritage
                   Brewing Company and C.A. Wittwer & Associates(1)
         10.20     Reciprocal Production and Marketing Agreement dated August 1, 1996 between the Company and Chicago Brewing Company*
         10.21     Management Agreement between Riverside Brewing Company and the Company dated July 19, 1996(1)
         10.22     [No Exhibit]

        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
         10.23     Keg Management Agreement dated December 2, 1996 between Heritage Brewing
                   Company and MicroStar Keg Management, L.L.C.(3)
         10.24     Office Lease dated November 22, 1996 between Edwards Theatres Circuit,
                   Inc. and Beverage Works, Inc.(3)
         10.25     Sublease Agreement dated January 1, 1997 between The Deretin Group and
                   Beverage Works, Inc.(3)
         10.26     Non-Employee Director Compensation Plan and Directors' Warrant
                   Agreement(3)
         11.       Computation of Earnings (Loss) Per Share(3)
         21.1      List of Subsidiaries(1)
         23.1      Consent of Hecht & Steckman, P.C.*
         23.2      Consent of Corbin & Wertz(3)
         23.3      Consent of Corbin & Wertz(3)
         23.4      Consent of Corbin & Wertz(3)
         27.1      Financial Data Schedule(3)


---------------
 *  To be filed by amendment.

(1) Filed as part of the original filing of the registration statement on September 11, 1996.

(2) Filed as part of this Amendment No. 1 to the registration statement on September 12, 1996.


(3) Filed as part of this Amendment No. 2 to the registration statement on January 13, 1997.



(4) Exhibit previously filed amended in Amendment No. 2 to the registration statement filed January 13, 1997.


ITEM 28.  UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes (a) to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this registration statement including any prospectus required by Section 10(a)(3) of the Securities Act of 1933, reflecting any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and including any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the registration statement. The undersigned registrant further undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The undersigned registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     D. For determining any liability under the Securities Act of 1933, the registrant shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, the registrant shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on January 10, 1997.



                                          BEVERAGE WORKS, INC.,


                                          a California corporation



                                          By: /s/  LYLE R. MAUL


                                            ------------------------------------

                                            Lyle R. Maul


                                            Chief Executive Officer



     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement was signed by the following persons in the capacities and on the dates stated.



              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------
/s/  LYLE R. MAUL                      Chief Executive Officer, President      January 10, 1997
-------------------------------------  and Director
Lyle R. Maul

/s/  FREDERIK G.M. RODENHUIS           Executive Vice President, Acting        January 10, 1997
-------------------------------------  Chief Financial Officer and Director
Frederik G.M. Rodenhuis

                               INDEX TO EXHIBITS


        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
          1.1      [Form of] Underwriting Agreement(3)
          1.2      [Form of] Agreement Among Underwriters(3)
          1.3      [Form of] Selected Dealers Agreement(3)
          2.1      Agreement and Plan of Reorganization dated November 8, 1995 between the
                   Company and Heritage Brewing Company, a California corporation, and exhibits thereto(1)(4)
          2.2      Agreement of Partnership and Contribution Agreement dated December 17,
                   1996 between Prost Partners, L.P., a California limited partnership, and
                   BWI-St. Stan's, Inc., a California corporation, a wholly-owned subsidiary of the Company(1)(4)
          2.3      Share Purchase Agreement dated September 10, 1996 between Orange Empire
                   Brewing Company, Inc., a California corporation and the Company, the
                   Amendment Agreement dated January 7, 1997, and exhibits thereto(1)(4)
          2.4      Debt Exchange Agreement Orange Empire Brewing Company, et al, and the
                   Company dated September 11, 1996.(1)
          3.1      Amended and Restated Articles of Incorporation of the Company(1)
          3.2      By-Laws of the Company(1)
          4.1      Specimen of Common Stock Certificate*
          4.2      Warrant Agreement(3)
          4.3      Class B Warrant Agreement(1)
          4.4      [No Exhibit]
          4.5      [No Exhibit]
          4.6      [No Exhibit]
          4.7      [No Exhibit]
          4.8      [No Exhibit]
          4.9      $500,000 Note Agreement and Promissory Note dated May 7, 1996 between the
                   Company and Frederick Friedman(1)
          4.10     Owens Financial Note(1)
          4.11     Class E Warrant Agreement(3)
          4.12     Registration Rights Agreement -- Class E Warrants(3)
          4.13     Registration Rights Agreement -- Class B Warrants(3)
          4.14     $500,000 Note Exchange Agreement and Revised Promissory Note dated
                   December 19, 1996(3)
          4.15     Representative's Warrant Agreement(3)
          5.1      Opinion of Hecht & Steckman, P.C. re: legality of shares*
         10.1      $445,000 Small Business Administration Loan dated November 10, 1993 between Heritage and Liberty National Bank(3)
         10.2      Equipment Lease Agreement dated December 20, 1993, as amended, between
                   Riverside Brewing Company and Brewery Leasing Company(3)
         10.3      Ground Lease Agreement dated June 6, 1988 between Randall and Susan Steele and Stanislaus Brewing Company, Inc., as amended(3)
         10.4      Riverside Brewing Company Brewery Lease with Hunsaker-Hunter dated April
                   1, 1995(1)

        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
         10.5      Riverside Brewing Company Brewery Lease with Hunsaker-Hunter dated
                   December 6, 1995(1)
         10.6      Riverside Brewing Company Brewpub Lease with Kowashoji USA, Inc. dated
                   March 31, 1993(1)
         10.7      Lease between Heritage Brewing Company and Central Business Park
                   Investors -- 89 dated November 3, 1993(1)(4)
         10.8      Employment Agreement between the Company and Frederik G.M. Rodenhuis dated
                   December 31, 1996(1)(4)
         10.9      Employment Agreement between the Company and Lyle R. Maul dated December
                   31, 1996(1)(4)
         10.10     Employment Agreement between the Company and John Stoner(1)
         10.11     Employment Agreement between the Company and Kathy Burke(1)
         10.12     Employment Agreement between the Company and Garith Helm(1)
         10.13     Distributorship Agreement dated August 20, 1996 between the Company and
                   Southern Wine and Spirits(1)
         10.14     Distributorship Agreement dated June 6, 1995 between Riverside Brewing
                   Company and Wine Warehouse*
         10.15     Distributorship Agreement dated August 1, 1996 between the Company and
                   Cabo Distributing Company, Inc.(1)
         10.16     1996 Nonqualified Stock Option Plan(1)
         10.17     1996 Incentive Stock Option Plan(1)
         10.18     Incentive Compensation Plan(3)
         10.19     Hussong's License Agreement dated February 3, 1996 between Heritage
                   Brewing Company and C.A. Wittwer & Associates(1)
         10.20     Reciprocal Production and Marketing Agreement dated August 1, 1996 between the Company and Chicago Brewing Company*
         10.21     Management Agreement between Riverside Brewing Company and the Company dated July 19, 1996(1)
         10.22     [No Exhibit]
         10.23     Keg Management Agreement dated December 2, 1996 between Heritage Brewing
                   Company and MicroStar Keg Management, L.L.C.(3)
         10.24     Office Lease dated November 22, 1996 between Edwards Theatres Circuit,
                   Inc. and Beverage Works, Inc.(3)
         10.25     Sublease Agreement dated January 1, 1997 between The Deretin Group and
                   Beverage Works, Inc.(3)
         10.26     Non-Employee Director Compensation Plan and Directors' Warrant
                   Agreement(3)
         11.       Computation of Earnings (Loss) Per Share(3)
         21.1      List of Subsidiaries(1)

        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
         23.1      Consent of Hecht & Steckman, P.C.*
         23.2      Consent of Corbin & Wertz(3)
         23.3      Consent of Corbin & Wertz(3)
         23.4      Consent of Corbin & Wertz(3)
         27.1      Financial Data Schedule(3)


---------------
 *  To be filed by amendment.

(1) Filed as part of the original filing of the registration statement on September 11, 1996.


(2) Filed as part of Amendment No. 1 to the registration statement on September 12, 1996.



(3) Filed as part of this Amendment No. 2 to the registration statement on January 13, 1997.



(4) Exhibit previously filed amended in Amendment No. 2 to the registration statement filed January 13, 1997.